As filed with the Securities and Exchange Commission on April 4, 2012

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST COMMUNITY BANCSHARES, INC.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	6035 (Primary Standard Industrial Classification Code No.)	55-0694814 (I.R.S. Employer Identification No.)

One Community Place

Bluefield, Virginia 24605-0989

(276) 326-9000
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

John M. Mendez

President and Chief Executive Officer

First Community Bancshares, Inc.

P.O. Box 989

Bluefield, Virginia 24605-0989
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:
Sandra M. Murphy, Esq. Bowles Rice McDavid Graff & Love LLP 600 Quarrier Street Charleston, West Virginia 25301 (304) 347-1100	George P. Whitley LeClairRyan, A Professional Corporation 951 East Byrd Street, Eighth Floor Richmond, Virginia 23219 (804) 343-4089

Approximate date of commencement of proposed sale to the public: Upon consummation of the merger described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company.)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share or Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $1.00 per share	2,157,133	N/A	$26,312,871	$3,015.46

(1)	Based upon the maximum number of shares of common stock of First Community Bancshares, Inc. (“First Community”) to be issued pursuant to the Agreement and Plan of Reorganization, dated March 1, 2012 by and among First Community, First Community Bank and Peoples Bank of Virginia, calculated as the product of (a) 2,016,012 (the number of shares of Peoples Bank common stock estimated to be outstanding at the time the merger transaction is consummated) and (b) 1.07 (the number of shares of common stock of First Community to be exchanged for each share of Peoples Bank common stock in the merger transaction).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 on the basis of the market value of the shares of Peoples Bank common stock to be cancelled in the merger transaction, computed, in accordance with Rule 457(f)(1) and (3), as (a) the product of (i) $19.90 (the market price per share of Peoples Bank common stock as of March 30, 2012) and (ii) 2,016,012 (the number of shares of Peoples Bank common stock estimated to be outstanding at the time the merger transaction is consummated), less (b) $13,805,767.34 (the estimated amount of cash that will be paid by First Community to the shareholders of Peoples Bank in the merger transaction).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PEOPLES BANK OF VIRGINIA

2701 N. Parham Road

Richmond, Virginia 23294

(804) 270-6800

April 26, 2012

Dear Shareholders:

You are cordially invited to attend a special meeting of shareholders of Peoples Bank to be held at 3:00 p.m., Eastern Daylight Saving Time, on Thursday, May 24, 2012 at Meadowbrook Country Club, 3700 Cogbill Road, Richmond Virginia 23234. At the special meeting, you will be asked to consider and vote upon a proposal to approve an agreement and plan of reorganization and a related plan of merger pursuant to which Peoples Bank will be merged with and into First Community Bank.

If the merger agreement is approved and the merger is subsequently completed, each outstanding share of Peoples Bank common stock will be converted into the right to receive:

$6.08 in cash; and

1.07 shares of common stock of First Community Bancshares, Inc. (“First Community”), plus cash in lieu of any fractional share interest.

First Community common stock is traded on the Nasdaq Global Select Market under the symbol “FCBC.” On April __, 2012, the closing sale price of a share of First Community common stock was $_______.

The merger cannot be completed unless the holders of a majority of the outstanding shares of Peoples Bank common stock vote in favor of approval of the merger agreement at the special meeting. The directors and executive officers of Peoples Bank have agreed to vote their shares of Peoples Bank common stock in favor of the merger. The directors and executive officers of Peoples Bank collectively own approximately 34.09% of the outstanding shares of Peoples Bank.

Based on our reasons for the merger described in the accompanying proxy statement/prospectus, including the fairness opinion issued by our financial advisor, Davenport & Company, our board of directors believes that the merger is fair to you and in your best interests. Accordingly, our board of directors unanimously recommends that you vote “FOR” approval of the merger agreement.

The accompanying proxy statement/prospectus gives you detailed information about the special meeting, the merger and related matters. We urge you to read this entire document carefully, including the considerations discussed under “Risk Factors,” beginning on page 13, and the annexes to the accompanying document, which include the merger agreement.

Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card or by following the instructions to vote via the Internet or by telephone indicated on the proxy card.

We appreciate your continuing loyalty and support, and we look forward to seeing you at the special meeting.

Sincerely,

James H. Atkinson, Jr.	Quentin L. Corbett
Chief Executive Officer	President

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the First Community common stock to be issued in the merger or determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense. The shares of First Community common stock are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This proxy statement/prospectus is dated April ___, 2012 and was first mailed to shareholders of Peoples Bank on or about April 26, 2012.

PEOPLES BANK OF VIRGINIA

2701 N. Parham Road

Richmond, Virginia 23294

(804) 270-6800

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on May 24, 2012

To the shareholders of Peoples Bank of Virginia:

We will hold a special meeting of shareholders of Peoples Bank of Virginia at 3:00 p.m., Eastern Daylight Saving Time, on Thursday, May 24, 2012, at Meadowbrook Country Club, 3700 Cogbill Road, Richmond, Virginia 23234, for the following purposes:

1.	to consider and vote upon a proposal to approve an Agreement and Plan of Reorganization, dated as of March 1, 2012, by and among First Community Bancshares, Inc., First Community Bank and Peoples Bank of Virginia and a related plan of merger (collectively, the “merger agreement”), as described in the accompanying proxy statement/prospectus; and

2.	to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

We have fixed the close of business on April 6, 2012 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. Only holders of Peoples Bank common stock of record at the close of business on that date will be entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting.

Our board of directors has determined that the merger agreement is in the best interests of Peoples Bank and its shareholders and unanimously recommends that shareholders vote “FOR” approval of the merger agreement.

Holders of Peoples Bank common stock have the right to dissent from the merger and assert appraisal rights, provided the proper procedures in accordance with Article 15, Sections 13.1-729 through 13.1-741.1 of the Virginia Stock Corporation Act are followed. A copy of Article 15 of the Virginia Stock Corporation Act is attached as Annex C to the accompanying proxy statement/prospectus.

Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card or by following the instructions to vote via the Internet or by telephone indicated on the proxy card.

By Order of the Board of Directors

J. Kenneth Timmons, Jr.
Corporate Secretary

Richmond, Virginia
April 26, 2012

HOW TO OBTAIN ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates by reference important business and financial information about First Community Bancshares, Inc. from documents that are not included in or delivered with this proxy statement/prospectus. You can obtain documents incorporated in this proxy statement/prospectus by reference but not otherwise accompanying this proxy statement/prospectus by requesting them in writing or by telephone from First Community as follows:

First Community Bancshares, Inc. P.O. Box 989 Bluefield, Virginia 24605-0989 Attention: Robert L. Schumacher, General Counsel (276) 326-9000

You will not be charged for any of these documents that you request. If you would like to request documents, please do so no later than five business days prior to the date of the special meeting, or by May 16, 2012 in order to receive them before the special meeting.

For additional information regarding where you can find information about First Community, please see “Where You Can Find More Information” beginning on page __.

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Shareholder Agreements	51
Appraisal Rights	52
MARKET FOR COMMON STOCK AND DIVIDENDS	54
INFORMATION ABOUT FIRST COMMUNITY	56
General	56
Management and Additional Information	56
INFORMATION ABOUT PEOPLES BANK	56
Business	56
Market Area	57
Competition	57
Properties	57
Employees	57
Supervision and Regulation	57
Legal Proceedings	60
Certain Relationships and Related Transactions	60
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	60
Comparison of Financial Condition at Decmeber 31, 2011 and 2010	60
Comparison of Results of Operations for the Years Ended December 31, 2011 and 2010	60
Loan Portfolio	62
Asset Quality	62
Nonperforming Loans by Type	63
Investment Portfolio and Interest-Bearing Balances at the Federal Reserve Bank	64
Deposits	65
Capital	65
Liquidity	66
CERTAIN BENEFICIAL OWNERSHIP OF PEOPLES BANK COMMON STOCK	66
DESCRIPTION OF FIRST COMMUNITY CAPITAL STOCK	68
First Community Common Stock	68
First Community Series A Preferred Stock	68
First Community Preferred Stock	69
Transfer Agent	69
COMPARISON OF THE RIGHTS OF SHAREHOLDERS	69
Authorized Capital Stock	69
Issuance of Capital Stock	70
Voting Rights	70
Number and Election of Directors	70
Removal of Directors	70
Vacancies of Directors	71
Indemnification and Limitation of Liability	71
Amendments to Articles of Incorporation and Bylaws	72
Notice of Shareholder Meetings	72
Special Meetings of Shareholders	72
Shareholder Nominations and Shareholder Proposals	73
Control Share Acquisition Provisions	73

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Combinations with Interested Shareholders		74
Transactions with Interested Persons		75
Shareholders’ Right of Dissent and Appraisal		76
ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL TWO)		77
LEGAL OPINION		77
EXPERTS		77
PROPOSALS FOR THE 2012 ANNUAL MEETING		77
WHERE YOU CAN FIND MORE INFORMATION		77

INDEX TO THE FINANCIAL STATEMENTS OF PEOPLES BANK		F-1

ANNEX A	Agreement and Plan of Reorganization, dated as of March 1, 2012, by and among First Community Bancshares, Inc., First Community Bank and Peoples Bank of Virginia	A-1
ANNEX B	Opinion of Davenport & Company	B-1
ANNEX C	Article 15 of the Virginia Stock Corporation Act	C-1

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QUESTIONS AND ANSWERS
ABOUT THE SPECIAL MEETING AND MERGER

Q.	What is the proxy statement/prospectus and why am I receiving it?

A.	This proxy statement/prospectus describes the proposed merger between Peoples Bank of Virginia (“Peoples Bank”) and First Community Bank. Because you are a shareholder of Peoples Bank, you are being asked to vote on the merger agreement at a special meeting of shareholders to be held on Thursday, May 24, 2012.

Q.	When and where is the special meeting?

A.	The Peoples Bank special meeting of shareholders will be held at Meadowbrook Country Club, 3700 Cogbill Road, Richmond Virginia 23234, on Thursday, May 24, 2012 at 3:00 p.m., Eastern Daylight Saving Time.

Q:	What do I need to do now?

A:	After you have carefully read this proxy statement/prospectus, indicate on your proxy card how you want your shares to be voted. Then sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. Alternatively, you may vote by following the Internet and telephone voting instructions indicated on the proxy card. This will enable your shares to be represented and voted at the special meeting.

Q:	Why is my vote important?

A:	The merger agreement must be approved by the holders of a majority of the outstanding shares of Peoples Bank common stock. If you do not vote, it will have the same effect as a vote against the merger agreement.

Q:	If my shares are held in street name by my broker, will my broker automatically vote my shares for me?

A:	No. Your broker or other nominee will not be able to vote shares held by it in street name on your behalf without instructions from you. You should instruct your broker or other nominee to vote your shares, following the directions your broker or other nominee provides.

Q:	What if I fail to instruct my broker?

A:	If you fail to instruct your broker or other nominee to vote your shares, it will have the same effect as a vote against the merger agreement.

Q:	Can I attend the meeting and vote my shares in person?

A:	Yes. All shareholders are invited to attend the special meeting. However, if you hold your shares in street name, you will need proof of ownership (by means of a recent brokerage statement, letter from a broker, or other nominee) to be admitted to the meeting. Shareholders of record can vote in person at the special meeting. If your shares are held in street name, then you should instruct your broker on how to vote your shares, following the directions your broker provides.

Q:	Can I change my vote?

A:	Yes. There are three ways you can change your vote after you have sent in your proxy card:

you may send a written notice to the Corporate Secretary of Peoples Bank stating that you would like to revoke your proxy before the special meeting;

you may complete and submit a new proxy card, and any earlier proxy will be revoked automatically or, if you submitted your proxy via the Internet or by telephone, you can change your vote by submitting a proxy at a later date, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

you may attend the special meeting and vote in person, and any earlier proxy will be revoked. However, simply attending the special meeting without voting will not revoke your proxy.

If you have instructed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or other nominee to change your vote.

Q:	Should I send in my stock certificates now?

A:	No. You should not send in your stock certificates at this time. Instructions for surrendering your Peoples Bank common stock certificates in exchange for the merger consideration will be sent to you after we complete the merger.

Q:	Where will my shares of First Community common stock be listed?

A:	We intend to apply to have the shares of First Community common stock to be issued in the merger approved for quotation on the Nasdaq Global Select Market. First Community’s common stock currently trades on the Nasdaq Global Select Market under the symbol “FCBC.”

Q:	May I resell my stock acquired in the merger?

A:	The First Community common stock issued pursuant to the merger will be freely transferable under the Securities Act of 1933, as amended, which is referred to in this proxy statement/prospectus as the Securities Act, including those shareholders of Peoples Bank who may be deemed to be an affiliate of First Community for purposes of Rule 144 promulgated under the Securities Act.

Q:	When do you expect to complete the merger?

A:	We expect to complete the merger in the second quarter of 2012. However, we cannot assure you when or if the merger will occur. Peoples Bank shareholders must first approve the merger agreement at the special meeting and the necessary regulatory approvals must be obtained.

Q:	Whom should I call with questions?

A:	You should contact James H. Atkinson, Jr., Chief Executive Officer, or Quentin L. Corbett, President, of Peoples Bank , at (804) 270-6800.

Q:	What will I receive in the merger?

A:	If the merger agreement is approved by the shareholders of Peoples Bank and the merger is subsequently completed, each outstanding share of Peoples Bank common stock will be converted into the right to receive the following:

$6.08 in cash; and

1.07 shares of common stock of First Community, plus cash in lieu of any fractional share interest.

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Q:	How Does the Peoples Bank Board of Directors recommend that I vote?

A:	The Peoples Bank board of directors has unanimously approved and adopted the merger agreement and recommends that Peoples Bank shareholders vote FOR approval of the merger.

Q:	What happens if I transfer my Peoples Bank shares after the Record Date for the Special Meeting?

A:	The record date for the special meeting is earlier than the expected date of completion of the merger. Therefore, if you transfer your shares of Peoples Bank after the record date for the special meeting, but prior to the merger, you will retain the right to vote at the special meeting, but the right to receive the merger consideration will transfer with the shares of Peoples Bank common stock.

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SUMMARY

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the merger agreement and the other documents to which we have referred you. See “Where You Can Find More Information” beginning on page __. Page references are included in this summary to direct you to a more complete description of the topics.

Throughout this proxy statement/prospectus, “Peoples Bank,” “we” and “our” refers to Peoples Bank, “First Community” refers to First Community Bancshares, Inc. and “First Community Bank” refers to First Community Bank, First Community’s banking subsidiary. Also, we refer to the merger between First Community Bank and Peoples Bank as the “merger,” and the Agreement and Plan of Reorganization, dated as of March 1, 2012, by and among First Community, First Community Bank and Peoples Bank and the related plan of merger as the “merger agreement.”

Parties to the Proposed Merger (Page __)

First Community Bancshares, Inc. First Community is a financial holding company incorporated under the laws of the State of Nevada and serves as the holding company for First Community Bank, a Virginia-chartered banking institution that conducts commercial banking operations within the states of Virginia, West Virginia, North Carolina, South Carolina and Tennessee. First Community also owns Greenpoint Insurance Group, Inc., a full-service insurance agency, and First Community Wealth Management, a registered investment advisory firm. First Community conducts its banking operations through 53 banking centers, loan production, administrative, or other financial services offices as of December 31, 2011. First Community had total consolidated assets of approximately $2.16 billion, total deposits of approximately $1.54 billion and total consolidated shareholders’ equity of approximately $305 million at December 31, 2011. First Community’s principal executive offices are located at One Community Place, Bluefield, Virginia 24605 and its telephone number is (276) 326-9000.

Peoples Bank Peoples Bank is a Virginia-chartered banking institution headquartered in Richmond, Virginia. Peoples Bank operates four banking offices and had total consolidated assets of approximately $286 million, total deposits of approximately $246 million and total consolidated shareholders’ equity of approximately $39 million as of December 31, 2011. Peoples Bank’s corporate office is located at 2702 N. Parham Road, Richmond, Virginia 23294, and its telephone number is (804) 270-6800.

The Merger (Page __)

We have attached the merger agreement to this document as Annex A. Please read the entire merger agreement. It is the legal document that governs the merger. We propose a merger whereby Peoples Bank will merge with and into First Community Bank, with First Community Bank as the surviving entity. Subject to approval by Peoples Bank shareholders and the receipt of all required regulatory approvals, we expect to complete the merger in the second quarter of 2012.

Peoples Bank Shareholders will receive Cash and Whole Shares of First Community Common Stock for each Share of Peoples Bank Common Stock Exchanged Pursuant to the Merger (Page __)

If the merger of Peoples Bank with and into First Community Bank is completed, each outstanding share of Peoples Bank common stock (other than shares held by dissenting shareholders) will be converted into the right to receive:

$6.08 in cash, which is referred to as the “per share cash consideration;” and

1.07 shares of First Community common stock, which is referred to as the “exchange ratio,” plus cash in lieu of any fractional share interest.

The exchange ratio is subject to possible adjustment under certain circumstances described in “The Merger-Termination of the Merger Agreement” beginning on page ____.

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Comparative Per Share Market Price Information (Page __)

Shares of First Community common stock currently trade on the Nasdaq Global Select Market under the symbol “FCBC.” Shares of Peoples Bank common stock trade in the OTC Markets in the OTCQB Market Tier under the symbol “PBAV.” The following table sets forth the closing sale prices of First Community common stock as reported on the Nasdaq Global Select Market and the bid prices of Peoples Bank common stock as quoted in the OTCQB Market Tier of the OTC Markets on February 29, 2012, the last trading-day before we announced the merger, and on ___________, 2012, the last practicable trading-day before the distribution of this proxy statement/prospectus.

The following table also includes the equivalent market value per share of Peoples Bank common stock on February 29, 2012 and __________, 2012, which reflects the sum of (a) the product of the exchange ratio of 1.07 multiplied by the last quoted bid price of First Community common stock on the dates indicated, plus (b) the per share cash consideration of $6.08.

	First Community Common Stock		Peoples Bank Common Stock		Equivalent Market Value Per Share of Peoples Bank

At February 29, 2011		$12.40		$9.40		$19.35
At _________, 2012	$		$		$

The value of the stock portion of the merger consideration to be received for each share of Peoples Bank common stock will be based on the most recent closing price of First Community’s common stock prior to the consummation of the merger. Because the stock portion of the merger consideration to be paid to shareholders of Peoples Bank is based on a fixed number of shares of First Community common stock and because the market value of the shares of First Community common stock to be received by Peoples Bank shareholders will change, shareholders of Peoples Bank are not assured of receiving a specific market value of First Community common stock, and thus a specific market value for their shares of Peoples Bank common stock, at the effective time of the merger. First Community cannot assure you that its common stock will continue to trade at or above the prices shown above. You should obtain current stock price quotations for the First Community common stock from a newspaper, via the Internet or by calling your broker. See “The Merger – Merger Consideration” beginning on page __.

Dividend Information (Page ___)

First Community currently pays a quarterly cash dividend to its shareholders. During the quarter ending December 31, 2011, First Community paid a cash dividend of $0.10 per share of First Community common stock. First Community intends to continue to pay a quarterly cash dividend to its shareholders. However, the payment of dividends by First Community on its common stock in the future, either before or after the merger is completed, is subject to the determination of its board of directors and depends on its cash requirements, financial condition and earnings, legal and regulatory considerations and other factors.

During 2011 and in prior years, Peoples Bank did not pay a cash dividend. Pursuant to the merger agreement, Peoples Bank cannot pay future cash dividends without the prior approval of First Community.

Federal Income Tax Consequences of the Merger (Page __)

At the effective time of the merger, First Community and Peoples Bank will each receive an opinion of counsel to the effect that, based on certain facts, representations and assumptions, the merger will be treated as a “tax-free reorganization” for federal income tax purposes. Peoples Bank shareholders generally will not recognize any gain or a loss on the conversion of shares of Peoples Bank common stock into shares of First Community common stock. However, Peoples Bank shareholders will be taxed on the cash portion of the merger consideration received for their shares of Peoples Bank common stock. The parties’ obligation to complete the merger is conditioned on their receipt of the opinion regarding the federal income tax treatment of the merger.

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Tax matters are complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. In addition, you may be subject to state, local or foreign tax laws that are not discussed herein. Accordingly, we strongly urge you to consult your own tax advisor for a full understanding of the tax consequences to you of the merger.

Peoples Bank’s Financial Advisor Believes that the Merger Consideration is Fair to Peoples Bank Shareholders (Page __)

Among other factors considered in deciding to approve the merger, the Peoples Bank board of directors received the opinion of its financial advisor, Davenport & Company, which we refer to in this proxy statement/prospectus as Davenport, that, as of March 1, 2012, the merger consideration was fair to the holders of Peoples Bank common stock from a financial point of view. The opinion dated as of March 1, 2012 is included as Annex B. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by Davenport in providing its opinion. Davenport’s opinion is directed to the Peoples Bank board of directors and does not constitute a recommendation to any shareholder as to any matters relating to the merger. Peoples Bank agreed to pay Davenport a retainer of $10,000 and a cash fee equal to 0.85% of the market value of the total consideration received by Peoples Bank and its shareholders, plus reimbursement of reasonable out-of-pocket expenses.

Our Board of Directors Recommends Approval of the Merger (Page __)

Based on Peoples Bank’s reasons for the merger described herein, including the fairness opinion of Davenport, the Peoples Bank board of directors believes that the merger is fair to you and in your best interests and unanimously recommends that you vote “FOR” approval of the merger agreement.

Date, Time and Location of the Special Meeting (Page __)

The special meeting will be held at 3:00 p.m., Eastern Daylight Saving Time, on Thursday, May 24, 2012, at Meadowbrook Country Club, 3700 Cogbill Road, Richmond Virginia 23234. At the special meeting, Peoples Bank shareholders will be asked to approve the merger agreement, to approve a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

Record Date and Voting Rights for the Special Meeting (Page __)

You are entitled to vote at the special meeting if you owned shares of Peoples Bank common stock as of the close of business on April 6, 2012. You will have one vote at the special meeting for each share of Peoples Bank common stock that you owned on that date.

Shareholders of record may vote by mail, telephone, via the Internet or by attending the special meeting and voting in person. Each proxy returned to Peoples Bank (and not revoked) by a holder of Peoples Bank common stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted “FOR” approval of the merger agreement and “FOR” the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement.

Approval of the Merger Agreement Requires a Majority Vote by Peoples Bank Shareholders

The affirmative vote of the holders of a majority of the outstanding shares of Peoples Bank common stock is necessary to approve the merger agreement on behalf of Peoples Bank.

Management of Peoples Bank Owns Shares Which May Be Voted at the Special Meeting (Pages __ and __)

Each of the directors and executive officers of Peoples Bank , who collectively own approximately 34.09% of the outstanding shares of Peoples Bank common stock as of the record date for the special meeting, has entered into a shareholder agreement with First Community pursuant to which each of them has agreed to vote all of their shares in favor of the merger agreement.

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First Community and Peoples Bank Must Meet Several Conditions to Complete the Merger (Page __)

Completion of the merger depends on meeting a number of conditions, including the following:

●	shareholders of Peoples Bank must approve the merger agreement;

●	First Community and Peoples Bank must receive all required regulatory approvals for the merger, and any waiting periods required by law must have passed;

●	there must be no law, injunction or order enacted or issued preventing completion of the merger;

●	the First Community common stock to be issued in the merger must have been approved for trading on the Nasdaq Global Select Market (or on any securities exchange on which the First Community common stock may then be listed);

●	First Community and Peoples Bank must each receive a tax opinion confirming the tax-free nature of the merger;

●	the representations and warranties of each of First Community and Peoples Bank in the merger agreement must be accurate, subject to exceptions that would not have a material adverse effect on First Community or Peoples Bank, respectively;

●	First Community and Peoples Bank must have complied in all material respects with their respective obligations in the merger agreement;

●	First Community must have entered into a new employment agreement with Marshall E. McCall, Jr.;

●	First Community and Peoples Bank must have entered into severance agreements with certain executive officers of Peoples Bank;

●	First Community and certain executive officers of Peoples Bank must have entered into consulting agreements; and

●	dissenting shares shall not represent 20% or more of the outstanding Peoples Bank common stock.

Unless prohibited by law, either First Community or Peoples Bank could elect to waive a condition that has not been satisfied and complete the merger anyway. The parties cannot be certain whether or when any of the conditions to the merger will be satisfied, or waived where permissible, or that the merger will be completed.

First Community and Peoples Bank Must Obtain Regulatory Approvals to Complete the Merger (Page __)

To complete the merger, the parties need the prior approval of or waiver from the Federal Reserve Board, which is referred to in this proxy statement/prospectus as the FRB, and the Bureau of Financial Institutions of the Virginia State Corporation Commission, which is referred to as the VA Bureau of Financial Institutions. The U.S. Department of Justice is able to provide input into the approval process of federal banking agencies and will have between 15 and 30 days following any approval of a federal banking agency to challenge the approval on antitrust grounds. First Community, First Community Bank, and Peoples Bank have filed all necessary applications with the applicable regulatory agencies. First Community and Peoples Bank cannot predict, however, whether the required regulatory approvals will be obtained or whether any such approvals will have conditions which would be detrimental to First Community following completion of the merger.

First Community and Peoples Bank may Terminate the Merger Agreement (Page __)

First Community and Peoples Bank can mutually agree at any time to terminate the merger agreement before completing the merger, even if shareholders of Peoples Bank have already voted to approve it.

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Either company also can terminate the merger agreement:

●	if any required regulatory approvals are for consummation of the merger is not obtained;

●	if the merger is not completed by December 31, 2012;

●	if the shareholders of Peoples Bank do not approve the merger agreement;

●	if the other company is in material breach of any of its representations, warranties or obligations under the merger agreement and the breach cannot be or has not been cured within 30 days of notice of the breach; or

●	if the other party’s conditions to closing in the merger agreement have not been satisfied within 5 business days of the last joint condition to closing and the breach cannot be or has not been cured within 30 days of notice of the breach.

In addition, First Community may terminate the merger agreement at any time prior to the special meeting if the board of directors of Peoples Bank withdraws or modifies its recommendation to the Peoples Bank shareholders that the merger agreement be approved in any way that is adverse to First Community, or breaches its covenants requiring the calling and holding of a meeting of shareholders to consider the merger agreement and prohibiting the solicitation of other offers. First Community also may terminate the merger agreement if a third party commences a tender offer or exchange offer for 20% or more of the outstanding Peoples Bank common stock and the board of directors of Peoples Bank recommends that Peoples Bank shareholders tender their shares in the offer or otherwise fails to recommend that they reject the offer within a specified period.

Peoples Bank may terminate the merger agreement at any time during the five calendar day period beginning on the later of (i) the last date when any requisite approval, consent or waiver from a governmental authority required to permit consummation of the merger is received and all statutory waiting periods have expired, or (ii) the date on which the shareholders of Peoples Bank approve the merger agreement (referred to as the “determination date”) if (a) the average closing price of First Community’s common stock (the average of the last reported sale prices per share of First Community common stock for the 20 consecutive full trading days immediately preceding the determination date) declines by more than 20% from its price of $12.40 as of the date immediately preceding the date of the merger agreement and (b) underperforms by more than 20% of a group of peers (as defined in the merger agreement); provided, however, that First Community may elect to increase the exchange ratio within five (5) days of receipt of notice from Peoples Bank to a number equal to the lesser of (x) a quotient, the numerator of which is the product of $9.92 and the exchange ratio then in effect, and the denominator of which is First Community’s average closing price; and (y) a quotient, the numerator of which is the product of (1) the index ratio (calculated by dividing the average of the closing prices of the NASDAQ Bank Index for the 20 consecutive full trading days ending on the trading day prior to the determination date by $1734.94 (the average of the closing prices of the NASDAQ Bank Index on February 29, 2012 and subtracting 0.20 therefrom)) and the (2) FCBI Ratio (defined below), and the denominator of which is the quotient, the numerator of which is the average closing price of First Community’s common stock and the denominator is $12.40 (the “FCBI Ratio”), in which case the merger agreement will not be terminated. First Community is not required, however, to increase the exchange ratio, and it is possible under these circumstances that the Peoples Bank board of directors could conclude that proceeding with the merger at the lower price, rather than exercising Peoples Bank’s right to terminate the merger agreement, would still be in the best interests of Peoples Bank and its shareholders.

First Community and Peoples Bank may Amend and Extend the Merger Agreement (Page __)

The parties may amend the merger agreement at any time before the merger actually takes place, and may agree to extend the time within which any action required by the merger agreement is to take place. The merger agreement may not, however, be amended after the special meeting without the approval of the shareholders of Peoples Bank if such amendment would require the approval of the Peoples Bank shareholders under applicable law.

Peoples Bank’s Directors and Executive Officers Have Some Interests in the Merger that Are in Addition to or Different Than Your Interests (Page __)

Peoples Bank’s directors and executive officers have interests in the merger as individuals which are in addition to, or different from, their interests as shareholders of Peoples Bank. These interests include, among other things:

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●	as contemplated by the terms of the merger agreement, James H. Atkinson, Jr., Quentin L. Corbett and Vera H. Primm have each executed a Severance Agreement and Release, acknowledging termination of certain prior employment and change in control agreements with Peoples Bank, and releasing claims with respect to Peoples Bank, First Community Bank and First Community. The severance payments that will be payable following the termination of their employment at the effective date of the merger are as follows: $783,739 to Mr. Atkinson, $738,038 to Mr. Corbett and $423,826 to Ms. Primm. The severance payments to Mr. Atkinson and Mr. Corbett are subject to a six month delay if required to comply with Code Section 409A, and subject to a cutback if the parties determine in good faith, prior to the merger date, that the payment would subject Mr. Atkinson or Mr. Corbett to an excise tax under Code Sections 4999 and 280G. The severance payment to Ms. Primm is subject to a cutback if the payment would subject her to an excise tax under Code Sections 4999 and 280G Mr. Atkinson and Mr. Corbett will retain vested split dollar agreements which provide a death benefit of approximately one million dollars each;

●	as contemplated by the terms of the merger agreement, First Community Bank and Peoples Bank have entered into an employment agreement with Marshall E. McCall, Jr. dated March 1, 2012, that will be effective as of the closing with the merger, as well as a stock award agreement between First Community and Mr. McCall. Mr. McCall’s employment agreement has a two year term subject to automatic one year renewals. Mr. McCall will serve as Senior Vice President and City Executive with an initial base salary of $168,000, subject to adjustment on each anniversary of the employment agreement. In the event of a change in control and subsequent involuntary termination of Mr. McCall, other than for cause, due to disability or death, all within two years after the merger, Mr. McCall is entitled to salary accrued through the date of termination, plus a severance benefit of 2.99 times his base salary at the time of the change in control, subject to a cutback if such severance would subject Mr. McCall to an excise tax under Internal Revenue Code (“Code”) Sections 280G and 4999. The employment agreement also contains severance provisions and a non-solicitation and non-competition provision for a period of the lesser of the remainder of the initial term or one year. Mr. McCall’s stock award agreement provides for the award to Mr. McCall, of 16,000 shares of restricted stock, subject to the terms and conditions of the 2004 Omnibus Stock Option Plan of First Community, with an initial award of 4,000 shares of common stock of First Community to be delivered to Mr. McCall following the closing of the merger, and 4,000 additional shares to be delivered to him each June 30, provided certain performance goals are met, until June 30, 2015. Mr. McCall is also subject to a one-year non-competition and non-solicitation agreement that is a condition precedent to receipt of stock awards;

●	as contemplated by the terms of the merger agreement, Mr. Atkinson and Mr. Corbett have signed Consulting Agreements, dated March 1, 2012, with First Community Bank that will be effective as of the merger. Each of Mr. Atkinson and Mr. Corbett will provide consulting services to First Community Bank’s management team, on an independent contractor basis for a period of thirty-six months after the merger, providing support on employee and customer retention, as requested;

●	the cash payment to the Peoples Bank executive officers and directors holding outstanding, vested and unexercised stock options to acquire shares of Peoples Bank common stock; and

●	First Community’s agreement to honor indemnification obligations of Peoples Bank for a period of six years and to maintain Peoples Bank ’s existing directors’ and officers’ liability insurance for a period of three years following the merger, subject to the terms of the merger agreement.

The board of directors of Peoples Bank was aware of the foregoing interests and considered them, among other matters, in approving the merger agreement and the merger.

Peoples Bank is Prohibited from Soliciting Other Offers (Page __)

Peoples Bank has agreed that, while the merger is pending, it will not initiate or, subject to some limited exceptions, engage in discussions with any third party other than First Community regarding extraordinary transactions such as a merger, business combination or sale of a material amount of assets or capital stock.

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Accounting Treatment of the Merger (Page __)

The merger will be accounted for as a business combination under generally accepted accounting principles, or GAAP.

Shareholders of First Community and Peoples Bank Have Different Rights (Page __)

The rights of Peoples Bank’s and First Community’s shareholders under their respective business corporation laws are different. Upon consummation of the merger, in addition to cash, the shareholders of Peoples Bank will receive shares of First Community common stock in exchange for their shares of Peoples Bank common stock. As a result, the Peoples Bank shareholders will become shareholders of First Community and their rights as shareholders of First Community will be governed by First Community’s articles of incorporation, as amended, and bylaws and the Nevada Revised Statutes, which is referred to in this proxy statement/prospectus as the NRS. The rights of shareholders of First Community differ in certain respects from the rights of shareholders of Peoples Bank.

Termination Fee (Page __)

Peoples Bank must pay First Community a termination fee of $2.2 million if the merger agreement is terminated under specified circumstances.

Peoples Bank Shareholders Have Appraisal Rights (Page __)

Under Virginia law, holders of Peoples Bank common stock may exercise appraisal rights and, if the merger is consummated and all requirements law are satisfied by holders seeking to exercise such rights, may receive payment equal to the fair value of their shares of Peoples Bank common stock, determined in the manner set forth under Virginia law. The procedures which must be followed in connection with the exercise of appraisal rights by shareholders are described in this proxy statement/prospectus under “The Merger - Appraisal Rights” and in Article 15, Sections 13.1-729 through 13.1-741.1 of the Virginia Stock Corporation Act (“VSCA”), a copy of which is attached as Annex C to this proxy statement/prospectus. A shareholder seeking to exercise appraisal rights must deliver to Peoples Bank, before the shareholder vote on the merger agreement at the special meeting, a written objection to the merger stating that he or she intends to demand payment for his or her shares through the exercise of his or her statutory appraisal rights, and must not vote his or her shares in favor of the merger agreement. The return of a signed proxy which does not specify whether you vote in favor or against approval of the merger proposal or abstain from voting will be considered a vote in favor of the merger proposal. A shareholder vote against the merger proposal or an abstention alone, however, will not satisfy the notice requirement of Article 15 of the VSCA. Any failure to follow the specific procedures set forth in Article 15 of the VSCA may result in a shareholder losing the right to claim fair value as described above.

The Shares of First Community Common Stock to be Issued in the Merger will be listed on Nasdaq (Page __)

Pursuant to the merger agreement, the shares of First Community common stock issued in connection with the merger will be listed on the Nasdaq Global Select Market or on any securities exchange on which the First Community common stock may then be listed.

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SELECTED HISTORICAL FINANCIAL DATA

Selected Consolidated Historical Financial Data of First Community

Set forth below are highlights from First Community’s audited consolidated financial data at and for the years ended December 31, 2007 through 2011. In the opinion of First Community’s management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation. You should read this information in conjunction with First Community’s consolidated financial statements and related notes included in First Community’s Annual Report on Form 10-K for the year ended December 31, 2011, which are incorporated in this proxy statement/prospectus by reference and from which this information is derived. See “Where You Can Find More Information” beginning on page __.

	At or for the year ended December 31,
Five-Year Selected Financial Data	2011	2010	2009	2008	2007
(Amounts in thousands, except per share data)
Balance Sheet Summary (at end of period)
Securities	$485,920	$484,701	$493,511	$529,393	$676,195
Loans held for Sale	5,820	4,694	11,576	1,024	811
Loans Held for investment, net of unearned income	1,396,067	1,386,206	1,393,931	1,298,159	1,225,502
Allowance for loan losses	26,205	26,482	24,277	17,782	12,833
Total assets	2,164,789	2,244,238	2,273,283	2,132,187	2,149,838
Deposits	1,543,467	1,620,955	1,645,960	1,503,758	1,393,443
Borrowings	295,141	332,087	352,558	381,791	517,843
Total liabilities	1,859,060	1,974,360	2,021,016	1,912,972	1,932,740
Preferred stock	18,921	—	—	41,500	—
Total stockholders’ equity	305,729	269,878	252,267	219,215	217,098

Summary of Earnings
Interest income	$94,176	$103,582	$107,934	$110,765	$127,591
Interest expense	22,147	29,725	38,682	44,930	59,276
Net interest income	72,029	73,857	69,252	65,835	68,315
Provision for loan losses	9,047	14,757	15,801	9,226	717
Net interest income after provision for loan losses	62,982	59,100	53,451	56,609	67,598
Noninterest income	35,534	40,508	(53,677)	2,374	24,831
Noninterest expense	68,915	69,943	66,624	60,516	50,463
Income (loss) before income taxes	29,601	29,665	(66,850)	(1,533)	41,966
Income tax expense (benefit)	9,573	7,818	(28,154)	(3,487)	12,334
Net income (loss)	20,028	21,847	(38,696)	1,954	29,632
Dividends on preferred stock	703	—	2,160	255	—
Net income (loss) available to common shareholders	19,325	21,847	(40,856)	1,699	29,632

Per Share Data
Basic earnings (loss) per common share	$1.08	$1.23	$(2.75)	$0.15	$2.64
Diluted earnings (loss) per common share	$1.07	$1.23	$(2.75)	$0.15	$2.62

Cash dividends per common share	$0.40	$0.40	$0.30	$1.12	$1.08
Book value per common share at year-end	$15.96	$15.11	$14.20	$15.36	$19.61

Selected Ratios
Return on average assets	0.88%	0.97%	-1.83%	0.08%	1.39%
Return on average common equity	6.81%	8.11%	-16.73%	0.86%	13.54%
Average equity to average assets	13.44%	11.91%	10.95%	9.86%	10.30%
Dividend payout	37.00%	32.52%	N/M (1)	N/M (1)	40.91%
Risk based capital to risk adjusted assets	18.15%	15.33%	13.81%	12.94%	12.34%
Leverage ratio	11.50%	9.44%	8.51%	9.70%	8.09%

 (1) N/M - Not meaningful

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Selected Historical Financial Data of Peoples Bank

Set forth below are highlights from Peoples Bank’s audited financial data at and for the years ended December 31, 2007 through 2011. In the opinion of Peoples Bank’s management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates.

	At or for the year ended December 31,
Five-year Selected Financial Data	2011	2010	2009	2008	2007
(Amounts in thousands, except per share data)

Balance Sheet Summary (at end of period)
Securities	$14,864	$25,805	$53,871	$34,848	$74,435
Loans held for sale	-	-	-	-	-
Loans held for investment, net of unearned income	181,439	196,898	203,601	197,294	182,269
Allowance for loan losses	3,948	4,036	2,445	2,198	1,929
Total assets	285,898	288,776	281,470	259,489	270,395
Deposits	246,263	247,704	242,007	219,082	231,697
Borrowings	-	-	-	-	-
Total Liabilities	246,800	251,733	245,371	224,986	238,472
Preferred stock	-	-	-	-	-
Total stockholders’ equity	39,098	37,043	36,099	34,503	31,923

Summary of Earnings
Interest income	$12,456	$13,056	$13,267	$15,060	$16,951
Interest expense	3,507	4,388	5,372	7,410	8,835
Net interest income	8,949	8,668	7,895	7,650	8,116
Provision for loan losses	1,250	3,142	1,055	295	230
Net interest income after provision for loan losses	7,699	5,526	6,840	7,355	7,886
Noninterest income	556	660	685	780	581
Noninterest expense	5,098	4,815	4,714	4,305	4,297
Income (loss) before income taxes	3,157	1,371	2,811	3,830	4,170
Income tax expense (benefit)	1,062	436	941	1,304	1,435
Net income (loss)	2,095	935	1,870	2,526	2,735
Dividends on preferred stock	-	-	-	-	-
Net income (loss) available to common shareholders	2,095	935	1,870	2,526	2,735

Per Share Data
Basic earnings per common share	$1.04	$0.46	$0.93	$1.25	$1.36
Diluted earnings per common share	$1.03	$0.46	$0.90	$1.18	$1.27

Cash dividends per common share	-	-	-	-	-
Book value per common share at year end	$19.39	$18.37	$17.91	$17.11	$15.85

Selected Ratios
Return on average assets	0.71%	0.32%	0.70%	0.96’%	1.07%
Return on average common equity	5.49%	2.54%	5.27%	7.56%	9.09%
Average equity to average assets	13.01%	12.68%	13.24%	12.71%	11.75%
Dividend payout	-	-	-	-	-
Risk based capital to risk adjusted assets	22.00%	19.40%	17.70%	17.70%	16.40%
Leverage ratio	13.40%	12.60%	12.90%	13.20%	11.80%

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RISK FACTORS

Upon completion of the merger, you will receive cash and shares of First Community common stock in exchange for your shares of Peoples Bank common stock. Prior to deciding whether or not to approve the transaction, you should be aware of and consider the following risks and uncertainties that are applicable to the merger and First Community, in addition to the other information contained in or incorporated into this proxy statement/prospectus by reference, including the matters addressed under the caption “Cautionary Statement Concerning Forward-Looking Statements” beginning on page __. First Community has included in its Annual Report on Form 10-K for the year ending December 31, 2011, additional risk factors that address its business.

Risks Associated with the Merger

Because the exchange ratio is fixed and the market price of First Community’s common stock will fluctuate, you cannot be sure of the market value of the First Community common stock that you will receive in the merger.

Upon completion of the merger, each issued and outstanding share of Peoples Bank common stock will automatically be cancelled and converted into the right to receive $6.08 in cash and 1.07 shares of First Community common stock. The value of the shares of First Community common stock that you will receive will vary based on the trading price of First Community’s common stock. As of April__, 2012, the last practicable trading day for which information was available prior to the date of this prospectus/proxy statement, the closing sale price reported on the Nasdaq Global Select Market for First Community’s common stock was $___.

Stock price changes may result from a variety of factors, including general market and economic conditions, changes in the values and perceptions of financial services stocks generally, changes in First Community’s business, operations and prospects, and regulatory considerations. Many of these factors are beyond First Community’s control. Accordingly, at the time of the special meeting, you will not necessarily know or be able to calculate the exact value of the shares of First Community’s common stock you will receive upon completion of the merger. The value of the transaction and each share of Peoples Bank common stock on consummation of the merger may be higher or lower depending on the value of First Community’s common stock on that date. Additionally, the value of the shares of First Community’s common stock received by a Peoples Bank shareholder may decline immediately after, including, as a result of, the completion of the merger.

The merger agreement limits Peoples Bank’s ability to pursue alternatives to the merger with First Community, may discourage other acquirers from offering a higher valued transaction to Peoples Bank and may, therefore, result in less value for the Peoples Bank shareholders.

The merger agreement contains a provision that, subject to certain limited exceptions, prohibits Peoples Bank from soliciting, negotiating, or providing confidential information to any third party relating to any competing proposal to acquire Peoples Bank or any of its subsidiaries. In addition, if Peoples Bank executes a definitive agreement in respect of, or closes, an acquisition transaction with a third party, the merger agreement provides that Peoples Bank must pay a $2.2 million termination fee to First Community. These provisions of the merger agreement could discourage a potential competing acquirer that might have an interest in acquiring Peoples Bank, even if it were prepared to pay a higher per share price than proposed in the merger agreement.

The fairness opinion obtained by Peoples Bank from its financial advisor will not reflect changes in circumstances prior to the merger.

Davenport, the financial advisor to Peoples Bank, delivered an oral fairness opinion to the Board of Directors of Peoples Bank on February 29, 2012, which was subsequently confirmed in writing on March 1, 2012. The fairness opinion states that, as of the date of the opinion, the merger consideration set forth in the merger agreement was fair, from a financial point of view, to the holders of shares of Peoples Bank common stock. However, the fairness opinion does not reflect changes that may occur or may have occurred after the date on which it was delivered, including changes to the operations and prospects of First Community or Peoples Bank, changes in general market and economic conditions, or other changes. Any such changes may alter the relative value of First Community and Peoples Bank.

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Directors and officers of Peoples Bank have interests in the merger that are in addition to or different than the interests of shareholders.

When considering the recommendation of Peoples Bank’s board of directors, you should be aware that some executive officers and directors of Peoples Bank have interests in the merger that are different from your interests. These arrangements may create potential conflicts of interest. For example, some of Peoples Bank’s executive officers will receive a cash payment following the closing of the merger under the terms of their severance agreements. These and certain other additional interests of Peoples Bank’s directors and executive officers may cause some of these persons to view the proposed transaction differently than you view it, as a shareholder. See “The Merger — Interests of Certain Persons in the Merger” beginning on page __.

First Community may fail to realize the anticipated benefits of the merger.

The success of the merger will depend on, among other things, First Community’s ability to realize anticipated cost savings and to combine the businesses of First Community and Peoples Bank in a manner that does not materially disrupt the existing customer relationships of Peoples Bank or result in decreased revenues resulting from any loss of customers and that permits growth opportunities to occur. If First Community is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.

The market price of shares of First Community common stock may be affected by factors which are different from those affecting shares of Peoples Bank common stock.

You will receive shares of First Community common stock in connection with the merger. Some of First Community’s current businesses and markets differ from those of Peoples Bank and, accordingly, the results of operations of First Community after the merger may be affected by factors different from those currently affecting the results of operations of Peoples Bank. For a discussion of the businesses of First Community and Peoples Bank and of certain factors to consider in connection with those businesses, see “Information About Peoples Bank,” beginning on page __, “Information About First Community,” beginning on page __ and the documents incorporated into this proxy statement/prospectus by reference concerning First Community and referred to under “Where You Can Find More Information” beginning on page __.

Peoples Bank shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

Following completion of the merger, Peoples Bank shareholders will own approximately 10.78% of First Community’s outstanding shares of common stock. Consequently, Peoples Bank shareholders should expect to exercise less influence over the management and policies of First Community than they currently exercise over the management and policies of Peoples Bank.

The merger is subject to the receipt of waivers and approvals from government entities that may not be received, may take longer than expected or impose conditions that are not presently anticipated.

Before the merger may be completed, various waivers and approvals must be obtained from the FRB and the VA Bureau of Financial Institutions. There can be no assurance as to whether these regulatory waivers and approvals will be received or the timing of the waivers and approvals. In addition, these governmental entities may impose conditions on the completion of the merger or require changes to the terms of the merger. Neither First Community nor Peoples Bank is obligated to complete the merger if the regulatory approvals received in connection with the completion of the merger include any condition which First Community reasonably determines in good faith would materially reduce the benefits of the merger to such a degree that First Community would not have entered into the merger agreement had such condition been known as of the date of the merger agreement.

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If the merger is not completed, Peoples Bank will have incurred substantial expenses without realizing the expected benefits.

Peoples Bank has incurred substantial expenses in connection with the merger. The completion of the merger depends on the satisfaction of certain conditions including the approval of Peoples Bank’s shareholders and the approval of state and federal regulatory authorities. We cannot guarantee that these conditions will be met. If the merger is not completed, these expenses could have a material adverse impact on the financial condition of Peoples Bank because they would not have realized the expected benefits.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus and the documents incorporated herein by reference contain forward-looking statements by First Community and Peoples Bank within the meaning of the federal securities laws. These forward-looking statements include information about the consummation and anticipated timing of the merger and the financial condition, results of operations and businesses of First Community and Peoples Bank. In addition, any of the words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “projects,” “predicts” and similar expressions indicate forward-looking statements. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

●	estimated cost savings from the merger may not be fully realized within the expected time frame;

●	deposit attrition, customer loss or revenue loss following the merger may be greater than expected;

●	competitive pressure among depository and other financial institutions may increase significantly;

●	costs or difficulties related to the integration of the businesses of First Community and Peoples Bank may be greater than expected;

●	changes in the interest rate environment may reduce interest margins;

●	general economic or business conditions, either nationally or in the states or regions in which First Community does business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

●	legislation or changes in regulatory requirements, including changes in accounting standards, may adversely affect the businesses in which First Community is engaged;

●	adverse changes may occur in the securities markets; and

●	competitors of First Community may have greater financial resources and develop products and technology that enable those competitors to compete more successfully than First Community.

Management of First Community and Peoples Bank each believes that the forward-looking statements about their respective company are reasonable; however, you should not place undue reliance on them. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of First Community following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond First Community’s and Peoples Bank’s ability to control or predict.

All subsequent written and oral forward-looking statements attributable to First Community or Peoples Bank or any person acting or their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither First Community nor Peoples Bank undertakes any obligation to update publicly any forward-looking statements to reflect events, circumstances or new information after the date of this document or to reflect the occurrence of unanticipated events.

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GENERAL INFORMATION

This document constitutes a proxy statement and is being furnished to all holders of Peoples Bank common stock in connection with the solicitation of proxies by the board of directors of Peoples Bank to be used at a special meeting of shareholders of Peoples Bank to be held on Thursday, May 24, 2012 and any adjournment of the special meeting. The purposes of the special meeting are to consider and vote upon a proposal to approve the merger agreement between First Community and Peoples Bank, which provides, among other things, for the merger of Peoples Bankwith and into First Community Bank, and a proposal to adjourn the special meeting to the extent necessary to solicit additional votes on the merger agreement.

This document also constitutes a prospectus of First Community relating to the First Community common stock to be issued to holders of Peoples Bank common stock upon completion of the merger. Based on the number of shares of Peoples Bank common stock outstanding on the record date for the special meeting and an exchange ratio of 1.07 shares, approximately 2,157,133 shares of First Community common stock will be issuable upon completion of the merger.

First Community has supplied all of the information contained or incorporated herein by reference relating to First Community, and Peoples Bank has supplied all of the information relating to Peoples Bank.

THE SPECIAL MEETING

Time, Date and Place

A special meeting of shareholders of Peoples Bank will be held at 3:00 p.m., Eastern Daylight Saving Time, on Thursday, May 24, 2012 at Meadowbrook Country Club, 3700 Cogbill Road, Richmond Virginia 23234.

Matters to be Considered

The purposes of the special meeting are to consider and approve the merger agreement and to consider and approve a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

Shares Outstanding and Entitled to Vote; Record Date

The close of business on April 6, 2012 has been fixed by Peoples Bank as the record date for the determination of Peoples Bank shareholders entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. At the close of business on the record date, there were 2,016,012 shares of Peoples Bank common stock outstanding and entitled to vote. Each share of Peoples Bank common stock entitles the holder to one vote at the special meeting on all matters properly presented at the meeting.

How to Vote Your Shares

Shareholders of record may vote by mail, telephone, via the Internet or by attending the special meeting and voting in person. If you choose to vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the special meeting, you must bring a legal proxy from the broker, bank or other nominee confirming that you are the beneficial owner of the shares.

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Any shareholder executing a proxy may revoke it at any time before it is voted by:

●	delivering to Peoples Bank prior to the special meeting a written notice of revocation addressed to Kenneth Timmons, Jr., Corporate Secretary, Peoples Bank, 2702 N. Parham Road, Richmond, Virginia 23294;

●	delivering to Peoples Bank prior to the special meeting a properly executed proxy with a later date; or

●	attending the special meeting and voting in person.

Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

Each proxy returned to Peoples Bank (and not revoked) by a holder of Peoples Bank common stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted “FOR” approval of the merger agreement and “FOR” the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement.

Votes Required

A quorum, consisting of the holders of a majority of the issued and outstanding shares of Peoples Bank common stock, must be present in person or by proxy before any action may be taken at the special meeting. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but will not be counted in the voting on a proposal and this will have the same effect of a vote against the merger proposal.

The affirmative vote of the holders of a majority of the outstanding shares of Peoples Bank common stock is necessary to approve the merger agreement on behalf of Peoples Bank. The affirmative vote of a majority of the votes cast by shareholders at the meeting is required to approve the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement.

Any “broker non-votes” submitted by brokers or nominees in connection with the special meeting will not be counted for purposes of determining the number of votes cast on a proposal but will be treated as present for quorum purposes. “Broker non-votes” are shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under the applicable New York Stock Exchange rules. Under these rules, the proposals to approve the merger agreement and to adjourn the special meeting are not items on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the special meeting. Because the proposal to approve the merger agreement is required to be approved by the holders of a majority of the outstanding shares of Peoples Bank common stock, abstentions and broker “non-votes” will have the same effect as a vote against the proposal to approve the merger agreement at the special meeting. And for the same reason, the failure of a Peoples Bank shareholder to vote by proxy or in person at the special meeting will have the effect of a vote against this proposal. Because of the vote required for the proposal to adjourn the special meeting, abstentions and “broker non-votes” will have no effect on this proposal.

The directors and executive officers of Peoples Bank, who collectively own approximately 34.09% of the outstanding shares of Peoples Bank common stock as of the record date for the special meeting, have entered into shareholder agreements with First Community pursuant to which they have agreed to vote all of their shares in favor of the merger agreement. See “The Merger — Shareholder Agreements” on page __.

As of the close of business on the record date for the special meeting, First Community did not beneficially own any shares of Peoples Bank common stock.

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Solicitation of Proxies

Peoples Bank will pay for the costs of mailing this document to its shareholders, as well as all other costs incurred by it in connection with the solicitation of proxies from its shareholders on behalf of its board of directors. In addition to solicitation by mail, the directors, officers and employees of Peoples Bank and its subsidiaries may solicit proxies from shareholders of Peoples Bank in person or by telephone, telegram, facsimile or other electronic methods without compensation other than reimbursement for their actual expenses.

Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Peoples Bank will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Recommendation of the Peoples Bank Board of Directors

The Peoples Bank board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement. Based on Peoples Bank’s reasons for the merger described in this proxy statement/prospectus, including Davenport’ fairness opinion, the board of directors of Peoples Bank believes that the merger is in the best interests of Peoples Bank’s shareholders and unanimously recommends that you vote “FOR” approval of the merger agreement. See “The Merger—Peoples Bank’s Reasons for the Merger” beginning on page __.

THE MERGER
(PROPOSAL ONE)

The following information describes the material aspects of the merger agreement and the merger. This description does not purport to be complete and is qualified in its entirety by reference to the annexes to this proxy statement/prospectus, including the merger agreement. You are urged to carefully read the annexes in their entirety.

General

Subject to satisfaction or waiver of all conditions in the merger agreement, Peoples Bank will merge with and into First Community Bank, a wholly-owned subsidiary of First Community. Upon completion of the merger, Peoples Bank’s corporate existence will terminate and First Community Bank will continue as the surviving corporation.

Immediately following the merger, William H. “Bill” Pruitt will join the board of directors of First Community Bank. All of the remaining members of Peoples Bank board will be invited to serve on a First Community Bank’s regional advisory board encompassing the Richmond, Virginia market. Marshall E. “Eddie” McCall, Jr. will be appointed as the Senior Vice President and City Executive of such market.

At the effective time of the merger, each share of common stock of Peoples Bank, outstanding immediately before the effective time of the merger (except as provided below) will, by virtue of the merger and without any action on the part of a Peoples Bank shareholder, be converted into the right to receive:

$6.08 in cash, which is referred to as the “per share cash consideration”; and

1.07 shares of common stock of First Community, which is referred to as the “exchange ratio,” plus cash in lieu of any fractional share interest.

As of April 6 , 2012, there were 2,016,012 shares of Peoples Bank common stock outstanding.

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Shares of Peoples Bank common stock held by Peoples Bank shareholders who have elected dissenters’ rights will not be converted into the right to receive the merger consideration upon consummation of the merger. Shareholders who wish to assert their dissenters’ rights and comply with the procedural requirements of Article 15, Sections 13.1-729 through 13.1-741.1 of the Virginia Stock Corporation Act,, will be entitled to receive payment of the fair value of their shares in cash in accordance with Virginia law. For more information regarding the exercise of these rights, see “—Dissenters’ Rights.”

After completion of the merger, it is expected that current First Community shareholders will own approximately 89.22% of the combined company and former Peoples Bank shareholders will own approximately 10.78% of the combined company.

Background of the Merger

The management and directors of Peoples Bank have periodically explored and discussed strategic options available to the bank for maintaining its competitiveness and increasing shareholder value. These discussions have included, among other things, exploring the merger and acquisition environment for financial institutions and a potential business combination involving Peoples Bank. Several times over the last few years, representatives from other financial institutions have inquired about Peoples Bank’s interest in such a transaction. These preliminary discussions did not result in any proposals that the board could recommend to the bank’s shareholders. Based in large part on these inquiries and in view of the changing regulatory and economic environment, the board began in the first quarter of 2011 to seriously consider the advisability of consulting with an investment banking firm to further explore its strategic options.

In April 2011, senior management of Peoples Bank held preliminary discussions with representatives of Davenport , a regional investment banking firm headquartered in Richmond, Virginia, about the business environment for community banks and the status of merger and acquisition activity in the financial services industry. Based on these discussions, senior management of Peoples Bank invited Davenport representatives to participate in the bank’s next board meeting.

On May 10, 2011, representatives of Davenport met with the board and provided an overview of current market conditions, a preliminary valuation of Peoples Bank and an analysis of various strategic alternatives. Davenport’s presentation included a comparison of the valuations of peer institutions and a list of potential acquirers that may be interested in expanding in the Richmond, Virginia market. After hearing Davenport’s presentation and reviewing its report, the board concluded that it would be prudent to continue to explore the possibilities of a strategic business combination.

On July 7, 2011, representatives of Davenport again met with the board to update its May 10, 2011, presentation. The meeting included additional information regarding peer institutions, recent merger and acquisition activity and a discussion of Peoples Bank ’s franchise position and value, and possible merger partners. After considering Davenport’s presentation and written report, and the probable value of the bank in a merger context, the board encouraged senior management to proceed with identifying and gauging the interest of potential merger partners. As a result of this meeting, Davenport was authorized to contact six institutions, including First Community, to see if there was an interest in exploring a possible transaction with Peoples Bank.

On August 3, 2011, senior management of Peoples Bank asked Davenport to provide its recommendation as to which institutions would best complement Peoples Bank in a merger. On September 7, 2011, senior management received an update from Davenport on its discussions with each of the six institutions contacted and its recommendation.

On September 14, 2011, the Peoples Bank board met with representatives of Davenport to review the six institutions contacted in further detail. Davenport provided an analysis of each institution that included a discussion of pricing considerations, financial performance and non-financial matters such as organizational structure and management strength. Following Davenport’s presentation and further discussion regarding the advantages and disadvantages of each institution, the board instructed Davenport to solicit offers from certain selected institutions.

First Community and another institution indicated an interest in proceeding to the next step to conduct a preliminary due diligence review of Peoples Bank. First Community and the other interested institution completed their respective due diligence reviews of Peoples Bank by early November, and each institution indicated it would like to continue discussions toward a potential merger transaction.

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In late November, Peoples Bank received written, non-binding indications of interest from First Community and the other interested banking institution that outlined the basic financial and other terms for a merger transaction. Each offer was contingent upon completion of the due diligence process and subject to the negotiation of a mutually agreeable definitive merger agreement and related agreements.

On November 30, 2011, the Peoples Bank board met with representatives of Davenport to review and consider the indications of interest from each of the institutions. Davenport provided an analysis of each offer, including an evaluation of the level and form of consideration offered, the structure of each proposed transaction, the expected future operations of the combined institution and the material differences between each proposal. At that meeting, Davenport was officially engaged to act as the bank’s financial advisor in connection with the merger negotiations.

At separate meetings held in Richmond in early December, members of each institution’s senior management team gave an in-depth presentation of their respective companies to the Peoples Bank board.

In late January, Peoples Bank received revised indications of interest from First Community and the other interested bank. First Community’s revised offer provided for a fixed exchange ratio of 1.0578 shares of its common stock and $6.07 in cash in exchange for each share of Peoples Bank of Virginia common stock. At that time, the offer represented an aggregate value of approximately $20.25 per share of Peoples Bank common stock based on the market value of First Community common stock as of the date of the offer. The revised offer represented an increase in value of approximately $0.20 per share from First Community’s initial offer. The proposed merger was structured so that Peoples Bank would merge with and into First Community Bank, the wholly owned subsidiary bank of First Community. The other interested institution’s revised offer provided for a reduced stock exchange ratio that resulted in a decrease in value of approximately $1.00 per share from its initial offer. Similar to the offer from First Community, the other interested institution structured its offer so that Peoples Bank would merge with and into its wholly-owned subsidiary bank.

On January 26, 2012, the Peoples Bank board reviewed the revised offers from First Community and the other interested institution with representatives from Davenport. Davenport provided a detailed analysis of the advantages and disadvantages of each proposal. The terms of the proposal were considered and evaluated, including the percentage of cash and stock portions of the merger consideration relative to the total merger consideration. The board also considered the impact of the proposed transaction on Peoples Bank’s management and employees. Additionally, the board considered the financial performance, stock performance, market position, growth prospects and other matters concerning First Community and the other interested bank. After a lengthy discussion, the board determined that a merger with First Community would provide substantial long-term benefits to Peoples Bank’s shareholders and its constituencies. The Peoples Bank board then authorized management to proceed with the negotiation of a definitive merger agreement and related agreements with First Community, provided that certain modifications were made to the proposal related to the treatment of Peoples Bank’s employment contracts and employee benefit plans.

On February 3, 2012, First Community delivered a revised and final non-binding indication of interest. The proposal was substantially the same as First Community’s last proposal, but included slight adjustments to the stock exchange ratio to 1.07 (from 1.0578) shares of First Community common stock for each share of Peoples Bank common stock and to the cash consideration to $6.08 (from $6.07) per share. In addition, the revised offer included the modifications requested by Peoples Bank related to its existing employment contracts and employee benefit plans.

On February 9, 2012, Bowles Rice McDavid Graff & Love LLP, outside counsel to First Community, delivered to LeClairRyan, A Professional Corporation, outside counsel to Peoples Bank, an initial draft merger agreement and certain related documents. During the remainder of February 2012, Peoples Bank and First Community, and their respective advisors and representatives, negotiated the terms of the definitive merger agreement and related agreements.

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On February 28, 2012, the Peoples Bank board held a special meeting to discuss with senior management, and Peoples Bank’s legal and financial advisors, the status of the merger negotiations and to review the proposed merger terms and the merger agreement. Management reviewed for the board the progress of its negotiations with First Community. Representatives of LeClairRyan discussed the definitive merger agreement in detail, and discussed the legal standards applicable to the board’s decisions and actions with respect to its consideration of the proposed merger. Davenport discussed the structure and other terms of the proposed transaction, and financial information regarding Peoples Bank, First Community and the transaction. Davenport’s presentation included, among other things, information regarding stock trading history, peer group valuation, present value analysis, financial impact and comparable transactions.

On February 29, 2012, representatives from Davenport and LeClairRyan again met with the Peoples Bank board to report on the final revisions to the terms of the transaction as reflected in the latest draft of the definitive merger agreement. In connection with deliberations by the Peoples Bank board, Davenport rendered to the board its oral opinion (subsequently confirmed in writing on March 1, 2012) that as of such date, the merger consideration to be received by the shareholders of Peoples Bank was fair, from a financial point of view, to Peoples Bank and its shareholders. Davenport and LeClairRyan responded to questions from the board regarding the proposed merger and the draft merger agreement and related documents. After reviewing Davenport’s opinion and further discussion of the terms of the merger, the Peoples Bank board determined that the proposed merger with First Community and the related transactions as reflected in the definitive merger agreement presented at the meeting were in the best interest of Peoples Bank and its shareholders. The board voted unanimously to approve the merger agreement and related transactions and agreements, and to recommend approval of the merger agreement to the shareholders of Peoples Bank.

Following completion of the Peoples Bank board meeting on February 29, 2012, the merger agreement and related agreements were placed in final form. On March 1, 2012, representatives of Peoples Bank and First Community met and the parties executed the merger agreement. A joint press release announcing the merger agreement was issued on such date.

Peoples Bank’s Reasons for the Merger; Recommendation of the Peoples Bank Board of Directors

In reaching its decision to adopt and approve the merger agreement and recommend its approval of the merger to Peoples Bank’s shareholders, the Peoples Bank board of directors consulted with senior management, as well as with its outside financial and legal advisors, and reviewed various financial data and due diligence materials. After such consultation and review, and considering Peoples Bank’s future prospects and strategic options, the board concluded that affiliating with a larger financial institution would better maximize the long-term value of shareholders’ investments than if Peoples Bank remained independent, and that the proposed merger with First Community was in the best interests of Peoples Bank and its shareholders.

The Peoples Bank board of directors considered a number of positive factors that it believes support its recommendation that Peoples Bank’s shareholders approve the merger agreement, including (not in any relative order of importance):

•	the value of the merger consideration compared to Peoples Bank’s prevailing book value, together with the fact that approximately 31% of the total merger consideration will be in the form of cash;

•	the financial analysis and presentation of Davenport, and its opinion that, as of March 1, 2012, the merger consideration to be received by the shareholders of Peoples Bank was fair, from a financial point of view, to the shareholders of Peoples Bank (see “–Opinion of Peoples Bank’s Financial Advisor”);

•	the financial terms of recent business combinations in the financial services industry and a comparison of the multiples paid in selected business combinations with the terms of the merger;

•	its belief that the merger will create a larger and more diversified organization, with a higher combined legal lending limit, that is better positioned to compete and grow its business;

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•	its knowledge and analysis of the current regulatory environment for financial institutions, Peoples Bank’s current competitive position in its banking market and the other potential strategic alternatives available to Peoples Bank, including remaining independent, accelerating branch growth, making acquisitions, developing or acquiring non-bank businesses and selling Peoples Bank to another financial institution;

•	its assessment of the business, earnings, operations, financial condition, capital levels, management and prospects of First Community, taking into account the results of Peoples Bank’s due diligence investigation of First Community;

•	its belief that First Community is a high quality financial services company with a compatible business culture and shared approach to customer service and increasing shareholder value;

•	the fact that the merger will enable Peoples Bank’s shareholders to exchange their shares of Peoples Bank, in a tax-free transaction, for registered shares of a company trading on a national stock exchange, except for the portion of the merger consideration paid in cash for full or fractional shares, thereby providing enhanced liquidity for Peoples Bank shareholders to sell their shares quickly and efficiently;

•	the fact that First Community currently pays a cash dividend on its common stock, while Peoples Bank does not and is not likely to pay a cash dividend to its shareholders in the near future; and

•	the assessment of the likelihood that the merger will be completed without unacceptable regulatory conditions or requirements, and the ability of First Community’s management team to successfully integrate and operate the business of the combined company after the merger.

The Peoples Bank board also considered the risks and potentially negative factors outlined below, but concluded that the anticipated benefits of combining with First Community were likely to outweigh substantially these risks and factors. The risks and factors included (not in any relative order of importance):

•	that the exchange ratio of the stock portion of the merger consideration is fixed, so, if the market price of First Community common stock is lower at the time of the consummation of the merger, the economic value of the per share stock consideration to be received by holders of Peoples Bank stock will also be lower;

•	the provisions of merger agreement obligating Peoples Bank to pay a substantial termination fee if it later chooses to pursue a more attractive uninvited merger proposal or if the agreement is terminated under certain circumstances;

•	the loss of autonomy associated with being an independent financial institution;

•	the possibility that the merger and the related integration process could result in the loss of key employees, in the disruption of Peoples Bank’s on-going business and in the loss of customers for the combined company;

•	the fact that Peoples Bank’s officers and employees will have to focus extensively on actions required to complete the merger, which will divert their attention from Peoples Bank’s business, and that Peoples Bank will incur substantial transaction costs even if the merger is not consummated; and

•	that while the merger is pending, Peoples Bank will be subject to certain restrictions on the conduct of its business that may delay or prevent it from pursuing business opportunities that may arise or preclude it from taking actions that would be advisable if it was to remain independent.

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The foregoing discussion of the factors considered by Peoples Bank’s board of directors is not intended to be exhaustive, but is believed to include all the material factors considered by Peoples Bank’s board. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the board of directors did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger and the merger agreement and recommend that shareholders vote “FOR” approval of the merger agreement. In addition, individual members of the Peoples Bank board of directors may have given differing weights to different factors. The board of directors conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, Peoples Bank’s management and its outside financial and legal advisors. The board considered all of the foregoing factors as a whole and unanimously supported a determination to approve the merger and recommend that shareholders approve the merger agreement.

The above explanation of the reasoning of the Peoples Bank board and the other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

The Peoples Bank board of directors unanimously determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are in the best interests of Peoples Bank and its shareholders and unanimously approved and adopted the merger agreement. The Peoples Bank board unanimously recommends that holders of Peoples Bank stock vote “FOR” the approval of the merger agreement and “FOR” the approval to adjourn or postpone the Peoples Bank special meeting, if necessary.

In considering the recommendation of the Peoples Bank board with respect to the proposal to approve and adopt the merger, the merger agreement and the transactions contemplated thereby, Peoples Bank shareholders should be aware that Peoples Bank’s directors and executive officers have interests in the merger that are different from, or in addition to, those of other Peoples Bank shareholders. The Peoples Bank board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger and the merger agreement, and in making its recommendation. See “The Merger — Interests of Certain Persons in the Merger beginning on page ___.

First Community’s Reasons for the Merger

The merger is consistent with First Community’s plan to have operations, offices and distinct capabilities in every market of its choice within its region. The merger will afford First Community the opportunity to further expand market share in the Richmond, Virginia area. Following the merger, First Community Bank will be the 10th largest Virginia based bank by deposits in the Richmond area. First Community believes that, in addition to expanding its presence in a very attractive market, the merger provides an opportunity to enhance First Community’s shareholder value with the prospects of positive long-term performance of First Community’s common stock. First Community believes that the merger is a strategic and cultural fit between First Community and Peoples Bank given the compatibility of the management and business philosophy of each company. Enhanced opportunities should result from the merger by eliminating redundant or unnecessary costs and enhancing revenue growth prospects.

Opinion of Peoples Bank’s Financial Advisor

Peoples Bank engaged Davenport to act as its financial advisor in connection with the proposed merger and Davenport agreed to assist Peoples Bank in analyzing, structuring and negotiating the merger. Davenport was also engaged to render a written opinion to Peoples Bank’s board of directors as to the fairness, from a financial point of view, of the consideration to be paid to Peoples Bank ’s shareholders in accordance with the merger. In requesting Davenport’s advice and opinion, no restrictions or limitations were imposed by Peoples Bank upon Davenport with respect to the investigations made or the procedures followed by Davenport in rendering its opinion.

Davenport is a regional investment banking firm. As part of its investment banking business, Davenport is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities and valuations for estate, corporate and other purposes. Davenport was selected by Peoples Bank to act as its financial advisor because of Davenport’s expertise in valuing and advising financial institutions in merger and acquisition transactions and because Davenport was familiar with Peoples Bank and its business. However, prior to such selection and in the past two years, Peoples Bank has had no material relationship with Davenport unrelated to the merger and the evaluation of Peoples Bank’s strategic alternatives.

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On March 1, 2012, Davenport reviewed the financial aspects of the merger with Peoples Bank’s board of directors and delivered to Peoples Bank’s board of directors its opinion that, as of that date, and based upon and subject to the assumptions, limitations and qualifications set forth in the opinion, the merger consideration to be received by the shareholders of Peoples Bank pursuant to the merger agreement was fair, from a financial point of view.

The full text of the Davenport opinion, which describes, among other things, the assumptions made, matters considered, and the limitations on the review undertaken, is included in this proxy statement/prospectus as Appendix B. The description of the Davenport opinion set forth below is qualified in its entirety by reference to the full text of the Davenport opinion in Appendix B. Peoples Bank ’s shareholders are urged to read the Davenport opinion carefully and in its entirety.

The Davenport opinion is directed only to the fairness, from a financial point of view, of the consideration to be received by Peoples Bank ’s shareholders. It does not address the underlying business decision of Peoples Bank to engage in the merger or any other aspect of the merger. Further, the Davenport opinion is not a recommendation to any Peoples Bank shareholder as to how he, she or it should vote with regard to the merger. Davenport was not retained as an advisor or agent to Peoples Bank’s shareholders or any other person, and it is acting only as an advisor to Peoples Bank ’s board of directors. The Davenport opinion does not express any opinion about the fairness of the amount or nature of the compensation to Peoples Bank’s officers, directors, employees or class of such persons, relative to compensation to the public shareholders of Peoples Bank. In accordance with internal procedures adopted pursuant to FINRA rules and regulations, Davenport’s fairness opinion was approved by a fairness committee of Davenport.

In arriving at its opinion, Davenport, among other things:

•	reviewed the merger agreement;

•	reviewed certain business, financial and other information regarding Peoples Bank and its prospects that was furnished to it by the management of Peoples Bank and that it discussed with the management of PeoplesBank ;

•	reviewed certain business, financial and other information regarding First Community and its prospects that was furnished to it by the management of First Community and that it discussed with the management of First Community;

•	reviewed the publicly reported historical price and trading activity for Peoples Bank’s and First Community’s common stock;

•	compared certain business, financial and other information regarding Peoples Bank and First Community with similar information regarding certain other publicly traded companies that it deemed to be relevant;

•	compared the proposed financial terms of the merger with the financial terms of various other mergers and acquisitions of financial institutions in recent years;

•	reviewed the pro forma financial impact of the merger on Peoples Bank and First Community, based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings determined by the senior management of Peoples Bank and First Community;

•	reviewed the relative contribution of assets, liabilities, equity and earnings of Peoples Bank and First Community to the resulting institution and the relative pro forma ownership of the shareholders of Peoples Bank and First Community in the combined company; and

•	considered other information such as financial studies, analyses and investigations as well as financial and economic and market criteria that it deemed appropriate.

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In rendering its opinion, Davenport assumed and relied upon the accuracy, completeness and fairness of all of the financial and other information that was available to it from public sources, that was provided to it by Peoples Bank and First Community or their representatives or that was otherwise reviewed by it. Davenport did not attempt or assume any responsibility to independently verify any of the information reviewed by it. Davenport is not an expert in the evaluation of loan portfolios for the purpose of assessing the adequacy of allowances for losses, and it assumed that Peoples Bank’s and First Community’s respective allowances are, in the aggregate, adequate. These reports and analyses indicated that the fair value, under generally accepted accounting principles, of Peoples Bank’s loan portfolio was lower than its carrying amount. Davenport did not review any individual credit files or make any independent evaluation, appraisal or physical inspection of the assets, liabilities or individual properties of Peoples Bank or First Community, nor was Davenport furnished with any evaluation or appraisal of their assets, liabilities or properties.

With respect to the financial forecast information furnished to or discussed with Davenport by Peoples Bank or First Community, Davenport assumed that such financial forecast information had been reasonably prepared and reflected the best currently available estimates and judgment of Peoples Bank’s or First Community’s management as to the expected future financial performance of Peoples Bank or First Community, respectively. Davenport assumed no responsibility for and expressed no view as to any such forecasts or estimates or the assumptions upon which they were based. This forward-looking information, as well as the other estimates used by Davenport in its analyses, was based on numerous variables and assumptions that are inherently uncertain and, accordingly, actual results could vary materially from those set forth in such forecasts.

Davenport assumed that there had been no material change in Peoples Bank’s and First Community’s assets, financial condition, results of operations, business or prospects or other financial information since the date of the last financial information made available to it, that Peoples Bank and First Community will remain as going concerns for all periods relevant to its analyses and that the merger will qualify as a tax-free reorganization for federal income tax purposes. Davenport also assumed that the merger will be completed substantially in accordance with the terms set forth in the merger agreement and that the merger will be accounted for as a purchase under generally accepted accounting principles. The Davenport opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to Davenport as of the date of the Davenport opinion.

The Davenport opinion was just one of the many factors taken into consideration by Peoples Bank’s board of directors in determining to approve the merger agreement. See “—Background of the Merger” and “—Peoples Bank’s Reasons for the Merger; and Recommendation of Peoples Bank’s Board of Directors” at pages [__ ] and [____ ], respectively. The Davenport opinion does not address the relative merits of the merger as compared to any alternative business strategies that might exist for Peoples Bank, nor does it address the effect of any other business combination in which Peoples Bank might engage. The Davenport opinion was not an expression of an opinion as to the prices at which shares of First Community common stock or Peoples Bank common stock would trade following the announcement of the merger or the actual value of the First Community common shares when issued pursuant to the merger, or the prices at which the First Community common shares will trade following the completion of the merger.

In connection with rendering its opinion, Davenport performed a variety of financial analyses. The following is a summary of the material analyses presented to Peoples Bank’s board of directors at its March 1, 2012 meeting. The financial analyses summarized below include information presented in tabular format. The summary set forth below does not purport to be a complete description of the analyses performed by Davenport, but describes, in summary form, the principal elements of the presentation made by Davenport to Peoples Bank’s board of directors on February 29, 2012. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Each of the analyses conducted by Davenport was carried out in order to provide a different perspective on the transaction and add to the total mix of information available.

Davenport did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, Davenport considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Davenport did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized below, Davenport believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinion.

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In performing its analyses, Davenport made numerous assumptions with respect to industry performance, general business, economic and market conditions and other matters, many of which are beyond the control of Peoples Bank and First Community. The projections and other information used in the analyses performed by Davenport are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the projections and other information used in the analyses, and the results of such analyses.

Transaction Summary. Davenport reviewed the terms of the merger, including the aggregate transaction value. As is more specifically set forth in the merger agreement, upon completion of the merger, each share of Peoples Bank common stock shall be converted into, and shall be canceled in exchange for, solely the right to receive 1.07 shares of First Community common stock and a cash sum of $6.08.

Transaction multiples from the merger were based upon the closing price of First Community’s common stock on March 1, 2012 of $12.44 per share and Peoples Bank’s per share financial data as of and for the year ended December 31, 2011. This per share value resulted in an implied total transaction value of approximately $40.6 million and a per share value of $19.39. Based on the per share deal price of $19.39, Davenport calculated the premium over Peoples Bank’s closing price of $9.40 as of March 1, 2012 to be 106.3%, the price to December 31, 2011 tangible book value to be 1.00x, the price to December 31, 2011 earnings per share to be 18.7x and the price to 2012 estimated earnings per share to be 15.6x (earnings estimates based on management’s forecast).

Analysis of Certain Other Publicly Traded Companies. To provide contextual data and comparative market information, Davenport compared selected financial information for First Community to the corresponding publicly available information of certain other peer group companies whose securities are publicly traded. The peer group companies were chosen because they possess general business, operating and financial characteristics representative of companies in the region and the industry in which First Community operates. The peer group companies were comprised of publicly traded banks headquartered in the Southeast or Mid-Atlantic with total assets ranging from approximately $1.0 billion to $5.0 billion. The peer group was further refined to consist of the 15 banks with the closest last twelve months (“LTM”) return on average equity, or “ROAE,” to First Community. The peer group companies were: Ameris Bancorp, BCB Bancorp, Inc., Codorus Valley Bancorp, Inc., Fidelity Southern Corporation, Intervest Bancshares Corporation, Lakeland Bancorp, Inc., Pinnacle Financial Partners, Inc., Sandy Spring Bancorp, Inc., SCBT Financial Corporation, Simmons First National Corporation, Sterling Bancorp and Univest Corporation of Pennsylvania

To perform this analysis, Davenport used the most recent financial information available as of December 31, 2011, for each of the peer group companies. Market price information was as of March 1, 2012. The following table summarizes the relevant data items for First Community and the peer group.

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	First		Peer
	Community		Median
Capitalization (MRQ)
Total Assets ($ in Thousands)	2,164,789		2,994,308
Total Loans/ Total Assets (%)	64.0		67.8
LTM Loan Growth (%)	0.7		1.4
LTM Deposit Growth (%)	(4.8)		3.4
Tangible Equity/ Tangible Assets (%)	10.5		9.2
Total Risk-Based Capital Ratio (%)	18.2		15.3

Asset Quality (MRQ)
NPAs/ Assets (%)	1.60		2.65
Reserves/ Loans (%)	1.87		1.59

Performance (LTM)
ROAA (%)	0.91		0.74
ROAE (%)	6.8		7.4
Net Interest Margin (%)	3.87		3.78
Efficiency Ratio (%)	58.8		66.9
Noninterest Income/ Operating Revenue (%)	31.1		21.9
Noninterest Expense/ Average Assets (%)	3.1		3.2
Operating Revenue Growth (%)	(1.7)		1.8
LTM EPS Growth (%)	(13.0)		6.7
LTM Dividend Payout Ratio (%)	37.4		39.6

Market Statistics
Market Value ($ in Millions)	222.0		273.6
YTD Average Daily Volume	39,444		37,889
Price to LTM Core Earnings	11.9	x	14.8	x
Price to Projected 2012 Earnings	11.5	x	13.8	x
Price to Book (%)	77.4		95.3
Price to Tangible Book (%)	111.3		119.5
52-Week Price Change (%)	1.4		(4.5)

In addition, Davenport compared selected financial information for Peoples Bank to the corresponding publicly available information of certain other peer group companies whose securities are publicly traded. The peer group companies were chosen because they possess general business, operating and financial characteristics representative of companies in the region and the industry in which Peoples Bank operates. The peer group companies were comprised of publicly traded banks headquartered in Virginia with total assets ranging from approximately $500 million to $1.0 billion. The peer group was further refined to consist of the 15 banks with the closest ROAE to Peoples Bank. The peer group companies were: Bank of McKenney, Cardinal Bankshares Corporation, Citizens Bancorp of Virginia, Inc., Community Financial Corporation, Eagle Financial Services, Inc., Farmers Bank, Heritage Bankshares, Inc., HomeTown Bankshares Corporation, MainStreet Bank, Pinnacle Bankshares Corporation, Southern National Bancorp of Virginia, Inc., United Financial Banking Companies, Inc., Virginia National Bank, WashingtonFirst Bankshares, Inc. and Xenith Bankshares, Inc.

To perform this analysis, Davenport used the most recent financial information available as of December 31, 2011 for each of the peer group companies. Market price information was as of March 1, 2012. The following table summarizes the relevant data items for Peoples Bank and the peer group.

	Peoples		Peer
	Bank		Median
Capitalization (MRQ)
Total Assets ($in Thousands)	285,898		361,175
Total Loans/ Total Assets (%)	64.0		70.7
LTM Loan Growth (%)	(7.3)		0.5
LTM Deposit Growth (%)	(0.6)		7.0
Tangible Equity/ Tangible Assets (%)	13.7		9.9
Total Risk-Based Capital Ratio (%)	22.1		14.4

Asset Quality (MRQ)
NPAs/ Assets (%)	2.14		2.69
Reserves/ Loans (%)	2.13		1.50

Performance (LTM)
ROAA (%)	0.71		0.53
ROAE (%)	5.5		5.2
Net Interest Margin (%)	3.10		4.12
Efficiency Ratio (%)	53.2		74.0
Noninterest Income/ Operating Revenue (%)	5.8		7.9
Noninterest Expense/ Average Assets (%)	1.7		3.0
Operating Revenue Growth (%)	1.9		6.1
LTM EPS Growth (%)	126.1		18.5
LTM Dividend Payout Ratio (%)	NA		34.1

Market Statistics
Market Value ($ in Millions)	19.0		20.7
YTD Average Daily Volume	71		370
Price to LTM Core Earnings	9.0	x	12.9	x
Price to Book (%)	49.7		62.8
Price to Tangible Book (%)	49.7		66.2
52-Week Price Change (%)	(32.9)		(9.0)

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Relative Contribution Analysis. Davenport analyzed the relative contributions to be made by Peoples Bank and First Community to the combined institution based on balance sheet data as of December 31, 2011, net income for the year ending December 31, 2011, and projected net income for the year ending December 31, 2012 provided by Peoples Bank management and FactSet Research Systems’ (“FactSet”) median estimates (a nationally recognized earnings estimate consolidator for publicly traded companies) for First Community and market capitalization data as of March 1, 2012. Davenport compared such contributions to the ownership stake that Peoples Bank shareholders would have in the combined institution, based on the conversion ratio of 1.07 shares of First Community common stock for each share of Peoples Bank common stock. This information is presented in the following table.

	First Community	Peoples Bank
Total Assets	88.3%	11.7%
Total Net Loans	88.3%	11.7%
Total Deposits	86.2%	13.8%
Tangible Common Equity	83.6%	16.4%
Net Income – 2011	90.5%	9.5%
Pro Forma Ownership (if all stock transaction)	85.0%	15.0%
Pro Forma Ownership (according to deal terms)	89.2%	10.8%

Stock Trading History of First Community. Davenport reviewed the history of the distribution of the reported trading prices of First Community’s common stock as a percentage of the total number of shares of First Community common stock traded for the one-year period ended March 1, 2012 and the reported trading volume of First Community’s common stock over the same period. During the one year period, the average daily trading volume of First Community common stock was 43,200 shares.

First Community One-Year Trading Distribution Beginning March 1, 2011

Price per Share Range	Volume Distribution
$9.40 - $10.56	9.3%
$10.56 - $11.72	15.7%
$11.72 - $12.89	41.1%
$12.89 - $14.05	19.3%
$14.05 - $15.21	14.6%

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Davenport also reviewed, for each trading day during the one-year period ended March 1, 2012, the implied transaction price premium to Peoples Bank shareholders, which was calculated by multiplying the closing price of the common stock of First Community by the conversion ratio of 1.07 adding $6.08, which represents the cash portion of the consideration, and comparing the resulting value to the closing price of the common stock of Peoples Bank. This analysis presented the implied market price premium over a period of time versus a single point in time. The average implied premium over the one year period was 89.6% as compared to the premium of 106.3% on March 1, 2012.

Comparable Bank Acquisition Analysis. Davenport compared the merger details to a selected group of acquisition transactions in the banking industry. The transactions selected were a group of 41 bank merger transactions announced since January 1, 2009 involving commercial banks headquartered in the Mid-Atlantic and Southeast where the target had total assets between $100 million and $1.0 billion. Davenport compared the multiples from the merger to the median of the 41 transaction multiples announced since January 1, 2009. Davenport also compared the merger multiples of the transaction to a group of 120 merger transactions throughout the entire United States, also announced since January 1, 2009 and where the target had total assets between $100 million and $1.0 billion. Davenport compared the transaction price per common share to the closing market price of the acquired company one day prior to the announcement of the transaction. Davenport also reviewed the following median transaction value multiples for the transactions listed above: price to the LTM earnings per share; price to book value; and price to tangible book value. The median multiples for these transactions are summarized in the table below along with the implied multiples for Peoples Bank based on the merger and an assumed purchase price of $19.39.

	First Community / Peoples Bank		Southeast & Mid-Atlantic Transactions Since 1/1/2009		United States Transactions Since 1/1/2009
Premium to 3/1/2012 Stock Price	106.3%		55.5%		64.1%
Price to LTM EPS	18.7	x	17.9	x	25.2	x
Price to Book Value	1.00	x	0.93	x	1.09	x
Price to Tangible Book Value	1.00	x	0.97	x	1.11	x

Accretion/Dilution Analyses. Based on the exchange ratio of 1.07 shares of First Community common stock and cash consideration of $6.08 for each share of Peoples Bank common stock, Davenport calculated the pro forma earnings per share and tangible book value per share for Peoples Bank as if the merger had been completed on December 31, 2011 and compared the results to those measures assuming no merger. This analysis was based on estimated earnings per share for 2012 through 2013 provided by management of Peoples Bank. First Community’s estimated earnings per share for 2012 and 2013 were based on Factset’s median estimates. Tangible book value per share was based on financial data as of December 31, 2011. The analysis assumed pre-tax cost savings of $1.5 million, increasing 3% annually in 2013. For purposes of this analysis, no fair value purchase accounting adjustments to Peoples Bank’s carrying values other than the amortization of the core deposit intangibles and deal expenses were included. For comparative purposes, and in order to calculate accretion and dilution at the per share level, we assumed the hypothetical Peoples Bank shareholder received all stock consideration rather than cash and stock consideration. This information is presented in the following table.

	Peoples Bank Pro Forma per Share Impact of the Merger
	Contribute	Receive	Accretion / (Dilution)
			($)	(%)
2012E EPS	$1.24	$1.60	$0.36	28.4%
2013E EPS	$1.50	$1.71	$0.21	14.2%
Tangible Book Value per Share	$19.39	$17.43	$(1.96)	(10.1)%

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Present Value Analysis. Davenport estimated the present value of the future stream of earnings Peoples Bank could produce through December 31, 2016 on a stand-alone basis. The forecast assumed that Peoples Bank did not pay a dividend to its common shareholders throughout the forecast period. Davenport then estimated the terminal values for Peoples Bank common stock at the end of the period by applying multiples ranging from 10.0x to 14.0x of projected earnings in 2016. The terminal value was then discounted to present values using various discount rates (ranging from 11.0% to 15.0%) chosen to reflect different assumptions regarding the required rates of return to prospective buyers of Peoples Bank common stock. This present value analysis provided a range of present values from $10.50 to $17.39 per share of Peoples Bank common stock.

Davenport noted that it included a present value analysis because it is a widely used valuation methodology, but also noted that the results of this methodology are highly dependent upon the assumptions that must be made. The projections and other information used in the present value analysis performed by Davenport are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the projections and other information used in the analyses, and the results of such analyses.

Other Analyses. Davenport reviewed earnings estimates, balance sheet composition, historical stock performance and stock liquidity for First Community. Davenport also analyzed the impact of the transaction on the pro forma combined capital ratios for the combined entity under different scenarios.

Fees. Peoples Bank and Davenport have entered into an agreement relating to the services provided by Davenport in connection with the transaction. Peoples Bank has agreed to pay Davenport a success fee in connection with the merger equal to 0.85% of the overall consideration received by Peoples Bank shareholders in the transaction. Davenport was paid an initial retainer of $10,000 and the balance of the fee is contingent, and payable, upon closing of the merger. Peoples Bank has also agreed to reimburse Davenport for reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Davenport and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws.

The terms of the fee arrangement with Davenport, which Davenport and Peoples Bank believe are customary in transactions of this nature, were negotiated at arm’s length between Peoples Bank and Davenport, and Peoples Bank’s board of directors was aware of such arrangement, including the fact that the majority of the fee payable to Davenport is contingent upon completion of the merger. In the past two years, Davenport has had no material relationship with Peoples Bank or First Community unrelated to the merger and the evaluation of Peoples Bank’s strategic alternatives.

Other. In the ordinary course of its business as a broker-dealer, Davenport may, from time to time, purchase securities from, and sell securities to, Peoples Bank and First Community. Davenport may from time to time have a long or short position in, and buy or sell, equity securities of Peoples Bank and First Community for Davenport’s own account or for the accounts of its customers.

The full text of Davenport’s written opinion is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. Peoples Bank’s shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Davenport.

Davenport’s opinion is directed to the Peoples Bank’s board of directors and addresses only the fairness, from a financial point of view, of the transaction consideration to Peoples Bank’s shareholders. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any Peoples Bank shareholder as to how the shareholder should vote at the Peoples Bank special meeting on the merger agreement or any related matter.

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Merger Consideration

Upon consummation of the merger, each outstanding share of Peoples Bank common stock (other than any dissenting shares) will be converted into the right to receive:

$6.08 in cash; and

1.07 shares of common stock of First Community, plus cash in lieu of any fractional share interest.

No fractional shares of First Community common stock will be issued in connection with the merger. Instead, First Community will make a cash payment to each Peoples Bank shareholder who would otherwise receive a fractional share.

The amount and nature of the merger consideration was established through arm’s-length negotiations between First Community and Peoples Bank and their respective advisors, and reflects the balancing of a number of countervailing factors. The total amount of the merger consideration reflects a price both parties concluded was appropriate. See “– Background of the Merger” beginning on page ___ and “– First Community’s Reasons for the Merger” beginning on page ____. The parties have structured the merger, in part, to have the favorable tax attributes of a “reorganization” for federal income tax purposes. See “– Federal Income Tax Consequences” beginning on page ____.

As more fully described under “— Federal Income Tax Consequences” commencing on page __, Peoples Bank shareholders generally will not recognize a gain or a loss as a result of receiving shares of First Community common stock. However, Peoples Bank shareholders will be taxed on the cash portion of the merger consideration received for their shares of Peoples Bank common stock.

Upon consummation of the merger, any shares of Peoples Bank common stock that are held directly or indirectly by First Community, other than in a fiduciary capacity or in satisfaction of a debt previously contracted, will be canceled and retired and no payment will be made with respect to those shares.

We cannot assure you that the current fair market value of First Community or Peoples Bank common stock will be equivalent to the fair market value of First Community or Peoples Bank common stock on the effective date of the merger.

Procedures for Exchanging Peoples Bank Common Stock Certificates

Each person who, on or prior to April 6, 2012, which date we refer to as the record date, is a record holder of shares of Peoples Bank common stock will be entitled, with respect to all or any portion of such person’s shares, to receive the merger consideration in exchange for his or her shares of Peoples Bank common stock.

Promptly following the completion of the merger, the exchange agent will mail to each holder of record of shares of Peoples Bank common stock a letter of transmittal and instructions for surrendering certificates representing shares of Peoples Bank common stock in exchange for the merger consideration allocated to them. Upon surrender of a stock certificate of Peoples Bank common stock for exchange and cancellation to the exchange agent, together with a duly executed letter of transmittal, the holder of such certificate will be entitled to receive the merger consideration and the certificate for Peoples Bank common stock so surrendered will be canceled. No interest will be paid or accrued on any cash constituting merger consideration. In any event, do not forward your Peoples Bank stock certificates with your proxy cards.

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Peoples Bank shareholders who surrender their stock certificates and complete the letter of transmittal, will receive the merger consideration as the result of the merger promptly following completion of the exchange agent’s delivery procedures. Other shareholders will receive the merger consideration as soon as practicable after their stock certificates have been surrendered with appropriate documentation to the exchange agent or other steps have been taken to surrender the evidence of their stock interest in Peoples Bank in accordance with the instructions accompanying the letter of transmittal. No certificates representing First Community shares will be issued, and shares of PBV Common Stock owned will be exchanged for book-entry shares of First Community.

No stock certificates representing fractional shares of First Community common stock will be issued upon the surrender for exchange of Peoples Bank stock certificates. In lieu of the issuance of any such fractional share, First Community will pay to each former shareholder of Peoples Bank who otherwise would be entitled to receive a fractional share of First Community common stock an amount in cash determined by multiplying the fraction of a share of First Community common stock which such holder would otherwise be entitled to receive pursuant to the merger agreement by Thirteen and 25/100 Dollars ($13.25), rounded to the nearest whole cent.

You will receive dividends on First Community common stock or other distributions, if any as so declared by the board of directors of First Community, declared after the completion of the merger only if you have surrendered your Peoples Bank stock certificates. Only then will you be entitled to receive all previously withheld dividends and distributions, without interest.

After completion of the merger, no transfers of Peoples Bank common stock issued and outstanding immediately prior to the completion of the merger will be allowed. Peoples Bank stock certificates that are presented for transfer after the completion of the merger will be canceled and exchanged for the appropriate merger consideration.

First Community will only issue a First Community stock certificate in a name other than the name in which a surrendered Peoples Bank stock certificate is registered if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership of the shares of Peoples Bank common stock formerly represented by such Peoples Bank stock certificate, and show that you paid any applicable stock transfer taxes.

If your Peoples Bank stock certificate has been lost, stolen or destroyed, you may be required to deliver an affidavit and a lost certificate bond as a condition to receiving any First Community stock certificate to which you may be entitled. Upon request, the exchange agent will send you instructions on how to provide evidence of ownership.

Payment and Termination of Peoples Bank Stock Options

At the effective time of the merger, each option to purchase shares of Peoples Bank common stock granted under Peoples Bank’s stock option plan which is outstanding, vested and unexercised immediately prior thereto will be canceled in exchange for the right to receive a lump sum cash payment equal to the number of shares of Peoples Bank common stock subject to such outstanding and unexercised option multiplied by the difference of $20.26 and the exercise price for such unexercised option, subject to any price adjustment described in “The Merger- Termination of the Merger Agreement” beginning on page ____. As of April 6, 2012, there were 269,115 Peoples Bank stock options issued and unexercised with exercise prices between $10.00 and $19.00 per share.

Conditions to the Merger

The respective obligations of First Community and Peoples Bank to consummate the merger are subject to the satisfaction of certain mutual conditions, including the following:

•	The merger agreement, the plan of merger and the transactions contemplated thereby, described in the proxy statement/prospectus, have been approved by the requisite vote of the holders of outstanding shares of Peoples Bank common stock;

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•	All regulatory approvals required by law to consummate the transactions contemplated by the merger agreement, including from the Federal Reserve Board and the Virginia State Corporation Commission, are obtained and remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements that the board of directors of First Community reasonably determines in good faith would materially reduce the benefits of the merger to such a degrees that First Community would not have entered into the merger agreement had such condition, restriction or requirements been known at the date thereof;

•	No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the merger or the transaction contemplated by the merger agreement;

•	The registration statement (of which this proxy statement/prospectus is a part) registering shares of First Community common stock to be issued in the merger is declared effective and not subject to a stop order suspending the effectiveness of such registration statement and no proceedings for that purpose shall have been initiated by the Securities and Exchange Commission and not withdrawn; and

•	Authorization for the listing on The NASDAQ Stock Market, Inc.’s Global Select Market of the shares of First Community common stock to be issued in the merger.

In addition to the mutual covenants described above, the obligation of First Community to consummate the merger is subject to the satisfaction, unless waived, of the following other conditions:

•	The representations and warranties of Peoples Bank made in the merger agreement are true and correct as of the date of the merger agreement and as of the effective time of the merger and First Community has received a certificate of its chief executive officer and the chief financial officer to that effect;

•	Peoples Bank performs in all material respects all obligations required to be performed under the merger agreement prior to the effective time of the merger and has delivered to First Community a certificate of its chief executive officer and chief financial to that effect;

•	No more than 20% of the outstanding shares of Peoples Bank common stock shall represent shares for which appraisal rights have been asserted and not been withdrawn by shareholders of Peoples Bank;

•	As of the month-end prior to the effective time of the merger, Peoples Bank shall not have non-performing loans (consisting of non-accrual loans and loans delinquent 90 days or more but still accruing interest) and troubled debt restructurings, but excluding certain designated loans, in each case, determined in accordance with generally accepted accounting principles, consistently applied, which in the aggregate equal or exceed 3.70% of Peoples Bank’s total loans outstanding in the aggregate, (ii) as of the month-end prior to the effective time of the merger, Peoples Bank shall not have non-performing assets (consisting of non-accrual loans, loans delinquent 90 days or more but still accruing interest and other real estate owned) and troubled debt restructurings, but excluding certain designated loans, in each case, determined in accordance with generally accepted accounting principles, consistently applied, which in the aggregate equal or exceed 2.65% of Peoples Bank’s total assets in the aggregate, and (iii) as of any monthly, quarterly or annual period commencing as of the date of the merger agreement and ending as of the effective time of the merger, Peoples Bank shall not have net charge-offs (i.e., charge-offs that are net of recoveries), determined in accordance with generally accepted accounting principles, consistently applied, which equal or exceed on an annualized basis 0.60% of Peoples Bank’s total loans outstanding in the aggregate; provided that reserves or charge-offs that are requested to be made by First Community in accordance with the merger agreement shall not be included in determining Peoples Bank’s satisfaction of the condition;

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•	As of the month-end prior to the effective time, Peoples Bank shall not have total shareholders’ equity (as adjusted pursuant to the following sentence) of less than $39,000,000.00. Peoples Bank’s total shareholders’ equity shall be calculated in accordance with generally accepted accounting principles, applied in a manner consistent with the financial statements of Peoples Bank as of and for the year ended December 31, 2011, but Peoples Bank’s net income or loss for the period beginning on January 1, 2012 and ending as of the month-end prior to the effective time shall exclude the effect of (i) any reserves or charge-offs that are requested to be made by First Community pursuant to the merger agreement; (ii) any expenses or other costs incurred by Peoples Bank that are associated with or result directly from the transactions contemplated by the merger agreement, including, but not limited to: (A) the reasonable fees and expenses incurred by Peoples Bank to pay Davenport’s fee, (B) the reasonable fees and expenses incurred by Peoples Bank to pay its counsel and accountants in connection with the transactions contemplated by the merger agreement, (C) the printing, mailing and proxy solicitation costs incurred in connection with the Peoples Bank shareholder meeting, and (D) any severance payments to James H. Atkinson, Jr., Quentin L. Corbett and Vera H. Primm are eligible to receive; and (iii) any special or emergency assessments levied by the Federal Deposit Insurance Corporation;

•	No material adverse effect with respect to Peoples Bank has occurred; and

•	First Community shall have received an opinion of Bowles Rice McDavid Graff & Love LLP, special counsel to First Community, dated as of the effective time of the merger, that the merger constitutes a “reorganization” under Section 368 of the Internal Revenue Code.

In addition to the mutual covenants described above, Peoples Bank’s obligation to complete the merger is subject to the satisfaction, unless waived, of the following other conditions:

•	The representations and warranties of First Community and First Community Bank made in the merger agreement are true and correct as of the date of the merger agreement and as of the effective time of the merger and Peoples Bank receives a certificate of the chief executive officer and chief financial officer of First Community to that effect;

•	First Community and First Community Bank perform in all material respects all obligations required to be performed under the merger agreement prior to the effective time of the merger and First Community delivers to Peoples Bank a certificate of its chief executive officer and chief financial officer to that effect;

•	Peoples Bank shall have received an opinion of LeClairRyan, counsel to Peoples Bank, stating that, among other things, as of the effective time of the merger, the merger constitutes a “reorganization” under Section 368 of the Internal Revenue Code and that no gain or loss will be recognized by the shareholders of Peoples Bank to the extent that they receive First Community common stock in exchange for their Peoples Bank common stock in the merger; and

•	No material adverse effect with respect to First Community and First Community Bank has occurred.

Under the terms of the merger agreement, a material adverse effect on either First Community or Peoples Bank is defined to mean any effect that (1) is material and adverse to the financial condition, results of operations or business of such entity and its subsidiaries taken as a whole or (2) would materially impair the ability of such entity and its subsidiaries to perform their respective obligations under the merger agreement or otherwise materially threaten or materially impede the consummation of the merger. However, under the terms of the merger agreement, none of the following would be deemed to constitute a material adverse effect on any entity:

•	changes in tax, banking and similar laws of general applicability or interpretations of them by governmental authorities;

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•	changes in GAAP or regulatory accounting requirements applicable to banks, savings banks or their holding companies generally;

•	changes in general economic conditions affecting banks, savings banks and their holding companies generally;

•	the announcement or pendency of the transactions contemplated by the merger agreement; and

•	with respect to Peoples Bank only, the effects of any action or omission taken with the prior consent of First Community or as otherwise contemplated by the merger agreement;

provided that the effect of the changes described in the first four bullet points shall not be excluded as a material adverse effect to the extent of a materially disproportionate impact, if any, that they have on First Community and its subsidiaries as a whole on the one hand, or Peoples Bank and its subsidiaries as a whole on the other hand, as measured relative to similarly situated companies in the banking industry.

Regulatory Approvals

Consummation of the merger is subject to receipt of certain regulatory approvals and waivers. We are not aware of any other material governmental approvals or actions that are required prior to the parties’ completion of the merger other than those described below. We presently contemplate that if any additional governmental approvals or actions are required, these approvals or actions will be sought. However, we cannot assure you that any of these approvals or actions, including any additional approvals or actions required, will be obtained.

As a bank holding company, First Community is subject to regulation under the Bank Holding Company Act of 1956. First Community Bank and Peoples Bank are each Virginia banking corporations, member banks of the Federal Reserve System and subject to the Virginia Banking Act. First Community, Peoples Bank and First Community Bank have filed all required applications seeking approval of the merger with the Federal Reserve and the Bureau of Financial Institutions of the Virginia State Corporation Commission.

Federal Reserve Board. Under the Bank Holding Company Act, the Federal Reserve Board is required to examine the financial and managerial resources and future prospects of the combined organization and analyze the capital structure and soundness of the resulting entity. The Federal Reserve Board has the authority to deny an application if it concludes that the combined organization would have inadequate capital. In addition, the Federal Reserve Board can withhold approval of the merger if, among other things, it determines that the effect of the merger would be to substantially lessen competition in the relevant market. Further, the Federal Reserve must consider whether the combined organization meets the requirements of the Community Reinvestment Act of 1977 by assessing the involved entities’ records of meeting the credit needs of the local communities in which they operate, consistent with the safe and sound operation of such institutions.

The merger may not be completed until the 30th day or, with the consent of the relevant agencies, the 15th day, following the date of the Federal Reserve Board approval, during which period the United States Department of Justice may comment adversely on the merger or challenge the merger on antitrust grounds. The commencement of an anti-trust action would stay the effectiveness of any approval unless a court specifically orders otherwise.

State Applications. The merger is subject to the approval of the merger of the Bureau of Financial Institutions of the Virginia State Corporation Commission.

Status of Applications, Notices and Waivers. First Community, First Community Bank, and Peoples Bank have filed all required applications, notices and waiver requests with applicable regulatory authorities in connection with the merger. There can be no assurance that all requisite approvals and waivers will be obtained, that such approvals and waivers will be received on a timely basis or that such approvals and waivers will not impose conditions or requirements which, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by the merger agreement to First Community that had such condition or requirement been known, First Community, in its reasonable judgment, would not have entered into the merger agreement. If any such condition or requirement is imposed, First Community may elect not to consummate the merger. See “ – Conditions to the Merger” beginning on page __.

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The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the cash consideration or the exchange ratio for converting Peoples Bank common stock to First Community common stock. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

Business Pending the Merger

The merger agreement contains certain covenants of the parties regarding the conduct of their respective businesses pending consummation of the merger. These covenants, which are contained in Article IV of the merger agreement included as Annex A hereto, are briefly described below.

Peoples Bank, First Community and First Community Bank have agreed that, until the effective time of the merger, none of them, without the prior written consent of the other, will:

•	Take any action that would, or is reasonably likely to, prevent or impede the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; or

•	Take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time at or prior to the effective time, (y) any of the conditions to the merger set forth in Article VII of the merger agreement not being satisfied or (z) a material violation of any provision of the merger agreement, except as may be required by applicable law or regulation.

Peoples Bank has also agreed that, prior to the effective time, without the prior written consent of First Community and except as previously disclosed, it will not:

•	Conduct its business other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and First Community the goodwill of the customers of Peoples Bank and others with whom business relations exist;

•	Except as previously disclosed, issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock or any warrants, options, rights, convertible securities and other arrangements or commitments that obligate the person to issue or dispose of any of its capital stock or other ownership interests (“Rights”) or permit any additional shares of capital stock to become subject to grants of employee or director stock options or other Rights;

•	Enter into or amend or renew any employment, consulting, severance, change in control, bonus, salary continuation or similar agreements or arrangements with any director, officer or employee of Peoples Bank or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for changes that are required by applicable law or as previously disclosed to First Community;Hire any person as an employee of Peoples Bank or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and as previously disclosed and (ii) persons hired to fill any employee or non-executive officer vacancies arising after the date hereof and whose employment is terminable at the will of Peoples Bank and who are not subject to or eligible for any severance or similar benefits or payments that would become payable as a result of the merger or the consummation thereof;

•	Enter into, establish, adopt, amend, terminate or make any contributions to (except (i) as may be required by applicable law, (ii) to satisfy contractual obligations existing as of the date hereof and as previously disclosed to First Community or (iii) to comply with the requirements of the merger agreement), any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Peoples Bank or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder;

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•	Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits in bulk, business or properties except for: (i) Other Real Estate Owned (OREO) that is sold in the ordinary course of business consistent with past practices; (ii) transactions previously disclosed to First Community; or (iii) transactions in the ordinary course of business consistent with past practice in amounts that do not exceed $10,000.00 individually or $25,000.00 in the aggregate;

•	Acquire all or any portion of the assets, business, securities, deposits or properties of any other person, including without limitation, by merger or consolidation or by investment in a partnership or joint venture except for: (i) acquisitions of securities as previously disclosed to First Community; (ii) such acquisitions by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith; and (iii) such acquisitions in the ordinary course of business consistent with past practice in amounts that do not exceed $10,000.00 individually or $25,000.00 in the aggregate;

•	Except as previously disclosed, make any capital expenditures, other than capital expenditures in the ordinary course of business consistent with past practice, in amounts not exceeding $10,000.00 individually or $25,000.00 in the aggregate;

•	Amend Peoples Bank’s articles of incorporation or bylaws;

•	Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or generally accepted accounting principles;

•	Except as previously disclosed, enter into, cancel, fail to renew or terminate any material contract or amend or modify in any material respect any of its existing material contracts;

•	Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Peoples Bank is or becomes a party after the date of the merger agreement, which settlement, agreement or action involves payment by Peoples Bank of an amount that exceeds $20,000.00 and/or would impose any material restriction on the business of Peoples Bank or create precedent for claims that are reasonably likely to be material to Peoples Bank;

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•	Enter into any new material line of business; introduce any material new products or services; change its material lending, investment, underwriting, pricing, servicing, risk and asset liability management and other material banking and operating policies or otherwise fail to follow such policies, except as required by applicable law, regulation or policies imposed by any governmental authority, or the manner in which its investment securities or loan portfolio is classified or reported; or invest in any mortgage-backed or mortgage-related security that would be considered “high risk” under applicable regulatory guidance; or file any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office, service center or other facility;

•	Introduce any material marketing campaigns or any material new sales compensation or incentive programs or arrangements (except those the material terms of which have been fully disclosed in writing to, and approved by, First Community prior to the date of the merger agreement);

•	Enter into or settle any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions;

•	Incur any indebtedness for borrowed money; or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than with respect to the collection of checks and other negotiable instruments in the ordinary course of business consistent with past practice;

•	Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security or equity investment other than federal funds or United States Government securities or United States Government agency securities, in each case with a term of one year or less or (ii) dispose of any debt security or equity investment

•	(i) Make, renew or otherwise modify any loan, loan commitment, letter of credit or other extension of credit (collectively, “Loans”) other than Loans made or acquired in the ordinary course of business consistent with past practice and that have (w) in the case of unsecured loans made to any one borrower that are originated in compliance with Peoples Bank’s internal loan policies, a principal balance not in excess of $25,000.00 in total, which is understood to include any current outstanding principal balance to any such borrower, (x) in the case of loans secured other than by real estate that are originated in compliance with Peoples Bank’s internal loan policies, a principal balance not in excess of $150,000.00 in total, which is understood to include any current outstanding principal balance to any such borrower, (y) in the case of loans secured by cash flow producing commercial real estate and any conforming residential real estate made to any one borrower that are originated in compliance with Peoples Bank’s internal loan policies, a principal balance not in excess of $500,000.00 in total, which is understood to include any current outstanding principal balance to any such borrower, and (z) in the case of loans secured by non-cash flow producing commercial real estate made to any one borrower that are originated in compliance with Peoples Bank’s internal loan policies, a principal balance not in excess of $250,000.00 in total, which is understood to include any current outstanding principal balance to any such borrower; (ii) except in the ordinary course of business, take any action that would result in any discretionary release of collateral or guarantees or otherwise restructure the respective amounts set forth in clause (i) above; or (iii) enter into any Loan securitization or create any special purpose funding entity;

•	Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice);

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•	Make or change any material tax election, settle or compromise any material tax liability of Peoples Bank, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of a material amount of taxes of Peoples Bank, enter into any closing agreement with respect to any material amount of taxes or surrender any right to claim a material tax refund, adopt or change any method of accounting with respect to taxes or file any amended tax return;

•	Take any action (i) that would cause the merger agreement or the transactions contemplated thereby to be subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares or (ii) to exempt or make not subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person (other than First Community or its subsidiaries) or any action taken thereby, which person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom; or

•	Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

Board of Directors’ Covenant to Recommend the Merger Agreement

Pursuant to the merger agreement and except as set forth below, the Peoples Bank board of directors is required to recommend that Peoples Bank shareholders approve the merger agreement at all times prior to and during the special meeting of Peoples Bank shareholders at which the merger agreement is to be considered and will take all reasonable lawful actions to solicit approval of the merger agreement by its shareholders. The Peoples Bank board of directors shall not withdraw, modify or qualify in any manner adverse to First Community such recommendation or take any other action or make any other public statement in connection with the meeting of its shareholders inconsistent with such recommendation, except as set forth below. Notwithstanding any change in the Peoples Bank board of directors’ recommendation, the merger agreement shall be submitted to the shareholders of Peoples Bank at the special meeting of Peoples Bank shareholders for the purpose of approving the merger agreement and any other matters required to be approved by Peoples Bank’s shareholders for consummation of the transaction. Peoples Bank shall not submit to the vote of its shareholders any acquisition proposal other than the merger while the merger agreement is in effect.

Notwithstanding the recommendation requirements discussed above, the Peoples Bank board of directors shall be permitted to effect a change in recommendation if Peoples Bank has complied with the merger agreement and the Peoples Bank board of directors, based on the advice of its outside counsel, has determined in good faith that failure to do so would result in a violation of its fiduciary duties under applicable law. If the Peoples Bank board of directors intends to effect a change in recommendation following an acquisition proposal (as defined in “— No Solicitation” below) it shall have concluded in good faith, after giving effect to all of the adjustment that may be offered by First Community, that another acquisition proposal constitutes a superior proposal (as defined in “— No Solicitation” below). Peoples Bank also shall notify First Community at least five business days in advance of its intention to effect a change in recommendation in response to the superior proposal, including the identity of the party making the acquisition proposal, and furnish to First Community a detailed summary of all material terms of the superior proposal and all other material documents. Prior to effecting the change in recommendation, Peoples Bank shall, and shall cause its financial and legal advisors to, during the period following its delivery of the required notice, negotiate in good faith with First Community for a period of up to five business days to the extent First Community desires to negotiate to make the adjustments in the terms and conditions of the merger agreement so that the other acquisition proposal ceases to constitute a superior proposal.

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No Solicitation

The merger agreement provides that Peoples Bank will and will direct and use its reasonable best efforts to cause its affiliates, directors, officers, employees, agents and representatives, including, without limitation, any investment banker, financial advisor, attorney, accountant, or other representative retained by it, to immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to the possibility or consideration of any acquisition proposal and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to any acquisition proposal, including by requesting the other party to promptly return or destroy any confidential information previously furnished by or on behalf of Peoples Bank and by specifically enforcing the terms in a court of competent jurisdiction. For purposes of the merger agreement, “acquisition proposal” is defined to mean any inquiry, proposal or offer, filing of any regulatory application or notice, whether in draft or final form, or disclosure of an intention to do any of the foregoing from any person relating to any (1) direct or indirect acquisition or purchase of a business that constitutes 25% or more of the total revenues, net income, assets, or deposits of Peoples Bank taken as a whole; (2) direct or indirect acquisition or purchase of any class of equity securities representing 25% or more of the voting power of Peoples Bank; (3) tender offer or exchange offer that if consummated would result in any person beneficially owning 25% or more of any class of equity securities of Peoples Bank; or (4) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Peoples Bank, other than the transactions contemplated by the merger agreement.

From the date of the merger agreement through the effective time, Peoples Bank will not and will cause its directors, officers or employees, or any other representative retained by it or any subsidiary, not to, directly or indirectly through another person (1) solicit, initiate, or encourage, including by way of furnishing information or assistance, or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal or offer that constitutes, or is reasonably likely to lead to, any acquisition proposal, (2) provide any confidential information or data to any person relating to any acquisition proposal, (3) participate in any discussions or negotiations regarding any acquisition proposal, (4) waive, terminate, modify, or fail to enforce any provision of any contractual “standstill” or similar obligations of any person other than First Community or its affiliates, (5) approve or recommend, propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase agreement or share exchange agreement, option agreement or similar agreement related to any acquisition proposal or propose to take any of these actions, or (6) make or authorize any statement, recommendation, or solicitation in support of any acquisition proposal.

However, prior to the date of the meeting of the Peoples Bank shareholders, if the Peoples Bank board of directors determines in good faith, after consulting with its outside legal and financial advisors, that the failure to do so would breach, or would reasonably be expected to result in a breach of, its fiduciary duties under applicable law, Peoples Bank may, in response to a bona fide, written acquisition proposal not solicited in violation of the merger agreement, that the Peoples Bank board of directors determines in good faith constitutes a superior proposal, subject to providing 1 business day prior written notice of its decision to take such action to First Community and identifying the person making the proposal and all the material terms and conditions of the proposal and compliance with the merger agreement:

•	furnish information with respect to itself to any person making the superior proposal pursuant to a customary confidentiality agreement, as determined by Peoples Bank after consultation with its outside counsel, on terms no more favorable to the person than the terms contained in the confidentiality agreement, dated July, 2011, between First Community and Peoples Bank, are to First Community; and

•	participate in discussions or negotiations regarding the superior proposal.

For purposes of the merger agreement, “superior proposal” is defined to mean an unsolicited acquisition proposal that was received and considered in compliance with the merger agreement that the Peoples Bank board of directors determines in good faith, after taking into account all legal, financial, regulatory, and other aspects of the proposal and the person making the proposal, including any break-up fees, expense reimbursement provisions, and conditions to consummation, and after taking into account the advice of Peoples Bank’s financial advisor, which will be a nationally recognized investment banking firm, and outside counsel, is more favorable from a financial point of view to its shareholders than the merger/

In addition to these obligations, Peoples Bank will promptly, within one (1) business day, advise First Community orally and in writing of its receipt of any acquisition proposal, or any inquiry that could reasonably lead to an acquisition proposal, and keep First Community informed, on a current basis, of the continuing status of the inquiry, including the terms and conditions of the inquiry and any changes to the inquiry, and will contemporaneously provide to First Community all materials provided to or made available to any third party pursuant to the merger agreement that were not previously provided to First Community.

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Peoples Bank has agreed that any violations of the restrictions set forth in the merger agreement by any representative of Peoples Bank or its subsidiaries will be deemed a breach of the merger agreement by Peoples Bank.

Representations and Warranties of the Parties

Pursuant to the merger agreement, First Community and Peoples Bank made certain customary representations and warranties relating to their respective companies, subsidiaries, businesses and matters related to the merger. For detailed information concerning these representations and warranties, reference is made to Article V of the merger agreement included as Annex A hereto. Such representations and warranties generally must remain accurate through the completion of the merger unless the existence of any fact, event or circumstance, individually or taken together with other facts, events or circumstances, has had or is reasonably likely to have a material adverse effect on the party making the representation and warranty. See “— Conditions to the Merger” beginning on page __.

The merger agreement contains representations and warranties that First Community and Peoples Bank made to and solely for the benefit of each other. These include, among other things, representations and warranties by First Community, First Community Bank and Peoples Bank to each other as to:

•	organization and good standing of each entity and its subsidiaries;

•	each entity’s capital structure;

•	each entity’s authority relative to the execution and delivery of, and performance of its obligations under, the merger agreement;

•	absence of material adverse changes since December 31, 2006;

•	consents and approvals required;

•	regulatory matters;

•	accuracy of documents, including financial statements and other reports, filed by each company with the SEC;

•	absence of defaults under contracts and agreements;

•	absence of environmental problems;

•	absence of conflicts between each entity’s obligations under the merger agreement and its charter documents and contracts to which it is a party or by which it is bound;

•	litigation and related matters;

•	taxes and tax regulatory matters;

•	compliance with the Sarbanes-Oxley Act and accounting controls;

•	absence of brokerage commissioners, except as disclosed for financial advisors;

•	employee benefit matters;

•	books and records fully and accurately maintained and fairly present events and transactions; and

•	insurance matters.

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These representations and warranties are subject to materiality standards which may differ from what may be viewed as material by investors and shareholders, and, in certain cases, were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The assertions embodied in those representations and warranties also are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the merger agreement. First Community’s disclosure schedules contain information that has been included in First Community’s general prior public disclosures, as well as potential additional non-public information. Although neither First Community nor Peoples Bank believes that the disclosure schedules contain information that the federal securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached merger agreement.

Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the merger agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which, in the case of First Community, subsequent information may or may not be fully reflected in First Community’s public disclosures.

Effective Time of the Merger

The merger will become effective upon the filing of articles of merger with the Virginia State Corporation Commission in the Commonwealth pursuant to the Virginia Stock Corporation Act, unless a different date and time is specified as the effective time in such documents. The articles of merger will be filed only after the satisfaction or waiver of all conditions to the merger set forth in the merger agreement on a date selected by First Community, which date will be no later than the later of (A) five business days after such satisfaction or waiver or (B) the first month end following such satisfaction or waiver, or (C) on such other date as First Community and Peoples Bank may mutually agree upon.

A closing will take place immediately prior to the effective time of the merger or on such other date as First Community and Peoples Bank may mutually agree upon.

Waiver and Amendment of the Merger Agreement

Prior to the effective time of the merger, any provision of the merger agreement may be (A) waived by the party benefited by its provision or (B) amended or modified at any time by written agreement of the parties whether before or after the approval of the shareholders of Peoples Bank, except that after the shareholders of Peoples Bank have approved the merger agreement no amendment or modification which by law requires further approval by the shareholders of Peoples Bank may be made without obtaining such approval.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the closing in any of the following ways.

The merger agreement may be terminated by mutual written consent of Peoples Bank, First Community and First Community Bank.

The merger agreement may be terminated by either Peoples Bank or First Community and First Community Bank if:

•	the approval of any governmental entity required for consummation of the merger and the transactions contemplated by the merger agreement is denied by a final nonappealable action of such governmental entity or the application thereof has been permanently withdrawn at the request of such governmental entity (but no party may terminate the merger agreement if the aforementioned denial or withdrawal was due to the failure of the party seeking termination to perform or observe such party’s covenants in the merger agreement);

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•	the merger has not been completed on or before December 31, 2012, unless the failure of the merger to be consummated is due to (i) the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party set forth in the merger agreement or (ii) the failure of certain director and executive officer shareholders of Peoples Bank to perform or observe their covenants and agreements under their binding voting agreements;

•	provided that such party is not then in material breach of any representation, warranty, covenant or agreement contained herein, in the event of a breach by the other party of any representation, warranty, covenant or agreement contained in the merger agreement, which breach (i) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach and (ii) would entitle the non-breaching party not to consummate the transactions contemplated in the merger agreement;

•	provided that such party is not then in material breach of any representation, warranty, covenant or agreement contained herein, if the other party’s conditions to closing in the merger agreement have not been satisfied within five business days of the last joint condition to closing, which breach (i) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach and (ii) has not been waived by the party seeking to terminate the merger agreement; or

•	the merger agreement and the plan of merger are not approved by the shareholders of Peoples Bank.

The merger agreement may be terminated by First Community and First Community Bank if (i) Peoples Bank’s board of directors fails to recommend the merger or withdraws, modifies or changes such recommendation in a manner adverse to First Community, (ii) Peoples Bank has materially breached its obligations in the merger agreement with respect to alternate acquisition proposals or (iii) Peoples Bank has failed to call, give notice of or convene and hold a meeting of its shareholders to vote upon the reorganization and the plan of merger, as contemplated in the merger agreement.

Additionally, First Community and First Community Bank may terminate the merger agreement if a tender offer or exchange offer for 20% or more of the outstanding shares of Peoples Bank’s common stock is commenced (other than by First Community or First Community Bank), and the Peoples Bank board of directors recommends that the shareholders of Peoples Bank tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the 10 business day period specified in Rule 14e-2(a) under the Securities Exchange Act.

Peoples Bank may terminate the merger agreement at any time during the five calendar day period beginning on the later of (i) the last date when any requisite approval, consent or waiver from a governmental authority required to permit consummation of the merger is received and all statutory waiting periods have expired, or (ii) the date on which the shareholders of Peoples Bank approve the merger agreement (referred to as the “determination date”) if (a) the average closing price of First Community’s common stock (the average of the last reported sale prices per share of First Community common stock for the 20 consecutive full trading days immediately preceding the determination date) declines by more than 20% from its price of $12.40 as of the date immediately preceding the date of the merger agreement and (b) underperforms by more than 20% of a group of peers (as defined in the merger agreement); provided, however, that First Community may elect to increase the exchange ratio within five (5) days of receipt of notice from Peoples Bank to a number equal to the lesser of (x) a quotient, the numerator of which is the product of $9.92 and the exchange ratio then in effect, and the denominator of which is First Community’s average closing price; and (y) a quotient, the numerator of which is the product of (1) the index ratio (calculated by dividing the average of the closing prices of the NASDAQ Bank Index for the 20 consecutive full trading days ending on the trading day prior to the determination date by 1734.94 (the average of the closing prices of the NASDAQ Bank Index on February 29, 2012, and subtracting 0.20 therefrom)) and the (2) FCBI Ratio (defined below), and the denominator of which is the quotient, the numerator of which is the average closing price of First Community’s common stock and the denominator is $12.40 (the “FCBI Ratio”), in which case the merger agreement will not be terminated. First Community is not required, however, to increase the exchange ratio, and it is possible under these circumstances that the Peoples Bank board of directors could conclude that proceeding with the merger at the lower price, rather than exercising Peoples Bank’s right to terminate the merger agreement, would still be in the best interests of Peoples Bank and its shareholders.

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Termination Fee

The provisions of the merger agreement relating to expenses and termination fees and certain miscellaneous provisions related to notice and enforcement of the merger agreement, as well as the confidentiality agreement entered into between Peoples Bank and First Community, will continue in effect not withstanding termination of the merger agreement. If the merger agreement is validly terminated, the merger agreement will become void without any liability on the part of any party except termination will not relieve a breaching party from liability for any fraud or willful breach of the merger agreement.

Peoples Bank has agreed to pay a termination fee to First Community equal to $2,200,000 if:

•	The merger agreement is terminated because (i) Peoples Bank’s board of directors fails to recommend the merger or withdraws, modifies or changes such recommendation in a manner adverse to First Community, (ii) Peoples Bank has materially breached its obligations in the merger agreement with respect to alternate acquisition proposals or (iii) Peoples Bank has failed to call, give notice of or convene and hold a meeting of its shareholders to vote upon the reorganization and the plan of merger, as contemplated in the merger agreement;

•	The merger agreement is terminated upon the occurrence of a tender offer or exchange offer for 20% or more of the outstanding shares of Peoples Bank’s common stock is commenced (other than by First Community or First Community Bank) in connection with which the Peoples Bank board of directors has recommended that the shareholders of Peoples Bank tender their shares in such tender or exchange offer or otherwise failed to recommend that such shareholders reject such tender offer or exchange offer within the 10 business day period specified in Rule 14e-2(a) under the Securities Exchange Act;

•	The merger agreement is terminated, (i)(A) by First Community as a result of a breach of the merger agreement by Peoples Bank, (B) by either First Community or Peoples Bank as a result of the other party’s delay if no vote of Peoples Bank’s shareholders with respect to the merger agreement and the plan of merger shall have then occurred or (C) by First Community or Peoples Bank due to a failure to obtain the required vote of shareholders or Peoples Bank at the meeting called to vote on the merger agreement and the plan of merger, if a competing acquisition proposal has been publicly announced or otherwise communicated to the senior management or board of directors of Peoples Bank either prior to the date of termination for clauses (A) and (B) or prior to the taking of a shareholder vote for clause (C), and (ii) (A) Peoples Bank enters into an agreement with respect to a competitive acquisition proposal within 12 months after the merger agreement is terminated (regardless of whether such transaction is consummated) or (B) Peoples Bank consummates a transaction with respect to a competitive acquisition proposal otherwise than pursuant to an agreement with First Community within 15 months after the merger agreement is terminated.

Any termination fee that becomes payable pursuant to the merger agreement shall be paid by wire transfer of immediately available funds to an account designated by First Community.

If Peoples Bank fails to timely pay the termination fee to First Community, Peoples Bank will be obligated to pay the costs and expenses incurred by First Community to collect such payment, together with interest.

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Interests of Certain Persons in the Merger

When you are considering the recommendation of Peoples Bank’s board of directors with respect to approving the merger agreement, you should be aware that Peoples Bank directors and executive officers have interests in the merger as individuals which are in addition to, or different from, their interests as shareholders of Peoples Bank. The Peoples Bank board of directors was aware of these factors and considered them, among other matters, in approving the merger agreement and the merger. These interests are described below.

Management Following the Merger. The merger agreement provides the following with respect to the management of First Community at the time of the merger:

•	First Community Bank chose William H. Pruitt to be appointed to the board of directors of First Community Bank following the merger; and

•	any directors of Peoples Bank who are not chosen to serve on the board of directors of First Community Bank will serve on First Community Bank’s regional advisory board for the area encompassing the Richmond, Virginia market.

Stock Options. At the effective time of the merger, each option to purchase shares of Peoples Bank common stock granted under Peoples Bank’s stock option plans which is outstanding, vested and unexercised immediately prior thereto will be canceled in exchange for the right to receive a lump sum cash payment equal to the number of shares of Peoples Bank common stock subject to such option immediately prior to the effective date of the merger multiplied by the difference of $20.26 and the per share exercise price of such option, [subject to any adjustment discussed below].

As of the date of this proxy statement/prospectus, the directors and executive officers of Peoples Bank as a group (13 persons) held options to purchase an aggregate of 208,916 shares of Peoples Bank common stock, including options to purchase 75,000 shares, 73,916 shares, 30,000 shares and 30,000 shares held by James H. Atkinson, Jr., Quentin L. Corbett, Marshall E. McCall and Vera H. Primm, respectively, which have an average weighted exercise price of $14.13 per share. The aggregate amount to be paid to all executive officers of Peoples Bank for stock options held by them is approximately $1,280,655.

Employment and Severance Agreements. First Community Bank and Peoples Bank have entered into an employment agreement with Marshall E. McCall, Jr., as well as a stock award agreement between First Community and Mr. McCall. First Community Bank has entered intoa consulting agreement with each of James H. Atkinson, Jr. and Quentin L. Corbett. First Community Bank and Peoples Bank have entered into a severance agreement and release with each of James H. Atkinson, Jr., Quentin L. Corbett and Vera H. Primm,

James H. Atkinson, Jr., Quentin L. Corbett and Vera H. Primm have each executed a Severance Agreement and Release, acknowledging termination of certain prior employment and change in control agreements with Peoples Bank, and releasing claims with respect to Peoples Bank, First Community Bank and First Community. The severance payments that will be payable on termination of their employment at the merger are as follows: $783,739 to Mr. Atkinson, $738,038 to Mr. Corbett and $423,826 to Ms. Primm. The severance payments to Mr. Atkinson and Mr. Corbett are subject to a six month delay if required to comply with Code Section 409A, and subject to a cutback if the parties determine in good faith, prior to the merger date, that the payment would subject Mr. Atkinson or Mr. Corbett to an excise tax under Code Sections 4999 and 280G. The severance payment to Ms. Primm is subject to a cutback if the payment would subject her to an excise tax under Code Sections 4999 and 280G. Mr. Atkinson and Mr. Corbett retain vested split dollar agreements which provide a death benefit of approximately one million dollars each.

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With respect to Marshall E. McCall, his employment agreement is dated March 1, 2012, to be effective as of the closing of the merger, with a two year initial term thereafter, subject to automatic one year renewals thereafter unless either party shall give notice to not-renew. Mr. McCall will serve as Senior Vice President and City Executive with an initial base salary of $168,000, subject to adjustment on each anniversary of the employment agreement. Mr. McCall is eligible for incentive compensation, in an amount determined to be appropriate by First Community Bank and he is eligible to participate in any incentive plan otherwise available to similarly situated executives and any benefit plan available to employees of First Community Bank. In the event of a Change in Control and subsequent involuntary termination of Mr. McCall, other than for cause, due to Disability or Death, all within two years after the merger, Mr. McCall is entitled to salary accrued through the date of termination, plus a severance benefit of 2.99 times his base salary at the time of the Change in Control, subject to a cutback if such severance would subject Mr. McCall to an excise tax under Code Sections 280G and 4999. If no severance payment is due to Mr. McCall respecting a change in control as set forth above, then in the event of (i) termination other than for cause, due to Disability or Death, (ii) resignation by Mr. McCall within ninety days after transfer of Mr. McCall, without his agreement, more than thirty miles from Richmond, Virginia or (iii) non-renewal of Mr. McCall’s employment agreement by First Community Bank, Mr. McCall is entitled to a lump sum severance payment equal to the greater of (a) the total base compensation that would have been payable during the remainder of the initial term if Mr. McCall’s employment had not terminated or (ii) Mr. McCall’s total base compensation for the period of one year. All severance pay is subject to a delay if required for compliance with Code Section 409A. Mr. McCall’s employment agreement includes a non-solicitation and non-competition provision for a period of the lesser of the remainder of the initial term or one year.

Mr. McCall’s stock award agreement provides for the award to Mr. McCall, of 16,000 shares of restricted stock, subject to the terms and conditions of the 2004 Omnibus Stock Option Plan of First Community with an initial award of 4,000 shares of common stock of First Community to be delivered to Mr. McCall at the closing of the merger, and 4,000 additional shares to be delivered to him each June 30, provided certain performance goals are met, until June 30, 2015. Mr. McCall is also subject to a one-year non-competition and non-solicitation agreement that is a condition precedent to receipt of stock awards.

Mr. Atkinson and Mr. Corbett have also signed Consulting Agreements with First Community Bank dated March 1, 2012, to be effective as of the merger. Each of Mr. Atkinson and Mr. Corbett will provide consulting services to First Community Bank’s management team, on an independent contractor basis for a period of thirty-six months after the merger, providing support on employee and customer retention, as requested. Mr. Atkinson and Mr. Corbett retain vested split dollar agreements which provide a death benefit of approximately one million dollars each.

Employee Benefit Plans. First Community intends to provide the employees of Peoples Bank with employee benefit plans substantially similar to those provided to the employees of First Community. Employees of Peoples Bank will receive credit for their service to Peoples Bank in determining their eligibility and vesting in the benefit plans provided by First Community. The merger agreement also provides that an employee of Peoples Bank (other than an employee who is a party to an employment agreement or a severance agreement) whose employment is involuntarily terminated other than for cause or who resigns due to a material reduction in compensation or relocation of thirty-five miles or greater, following the effective time of the merger but on or before the date that is six months from the effective time of the merger shall be entitled to receive severance payments pursuant to Peoples Bank’s Change In Control Benefit Protection Plan, as amended.

Indemnification. Peoples Bank’s directors, officers and employees are entitled to continuing indemnification against certain liabilities by virtue of provisions contained in Peoples Bank’s articles of incorporation and the merger agreement. Pursuant to the merger agreement, First Community agreed for a period of six years to indemnify and hold harmless each present and former director, officer and employee of Peoples Bank, determined as of the effective time of the merger against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of Peoples Bank or is or was serving at the request of Peoples Bank as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of the merger agreement or the consummation of any of the transactions contemplated by the merger agreement, to the fullest extent to which such indemnified parties would be entitled under the articles of incorporation and bylaws of Peoples Bank, or any agreement, arrangement or understanding previously disclosed by Peoples Bank to First Community pursuant to the merger agreement, in each case as in effect on the date of the merger agreement.

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Pursuant to the merger agreement, First Community has agreed to maintain Peoples Bank’s existing directors’ and officers’ liability insurance policy for Peoples Bank’s directors and officers which shall provide such directors and officers with coverage following the effective time of the merger for an additional three years provided that First Community will not be required to expend an aggregate amount in excess of 150% of the premium paid by Peoples Bank as of the date hereof for such insurance, which is referred to as the maximum insurance amount. If First Community is unable to maintain or obtain the insurance specified above as a result of the preceding provision, First Community shall obtain the most advantageous coverage as is available for the maximum insurance amount.

Other than as set forth above, no director or executive officer of Peoples Bank has any direct or indirect material interest in the merger, except insofar as ownership in Peoples Bank common stock might be deemed such an interest.

Certain Employee Matters

The merger agreement contains certain agreements of the parties with respect to various employee matters, which are briefly described below.

General. As soon as administratively practicable after the effective time of the merger, First Community will take all reasonable action so that employees of Peoples Bank will be entitled to participate in the First Community employee benefit plans of general applicability to the same extent as similarly-situated employees of First Community and its subsidiaries, provided that coverage shall be continued under the corresponding benefit plans of Peoples Bank until such employees are permitted to participate in the First Community benefit plans and provided further that nothing in the merger agreement will require First Community or any of its subsidiaries to make any grants to any former employees of Peoples Bank under a discretionary equity compensation plan of First Community. For purposes of determining eligibility to participate. the vesting of benefits and for all other purposes, other than for accrual of pension benefits, under the First Community employee benefit plans, First Community will recognize years of service with Peoples Bank and its subsidiaries to the same extent as such service was credited for such purpose by Peoples Bank provided that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits.

Existing Benefits and Agreements. At and following the effective time of the merger, and subject to the termination and/or amendment of certain agreements set forth in the merger agreement and described herein, First Community will honor and will be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of Peoples Bank and current and former directors of Peoples Bank existing as of the effective date of the merger, as well as all employment, severance, bonus, salary continuation, deferred compensation, split dollar, supplemental retirement or “change-in-control” agreements, plans or policies of Peoples Bank to the extent that each of the foregoing has been previously disclosed to First Community and has not been terminated.

Participation in First Community Plans. If employees of Peoples Bank become eligible to participate in a medical, dental or health plan of First Community, First Community will, to the extent permitted by the terms of such plan and applicable law, cause each such plan to:

•	waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of First Community;

•	provide full credit under such plans for any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation; and

•	waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the effective time of the merger to the extent such employee had satisfied any similar limitation or requirement under an analogous plan prior to the effective time of the merger.

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Severance Payments. An employee of Peoples Bank (other than an employee who is a party to an employment agreement or a severance agreement) whose employment is involuntarily terminated other than for cause or who resigns due to a material reduction in compensation or relocation of thirty-five miles or greater, following the effective time of the merger but on or before the date which is six months from the effective time of the merger, will be entitled to receive severance payments pursuant to Peoples Bank’s Change in Control Benefit Protection Plan, as amended.

Resale of First Community Common Stock

First Community has registered the shares of First Community common stock to be issued in the merger with the Commission under the Securities Act. No restrictions on the sale or other transfer of the First Community common stock issued in the merger will be imposed solely as a result of the merger and the shares of First Community common stock may be freely traded without restriction by holders, including holders who were affiliates of Peoples Bank on the date of the special meeting. All directors and executive officers of Peoples Bank are considered affiliates of Peoples Bank for this purpose.

Federal Income Tax Consequences

General. The following summary sets forth the material U.S. federal income tax consequences of the merger to the holders of Peoples Bank common stock who exchange such stock for shares of First Community common stock. The tax consequences under state, local and foreign laws are not addressed in this summary. The following summary is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Such a change could affect the continuing validity of this summary. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

The following summary addresses only shareholders who are citizens or residents of the United States who hold their Peoples Bank common stock as a capital asset. It does not address all the tax consequences that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, including, without limitation: financial institutions; tax-exempt organizations; S corporations, partnerships or other pass-through entities (or an investor in an S corporation, partnership or other pass-through entity); insurance companies; mutual funds; dealers in stocks or securities, or foreign currencies; foreign holders; a trader in securities who elects the mark-to-market method of accounting for the securities; persons who hold shares as a hedge against currency risk, a straddle or a constructive sale or conversion transaction; holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; holders of Peoples Bank stock options, stock warrants or debt instruments; and holders subject to the alternative minimum tax.

Tax matters are very complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult your own tax advisor to determine the particular federal, state, local or foreign income or other tax consequences to you resulting from the merger.

Any United States federal tax advice contained herein is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding United States federal tax penalties that may be imposed on the taxpayer; any such advice is written to support the promotion or marketing of the transactions described herein; and each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

The Merger. No ruling has been, or will be, sought from the IRS as to the U.S. federal income tax consequences of the merger. Consummation of the merger is conditioned upon First Community receiving an opinion from Bowles Rice McDavid Graff & Love, LLP and upon Peoples Bank receiving an opinion from LeClairRyan, both to the effect that, based upon facts, representations and assumptions set forth in such opinions, the merger constitutes a reorganization within the meaning of Section 368 of the Internal Revenue Code. The issuance of the opinions is conditioned on, among other things, such tax counsel’s receipt of representation letters from each of Peoples Bank or First Community, in each case in form and substance reasonably satisfactory to such counsel. Opinions of counsel are not binding on the IRS.

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Consequences to Peoples Bank and First Community. Based upon the above assumptions and qualifications, for U.S. Federal income tax purposes the merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code. Each of Peoples Bank and First Community will be a party to the merger within the meaning of Section 368(b) of the Internal Revenue Code, and neither of Peoples Bank nor First Community will recognize any gain or loss as a result of the merger.

Consequences to Peoples Bank Shareholders. A Peoples Bank shareholder who receives cash and shares of First Community common stock in exchange for all of his/her shares of Peoples Bank common stock generally will recognize gain, but not loss, in an amount equal to the lesser of (1) the excess, if any, of (a) the sum of the cash (excluding any cash received in lieu of a fractional share of First Community common stock) and the fair market value of the First Community common stock (including any fractional share of First Community common stock deemed to be received and exchanged for cash) over (b) such shareholder’s tax basis in the shares of Peoples Bank common stock exchanged in the merger and (2) the amount of cash received by such shareholder. Any gain will be capital gain (except as described below) if the shares of Peoples Bank common stock are held by such shareholder as a capital asset at the time of the merger.

If any Peoples Bank shareholder’s receipt of cash has the effect of a distribution of a dividend, the gain will be treated as ordinary dividend income to the extent of the shareholder’s ratable share of Peoples Bank’s accumulated earnings and profits. For purposes of determining whether a Peoples Bank shareholder’s receipt of cash has the effect of a distribution of a dividend, the Peoples Bank shareholder will be treated as if it first exchanged all of its Peoples Bank common stock solely in exchange for First Community common stock and then First Community immediately redeemed a portion of that stock for the cash the Peoples Bank shareholder actually received in the exchange. Receipt of cash in exchange for a portion of the Peoples Bank shareholder’s First Community stock that it is deemed to have been received, will generally not have the effect of a distribution of a dividend to the Peoples Bank shareholder if such receipt is, with respect to the Peoples Bank shareholder, “not essentially equivalent to a dividend” or “substantially disproportionate,” each within the meaning of Section 302(b) of the Code. In determining whether the receipt of cash is “not essentially equivalent to a dividend” or “substantially disproportionate,” with respect to the Peoples Bank shareholder, certain constructive ownership rules must be taken into account. Under the constructive ownership rules of the Code, a shareholder may be treated as owning stock that is actually owned by another person or entity. Peoples Bank shareholders should consult their tax advisors as to the possibility that all or a portion of any cash received in exchange for their shares of Peoples Bank common stock will be treated as a dividend. Dividends are generally currently taxed at the same rates that apply to long-term capital gains.

If (i) Bowles Rice McDavid Graff & Love LLP and LeClairRyan cannot provide the required closing date tax opinions, (ii) Peoples Bank and First Community waive the condition to completion of the merger that Bowles Rice McDavid Graff & Love LLP and LeClairRyan provide the required closing date opinions, (iii) the merger does not constitute a reorganization within the meaning of Section 368(a) of the Code and (iv) the merger is otherwise completed in accordance with the terms of the merger agreement whereby Peoples Bank merges into First Community Bank, then Peoples Bank would be deemed to have transferred all of its assets and liabilities to First Community Bank in exchange for cash in a taxable transaction. In such case, Peoples Bank would recognize gain or loss in an amount equal to the difference between (i) the amount of cash received plus the amount of Peoples Bank liabilities assumed by First Community Bank and (ii) the allocable tax basis of the respective assets of Peoples Bank deemed transferred in the exchange. Immediately after such deemed taxable exchange, Peoples Bank would be deemed to distribute all of its remaining assets to the holders of Peoples Bank common stock in complete liquidation of Peoples Bank. A holder of Peoples Bank common stock would recognize gain or loss on the amount deemed received in the liquidating distribution by Peoples Bank in excess of such shareholder’s tax basis in his/her Peoples Bank common stock. Peoples Bank would incur liability for the payment of any federal income tax recognized to Peoples Bank and any additional gain recognized to Peoples Bank on its deemed liquidation. The payment of a cash tax liability by Peoples Bank would reduce the amount of consideration available for distribution to the shareholders of Peoples Bank.

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The foregoing tax consequences to the holders of Peoples Bank common stock and to Peoples Bank could be different if First Community’s acquisition of Peoples Bank is consummated in a transaction other than one in which Peoples Bank merges into First Community Bank.

Cash in Lieu of Fractional Shares. No fractional shares of First Community common stock will be issued in the merger. A Peoples Bank shareholder who receives cash in lieu of a fractional share will be treated as having received such fractional share pursuant to the merger and then as having exchanged such fractional share for cash in a redemption by First Community. A Peoples Bank shareholder should generally recognize capital gain or loss on such a deemed exchange of the fractional share. If the merger does not constitute a tax-free reorganization within the meaning of Section 368(a) of the Code, a holder of Peoples Bank common stock who receives cash in lieu of a fractional share of First Community common stock will be treated as having received cash in a deemed liquidation of Peoples Bank, as described above.

Dissenting Shareholders. Holders of Peoples Bank common stock who dissent with respect to the merger, as discussed under “— Dissenters’ Rights” beginning on page __, and who receive cash for their shares of Peoples Bank common stock generally will recognize gain or loss as if such shareholder had received such cash as a distribution in redemption of such shareholder’s shares of Peoples Bank common stock, subject to the provisions and limitations of Section 302 of the Code described above. The gain or loss will be capital gain or loss if the shares of Peoples Bank common stock surrendered in the merger were held as capital assets as of the time of the exchange.

Basis in First Community Common Stock. Each holder’s aggregate tax basis in First Community common stock received in the merger will be the same as the holder’s aggregate tax basis in the Peoples Bank common stock exchanged, decreased by the amount of any cash received in the merger and by the amount of any tax basis allocable to any fractional share interest for which cash is received and increased by any gain recognized in the exchange. The holding period of First Community common stock received by a holder in the merger will include the holding period of the Peoples Bank common stock exchanged in the merger if the Peoples Bank common stock exchanged is held as a capital asset at the time of the merger.

Backup Withholding and Reporting Requirements. Holders of Peoples Bank common stock, other than certain exempt recipients, may be subject to backup withholding at a rate of 28% with respect to any cash payment received in the merger in certain circumstances. Generally, however, backup withholding will not apply to any holder who either (a) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding by completing the substitute Form W-9 that will be included as part of the transmittal letter, or (b) otherwise proves to First Community and its exchange agent that the holder is exempt from backup withholding.

Reporting Requirements. Peoples Bank shareholders who receive First Community common stock as a result of the merger will be required to retain records pertaining to the merger and will be required to file with their United States federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger.

In addition, holders of Peoples Bank common stock are required to retain permanent records and make such records available to any authorized Internal Revenue Service officers and employees. The records should include the number of shares of Peoples Bank stock exchanged, the number of shares of First Community stock received, the fair market value and tax basis of Peoples Bank shares exchanged and the holder’s tax basis in the First Community common stock received.

If a holder of Peoples Bank common stock who exchanges such stock for First Community common stock is a “significant holder” with respect to Peoples Bank, the holder is required to include a statement with respect to the exchange on or with the federal income tax return of the holder for the year of the exchange. A holder of Peoples Bank common stock will be treated as a significant holder in Peoples Bank if the holder’s ownership interest in Peoples Bank is five percent (5%) or more of Peoples Bank’s issued and outstanding common stock or if the holder’s basis in the shares of Peoples Bank stock exchanged is one million dollars ($1,000,000) or more. The statement must be prepared in accordance with Treasury Regulation Section 1.368-3 and must be entitled “STATEMENT PURSUANT TO §1.368-3(b) BY [INSERT NAME AND TAXPAYER IDENTIFICATION NUMBER (IF ANY) OF TAXPAYER], A SIGNIFICANT HOLDER”. The statement must include the names and employer identification numbers of Peoples Bank and First Community, the date of the merger, and the fair market value and tax basis of Peoples Bank shares exchanged (determined immediately before the merger).

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The discussion of U.S. federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of Peoples Bank common stock. We strongly encourage shareholders of Peoples Bank to consult their tax advisors to determine the particular tax consequences to them of the merger, including the application and effect of federal, state, local, foreign and other tax laws.

Accounting Treatment of the Merger

The merger will be accounted for under the purchase method of accounting under accounting principles generally accepted in the United States of America. Under this method, Peoples Bank’s assets and liabilities as of the date of the merger will be recorded at their respective fair values and added to those of First Community. Any difference between the purchase price for Peoples Bank and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” the goodwill resulting from the merger will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. Core deposit and other intangibles with definite useful lives recorded by First Community in connection with the merger will be amortized to expense in accordance with the applicable rules. The financial statements of First Community issued after the merger will reflect the results attributable to the acquired operations of Peoples Bank beginning on the date of completion of the merger.

Expenses of the Merger

The merger agreement provides that each of Peoples Bank and First Community will bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the merger agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that the expenses of printing this proxy statement/prospectus and the registration fees payable to the Commission in connection with the registration statement, of which this proxy statement/prospectus is a part, will be shared equally between First Community and Peoples Bank.

Listing of the First Community Common Stock

First Community has agreed to use its reasonable best efforts to cause the shares of First Community common stock to be issued in the merger to be approved for listing on the Nasdaq Global Select Market, or any national securities exchange on which the First Community common stock may then be listed, before the completion of the merger.

Shareholder Agreements

In connection with the execution of the merger agreement, each director and executive officer of Peoples Bank entered into a shareholder agreement with First Community pursuant to which each director and executive officer agreed that at any meeting of the shareholders of Peoples Bank, or in connection with any written consent of the shareholders of Peoples Bank, the director and/or officer shall:

•	appear at such meeting or otherwise cause all shares of Peoples Bank common stock owned by him to be counted as present thereat for purposes of calculating a quorum;

•	vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all shares of Peoples Bank common stock beneficially owned by him or as to which he has, directly or indirectly, the right to direct the voting:

•	in favor of adoption and approval of the merger agreement and the merger;

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•	against any action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Peoples Bank contained in the merger agreement or of the director or officer contained in the shareholder agreement; and

•	against any acquisition proposal (as defined in “— No Solicitation” above) or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the merger or the performance of his, her, or its obligations under the shareholder agreement.

Pursuant to the shareholder agreement, each director also agreed, while the shareholder agreement is in effect, not to, directly or indirectly, sell, transfer, pledge, encumber (except for pledges or encumbrances existing as of the date of the shareholder agreement), distribute by gift, or otherwise dispose of any of the shares whether by actual disposition, physical settlement, or effective economic disposition through hedging transactions; nor to enter into any agreement with any person that violates shareholder’s representations, warranties, covenants, and obligations under the shareholder agreement; nor to take any other action that reasonably could be expected to adversely effect, in any material respect, the shareholder’s power, authority, and ability to comply with and perform his, her, or its covenants and obligations under the shareholder agreement. Each director also agreed not to deposit any shares in a voting trust, grant any proxy, or enter into any voting agreement or similar agreement or arrangement with respect to any shares.

The shareholder agreements will remain in effect until the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms.

Appraisal Rights

Shareholders of record of Peoples Bank common stock who comply with the procedures described below will be entitled to appraisal rights under Article 15 of Section 13.1 of the Virginia Stock Corporation Act (the “VSCA”). Where appropriate, shareholders are urged to consult with their legal counsel to determine the appropriate procedures for providing a notice of intent to demand payment (as described below). No further notice of the events giving rise to appraisal rights or deadlines for related actions will be provided by Peoples Bank to shareholders prior to the special meeting.

The following discussion is only a summary, does not purport to be a complete statement of the law pertaining to appraisal rights under the VSCA and is qualified in its entirety by reference to Article 15, Section 13.1 of the VSCA. Shareholders are urged to consult Article 15 of the VSCA, which is reprinted in its entirety as Annex C to this proxy statement/prospectus.

Shareholders who follow the procedures set forth in Article 15 of the VSCA will be entitled to receive payment of the “fair value” of their shares of Peoples Bank common stock. Any shareholder who wishes to exercise appraisal rights should review the following discussion and Annex C carefully because failure to comply in a timely and proper manner with the procedures specified may result in the loss of appraisal rights under the VSCA.

A holder of shares of Peoples Bank common stock who wishes to exercise appraisal rights must deliver to Peoples Bank, prior to or at the special meeting (but in any event before the vote is taken), a written notice of intent to demand payment for such shareholder’s shares if the merger becomes effective. A shareholder delivering a notice of intent must not vote his or her shares in favor of the proposal to approve and adopt the merger agreement or he or she will lose his or her appraisal rights. All notices of intent should be sent or delivered to J. Kenneth Timmons, Jr., Corporate Secretary, Peoples Bank of Virginia, 2701 N. Parham Road, Richmond, Virginia 23294, or they may be hand delivered to Mr. Timmons at the special meeting (before the voting begins).

If the merger agreement is approved and the merger becomes effective, within 10 days after the effective date of the merger, First Community will deliver an appraisal notice in writing to all shareholders who correctly and timely delivered a notice of intent (as described above) and also did not vote for approval of the merger agreement (an “eligible shareholder”). The appraisal notice will:

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•	state where the eligible shareholder’s payment demand should be sent and where and when stock certificates should be deposited;

•	set a date by which First Community must receive the payment demand (which date may not be fewer than 40 days nor more than 60 days after the date the appraisal notice is sent);

•	provide an estimate of the fair value of the shares of Peoples Bank common stock that are the subject of the appraisal right demand;

•	set the date by which a notice to withdraw the appraisal right demand must be received (a date within 20 days of the date indicated in the second bullet point above); and

•	include such other information as required by the VSCA.

An eligible shareholder to whom an appraisal notice is sent must demand payment within the time specified in the appraisal notice, deposit his or her stock certificates in accordance with the terms of the appraisal notice and make certain certifications required by the VSCA. If an eligible shareholder fails to take such actions, the shareholder will lose his or her appraisal rights.

If an eligible shareholder has complied with the provisions of Article 15 of the VSCA, First Community must, within 30 days of the due date for receipt of appraisal right demands, pay each eligible shareholder First Community’s estimate of the fair value of the shareholder’s shares of Peoples Bank common stock, plus accrued interest. With any payment, First Community must provide its most recent annual and quarterly financial statements, an explanation of how it calculated the fair value of the shares of Peoples Bank common stock and interest, and a description of the procedure an eligible shareholder may follow if he or she is not satisfied with the payment.

An eligible shareholder who is not satisfied with the amount paid or offered by First Community must notify First Community in writing of his or her own estimate of the fair value of his or her shares of Peoples Bank common stock and the amount of interest due (less any amounts that may have been already received by the shareholder from First Community) and demand that First Community pay this estimated amount. This notice must be given in writing within 30 days of the date that First Community made or offered to make payment for the shareholder’s shares of Peoples Bank common stock.

If an eligible shareholder’s demand for payment remains unsettled, First Community is obligated to commence a proceeding in a Virginia circuit court to determine the fair value of the shares of Peoples Bank common stock and accrued interest within 60 days of the receipt of the shareholder’s payment demand. If First Community fails to commence such proceeding in accordance with the VSCA, it must pay the shareholder the amount demanded by him or her.

Eligible shareholders considering seeking appraisal should be aware that the fair value of their shares of First Community common stock as determined under Article 15 of the VSCA, could be more than, the same as or less than the merger consideration that would be paid to them pursuant to the merger agreement. The costs and expenses of any appraisal proceeding will be determined by the court and assessed against First Community unless the court determines that the shareholder seeking appraisal did not act in good faith in demanding payment of the fair value of their shares of Peoples Bank stock, in which case such costs and expenses may be assessed against the shareholder. Eligible shareholders will only be entitled to receive payment in accordance with Article 15 of the VSCA and will not be entitled to vote their shares of Peoples Bank common stock or exercise any other rights as Peoples Bank shareholders. After the date by which a notice to withdraw the appraisal right demand must be received, an eligible shareholder demanding appraisal may withdraw his or her demand only with the consent of First Community.

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If any shareholder who demands appraisal of his or her shares under Article 15 of the VSCA fails to perfect, or effectively withdraws or loses, his or her right to appraisal, as provided in the VSCA, such shareholder’s shares of Peoples Bank common stock will be converted into the right to receive the merger consideration in accordance with the merger agreement.

MARKET FOR COMMON STOCK AND DIVIDENDS

First Community’s common stock is traded on the Nasdaq Global Select Market under the symbol “FCBC.” Peoples Bank’s common stock trades in the OTC markets in the OTCQB market tier under the symbol “PBAV.” Such market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

As of February 27, 2012, there were 17,849,376 shares of First Community common stock outstanding, which were held by approximately 2,757 holders of record. As of the record date for the special meeting, there were 2,016,012 shares of Peoples Bank common stock outstanding, which were held by approximately __________ holders of record. Such numbers of shareholders do not reflect the number of individuals or institutional investors holding stock in nominee name through banks, brokerage firms and others.

The following table sets forth during the periods indicated the high and low sales prices of the First Community common stock as reported on the Nasdaq Stock Market and the high and low bid information for Peoples Bank common stock as quoted in the OTCQB Market Tier of the OTC markets, and the dividends declared per share of First Community common stock for the periods included.

	First Community			Peoples Bank
			Dividends			Dividends
	Market Price		Declared	Market Price		Declared
	High	Low	Per Share	High	Low	Per Share
2012
First Quarter	$13.97	$11.68	$0.10	$19.00	$8.85	$—
Second Quarter Through (___, 2012)
2011
First Quarter	15.43	12.23	0.10	14.00	11.00	—
Second Quarter	15.21	12.94	0.10	14.00	10.50	—
Third Quarter	14.60	9.40	0.10	10.15	9.80	—
Fourth Quarter	13.02	9.48	0.10	9.95	8.00	—
2010
First Quarter	13.34	10.96	0.10	15.00	14.00	—
Second Quarter	17.37	12.53	0.10	15.00	14.90	—
Third Quarter	16.06	12.02	0.10	14.00	14.00	—
Fourth Quarter	15.86	12.55	0.10	14.00	12.00	—

The following table sets forth the closing sale prices of First Community common stock as reported on the Nasdaq Global Select Market and the bid prices of Peoples Bank common stock as quoted in the OTCQB Market Tier of the OTC markets on February 29, 2012, the last trading-day before we announced the merger, and on April __, 2012, the last practicable trading-day before the distribution of this proxy statement/prospectus.

The following table also includes the equivalent market value per share of Peoples Bank common stock on February 29, 2012 and __________, 2012, which reflects the sum of (a) the product of the exchange ratio of 1.07 multiplied by the closing sale price of First Community common stock on the dates indicated, plus (b) the per share cash consideration of $6.08.

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	First Community Common Stock		Peoples Bank Common Stock		Equivalent Market Value Per Share of Peoples Bank
At February 29, 2012		$12.40		$9.40		$19.35
At _________, 2012	$	______	$	_______	$	______

The value of the stock portion of the merger consideration to be received for each share of Peoples Bank common stock will be based on the most recent closing price of First Community’s common stock prior to the consummation of the merger. Because the stock portion of the merger consideration to be paid to shareholders of Peoples Bank is based on a fixed number of shares of First Community common stock and because the market value of the shares of First Community common stock to be received by Peoples Bank shareholders will change, shareholders of Peoples Bank are not assured of receiving a specific market value of First Community common stock, and thus a specific market value for their shares of Peoples Bank common stock, at the effective time of the merger. First Community cannot assure you that its stock price will continue to trade at or above the prices shown above. You should obtain current stock price quotations for the First Community common stock from a newspaper, via the Internet or by calling your broker. See “The Merger – Merger Consideration” beginning on page __.

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INFORMATION ABOUT FIRST COMMUNITY

General

First Community is a financial holding company incorporated under the laws of the State of Nevada and serves as the holding company for First Community Bank, a Virginia chartered banking institution that conducts commercial banking operations within the states, West Virginia, North Carolina, and Tennessee. First Community also owns Green Point Insurance Group, Inc., a full-service insurance agency, and Community Wealth Management, a registered investment advisory firm. First Community conducts its banking operations through 53 (Schedule I) locations and 2 wealth management offices. First Community had total consolidated assets of approximately $2.16 billion, total deposits of approximately $1.54 billion and total consolidated shareholders’ equity of approximately $306 million at December 31, 2012. First Community is subject to regulation by the Federal Reserve Board and First Community Bank is subject to regulation by the Federal Reserve Board and the VA Bureau of Financial Institutions.

First Community’s principal executive offices are located at One Community Place, Bluefield, Virginia 24605 and its telephone number is (276) 326-9000.

Management and Additional Information

Certain information relating to executive compensation, benefit plans, voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to First Community is incorporated herein by reference or set forth in First Community’s Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated herein by reference. Shareholders wishing to obtain a copy of such document may contact First Community at its address or telephone number indicated under “Where You Can Find More Information” beginning on page __.

INFORMATION ABOUT PEOPLES BANK

Business

Peoples Bank is a Virginia-chartered banking institution that engages in a general commercial and retail banking business. It offers a full range of banking and related financial services focused primarily on serving individuals, professionals and small to medium-sized businesses in the Richmond metropolitan area, with a particular emphasis on the Henrico County, Chesterfield County and City of Richmond markets.

Peoples Bank primarily makes loans to small and medium size businesses. It also originates loans secured by multi-family residential and commercial property, construction loans and equity line of credit loans. In addition, Peoples Bank makes loans which are not secured by real property, such as loans secured by pledged deposit accounts and various types of secured and unsecured consumer loans.

Peoples Bank’s primary source of revenue is interest income from its lending activities. Peoples Bank’s other major sources of revenue are interest and dividend income from investments, interest income from its interest-earning deposit balances in other depository institutions, and transactions and fee income from its lending and deposit activities. The major expenses of Peoples Bank are interest on deposits and general and administrative expenses such as employee compensation and benefits, federal deposit insurance premiums, data processing expenses and office occupancy expenses.

As of December 31, 2012, Peoples Bank had total assets of approximately $286 million, total deposits of approximately $246 million and total shareholders’ equity of approximately $39 million. Peoples Bank’s corporate office is located at 2701 N. Parham Road, Richmond, Virginia 23294.

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Market Area

In addition to Henrico County, Chesterfield County and the City of Richmond, Peoples Bank draws customers from portions of Hanover, Goochland and Powhatan counties. Interstates 64, 95 and 295, and Routes 1, 76 and 288 all pass through the trade area and provide efficient access to other regions of the state and beyond. Population in the Richmond Metropolitan Statistical Area (“MSA”) grew over 12% from 2000 to 2010, to over approximately 1.2 million residents. The projected growth in population for the Richmond MSA is expected to exceed 1.4 million persons by 2020, a projected increase in excess of 15% from 2010 to 2020.

Competition

Peoples Bank operates in highly competitive environments in its market areas, competing for deposits and loans with major regional and national banks, as well as other financial institutions, many of which have greater financial resources. Most maintain numerous banking locations and many perform services, such as trust services, that it does not offer. Additionally, many of these competitors have higher lending limits. Peoples Bank has been able to compete effectively with other financial institutions by:

•	emphasizing personal relationship banking;

•	establishing long-term customer relationships;

•	building customer loyalty;

•	providing products and services designed to address the specific needs of its customers; and

•	promoting local management and decision-making in marketing strategies.

Competition for loans to small and medium-sized businesses, individuals and professionals is intense and pricing is important. Most of Peoples Bank’s competitors have substantially greater resources and lending limits and offer services, such as extensive and established branch networks and trust services. Larger institutions operating in its primary service area have access to borrowed funds at a lower rate.

Deposit competition is strong among institutions in Peoples Bank’s primary service area. As a result, it is possible that it may, to remain competitive, pay above-market rates for deposits.

Properties

Peoples Bank’s main office is located at 2702 N. Parham Road in Richmond, Virginia. It has, at present, three other branch office locations:

•	the Meadowbrook Branch, located in Chesterfield County at 5734 Hopkins Road;

•	the Courthouse Branch, located in Chesterfield County at 6951 Commons Plaza; and

•	the Midlothian Branch, located in Chesterfield County at 14441 Sommerville Court.

Peoples Bank leases the property at 5734 Hopkins Road and owns its other properties.

Employees

Peoples Bank has 35 full-time and 4 part time employees. None of its employees is represented by any collective bargaining unit and Peoples Bank believes that relations with its employees are good.

Supervision and Regulation

Peoples Bank is extensively regulated under both federal and state law. The following summary briefly addresses certain federal and state laws and regulations that apply to Peoples Bank. This summary is not a complete discussion of all of the laws and regulations that affect Peoples Bank’s business and is qualified in its entirety by reference to the particular statutory or regulatory provision described.

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Insurance of Deposits. Peoples Bank’s deposits are insured by the FDIC’s Deposit Insurance Fund (the “DIF”). Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Federal Deposit Insurance Act was amended to increase the maximum deposit insurance amount from $100,000 to $250,000 and to extend the unlimited deposit insurance coverage for noninterest-bearing transaction accounts until December 31, 2012. Prior to the Dodd-Frank Act, the unlimited coverage for noninterest-bearing deposit accounts had been provided on a temporary basis pursuant to the FDIC’s Transaction Account Guarantee Program (the “TAGP”) established in October 2008. Institutions had been able to opt out of the provisions of the TAGP but those that chose to participate were assessed an additional fee. The unlimited coverage is now applicable to all institutions and there is no longer a separate assessment. The TAGP expired on December 31, 2010. The FDIC maintains a risk based assessment system for determining deposit insurance premiums. Four risk categories, each subject to different premium rates, are established, based upon an institution’s status as “well capitalized,” “adequately capitalized” or “undercapitalized,” and the institution’s supervisory rating. In late February 2009, the FDIC adopted an interim rule imposing an emergency special deposit insurance assessment on all banks of 20 basis points. The assessment was collected on September 30, 2009.

Dividends. There are various statutory and regulatory limitations on the ability of Peoples Bank to pay dividends, including the requirements under Virginia banking laws that cash dividends only be paid out of net undivided profits and only if such dividends would not impair the capital of the bank. In addition, the Federal Reserve Board has indicated that banks should generally only pay dividends if (i) the organization’s net income available to common shareholders over the past year has been sufficient to fully-fund the dividends, and (ii) the prospective rate of earnings retention appears consistent with the organization’s capital needs, asset quality and overall financial condition.

Community Reinvestment Act. Under the Community Reinvestment Act of 1977 (the “CRA”), an insured bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for banks, nor does it limit a bank’s discretion to develop, consistent with the CRA, the types of products and services it believes are best suited to its particular community. The CRA requires the federal banking regulators, in their examinations of insured banks, to assess the banks’ records of meeting the credit needs of their communities, using the ratings of “outstanding,” “satisfactory,” “needs to improve,” or “substantial noncompliance,” and to take that record into account in their evaluations of various applications by those banks. All banks are required to make public disclosure of their CRA performance ratings. Peoples Bank received a “satisfactory” rating in its last CRA examination during 2011.

Dodd-Frank Act. During 2010, the bank regulatory landscape was dramatically changed by the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was signed into law on July 21, 2010 and which implements far-reaching regulatory reform. Among its more significant provisions, the Dodd-Frank Act:

•	established the Financial Stability Oversight Counsel made up of the heads of the various bank regulatory and other agencies to identify and respond to risks to U.S. financial stability arising from ongoing activities of large financial companies;

•	established centralized responsibility for consumer financial protection by creating a new Consumer Financial Protection Bureau which will be responsible for implementing, examining and enforcing compliance with federal consumer financial laws with respect to financial institutions with over $10 billion in assets;

•	required that banking agencies establish for most bank holding companies the same leverage and risk-based capital requirements as apply to insured depository institutions, and that bank holding companies and banks be well-capitalized and-well managed in order to acquire banks located outside their home states; and, prohibits bank holding companies from including new trust preferred securities in their Tier 1 capital and, beginning with a three-year phase-in period on January 1, 2013, requires bank holding companies with assets over $15 billion to deduct existing trust preferred securities from their Tier 1 capital;

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•	required the FDIC to set a minimum DIF reserve ratio of 1.35% and that the DIF reserve ratio be increased to that level by September 30, 2020, off-set the effect of the higher minimum ratio on insured depository institutions with assets of less than $10 billion, and changed the assessment base used for calculating insurance assessments from the amount of insured deposits to average consolidated total assets minus average tangible equity;

•	established a permanent $250,000 limit for federal deposit insurance; provided separate, unlimited federal deposit insurance until December 31, 2012 for noninterest-bearing demand transaction accounts, and repealed the federal prohibition on the payment of interest on certain demand deposits, thereby permitting depository institutions to pay interest on business transaction and other accounts;

•	amended the Electronic Fund Transfer Act to, among other things, give the Federal Reserve Board the authority to establish rules regarding interchange fees charged for electronic debit transactions by payment card issuers having assets over $10 billion and to enforce a new statutory requirement that those fees be reasonable and proportional to the actual cost of a transaction to the issuer; and

•	required implementation of various corporate governance processes affecting areas such as executive compensation and proxy access by shareholders.

Many aspects of the Dodd-Frank Act are subject to rulemaking and will take effect over time, making it difficult to anticipate the overall financial impact on financial institutions and consumers. Provisions in the legislation that affect the payment of interest on demand deposits and interchange fees are likely to increase the costs associated with deposits as well as reduce Peoples Bank’s revenues.

USA Patriot Act of 2001. In October 2001, the USA Patriot Act of 2001 (the “Patriot Act”) was enacted in response to the terrorist attacks in New York, Pennsylvania and Northern Virginia which occurred on September 11, 2001. The Patriot Act is intended to strengthen U.S. law enforcements’ and the intelligence communities’ abilities to work cohesively to combat terrorism on a variety of fronts. The continuing and potential impact of the Patriot Act and related regulations and policies on financial institutions of all kinds is significant and wide ranging. The Patriot Act contains sweeping anti-money laundering and financial transparency laws, and imposes various regulations, including standards for verifying client identification at account opening, and rules to promote cooperation among financial institutions, regulators and law enforcement entities in identifying parties that may be involved in terrorism or money laundering.

Gramm-Leach-Bliley Act. The Gramm-Leach-Bliley Act implemented major changes to the statutory framework for providing banking and other financial services in the U.S. The Gramm-Leach-Bliley Act, among other things, eliminated many of the restrictions on affiliations among banks and securities firms, insurance firms, and other financial service providers. A bank holding company that qualifies as a financial holding company will be permitted to engage in activities that are financial in nature or incident or complimentary to a financial activity. The activities that the Gramm-Leach-Bliley Act expressly lists as financial in nature include insurance activities, providing financial and instant advisory services, underwriting services and limited merchant banking activities.

The Gramm-Leach-Bliley Act also provides new protections against the transfer and use by financial institutions of consumers’ nonpublic personal information. A financial institution must provide to its customers, at the beginning of the customer relationship and annually thereafter, the institution’s policies and procedures regarding the handling of customers’ nonpublic personal financial information. The new privacy provisions generally prohibit a financial institution from providing a customer’s personal financial information to unaffiliated third parties unless the institution discloses to the customer that the information may be so provided and the customer is given the opportunity to opt out of such disclosure.

Effect of Governmental Monetary Policies. Peoples Bank’s operations will be affected not only by general economic conditions, but also by the policies of various regulatory authorities. In particular, the Federal Reserve Board regulates money and credit conditions and interest rates in order to influence general economic conditions. These policies have a significant influence on overall growth and distribution of bank loans, investments and deposits, and affect interest rates charged on loans or paid for time and savings deposits. The Federal Reserve Board’s monetary policies have had a significant effect on the operating results of commercial banks in the past and are expected to do so in the future.

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Other Safety and Soundness Regulations. The federal banking agencies have broad powers under federal law to take prompt corrective action to resolve problems of insured depository institutions. The extent of these powers depends upon whether the institutions in question are “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized,” as such terms are defined under uniform regulations defining such capital levels issued by each of the federal banking agencies.

Legal Proceedings

In the ordinary course of its operations, Peoples Bank could become a party to various legal proceedings. As of the date of this proxy statement/prospectus, Peoples Bank was not involved in any material legal proceeding.

Certain Relationships and Related Transactions

There are no existing or proposed transactions between Peoples Bank and its directors outside of those contemplated in the ordinary course of banking business. Peoples Bank expects to have banking transactions in the ordinary course of its business with its directors, officers, and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with others. Such extensions of credit will not involve more than normal risk of collectability or present other unfavorable features.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion is intended to assist you in understanding the financial condition and results of operations of Peoples Bank. The information contained in this section should be read in conjunction with the financial statements and the accompanying notes of Peoples Bank contained elsewhere in this proxy statement/prospectus.

Comparison of Financial Condition at December 31, 2011 and 2010

Total assets decreased from $288.8 million at December 31, 2010 to $285.9 million at December 31, 2011. Deposits decreased from $247.7 million to $246.3 million during the same period. Net loans decreased to $181.4 million from $195.9 million. The allowance for loan losses decreased from $4.036 million (2.02% of total loans) to $3.948 million (2.13% of total loans).

Comparison of Results of Operations for the Years Ended December 31, 2011 and 2010

Net income for 2011 was $2,094,668 compared to $935,099 in 2010. On a fully dilutive basis this translates to $1.03 per share for 2011 compared to $0.46 per share for 2010. The primary contributing factor to this increase was a decrease in the provision for loan losses from $3.142 million in 2010 to $1.250 million in 2011. See Note 10 on page F-27 to the Notes to Financial Statements, included in this proxy statement/prospectus for additional information on the Peoples Bank’s earnings per share for 2011 and 2010.

Net interest income. Net interest income is Peoples Bank’s primary source of earnings and represents the difference between interest, dividends and fees on earning assets and the interest expense paid on interest-bearing liabilities. Net interest income increased to $8,949,233 in 2011 from $8,667,694 in 2010. This was primarily due to the ongoing ability to price time deposits downward creating a decrease in the weighted cost of funds from 1.74% in December 2010 to 1.38% in December 2011. Peoples Bank’s net interest margin increased from 3.08% at December 31, 2010 to 3.14% at December 31, 2011, primarily due to a 7.3% decrease in gross loans and a 39.7% increase in interest-bearing balances at the Federal Reserve Bank.

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Noninterest income. Noninterest income decreased 15.8% from $660,052 at December 31, 2010 to $555,716 at December 31, 2011. Peoples Bank has never regarded noninterest income as a primary opportunity to garner income; therefore it does not incorporate substantive fee structures in the delivery of its products and services. The slow economy has impacted transaction volume and the corresponding service charges. In addition, increased consumer protection regulation continues to constrain banks’ ability to assess appropriate service charges, particularly NSF fees, which decreased by 19.4% from 2010 to 2011.

Noninterest expense. Noninterest expense increased to $5.098 million in 2011 from $4.815 million in 2010. In 2011 Peoples Bank evaluated its ability to meet the demands placed by ever-increasing regulatory and compliance burdens, and added support personnel, which translated into a 12.3% increase in salary expense over 2010. Peoples Bank franchise tax increased by $50,395 or 20.2% over 2010 as a result of normal shifts in earning assets and increased stockholders’ equity. Professional fees, including audit, legal and consulting fees, increased by 60.4% over 2010 due to costs associated with merger discussions and research as well as the expansion of the internal audit function that is outsourced. Conversely, a restructure of FDIC premiums resulting in benefits to small banks created a decrease in FDIC premium expense from $341,212 in 2010 to $237,730 in 2011, a 30.3% improvement. A 38.2% decrease in other operating expenses and losses on other real estate was due to the resolution of several problem loans and disposition of most of the other real estate owned in 2011.

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Loan Portfolio

Total loans decreased from $199.9 million at December 31, 2010 to $185.4 million at December 31, 2011. While some of this decrease was due to the natural cycle of the payment of loans, Peoples Bank continued to consciously reduce its exposure in loans for construction and acquisition and development, reducing these segments of its portfolio by $9.0 million or 25.1%. Other shifts in various segments of the portfolio are a direct result of Peoples Bank’s efforts to continue diversification within its niche of lending to small businesses.

The following table provides a breakdown of our loan portfolio as of December 31, 2011 and 2010.

Loan Portfolio Composition

	December 31, 2011		December 31, 2010
	Balance	Percentage	Balance	Percentage

Construction and land	$26,891,206	14.5%	$35,878,718	17.9%
1-4 family residential	33,497,709	18.1%	35,549,420	17.8%
Commercial real estate-owner occupied	63,181,608	34.1%	68,202,816	34.1%
Commercial real estate-non-owner occupied	44,343,663	23.9%	42,089,942	21.1%
Commercial non real estate	15,229,615	8.2%	16,251,531	8.1%
Consumer	2,242,718	1.2%	1,961,215	1.0%
Total	$185,386,519	100.0%	$199,933,642	100.0%

Asset Quality

The deterioration of the residential, construction and commercial real estate segments in our market areas over the past several years resulted in a significant increase in Peoples Bank’s nonperforming assets (NPAs) during 2010, with $6,873,906 at December 31, 2010. At December 30, 2011, the total nonperforming assets were $6,577,122, a decrease of 4.3%. A reduction in other real estate owned of $682,979 or 79.6% contributed positively to the overall decrease. In addition, one loan with a balance of $261,190 at December 31 2011 was subsequently cleared, further improving the ongoing position of NPAs. Similarly, the ratio of nonperforming assets to total assets improved slightly, from 2.38% at December 31, 2010 to 2.30% at December 31, 2011. The allowance for loan losses decreased from $4,035,535 at December 31, 2010 to $3,947,973 December 31, 2011; however as a percentage of total loans, the allowance for loan losses increased from 2.02% to 2.13% at December 31, 2010 and 2011, respectively. In 2010 Peoples Bank added a loan administration professional dedicated solely to the early identification and aggressive resolution of problem credits. The improvements in the asset quality ratios directly reflect this step and emphasize the continued need to monitor asset quality and seek to improve Peoples Bank’s security position.

The following tables provide information on our impaired loans and nonperforming assets, as well as our nonperforming loans (NPLs) by type, as of December 31, 2011 and 2010. See also Note 5 beginning on page F-15 to the Notes to Financial Statements included in this proxy statement/prospectus for additional information on Peoples Bank’s credit quality of Peoples Bank’s loan portfolio.

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Nonperforming Assets

	December 31,
	2011	2010

Loans 30-59 days past due (1)	$467,911	$2,055,823
Loans 60-89 days past due (1)	1,454,131	-
Loans 90+ days past due (1)	293,274	-
Nonaccrual loans	2,942,845	2,819,533

(1) Excludes non-accrual loans

Nonperforming assets:
Total nonperforming loans (NPLs)	$3,236,119	$2,819,533
Troubled debt restructuring (TDRs)	3,166,003	3,196,394
Other real estate owned (OREO)	175,000	857,979
Total nonperforming assets (NPAs)	$6,577,122	$6,873,906

NPAs/Assets	2.30%	2.38%
NPAs/Loans	1.75%	1.41%
NPAs/ (Equity + ALLL)	15.28%	16.73%

Allowance for loan losses (ALLL)	$3,947,973	$4,035,535
ALLL/Loans	2.13%	2.02%
ALLL/NPLs	122.00%	143.13%

Charge-Offs:
Net charge-offs (NCOs)	$1,337,562	$1,551,110
NCOs/Average loans	0.69%	0.76%

Nonperforming Loans by Type

	December 31, 2011
	Amount	Number	% of NPLs	% of Total Loans

Construction and land	$1,870,221	4	57.79%	1.01%
1-4 family residential	41,750	1	1.29%	0.02%
Commercial real estate – Owner occupied	261,190	1	8.07%	0.14%
Commercial real estate – non-owner occupied	452,131	1	13.97%	0.24%
Commercial non real estate	610,827	5	18.88%	0.33%
Consumer	-	-	-	-
	$3,236,119	12	100.00%	1.75%

	December 31, 2010
	Amount	Number	% of NPLs	% of Total Loans

Construction and land	$1,988,656	4	70.53%	0.99%
1-4 family residential	796,058	9	28.24%	0.40%
Commercial real estate – Owner occupied	-	-	-	-
Commercial real estate – non-owner occupied	-	-	-	-
Commercial non real estate	34,819	2	1.23%	0.02%
Consumer	-	-	-	-
	$2,819,533	15	100.00%	1.41%

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Total non-performing loans increased by 14.8% during 2011. Construction and land loans decreased from 70.53% of nonperforming loans at December 31, 2010 to 57.79% at December 31, 2011. Non-performing commercial loans as a collective group increased by approximately $1.3 million in 2011 versus 2010 when Peoples Bank had non-performing commercial loans of only $34,819. The significant increase in 2011 is a direct reflection of the slow recovery seen in the Richmond, Virginia market.

The following tables provide information on our allowance for loan losses as of December 31, 2011 and 2010.

Analysis of the Allowance for Loan Losses

	December 31,
	2011	2010

Balance, beginning of year	$4,035,535	$2,444,645
Provision for loan losses	1,250,000	3,142,000
Loans charged off	(1,361,345)	(1,604,658)
Recoveries on loan previously charged-off	23,783	53,548
Balance, end of year	$3,947,973	$4,035,535

Ratio of allowance for loan losses to loans Outstanding at the end of the period	2.13%	2.02%

Allocation of the Allowance for Loan Losses

	December 31, 2011		December 31, 2010
	Balance	Percentage	Balance	Percentage

Real estate	$3,124,924	79.15%	$3,452,750	85.56%
Commercial	694,782	17.60%	493,969	12.24%
Consumer	18,265	0.46%	49,478	1.23%
Unallocated	110,002	2.79%	39,338	0.97%
Total	$3,947,973	100.00%	$4,035,535	100.00%

Investment Portfolio and Interest-Bearing Balances at the Federal Reserve Bank

Our second major source of income comes from interest earned on investment securities and interest-bearing balances held at the Federal Reserve Bank. These assets also serve as a source of liquidity. As of December 31, 2011, all of the securities held by Peoples Bank were classified as available-for-sale except for Virginia Housing Development Authority (VHDA) bonds and restricted investments in equities of the Federal Reserve Bank. The securities portfolio at December 31, 2011 consisted entirely of Federal Home Loan Bank (FHLB) and VHDA bonds.

The investment portfolio decreased by 41.3% from December 31, 2010 to December 31, 2011 primarily because of calls on securities that were exercised. Peoples Bank held $11,998,570 and $23,934,716 in FHLB bonds at December 31, 2011 and 2010, respectively, with a fair value of $12,039,762 and $24,037,026, respectively. Peoples Bank’s investment philosophy has been to purchase maturities largely within the five-to-six year range; market yields in 2011 for this maturity period were not commensurate with Peoples Bank’s risk expectation; therefore, proceeds from called securities generally were placed at the Federal Reserve Bank to earn interest until market conditions provided more suitable yields. At December 31, 2011 and 2010, securities pledged for public deposits, treasury, tax and loans and securities sold under repurchase agreements were $10,998,570 and $17,934,716 (fair value of $11,031,196 and $18,017,104), respectively.

See Note 4 beginning on page F-12 to the Notes to Financial Statements included in this proxy statement/prospectus for additional information on Peoples Bank’s investment portfolio.

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Deposits

Our deposits decreased $1,440,514 or 0.6% during 2011 to $246,263,245. Demand deposits increased during 2011 by $6,241,607 or 19.6%. The growth in demand deposits can be attributed to Peoples Bank’s continued emphasis on relationship banking, encouraging loan customers to also maintain deposit accounts with Peoples Bank.

Time deposits comprise the largest single source of funds, with certificates of deposit at $172,350,250 at December 31, 2011 and $182,895,465 at December 31, 2010. Certificates of deposit decreased $10,545,215 or 5.8% during 2011. Peoples Bank prices its deposits according to its needs for funding loan commitments and other normal liquidity demands. Normally Peoples Bank’s primary competition for certificates of deposit is other community banks in the market and it prices accordingly in order to win time deposit funds. However, since loan demand in 2011 was sluggish at best, Peoples Bank did not employ a particularly aggressive pricing matrix and allowed the strategic reduction of certificates of deposit. Peoples Bank does not generally accept deposits from outside of its trade area or brokered deposits.

Core deposits, which are defined as all deposits of $250,000 or less, amounted to75.0% and 72.9% of total deposits at December 31, 2011 and 2010, respectively.

Peoples Bank offers time deposits with terms ranging from thirty days out to five years; however, 75.4% of time deposits mature within one year. The following table provides a schedule of maturities for time deposits. See also Note 8 on page F-24 to the Notes to Financial Statements included in this proxy statement/prospectus for additional information concerning Peoples Bank’s deposit mix.

Maturities of Time Deposits

As of December 31, 2011

2012	$129,900,777

2013	24,343,143

2014	9,544,540

2015 and later	8,561,790

$172,350,250

Capital

Peoples Bank is subject to various regulatory capital requirements administered by the applicable federal banking agencies. Failure to meet minimum capital requirements could initiate certain mandatory and discretionary actions by regulators that, if undertaken, could have a direct material effect on Peoples Bank’s financial condition. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Peoples Bank must meet specific capital guidelines that involve quantitative measures of Peoples Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. Peoples Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require Peoples Bank to maintain minimum amounts and ratios of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). As of December 31, 2011, the most recent notification from the Federal Reserve Bank of Richmond categorized Peoples Bank as well capitalized under the regulatory framework for prompt corrective action. Peoples Bank’s actual regulatory capital amounts and ratios for December 31, 2011 and 2010 are presented in the table below.

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					To Be Well
					Capitalized Under
			For Capital		Prompt Corrective
			Adequacy Purposes		Action Provision
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
December 31, 2011
Total risk-based capital
(to risk-weighted assets)	$41,450	22.0%	$15,041	>8.0%	$18,802	>10.0%

Tier 1 Capital
(to risk-weighted assets)	$39,071	20.8%	$7,521	>4.0%	$11,281	>6.0%

Tier 1 capital leverage
(to average assets)	$39,071	13.4%	$11,665	>4.0%	$14,581	>5.0%

December 31, 2010
Total risk-based capital
(to risk-weighted assets)	$39,557	19.4%	$16,348	>8.0%	$20,435	>10.0%

Tier 1 Capital
(to risk-weighted assets)	$36,976	18.1%	$8,174	>4.0%	$12,261	>6.0%

Tier 1 capital leverage
(to average assets)	$36,976	12.6%	$11,736	>4.0%	$14,671	>5.0%

Liquidity

At December 31, 2011, Peoples Bank had liquid assets of $82,757,478, or 29.0% of total assets, consisting of cash, interest-bearing deposits with the Federal Reserve Bank of Richmond and unpledged securities. In addition it maintains a $10 million unsecured line with Community Bankers Bank. At December 31, 2011, there were no borrowings against this line. See Note 17 beginning on page F-32 to the Notes to Financial Statements included in this proxy statement/prospectus for information concerning fair value accounting matters.

CERTAIN BENEFICIAL OWNERSHIP OF
PEOPLES BANK COMMON STOCK

The following table sets forth as of April 6, 2012 information with respect to the beneficial ownership of Peoples Bank’s common stock by (i) each person who is known to Peoples Bank to be the beneficial owner of more than five percent of its common stock, (ii) each director of Peoples Bank, (iii) each of Peoples Bank’s named executive officers, and (iv) all directors and executive officers of Peoples Bank as a group. Applicable percentage ownership in the table is based on 2,016,012 shares of Peoples Bank common stock outstanding as of April 6, 2012. All shares of Peoples Bank’s common stock subject to options currently exercisable or exercisable within 60 days of April 6, 2012 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Except as otherwise indicated in the footnotes to the table, the beneficial owners listed have sole voting and investment power as to all of the shares beneficially owned by them. The address for each of the shareholders below is Peoples Bank, 2701 N. Parham Road, Richmond, Virginia 23294.

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	Shares of Common Stock Beneficially Owned
	Sole Ownership	Joint Ownership		Custodial and Trust Ownership	Options	Percentage of Shares of Common Stock
Name of Beneficial Owner[1]
James H. Atkinson, Jr.	15,402	9,750	(2)	—	75,000	4.79%

Paul R. Carnes	35,426	68,181	(3)	8,672	—	5.57%

Quentin L. Corbett	19,152	—		—	73,916	4.45%

A. Brian Cowardin	27,909	—		41,000	—	3.42%

George P. Emerson, Jr.	10,499	—		—	—	*

Michael W. Harris	20,409	682	(2)	675	—	1.08%

William R. Harris	171,400	—		—	—	8.50%

Robert V. Katherman	32,334	—		—	—	1.60%

Teri C. Pruitt	20,594	68,181	(2)	23,073	—	5.55%

William H. Pruitt	30,000	—		—	—	1.49%

J. Kenneth Timmons, Jr.	13,249	—		—	—	*

Marchall E. McCall, Jr. (4)	—	1,125	(2)	—	30,000	1.52%

Vera H. Primm (4)	—	—		—	30,000	1.47%

All directors and executive officers as a group (13 persons)	396,374	79,738	(5)	73,420	208,916	34.09	%(5)

Based upon 2,016,012 shares of Peoples Bank’s common stock issued and outstanding on April __, 2012.

1	“Beneficial ownership” is defined in the regulations promulgated by the SEC as (A) having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer; or (B) directly or indirectly creating or using a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

2	Held jointly with spouse.

3	Held in a family-controlled entity with other family members.

4	Does not serve as a director.

5	Although Mr. Carnes and Ms. Pruitt are each deemed to own beneficially 68,181 shares held in a family-controlled entity with other family members, this amount is only reflected once in this total.

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DESCRIPTION OF FIRST COMMUNITY CAPITAL STOCK

First Community is authorized to issue up to 50,000,000 shares of First Community common stock, 25,000 shares of Series A Preferred Stock, and up to 1,000,000 shares of undesignated preferred stock. The capital stock of First Community does not represent or constitute a deposit account and is not insured by the FDIC.

The following description of the First Community capital stock does not purport to be complete and is qualified in all respects by reference to First Community's articles of incorporation, as amended, and bylaws, the First Community shareholder rights plan and the NRS.

First Community Common Stock

As of February 27, 2012, 17,849,376 shares of First Community common stock were issued and outstanding. Each share of our common stock is entitled to one vote on all matters submitted to a vote at any meeting of shareholders. Holders of First Community common stock have no preemptive rights to subscribe for any additional securities of any class that First Community may issue, nor any conversion, redemption or sinking fund rights. Holders of our common stock have no right to cumulate votes in the election of directors. Holders of our common stock are entitled to receive dividends as may be declared by our board of directors out of funds legally available therefore. We pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding Series A Preferred Stock, for the then current period and, in the case of any cumulative preferred stock that we may issue in the future, all prior periods. Upon liquidation, dissolution or winding up of our company, holders of our common stock are entitled to receive pro rata our assets, if any, available for distribution after the payment of creditors and the preferences of Series A Preferred Stock, and any other class or series of preferred stock outstanding at the time of any such liquidation. Holders of our common stock have no preemptive rights to subscribe for any additional securities of any class of securities that we may issue, nor any conversion, redemption or sinking fund rights. The rights and privileges of holders of our common stock are subject to the preferences of our Series A Preferred Stock and any series of our preferred stock that we may issue in the future.

First Community Series A Preferred Stock

On May 20, 2011, First Community sold 18,921 shares of Series A Preferred Stock in a private placement for total consideration of $18,921,000. The shares of Series A Preferred Stock were issued in a private placement transaction exempt from the registration requirements of the Securities Act.

Each share of Series A Preferred Stock is convertible into 69 shares of First Community common stock at any time by the holder. All 18,921 shares of Series A Preferred Stock are convertible into 1,305,549 shares of First Community common stock. If not converted sooner, the shares of Series A Preferred Stock will be mandatorily convertible into shares of our common stock on May 20, 2016.

The Series A Preferred Stock carry a dividend rate of 6.00% per annum, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2011. Dividends are non-cumulative and are only payable when and if declared by our board of directors. The shares have a per share liquidation value of $1,000. First Community may redeem the shares of Series A Preferred Stock after three years, in whole or in part, at a price per share equal to the $1,000 liquidation value per preferred share, plus all declared and accrued and unpaid dividends.

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First Community Preferred Stock

Under First Community's articles of incorporation, First Community may issue additional shares of First Community preferred stock in one or more series, as may be determined by the First Community's board of directors or a duly authorized committee. The First Community's board of directors or committee may also establish, from time to time, the number of shares to be included in each series and may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and may increase or decrease the number of shares of any series without any further vote or action by the shareholders. Any First Community preferred stock issued will rank senior to First Community common stock with respect to the payment of dividends or amounts paid upon liquidation, dissolution or winding up of First Community, or both. In addition, any shares of First Community preferred stock may have class or series voting rights. Under certain circumstances, the issuance of shares of First Community preferred stock, or merely the existing authorization of the First Community board of directors to issue shares of First Community preferred stock, may tend to discourage or impede a merger or other change in control of First Community. The number of shares of preferred stock to be issued, its par or face value, voting powers, designations, preferences, interest rate, limitations, restrictions and relative rights would be determined from time to time by resolution of the board of directors of First Community. As of April __, 2012, the only shares of preferred stock that are currently outstanding are 18,921 shares of Series A Preferred Stock.

Transfer Agent

The transfer agent and registrar for the First Community common stock is BNY Mellon Shareholder Services.

COMPARISON OF THE RIGHTS OF SHAREHOLDERS

When the merger becomes effective, the shareholders of Peoples Bank will become shareholders of First Community. First Community is a Nevada corporation and its shareholders’ rights are governed by the NRS, as well as its articles of incorporation, as amended, and bylaws, as amended. Peoples Bank is a Virginia corporation, and its shareholders’ rights are governed by the VSCA , as well as its articles of incorporation, as amended and bylaws. After the merger, as First Community shareholders, the rights of former Peoples Bank shareholders will be governed by First Community’s articles of incorporation, as amended, its bylaws, as amended, and the NRS. First Community’s articles of incorporation, as amended, are referred to as its articles of incorporation, and its bylaws, as amended, are referenced as its bylaws. The following is a summary of material differences between the rights of holders of First Community common stock and holders of Peoples Bank common stock.

The following summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of holders of First Community common stock and holders of Peoples Bank common stock. This summary is intended to provide a general overview of the differences in shareholders’ rights under the governing corporate instruments of First Community and Peoples Bank, and other known material differences.

Authorized Capital Stock

First Community. First Community’s authorized capital stock consists of 50,000,000 shares of First Community common stock, par value $1.00 per share, 25,000 shares of First Community Series A Preferred Stock, and up to 1,000,000 shares of First Community undesignated preferred stock. First Community’s articles of incorporation authorize First Community’s board of directors to issue shares of First Community preferred stock, whose par value, designations, preferences, interest rate, limitations, restrictions and relative rights of the shares of First Community preferred stock will be determined by resolution of the board of directors. As of February 27, 2012, there were 17,849,376 shares of First Community common stock were outstanding and 18,921 shares of First Community Series A Preferred stock outstanding.

Peoples Bank. Peoples Bank’s authorized capital stock consists of 15,000,000 shares of Peoples Bank common stock, par value $5.00 per share, and 2,000,000 shares of Peoples Bank preferred stock, par value $5.00 per share. Peoples Bank’s articles of incorporation authorize Peoples Bank’s board of directors to issue shares of Peoples Bank’s preferred stock in one or more series and to fix the designations, voting powers, preferences, limitations and rights of the shares of Peoples Bank preferred stock. As of April 6, 2012, there were 2,016,012 shares of Peoples Bank common stock outstanding and no shares of Peoples Bank preferred stock issued and outstanding.

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Issuance of Capital Stock

First Community. Pursuant to the NRS, First Community may issue shares of First Community capital stock and rights or options for the purchase of shares of capital stock of First Community on such terms and for such consideration as may be determined by the First Community board of directors. Neither the NRS nor First Community’s articles of incorporation or bylaws require shareholder approval of any such actions. Holders of First Community capital stock do not have preemptive rights with respect to any shares of First Community capital stock which may be issued.

Peoples Bank. Pursuant to the VSCA, Peoples Bank may issue shares of Peoples Bank capital stock and rights or options for the purchase of shares of capital stock of Peoples Bank on such terms and for such consideration as may be determined by the Peoples Bank board of directors. Neither the VSCA nor Peoples Bank’s articles of incorporation or bylaws require shareholder approval of any such actions. Holders of Peoples Bank common stock do not have preemptive rights with respect to any shares of Peoples Bank common stock which may be issued.

Voting Rights

First Community. Each holder of First Community common stock is entitled to one vote for each share held of record and may not cumulate votes.

Peoples Bank. Each holder of Peoples Bank common stock is entitled to one vote for each share held of record and may not cumulate votes.

Number and Election of Directors

First Community. First Community’s articles of incorporation provide that the number of members of First Community’s board of directors is determined in accordance with a bylaw or amendment thereof duly adopted by a majority of First Community’s board of directors. First Community’s bylaws authorize the number of directors to be fixed from time to time by resolution of the board of directors. Currently, First Community’s board of directors consists of seven directors. First Community’s board of directors is divided into three classes, with directors serving staggered three-year terms.

Pursuant to the NRS, unless First Community’s articles of incorporation or its bylaws require more than a plurality of votes cast, First Community’s directors are elected at annual meetings of shareholders by a plurality of votes cast at the election. Neither First Community’s articles of incorporation or bylaws require more than a plurality.

Peoples Bank. Peoples Bank’s articles of incorporation provide that the number of members of Peoples Bank’s board of directors is determined in accordance with its bylaws. Peoples Bank’s bylaws provide for a board of directors consisting of no less than seven members nor more than seventeen members. Peoples Bank currently has 11 members of its board of directors.

Pursuant to the VSCA, unless Peoples Bank’s articles of incorporation or its bylaws require more than a plurality of votes cast, Peoples Bank’s directors are elected at annual meetings of shareholders by a plurality of votes cast at the election. Peoples Bank’s articles of incorporation provides that directors be elected by a plurality of the votes cast.

Removal of Directors

First Community. Under First Community’s articles of incorporation, First Community directors may be removed only for cause by an affirmative vote of not less than a two-thirds of the votes eligible to be cast by shareholders at a meeting of shareholders called expressly for such purpose, provided that a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director’s removal.

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Peoples Bank. Peoples Bank’s articles of incorporation provide that Peoples Bank directors may be removed only for cause and only if the number of votes cast to remove the director constitutes a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which the director was elected.

Vacancies of Directors

First Community. Under First Community’s articles of incorporation and bylaws, any vacancy occurring on the board of directors may be filled by a majority vote of the directors then in office, whether or not a quorum. Each director so chosen shall hold office until the expiration of the term of the director, if any, whom he or she has been chosen to succeed, or if none, until the expiration of the term assigned.

Peoples Bank. Under Peoples Bank’s articles of incorporation and bylaws, any vacancy on the board of directors may be filled by the majority vote of directors then in office, whether or not a quorum. A director appointed to fill a vacancy will serve until the next succeeding annual meeting of shareholders at which directors are elected.

Indemnification and Limitation of Liability

First Community. First Community’s articles of incorporation provide that First Community will indemnify any of its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, relating to service for or at the request of First Community. First Community will not indemnify a director, officer, employee or agent if:

he did not act in good faith;

he did not reasonably believe that the actions were either (i) in First Community’s best interests, or (ii) not opposed to First Community’s best interests; or

with respect to a criminal action or proceeding, he had reasonable cause to believe his conduct was unlawful.

First Community’s articles of incorporation also provide that no director will be liable to First Community or its shareholders for monetary damages for breach of fiduciary duty as a director, except that the director’s liability will not be eliminated or limited:

for any breach of the director’s duty of loyalty to First Community or its shareholders;

for acts or omissions involving intentional misconduct, fraud or a knowing violation of the law;

for the payment of any distribution in violation of NRS §78.300; or

for any transaction from which the director derived an improper personal benefit.

Peoples Bank. Peoples Bank’s articles of incorporation provide that Peoples Bank will indemnify its directors, and employees in any proceeding brought by or in the right of Peoples Bank or brought by or on behalf of shareholders of Peoples Bank for monetary damages except for liability resulting from a director, officer or employee engaging in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

Peoples Bank’s articles of incorporation further provide that Peoples Bank will indemnify its directors, officers and employees who are a party to any proceeding by reason of the fact that he or she is or was a director, officer or employee or was serving at the request of Peoples Bank as a director, trustee, partner, or officer of another entity, against liability incurred by such person in connection with such proceeding unless such person engaged in willful misconduct or a knowing violation of the criminal law. In addition, the Board of Directors of Peoples Bank, by a majority vote of a quorum of disinterested directors, may enter into a contract to indemnify any director, officer or employee in respect of any such proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

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Peoples Bank’s articles of incorporation also provide for the reimbursement of reasonable expenses incurred in a proceeding in advance of final disposition of such proceeding or the determination that the person is entitled to indemnification if such person furnishes Peoples Bank with (i) a written statement of his or her good faith believe that he or she has met the standard of conduct for indemnification; and (ii) a written undertaking to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct.

Amendments to Articles of Incorporation and Bylaws

First Community. Under the NRS, First Community’s board of directors must adopt a resolution setting forth a proper amendment to First Community’s articles of incorporation and must call either a special meeting of the shareholders entitled to vote on the amendment or direct that the amendment be considered at the next annual meeting of First Community’s shareholders. Amendments to First Community’s articles of incorporation generally must be approved by shareholders holding shares in First Community entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required.

Under Nevada law, except as otherwise provided by a bylaw adopted by First Community’s shareholders, First Community’s board of directors can amend or repeal the bylaws, or adopt new bylaws. First Community’s bylaws authorize First Community’s board of directors to amend its bylaws by vote of a majority of the board of directors at a meeting.

Peoples Bank. Pursuant to Peoples Bank’s articles of incorporation, an amendment to its articles of incorporation must be approved by a majority of all votes entitled to be cast on the amendment, provided that the amendment has been approved and recommended by at least 2/3 of the directors of Peoples Bank. If the amendment is not so approved and recommended by 2/3 of the directors of Peoples Bank, then the amendment must be approved by the vote of 80% or more of all votes entitled to be cast on the amendment.

Peoples Bank’s bylaws provide that the bylaws may be amended by the majority vote of the Peoples Bank’s board of directors. In addition, the shareholders entitled to vote for the election of directors also have the power to rescind, amend, alter or repeal any bylaws and to enact bylaw which, if expressly so provided, may not be amended, altered or repealed by the Peoples Bank’s board of directors.

Notice of Shareholder Meetings

First Community. In accordance with the NRS, First Community’s bylaws provide that a written notice of the time, place and purpose of the meeting must be given to each shareholder entitled to vote at the meeting not less than 10 days nor more than 60 days prior to the meeting. Notice of special meetings of shareholders also must include a description of the purpose or purposes for which the meeting is being called.

Peoples Bank. Peoples Bank’s bylaws provide that written notice of the date, time and place of a meeting of shareholders must be delivered not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting. Notice of special meetings of shareholders also must include a description of the purpose or purposes for which the meeting is being called.

Special Meetings of Shareholders

First Community. Under the NRS and First Community’s bylaws, a special meeting of the shareholders may be called by First Community’s board of directors. In addition, under the NRS, any two directors or First Community’s president may call a special meeting of the shareholders.

Peoples Bank. Pursuant to Peoples Bank’s bylaws, special meetings of the shareholders may be called at any time by Peoples Bank’s Chairman of the Board of Directors, Chief Executive Officer, President, or a majority of the Board of Directors.

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Shareholder Nominations and Shareholder Proposals

First Community. First Community’s bylaws provide that any nominations to First Community’s board of directors other than those made by or on behalf of First Community’s board of directors must be made in writing and must be delivered or mailed to First Community’s Secretary not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided however, if the annual meeting is not within 30 days before or after such anniversary date, notice by a shareholder must be received no later than 10th day following the date on which the notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made. The nomination must also include certain information listed in Section 2.2 of First Community’s bylaws in order to be in proper form for consideration.

Applicable Commission rules require that a proposal by shareholders for submission to a vote of shareholders at an annual meeting must be made in writing and delivered or mailed and received by the secretary of First Community not later than 120 calendar days prior to the anniversary date of the mailing of proxy materials for the immediately preceding annual meeting. Each such notice must set forth information concerning the proposal, the proposing shareholder and the information specified in applicable Commission rules.

Peoples Bank. Peoples Bank’s bylaws provide that any nominations to Peoples Bank’s board of directors other than those made by or on behalf of Peoples Bank’s board of directors must be made in writing and must be delivered or mailed to Peoples Bank’s Secretary not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided however, if the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by a shareholder must be received no earlier than the 90th day prior to such annual meeting and not later than the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day following the date on which the public disclosure of the date of the annual meeting was made. The nomination must also include certain information listed in Section 1.8(b) of Peoples Bank’s bylaws in order to be in proper form for consideration.

In the event that the number of directors to be elected is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by Peoples Bank at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by Peoples Bank’s bylaws will also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Peoples Bank’s Secretary not later than the 10th day following the date on which such public announcement is first made by Peoples Bank.

If a Peoples Bank shareholder desires to submit a proposal for consideration before an annual shareholder meeting, then the notice must be made within the same time periods as set forth above submitting a nominee as a director.

Control Share Acquisition Provisions

First Community. Nevada law contains provisions that, under certain circumstances would preclude an acquirer of the shares of a Nevada corporation who crosses one of three voting thresholds (20%, 33 1/3% or 50%) from obtaining voting rights with respect to such shares unless the disinterested holders of a majority of the shares of First Community held by disinterested shareholders votes to accord voting power to such shares. The statute provides that, if authorized by the articles of incorporation or bylaws in effect on the 10th day following the acquisition of the controlling interest by an acquiring person, First Community may call for redemption of not less than all of the control shares at the average price paid for the control shares if the acquirer has not complied with certain procedural requirements or if the control shares are not accorded full voting rights by the shareholders.

Peoples Bank. Virginia law contains provisions that, under certain circumstances, would preclude an acquirer of the shares of a Virginia public corporation who crosses one of three voting thresholds (20%, 33 1/3% or 50%) from obtaining voting rights with respect to such shares unless the disinterested holders of a majority of the shares of the corporation held by disinterested shareholders votes to accord voting power to such shares. VSCA provides that, if authorized by the articles of incorporation or bylaws before a control share acquisition has occurred, the shares acquired in such control share acquisition with respect to which no control share acquisition statement has been filed with the public corporation may, at any time during the period ending 60 days after the last acquisition of such shares by the acquiring person, be redeemed by the corporate at the redemption price equal to the average per share price, including any brokerage commissions, transfer taxes and soliciting dealer’s fees, paid by the acquiring person for such shares. Peoples Bank has not opted out of coverage under the control share acquisition provisions of the VSCA.

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Combinations with Interested Shareholders

First Community. Under the NRS, except under certain circumstances, a corporation is not permitted to engage in a business combination with any interested shareholder for a period of three years following the date such shareholder became an interested shareholder. An interested shareholder is a person who owns 10% or more of the outstanding shares of voting stock. Nevada permits a corporation to opt out of the application of these business combinations provisions by so providing in the articles of incorporation. First Community opted out the application of these business combination provisions in its articles of incorporation. Instead, First Community’s articles of incorporation require the approval of holders of more than 85% of First Community’s outstanding shares entitled to vote thereon for any of the following transactions between First Community and any individual, firm, corporation or other entity (or any affiliate of any of the foregoing) that directly or indirectly beneficially owns 15% or more of First Community’s outstanding shares of stock entitled to vote for the election of directors:

•	any merger or consolidation of First Community or any subsidiary of First Community with or into the firm, corporation or other entity;

•	any sale, lease, exchange, transfer or other disposition (whether in a single transaction or a series of related transactions) to or with the individual, firm, corporation or other entity of any assets of First Community or any subsidiary of First Community when such assets have an aggregate fair market value of $5,000,000 or more;

•	the issuance or transfer to or with the individual, firm, corporation or other entity by First Community or any subsidiary of First Community of any equity securities of First Community or any subsidiary of First Community where any such equity securities have an aggregate fair market value of $5,000,000 or more;

•	the adoption of any plan or proposal for the liquidation or dissolution of First Community; or

•	any agreement, contract or other arrangement providing for any of the foregoing.

Peoples Bank. The VSCA provides the a Virginia corporation my not engage in an affiliated transaction with any interested shareholder for a period of three years following the interested shareholder’s determination date unless approved by the affirmative vote of a majority (but not less than 2) of the disinterested directors and by the affirmative vote of 2/3 of the disinterested shareholders. A Virginia corporation is permitted to engage in an affiliated transaction with an interested shareholder beginning three years after such interested shareholder’s determination date as long as the transaction is approved by 2/3 of the disinterested shareholders. An affiliated transaction is any of the following:

•	Any merger of Peoples Bank or any of its subsidiaries with any interested shareholder or with any other corporation that immediately after the merger would be an affiliate of an interested shareholder that was an interested shareholder immediately before the merger;

•	Any share exchange in which any interested shareholder acquires one or more classes or series of voting shares of Peoples Bank or any of its subsidiaries;

•	Except for transactions in the ordinary course of business, (i) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any interested shareholder of any assets of Peoples Bank or of any of its subsidiaries having an aggregate fair market value in excess of five percent of Peoples Bank’s consolidated net worth as of the date of the most recently available financial statements, or (ii) any guaranty by Peoples Bank or any of its subsidiaries (in one transaction or a series of transactions) of indebtedness of any interested shareholder in an amount in excess of five percent of Peoples Bank’s consolidated net worth as of the date of the most recently available financial statements;

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•	The sale or other disposition by Peoples Bank or any of its subsidiaries to an interested shareholder (in one transaction or a series of transactions) of any voting shares of Peoples Bank or any of its subsidiaries having an aggregate market value in excess of five percent of the aggregate market value of all outstanding voting shares of Peoples Bank except pursuant to a share dividend or the exercise of rights or warrants distributed or offered on a basis affording substantially proportionate treatment to all holders of the same class or series of voting shares;

•	The dissolution of Peoples Bank if proposed by or on behalf of an interested shareholder; or

•	Any reclassification of securities, including any reverse stock split, or recapitalization of Peoples Bank, or any merger of Peoples Bank with any of its subsidiaries or any distribution or other transaction, whether or not with or into or otherwise involving an interested shareholder, which has the effect, directly or indirectly (in one transaction or a series of transactions), of increasing by more than five percent the percentage of the outstanding voting shares of Peoples Bank or any of its subsidiaries beneficially owned by any interested shareholder.

Transactions with Interested Persons

First Community. Under the NRS, a transaction with First Community (i) in which a First Community director or officer has a direct or indirect interest, or (ii) involving another corporation, firm or association in which one or more of First Community’s directors or officers are directors or officers of the corporation, firm or association or have a financial interest in the corporation firm or association, is not void or voidable solely because of the director or officer’s interest or common role in the transaction if any one of the following circumstances exists:

•	the fact of the common directorship, office or financial interest is known to the board of directors or a committee of the board of directors and a majority of disinterested directors on the board of directors (or on the committee) authorized, approved or ratified the transaction;

•	the fact of the common directorship, office or financial interest is known to the shareholders and disinterested shareholders holding a majority of the shares held by disinterested shareholders authorized, approved or ratified the transaction;

•	the fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought to the board of directors for action; or

•	the transaction was fair to First Community at the time it is authorized or approved.

Peoples Bank. Under the VSCA, a transaction with Peoples Bank in which a Peoples Bank director has a direct or indirect interest is not voidable by Peoples Bank solely because of the director’s interest in the transaction if any one of the following is true:

•	the material facts of the transaction and the director’s interest were disclosed or known to the board of directors or a committee of the board of directors and a majority of disinterested directors on the board of directors (or on the committee) authorized, approved or ratified the transaction;

•	the material facts of the transaction and the director’s interest were disclosed or known to the shareholders and disinterested shareholders holding a majority of the shares held by disinterested shareholders authorized, approved or ratified the transaction; or

•	the transaction was fair to Peoples Bank.

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Shareholders’ Right of Dissent and Appraisal

The holders of First Community common stock are not entitled to dissenters’ rights under the NRS because the merger does not require the approval of the shareholders of First Community. Under the NRS, a shareholder is entitled to dissent from and to obtain payment for the fair value of his, her or its shares in the event of consummation of a plan of merger or plan of exchange in which the corporation is a party and any corporate action taken pursuant to a vote of the shareholders or to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares. The NRS provides an exception to dissenters' rights. Holders (i) of securities listed on a national securities exchange included on the national market system by the NASD or (ii) of securities held by 2,000 holders of record are not entitled to dissenters' rights unless the (i) articles of incorporation of the issuing corporation provide otherwise; or (ii) the shareholders are required under a plan of merger or exchange to accept anything but cash, ownership interests, or ownership interests and cash in lieu of fractional shares of: (a) the surviving or acquiring entity, or (b) another entity that, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the NASD, or held of record by at least 2,000 owners.

Peoples Bank’s shareholders have appraisal rights in connection with the merger. For a discussion of the appraisal rights under the VSCA, please refer to the section entitled “The Merger – Appraisal’ Rights” and to Article 15 of the VSCA, a copy of which is attached as Annex C to this document.

76

ADJOURNMENT OF THE SPECIAL MEETING
(PROPOSAL TWO)

In the event that there are not sufficient votes to constitute a quorum or approve the merger agreement at the time of the special meeting, the merger agreement cannot be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Peoples Bank at the time of the special meeting to be voted for an adjournment, if deemed necessary, Peoples Bank has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The board of directors of Peoples Bank unanimously recommends that shareholders vote “FOR” the adjournment proposal. If it is deemed necessary to adjourn the special meeting, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the special meeting of the place, date, and time to which the special meeting is adjourned.

LEGAL OPINION

The validity of the First Community common stock to be issued in the merger will be passed upon for First Community by Bowles Rice McDavid Graff & Love LLP, Charleston, West Virginia.

EXPERTS

The consolidated financial statements incorporated in this proxy statement/prospectus by reference from First Community Bancshares Inc.’s Annual Report on Form 10-K as of December 31, 2011 and 2010 and for the three years ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated herein by reference in reliance upon the reports of Dixon Hughes Goodman LLP, and upon the authority of said firm as experts in accounting and auditing.

PROPOSALS FOR THE 2012 ANNUAL MEETING

If the merger agreement is not approved and the merger with First Community is terminated, Peoples Bank would expect to conduct an annual meeting of shareholders in October 2012. In order for shareholder proposals to be included in Peoples Bank’s proxy materials for that meeting, proposals must have been received by the Corporate Secretary at Peoples Bank’s principal executive office no later than September 30, 2012, and meet all other applicable requirements for inclusion in the proxy statement.

Peoples Bank’s bylaws provide that, in order to be eligible for consideration at the annual meeting of shareholders, all nominations of directors and all shareholder proposals, other than those made by Peoples Bank’s board of directors, must be made in writing and must be delivered to the Secretary of Peoples Bank not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided however, if the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by a shareholder must be received no earlier than the 90th day prior to such annual meeting and not later than the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day following the date on which the public disclosure of the date of the annual meeting was made. The nomination and any shareholder proposal must also include certain information listed in Section 1.8(b) of Peoples Bank’s bylaws in order to be in proper form for consideration.

If the merger is consummated, there will be no Peoples Bank annual meeting of shareholders for 2012.

WHERE YOU CAN FIND MORE INFORMATION

First Community files annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, proxy statements or other information filed by First Community at the Commission’s public reference room in Washington, D.C., which is located at the following address: Public Reference Room, 100 F Street N.E., Washington, D.C. 20549.

77

You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Commission’s public reference rooms. First Community’s Commission filings are also available to the public from document retrieval services and at the Commission’s Internet website (http://www.sec.gov). First Community’s filings with the Commission are also available on its website at www.fcbinc.com.

First Community has filed with the Commission a registration statement on Form S-4 under the Securities Act and the rules and regulations thereunder. This proxy statement/prospectus is a part of that registration statement. As permitted by the Commission’s rules, this proxy statement/prospectus does not contain all of the information you can find in the registration statement. The registration statement is available for inspection and copying as set forth above.

The Commission allows First Community to “incorporate by reference” into this document, which means that First Community can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated herein by reference is considered to be part of this proxy statement/prospectus, except for any information superseded by information contained in later filed documents incorporated herein by reference in this proxy statement/prospectus.

First Community incorporates by reference the documents filed by it with the Commission listed below and any future filings made by it with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which is referred to in this proxy statement/prospectus as the Exchange Act, prior to the date of the special meeting.

First Community SEC Filings	Period/Date

Annual Report on Form 10-K	Year ended December 31, 2011

Current Reports on Form 8-K	Filed on January 20, 2012, January 23, 2012, January 27, 2012, March 1, 2012, and March 22, 2012.

The description of First Community common stock set forth in First Community’s registration statements filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating any such description.

The portions of First Community’s proxy statement for the annual meeting of shareholders held on April 24, 2012, that have been incorporated by reference in First Community’s 2011 Annual Report on Form 10-K.

You may request a copy of documents incorporated in this proxy statement/prospectus by reference but not otherwise accompanying this proxy statement/prospectus, at no cost, by writing or telephoning First Community at the following addresses:

First Community Bancshares, Inc.
P.O. Box 989
Bluefield, Virginia 24605-0989
Attention: Robert L. Schumacher, General Counsel
(276) 326-9000

To obtain timely delivery, you should request desired information no later than five business days prior to the date of the special meeting, or by May 16, 2012.

78

You should rely only on the information contained or incorporated in this proxy statement/prospectus by reference. First Community and Peoples Bank have not authorized anyone else to provide you with information that is different from that which is contained in this proxy statement/prospectus. Moreover, neither First Community nor Peoples Bank is making an offer to sell or soliciting an offer to buy any securities other than the First Community common stock to be issued by First Community in the merger, and neither First Community nor Peoples Bank is making an offer of such securities in any state where the offer is not permitted. The information contained in this document speaks only as of its date unless the information specifically indicates that another date applies

79

FINANCIAL STATEMENTS

of

PEOPLES BANK OF VIRGINIA

F-1

Certified Public Accountants

and Consultants

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors

Peoples Bank of Virginia

Richmond, Virginia

We have audited the accompanying balance sheets of People s Bank of Virginia as of December 31, 2011 and 2010, and the related statements of operations and comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Peoples Bank of Virginia as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Winchester, Virginia

February 29, 2012

F-2

Peoples Bank of Virginia

Balance Sheets

	December 31,
	2011	2010
Assets
Cash and cash equivalents
Cash and due from banks	$4,383,966	$3,051,620
Interest-bearing balances due from the Federal Reserve Bank	77,364,946	55,380,273
Total cash and cash equivalents	81,748,912	58,431,893

Securities available-for-sale, at fair value	12,039,762	24,037,026
Securities held-to-maturity, at cost (fair value approximates $2,921,200 in 2011 and $1,804,646 in 2010)	2,824,055	1,768,244
Loans, net of allowance for loan losses of $3,947,973 in 2011 and $4,035,535 in 2010	181,438,546	195,898,107
Bank premises and equipment, net	3,550,365	3,630,632
Accrued interest receivable	738,448	681,410
Federal Reserve Bank stock, at cost	698,300	698,300
Other real estate owned	175,000	857,979
Deferred tax asset, net	1,137,571	1,230,950
Other assets	1,547,356	1,541,294
	204,149,403	230,343,942
Total assets	$285,898,315	$288,775,835

Liabilities and Stockholders' Equity
Deposits
Demand	$38,073,788	$31,832,181
NOW and money market	28,772,502	27,349,736
Savings	7,066,705	5,626,377
Time	172,350,250	182,895,465
Total deposits	246,263,245	247,703,759

Securities sold under repurchase agreements	-	3,242,835
Accrued interest payable	133,676	160,344
Other liabilities	403,690	625,524
Total liabilities	246,800,611	251,732,462

Commitments and contingent liabilities	-	-

Stockholders' equity
Preferred stock, $5 par value. Authorized 2,000,000 shares; none issued and outstanding	-	-
Common stock, $5 par value. Authorized 17,000,000 shares; issued and outstanding 2,016,012 shares for 2011 and 2010	10,080,060	10,080,060
Additional paid-in-capital	13,195,446	13,195,446
Retained earnings	15,795,011	13,700,343
Accumulated other comprehensive income	27,187	67,524
Total stockholders' equity	39,097,704	37,043,373
Total liabilities and stockholders' equity	$285,898,315	$288,775,835

See Notes to Financial Statements.

F-3

Peoples Bank of Virginia

Statements of Operations and Comprehensive Income

	Years Ended December 31,
	2011	2010
Interest income
Interest and fees on loans	$11,454,543	$12,018,831
Interest on U.S. Government agencies and taxable municipals	809,905	877,886
Interest on interest-bearing balances due from Federal Reserve Bank	150,140	117,510
Other	41,898	41,898
Total interest income	12,456,486	13,056,125

Interest expense
Interest on deposits	1,754,266	2,207,031
Interest on time certificates of $100,000 and over	1,749,807	2,175,404
Interest on securities sold under repurchase agreements	3,180	5,996
Total interest expense	3,507,253	4,388,431

Net interest income	8,949,233	8,667,694

Provision for loan losses	1,250,000	3,142,000

Net interest income after provision for loan losses	7,699,233	5,525,694
Noninterest income
Service charges on deposit accounts	409,272	466,460
Fee income	144,602	188,530
Other	1,842	5,062
Total noninterest income	555,716	660,052

Noninterest expense
Salaries and employee benefits	3,062,816	2,726,225
Occupancy	363,163	375,350
Data processing	420,764	430,039
Bank franchise tax	299,953	249,558
FDIC insurance premiums	237,730	341,212
Professional fees	369,041	230,147
Insurance	45,504	43,708
Office supplies	43,947	45,926
Postage and shipping	42,124	42,415
Telecommunications	19,416	16,599
Loss on other real estate	40,660	114,613
Other operating expenses	153,364	199,407
Total noninterest expense	5,098,482	4,815,199

Income before income tax expense	3,156,467	1,370,547
Income tax expense	1,061,799	435,448
Net income	2,094,668	935,099
Other comprehensive income (loss), net of income tax expense (benefit):
Change in net unrealized gains (losses) on securities available-for-sale	(40,337)	9,504
Comprehensive income	$2,054,331	$944,603
Per share data:
Net income per share - basic	$1.04	$0.46
Net income per share - diluted	$1.03	$0.46

See Notes to Financial Statements.

F-4

Peoples Bank of Virginia

Statements of Changes in Stockholders' Equity

Years Ended December 31, 2011 and 2010

				Accumulated
				Other	Total
	Common	Additional	Retained	Comprehensive	Stockholders'
	Stock	Paid-In-Capital	Earnings	Income (Loss)	Equity

Balances at December 31, 2009	$10,080,060	$13,195,446	$12,765,244	$58,020	$36,098,770

Net income	-	-	935,099	-	935,099
Net unrealized gains (losses) on available-for-sale securities, net of tax of $4,896	-	-	-	9,504	9,504

Balances at December 31, 2010	$10,080,060	$13,195,446	$13,700,343	$67,524	$37,043,373

Net Income	-	-	2,094,668	-	2,094,668
Net unrealized (losses) on available-for-sale securities, net of tax of $20,780	-	-	-	(40,337)	(40,337)

Balances at December 31, 2011	$10,080,060	$13,195,446	$15,795,011	$27,187	$39,097,704

See Notes to Financial Statements.

F-5

Peoples Bank of Virginia

Statements of Cash Flows

	Years Ended December 31,
	2011	2010
Cash flows from operating activities
Net income	$2,094,668	$935,099
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of bank premises and equipment	229,885	232,453
Net amortization and accretion of premiums and discounts on securities	(30,254)	8,106
Loss on other real estate owned	40,660	114,613
Provision for loan losses	1,250,000	3,142,000
Deferred income taxes	114,159	(557,733)
Net (increase) decrease in:
Accrued interest receivable	(57,038)	253,775
Other assets	(6,062)	334,906
Net increase (decrease) in:
Accrued interest payable	(26,668)	(38,417)
Other liabilities	(221,833)	129,804

Net cash provided by operating activities	3,387,517	4,554,606

Cash flows from investing activities
Proceeds from maturities and calls of available-for-sale securities	73,720,000	64,000,000
Purchase of available-for-sale securities	(61,720,000)	(35,928,392)
Purchase of held-to-maturity securities	(1,089,410)	-
Purchase of Federal Reserve stock	-	(50)
Net decrease in loans	12,900,561	3,352,269
Proceeds from sale of other real estate owned	951,319	1,116,557
Purchase of bank premises and equipment	(149,618)	(90,189)

Net cash provided by investing activities	24,612,852	32,450,195

Cash flows from financing activities
Net increase in demand deposits and savings accounts	9,104,700	1,390,221
Net increase (decrease) in time deposits	(10,545,215)	4,306,569
Net increase (decrease) in securities sold under repurchase agreements	(3,242,835)	573,094

Net cash provided by (used in) financing activities	(4,683,350)	6,269,884

Net increase in cash and cash equivalents	23,317,019	43,274,685

Cash and cash equivalents, beginning of period	58,431,893	15,157,208

Cash and cash equivalents, end of year	$81,748,912	$58,431,893

See Notes to Financial Statements.

F-6

Peoples Bank of Virginia

Note 1 – Organization

Peoples Bank of Virginia (the “Bank”) was incorporated on August 22, 2001, chartered on March 12, 2002, and began banking operations on April 15, 2002. The Bank is a Virginia chartered bank and is engaged in lending and deposit gathering activities in the counties of Henrico and Chesterfield, Virginia. The Bank operates under the laws of Virginia and the Rules and Regulations of the Federal Reserve System and the Federal Deposit Insurance Corporation. The Bank’s headquarters are located on Parham Road in Henrico County. The Bank has branch locations on Parham Road in Henrico County and in Midlothian, Meadowbrook Plaza and at the Chesterfield courthouse in Chesterfield County.

Note 2 – Summary of Significant Accounting Policies

The following is a description of the significant accounting and reporting policies the Bank follows in preparing and presenting its financial statements.

Basis of presentation –The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, as well as the amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses. The estimation process may include management obtaining independent appraisals for significant collateral properties, but the ultimate collectibility and recovery of carrying amounts are susceptible to changes in the local real estate market and other local economic conditions.

Management uses available information to recognize losses on loans; future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowance for loan losses may change in the near term.

Cash and cash equivalents – Cash and cash equivalents includes cash, due from banks, interest-bearing balances with banks, and federal funds sold.

Securities – The Bank classifies its securities in three categories as follows: (1) debt securities that the Bank has the positive intent and ability to hold to maturity are classified as “held-to-maturity securities” and reported at amortized cost. Amortization of premiums and accretion of discounts are adjusted on a basis which approximates the level yield method; (2) debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as “trading securities” and reported at fair value, with unrealized gains and losses included in net income; and (3) debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as “available-for-sale securities” and reported at fair value, with unrealized gains and losses excluded from net income and reported as accumulated other comprehensive income as a separate component of stockholders’ equity.

F-7

Peoples Bank of Virginia

Note 2 – Summary of Significant Accounting Policies – continued

The Bank does not engage in activities that require the classification of securities as trading. Gains or losses on disposition of securities are recorded on a trade date basis based on the net proceeds and adjusted carrying values of the securities called or sold, using the specific identification method.

A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other-than-temporary is charged to net income, resulting in the establishment of a new cost basis for the security. In estimating other-than-temporary impairment losses, management considers: (1) the intent of the Bank to sell the security; (2) whether it is more likely than not that the Bank will be required to sell the security before recovery of its amortized cost basis; and (3) whether the Bank expects to recover the security’s entire amortized cost basis regardless of the Bank’s intent to sell the security.

Due to the nature of and restrictions placed upon the Bank’s investment in common stock of the Federal Reserve Bank, these securities have been classified as restricted equity securities and carried at cost. These restricted securities are not subject to the investment security classifications mentioned above.

Loans –The Bank grants commercial, construction, real estate, and consumer loans to customers. The loan portfolio is well diversified and generally is collateralized by assets of the customers. The loans are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrowers.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for the allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination and commitment fees and certain direct origination costs are deferred and the net amount is amortized as an adjustment of the related loan’s yield. The Bank is amortizing these amounts over the loan’s contractual life.

The accrual of interest on loans of all classes is discontinued at the time the loan becomes 90 days delinquent unless the credit is well-secured and in process of collection. Non-performing loans are placed in non-accrual status pending further collection efforts or charged off, if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on non-accrual or charged off is reversed against interest income. Interest paid on loans on non-accrual status is applied to principal until the loan qualifies for return to accrual status, at which time all interest collected is applied to interest income. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for loan losses – The allowance for loan losses is maintained at a level adequate to absorb losses deemed probable by management. The adequacy of the allowance is determined by management’s review of the following: the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, the adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral and the prevailing economic conditions. This review, done on a regular basis, is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Loans deemed uncollectible are charged against the allowance. Subsequent recoveries, if any, and provisions for loan losses are added to the allowance.

F-8

Peoples Bank of Virginia

Note 2 – Summary of Significant Accounting Policies – continued

During this review, particular characteristics associated with a segment of the loan portfolio are also considered. Commercial loans not secured by real estate carry risks associated with the successful operation of a business, and the repayments of these loans depend on the profitability and cash flows of the business. Additional risk relates to the value of collateral where depreciation occurs and the valuation is less precise. Loans secured by commercial real estate also carry risks associated with the success of the business and the ability to generate a positive cash flow sufficient to service debts. Real estate security diminishes risks only to the extent that a market exists for the subject collateral. Consumer loans carry risks associated with the continued creditworthiness of the borrower and the value of the collateral, such as automobiles which may depreciate more rapidly than other assets. In addition, these loans may be unsecured. Consumer loans are more likely than real estate loans to be immediately affected in an adverse manner by job loss, divorce, illness or personal bankruptcy. Consumer loans are further segmented into credit card lines and all other consumer loans. Real estate-secured construction loans carry risks that a project will not be completed as scheduled and budgeted and that the value of the collateral may, at any point, be less than the principal amount of the loan. Additional risks may occur if the general contractor, who may not be a loan customer, is unable to finish the project as planned due to financial pressures unrelated to the project. Residential real estate loans carry risks associated with the continued creditworthiness of the borrower and changes in the value of the collateral.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified either as doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors including; the local and national economy, real estate concentrations and growth trends in the portfolio. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

The impairment of a loan occurs when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impairment is measured as the difference between the recorded investment in the loan and the evaluation of the present value of expected future cash flows (less selling costs) or the observable market price of the loan. Loans that are collateral dependent, that is, loans where repayment is expected to be provided solely by the underlying collateral, and for which management has determined foreclosure is probable, are measured for impairment based on the fair value of the collateral (less selling costs).

Delinquent and Non-accrual Loans – The contractual due date of the most delinquent payment due on a loan determines its past due status.  Loans are generally classified as non-accrual if they are past due as to maturity or payment of principal or interest for a period of 90 or more days, unless they are well-secured and in process of collection.  A loan which is past due for 90 or more days may remain on an accrual status if management determines that it has adequate collateral to cover the principal and interest.  A loan is generally classified as non-accrual if a portion of the loan is adversely classified or charged off.  Management can place a loan in a non-accrual status immediately if it becomes aware of facts or circumstances that may adversely impact the collectability of principal or interest rather than wait until the loan is 90 or more days past due.

F-9

Peoples Bank of Virginia

Note 2 – Summary of Significant Accounting Policies – continued

Troubled debt restructurings – In situations where, for economic or legal reasons related to a borrower’s financial condition, management may grant a concession to the borrower that it would not otherwise consider, the related loan is classified as a troubled debt restructuring (“TDR”). Management strives to identify borrowers in financial difficulty early and work with them to modify their loan to more affordable terms before their loan reaches non-accrual status. These modified terms may include rate reductions, principal forgiveness, payment forbearance and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. In cases where borrowers are granted new terms that provide for a reduction of either interest or principal, management measures any impairment on the restructuring as noted above for impaired loans. The Bank had $3,166,003 and $3,196,394 in loans classified as TDR’s as of December 31, 2011 and 2010, respectively.

Foreclosed assets – Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses are included in earnings.

Bank premises, equipment and depreciation –Land is carried at cost. Property and equipment, including leasehold improvements, are stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the respective assets on the straight-line basis ranging from 3 to 40 years. Leasehold improvements are amortized over a term which includes the remaining lease term and probable renewal periods. Expenditures for major renewals and betterments are capitalized and those for maintenance and repairs are charged to operating expenses as incurred.

Transfers of financial assets – Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank – put presumptively beyond reach of the transferor and its creditors, even in bankruptcy or other receivership; (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets; and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Income taxes – The Bank recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered in income. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized.

F-10

Peoples Bank of Virginia

Note 2 – Summary of Significant Accounting Policies – continued

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. No such positions were recorded at December 31, 2011 and 2010.

Comprehensive income – The Bank is required to classify items of other comprehensive income (such as net unrealized gains (losses) on securities available-for-sale) by their nature in a financial statement and present the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the equity section of a statement of financial position.

The Bank has included in the accompanying financial statements comprehensive income resulting from such activities. Comprehensive income consists of net income and net unrealized gains and losses on securities available-for-sale. These amounts are reported net of the income tax benefit less any related allowance for realization. Also, accumulated other comprehensive income is included as a separate disclosure within the statements of changes in stockholders’ equity in the accompanying financial statements.

Stock-based compensation – Stock compensation accounting guidance requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements. That cost will be measured based on the grant date fair value of the equity or liability instruments issued. The stock compensation accounting guidance covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

The guidance requires that compensation cost for all stock awards be calculated and recognized over the employee’s service period, generally defined as the vesting period. A Black-Scholes model is used to estimate the fair value of stock options. There were no options granted in 2011 or 2010. Future levels of compensation cost recognized related to share-based compensation awards may be impacted by new awards and/or modification, repurchases and cancellations of existing awards.

Earnings per share – Earnings per share is computed based on the weighted average number of common shares outstanding. Diluted earnings per share reflects additional potential common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustments to income that would result from the assumed issuance.

Advertising – The Bank expenses advertising costs as incurred, and totaled $24,000 in the years ended December 31, 2011 and 2010.

F-11

Peoples Bank of Virginia

Note 2 – Summary of Significant Accounting Policies – continued

Fair value of financial instruments – Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully discussed in Note 17. Fair value estimates involve uncertainties and matters of significant judgment. Changes in assumptions or in market conditions significantly affect the estimates.

Reclassifications – Certain reclassifications have been made to prior period balances to conform to the current year presentation.

Note 3 – Restrictions of Cash

To comply with Federal Reserve Bank regulations, the Bank is required to maintain certain average cash reserve balances. The daily average cash reserve requirements were approximately $1,032,000 for the week including December 31, 2011 and $895,000 for the week including December 31, 2010.

Note 4 – Securities

A summary of the amortized cost and carrying value of securities at December 31, 2011 and 2010 follows:

	December 31, 2011
	Amortized	Gross Unrealized		Fair
	Costs	Gains	Losses	Value
Held-to-maturity
Taxable municipals	$2,824,055	$97,145	$-	$2,921,200
Available-for-sale
U.S. Government and agency obligations	$11,998,570	$41,192	$-	$12,039,762

	December 31, 2010
	Amortized	Gross Unrealized		Fair
	Costs	Gains	Losses	Value
Held-to-maturity
Taxable municipals	$1,768,244	$40,366	$(3,964)	$1,804,646
Available-for-sale
U.S. Government and agency obligations	$23,934,716	$145,798	$(43,488)	$24,037,026

F-12

Peoples Bank of Virginia

Note 4 – Securities – continued

The amortized costs and fair values of securities at December 31, 2011, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Held-to-Maturity		Available-for-Sale
	Amortized	Fair	Amortized	Fair
	Costs	Value	Costs	Value

Due within one year	$997,425	$1,001,932	$-	$-
Due after one year to five years	1,826,630	1,919,268	7,998,570	8,032,818
Due after five years	-	-	4,000,000	4,006,944
	$2,824,055	$2,921,200	$11,998,570	$12,039,762

The following table shows the gross unrealized losses and fair value of the Bank’s investments, with unrealized losses that are deemed to be temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2010. There were no securities in an unrealized loss position as of December 31, 2011.

	Continuous Unrealized Loss Position
	For Less Than	For More Than
	Twelve Months	Twelve Months	Total

December 31, 2010
Taxable municipals
Fair value	$1,010,029	$-	$1,010,029
Unrealized loss	$(3,964)	$-	$(3,964)

U.S. Government and agency obligations
Fair value	$5,900,586	$-	$5,900,586
Unrealized loss	$(43,488)	$-	$(43,488)

There were no sales of securities available-for-sale during 2011 or 2010.

F-13

Peoples Bank of Virginia

Note 4 – Securities – continued

Restricted equity securities consist of stock of the Federal Reserve Bank (the “FRB”). As members of the FRB, the Bank is required to maintain certain minimum investments in the common stock of the FRB based upon the Bank’s capital and a percentage of qualifying assets. The Bank owned a total of 13,966 shares of the stock at a total value of $698,300 at December 31, 2011 and 2010. The stock is valued at par for fair value purposes and has no maturity date.

The amortized costs of securities pledged to collateralize public deposits, treasury, tax and loans and securities sold under repurchase agreements were $10,998,570 and $17,934,716 (fair value of $11,031,196 and $18,017,104) at December 31, 2011 and 2010, respectively.

As of December 31, 2010, the Bank had $6,000,000 in pledged securities, (fair value of $6,019,922), for borrowings at the Federal Reserve Bank of Richmond. The Bank did not have any securities pledged for this purpose at December 31, 2011. No borrowings existed at December 31, 2011 or 2010.

The Bank also maintains a line of credit with the Community Banker’s Bank. At December 31, 2011 and 2010, there were no securities pledged for this line of credit. There were no borrowings against the line at December 31, 2011 and 2010.

Note 5 – Loans and Allowance for Loan Losses

The Bank grants commercial, construction, real estate, and consumer loans to customers throughout its lending area. A substantial portion of debtors’ abilities to honor their contracts is dependent upon the real estate and general economic environment of the lending area.

Loans at December 31, 2011 and 2010 are summarized as follows:

	December 31,
	2011	2010

Construction & land	$26,891,206	$35,878,718
Residential real estate	33,497,709	35,549,420
Commercial real estate-owner occupied	63,181,608	68,202,816
Commercial real estate-non owner occupied	44,343,663	42,089,942
Commercial non real estate	15,229,615	16,251,531
Consumer	2,242,718	1,961,215
Total loans	185,386,519	199,933,642

Less allowance for loan losses	3,947,973	4,035,535
Net loans	$181,438,546	$195,898,107

The Bank evaluates each loan that is made and assigns a credit grade based on a number of factors, including the type and value of the underlying collateral, the financial ability of the borrower(s), the source of repayment for the loan, and the structure and purpose of the loan. As that loan moves through its cycle of repayment, the Bank reevaluates the credit grade to ensure that it continues to reflect the general quality of that loan. Bank policy provides for ten credit grades to evaluate the loan portfolio. The following six credit grades are collectively grouped together as Pass: Prime, which would indicate that the loan is fully secured by liquid collateral, such as a certificate of deposit, usually held at the Bank;

F-14

Peoples Bank of Virginia

Note 5 – Loans and Allowance for Loan Losses – continued

Desirable, which would indicate that the underlying financial strength of the borrower is adequate, or that the loan is secured by marketable securities or other liquid collateral, and serious financial deterioration is unlikely; Above Average, which would indicate that the borrowers have demonstrated above average performance and have above average liquidity and cash flow; Average, which would indicate that the borrowers have acceptable financial strength and average cash flow, with potential for weakness but which would be mitigated by other factors; Marginal, which would indicate mediocre strength and some decline in the borrower’s overall financial condition; and Not Graded, which would indicate that Bank is waiting for current financial information in order to make a critical evaluation.

The following grades are presented separately and loans with these grades are evaluated for impairment: Special Mention, which would indicate that weaknesses exist which if left unchecked, may significantly affect the Bank’s position in the future; Substandard, which would indicate that the borrower has well-defined weakness(es) so that repayment of the loan is jeopardized and restructuring or liquidation of the collateral is likely, and the Bank may sustain a loss; Doubtful, which would indicate that settlement of the loan through repayment is unlikely and that liquidation of the collateral will present a loss to the Bank; and, Loss, which would indicate that the loan is uncollectible and has no immediate recovery value. Loans which have been graded as Substandard may be evaluated for placement in a non-accrual status. All loans graded as Doubtful or Loss are placed in non-accrual status and any interest accrued but not collected is charged off.

The Bank had no non-accrual loans excluded from the impairment disclosure below. At December 31, 2011, the Bank had $293,274 in loans 90 or more days past due and still accruing interest. At December 31, 2010, the Bank had no loans 90 or more days past due and still accruing interest.

Information on impaired loans at December 31, 2011 and 2010 is included in the following tables. The recorded investment represents the unpaid principal balance net of partial charge-offs and non-accrual loans.

F-15

Peoples Bank of Virginia

Note 5 – Loans and Allowance for Loan Losses – continued

Impaired Loans by Loan Type

	December 31, 2011
		Unpaid			Average	Interest
	Recorded	Principal	Related	Net Recorded	Recorded	Income
	Investment	Balance	Allowance	Investment	Investment	Recognized
With an allowance recorded
Construction & land	$2,005,497	$2,005,497	$503,218	$1,502,279	$3,998,075	$105,024
Residential real estate	1,954,534	1,954,534	366,472	1,588,062	2,211,603	81,302
Commercial real estate-owner occupied	1,635,192	1,635,192	151,636	1,483,556	1,358,158	94,264
Commercial real estate-non owner occupied	-	-	-	-	-	-
Commercial non real estate	552,287	552,287	305,600	246,687	719,744	38,621
Consumer	-	-	-	-	23,216	1,780
Total	$6,147,510	$6,147,510	$1,326,926	$4,820,584	$8,310,796	$320,991

With no related allowance recorded
Construction & land	$2,839,932	$3,589,932	$-	$2,839,932	$496,822	$20,002
Residential real estate	1,873,696	1,873,696	-	1,873,696	2,293,394	46,211
Commercial real estate-owner occupied	2,550,534	2,550,534	-	2,550,534	903,297	64,800
Commercial real estate-non owner occupied	1,002,911	1,002,911	-	1,002,911	949,387	84,102
Commercial non real estate	1,386,764	1,386,764	-	1,386,764	1,542,300	83,050
Consumer	-	-	-	-	-	-
Total	$9,653,837	$10,403,837	$-	$9,653,837	$6,185,200	$298,165

Grand Total	$15,801,347	$16,551,347	$1,326,926	$14,474,421	$14,495,996	$619,156

Impaired Loans by Loan Type

F-16

Peoples Bank of Virginia

Note 5 – Loans and Allowance for Loan Losses – continued

	December 31, 2010
		Unpaid			Average	Interest
	Recorded	Principal	Related	Net Recorded	Recorded	Income
	Investment	Balance	Allowance	Investment	Investment	Recognized
With an allowance recorded
Construction & land	$2,339,659	$2,501,592	$650,562	$1,689,097	$1,730,836	$46,276
Residential real estate	2,801,392	2,916,782	475,835	2,325,557	1,311,680	33,951
Commercial real estate-owner occupied	200,000	200,000	12,786	187,214	121,287	-
Commercial real estate-non owner occupied	-	-	-	-	-	-
Commercial non real estate	783,777	783,777	28,503	755,274	803,147	48,119
Consumer	73,039	73,039	25,000	48,039	12,173	975
Total	$6,197,867	$6,475,190	$1,192,686	$5,005,181	$3,979,123	$129,321

With no related allowance recorded
Construction & land	$1,457,251	$1,518,392	$-	$1,457,251	$1,219,450	$73,489
Residential real estate	2,332,909	2,483,471	-	2,332,909	4,093,350	265,873
Commercial real estate-owner occupied	2,160,609	2,160,609	-	2,160,609	1,258,216	90,391
Commercial real estate-non owner occupied	1,240,944	1,243,465	-	1,240,944	722,578	42,703
Commercial non real estate	1,747,260	1,803,405	-	1,747,260	524,918	46,941
Consumer	-	-	-	-	75,166	5,621
Total	$8,938,973	$9,209,342	$-	$8,938,973	$7,893,678	$525,018

Grand Total	$15,136,840	$15,684,532	$1,192,686	$13,944,154	$11,872,801	$654,339

Impaired loans detailed above include TDR’s of $3,166,003 and $3,196,394 as of December 31, 2011 and 2010, respectively. All TDR’s are current and performing under their modified terms as of December 31, 2011 and 2010.

F-17

Peoples Bank of Virginia

Note 5 – Loans and Allowance for Loan Losses – continued

Loans by Loan Grade

	December 31, 2011
	Pass	Special Mention	Substandard	Doubtful	Total

Construction & Land	$21,442,972	$1,026,196	$4,422,038	$-	$26,891,206
Residential real estate	29,669,480	184,626	3,643,603	-	33,497,709
Commercial real estate-owner occupied	58,796,660	336,622	4,048,326	-	63,181,608
Commercial real estate-non owner occupied	40,897,742	2,443,010	1,002,911	-	44,343,663
Commercial non real estate	13,290,563	1,360,308	578,744	-	15,229,615
Consumer	2,242,718	-	-	-	2,242,718
Total	$166,340,135	$5,350,762	$13,695,622	$-	$185,386,519

	December 31, 2010
	Pass	Special Mention	Substandard	Doubtful	Total

Construction & Land	$27,207,555	$3,809,414	$3,377,218	$1,484,531	$35,878,718
Residential real estate	30,359,218	532,210	4,657,992	-	35,549,420
Commercial real estate-owner occupied	64,380,467	2,433,466	1,388,883	-	68,202,816
Commercial real estate-non owner occupied	38,293,712	2,352,077	1,444,153	-	42,089,942
Commercial non real estate	13,700,812	2,515,900	34,819	-	16,251,531
Consumer	1,888,176	73,039	-	-	1,961,215
Total	$175,829,940	$11,716,106	$10,903,065	$1,484,531	$199,933,642

Non-Accrual Loans

	December 31,
	2011	2010

Construction & land	$1,870,221	$1,988,656
Residential real estate	41,750	796,058
Commercial real estate-owner occupied	452,130	-
Commercial real estate-non owner occupied	-	-
Commercial non real estate	578,744	34,819
Consumer	-	-
Total	$2,942,845	$2,819,533

F-18

Peoples Bank of Virginia

Note 5 – Loans and Allowance for Loan Losses – continued

Aging Analysis of Past Due and Current Loans

Non-accrual loans presented above are included in the table below based on their contractual delinquency.

	December 31, 2011
							Recorded
							Investment 90
			90 Days				Days or
	30-59 Days	60-89 Days	or Greater	Total			Greater and
	Past Due	Past Due	Past Due	Past Due	Current Loans	Total Loans	Accruing

Construction & land	$-	$-	$1,210,062	$1,210,062	$25,681,144	$26,891,206	$-
Residential real estate	365,000	-	41,750	406,750	33,090,959	33,497,709	-
Commercial real estate-owner occupied	-	1,454,131	261,190	1,715,321	61,466,287	63,181,608	261,190
Commercial real estate-non owner occupied	102,911	-	452,130	555,041	43,788,622	44,343,663	-
Commercial non real estate	499,982	13,159	97,687	610,828	14,618,787	15,229,615	32,084
Consumer	-	-	-	-	2,242,718	2,242,718	-
Total	$967,893	$1,467,290	$2,062,819	$4,498,002	$180,888,517	$185,386,519	$293,274

	December 31, 2010
							Recorded
							Investment 90
			90 Days				Days or
	30-59 Days	60-89 Days	or Greater	Total			Greater and
	Past Due	Past Due	Past Due	Past Due	Current Loans	Total Loans	Accruing

Construction & land	$1,484,531	$141,340	$362,785	$1,988,656	$33,890,062	$35,878,718	$-
Residential real estate	446,737	165,164	596,714	1,208,615	34,340,805	35,549,420	-
Commercial real estate-owner occupied	1,643,267	-	-	1,643,267	66,559,549	68,202,816	-
Commercial real estate-non owner occupied	-	-	-	-	42,089,942	42,089,942	-
Commercial non real estate	-	-	34,819	34,819	16,216,712	16,251,531	-
Consumer	-	-	-	-	1,961,215	1,961,215	-
Total	$3,574,535	$306,504	$994,318	$4,875,357	$195,058,285	$199,933,642	$-

F-19

Peoples Bank of Virginia

Note 5 – Loans and Allowance for Loan Losses – continued

Troubled Debt Restructures modified during 2011 are summarized as follows:

		Pre-Modification	Post-Modification
		Outstanding	Outstanding
	Number	Recorded	Recorded
	of Loans	Investment	Investment

Construction & Land	3	$292,661	$292,661

The Bank did not have any troubled debt restructures that defaulted during 2011.

The activity in the allowance for loan losses for 2011 and 2010 is summarized by loan type as follows:

	December 31, 2011
	Real Estate	Commercial	Consumer	Unallocated	Total

Beginning Balance:	$3,452,750	$493,969	$49,478	$39,338	$4,035,535
Charge-offs	(1,317,957)	(43,388)	-	-	(1,361,345)
Recoveries	14,406	9,377	-	-	23,783
Provision	975,725	234,824	(31,213)	70,664	1,250,000
Ending Balance:	$3,124,924	$694,782	$18,265	$110,002	$3,947,973

Ending Balance:
Individually evaluated for impairment	$1,021,326	$305,600	$-	$-	$1,326,926
Collectively evaluated for impairment	2,103,598	389,182	18,265	110,002	2,621,047

Total Loans:
Ending Balance	$167,914,186	$15,229,615	$2,242,718	$-	$185,386,519
Individually evaluated for impairment	13,862,296	1,939,051	-	-	15,801,347
Collectively evaluated for impairment	154,051,890	13,290,564	2,242,718	-	169,585,172

F-20

Peoples Bank of Virginia

Note 5 – Loans and Allowance for Loan Losses – continued

	December 31, 2010
	Real Estate	Commercial	Consumer	Unallocated	Total

Ending Balance:	$3,452,750	$493,969	$49,478	$39,338	$4,035,535

Ending Balance:
Individually evaluated for impairment	$1,139,183	$28,503	$25,000	$-	$1,192,686
Collectively evaluated for impairment	2,313,567	465,466	24,478	39,338	2,842,849

Total Loans:
Ending Balance	$181,720,896	$16,251,531	$1,961,215	$-	$199,933,642
Individually evaluated for impairment	12,532,765	2,531,036	73,039	-	15,136,840
Collectively evaluated for impairment	169,188,131	13,720,495	1,888,176	-	184,796,802

Beginning Balance:					$2,444,645
Charge-offs					(1,604,658)
Recoveries					53,548
Provision					3,142,000
Ending Balance:					$4,035,535

F-21

Peoples Bank of Virginia

Note 5 – Loans and Allowance for Loan Losses – continued

In the normal course of business there are outstanding commitments for the extension of credit which are not reflected in the financial statements. These commitments represent no more than the normal lending risk that the Bank commits to its borrowers. If these commitments are drawn, the Bank will obtain collateral if it is deemed necessary based on management’s credit evaluation of the borrower. Management believes that these commitments can be funded through normal operations.

	December 31,
	2011	2010

Commitments to extend credit	$27,716,292	$26,076,634

Letters of credit	$3,464,438	$5,122,463

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral normally consists of real property.

Letters of credit are conditional commitments by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds real estate and bank deposits as collateral supporting those commitments for which collateral is deemed necessary.

The Bank grants primarily commercial, real estate and installment loans to customers throughout its market area, which consists primarily of the counties of Henrico and Chesterfield in Virginia. The real estate portfolio can be affected by the condition of the local real estate market. The commercial and installment loan portfolio can be affected by the local economic conditions.

F-22

Peoples Bank of Virginia

Note 6 – Other Real Estate Owned

Expenses applicable to foreclosed assets include the following:

	December 31,
	2011	2010

Net loss on sales of real estate	$40,660	$114,613
Operating expenses	27,434	91,075
	$68,094	$205,688

Note 7 – Bank Premises, Equipment and Depreciation

Property and equipment at December 31, 2011 and 2010 are summarized as follows:

	December 31,
	2011	2010

Land	$1,284,908	$1,284,908
Buildings and improvements	2,646,844	2,616,023
Equipment, furnitures and fixtures	1,651,591	1,532,794
Total fixed assets	5,583,343	5,433,725

Less accumulated depreciation	2,032,978	1,803,093
Net property and equipment	$3,550,365	$3,630,632

Depreciation expense for the years ended December 31, 2011 and 2010 totaled $229,885 and $232,453, respectively. Rental income of $86,171 and $83,092 was offset against rental expense of $14,220 and $13,200 in 2011 and 2010, respectively.

F-23

Peoples Bank of Virginia

Note 8 – Deposits

A summary of deposit accounts at December 31, 2011 and 2010 follows:

	December 31,
	2011	2010

Demand	$38,073,788	$31,832,181
NOW and money market	28,772,502	27,349,736
Savings	7,066,705	5,626,377
Time, $100,000 or more	89,448,308	95,622,108
Other time	82,901,942	87,273,357
	$246,263,245	$247,703,759

At December 31, 2011, maturities of time deposits are scheduled as follows:

Year Ending	Amount

2012	$129,900,777
2013	24,343,143
2014	9,544,540
2015	2,641,834
2016	5,919,956
$172,350,250

The Bank had $8,810,000 and $8,657,000 in brokered deposits as of December 31, 2011 and 2010, respectively.

F-24

Peoples Bank of Virginia

Note 9 – Income Taxes

The Bank files income tax returns in the U.S. Federal jurisdiction. With few exceptions, the Bank is no longer subject to U.S. Federal examinations by tax authorities for years prior to 2008.

Income tax expense differed from amounts computed by applying the U.S. Federal income tax rate of 34% to income before income tax expense as a result of the following:

	December 31,
	2011	2010

Computed "expected" income tax expense	$1,073,199	$465,986
Non-deductible expenses	938	853
Life insurance premium	8,307	(8,906)
Tax-exempt interest	(18,566)	(10,551)
Other	(2,079)	(11,934)
Total	$1,061,799	$435,448

Income tax attributable to income before income tax is summarized as follows:

	December 31,
	2011	2010

Current federal income tax expense	$947,640	$993,181
Deferred federal income tax (benefit) expense	114,159	(557,733)
Total	$1,061,799	$435,448

The components of the net deferred tax asset are as follows:

	December 31,
	2011	2010
Deferred tax assets
Allowance for loan losses	$1,133,593	$1,255,460
Other real estate expense	4,458	19,643
Non-accrual interest	42,803	25,519
Gross deferred tax assets	1,180,854	1,300,622

Deferred tax liabilities
Depreciation	29,278	34,887
Unrecognized gains on securities available-for-sale	14,005	34,785
Gross deferred tax liabilities	43,283	69,672

Net deferred tax asset	$1,137,571	$1,230,950

F-25

Peoples Bank of Virginia

Note 10 – Earnings Per Share (“EPS”)

Basic EPS excludes dilution and is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock, or resulted in the issuance of common stock that then shared in the earnings of the entity. As of December 31, 2011 and 2010, 188,750 and 156,000 options, respectively, were not included in the calculation of diluted average shares as their impact would be anti-dilutive.

The basic and diluted earnings per share calculations are as follows:

	2011	2010
Numerator:
Net income available to shareholders	$2,094,668	$935,099
Denominator:
Weighted average shares outstanding	2,016,012	2,016,012

Basic EPS weighted average shares outstanding	2,016,012	2,016,012
Effect of dilutive securities:
Incremental shares attributable to stock option plan	8,611	30,187

Diluted EPS weighted average shares outstanding	2,024,623	2,046,199

Basic earnings per share	$1.04	$0.46
Diluted earnings per share	$1.03	$0.46

F-26

Peoples Bank of Virginia

Note 11 – Stock-Based Compensation

On May 9, 2002, the stockholders adopted the “2002 Stock Incentive Plan” for officers and employees. As of December 31, 2011, 450,000 shares were authorized for issuance under the Plan. No options were granted during the years ended December 31, 2011 and 2010. The Bank estimates the fair value of each option grant on the date of the grant using the Black-Scholes option-pricing model. As of December 31, 2011, there were no unvested stock awards outstanding.

Information with respect to stock option activity for the year ended December 31, 2011 is as follows:

		Weighted Average
	Options	Exercise Price

Balance at January 1, 2011	269,115	$14.51
Granted	-	-
Exercised	-	-
Forfeited	-	-
Balance at December 31, 2011	269,115	$14.51

Exercisable at December 31, 2011	269,115	$14.51

The following table summarizes information about stock options outstanding at December 31, 2011.

	Options Outstanding			Options Exercisable
		Weighted
		Average
		Remaining	Weighted		Weighted
	Number	Contractual	Average	Number	Average
Exercise	Outstanding	Life	Exercise	Exercisable at	Exercise
Price	at 12/31/11	(in years)	Price	12/31/2011	Price

$10.00	80,365	0.6	$10.00	80,365	$10.00
12.00	32,750	1.9	12.00	32,750	12.00
14.67	58,875	2.8	14.67	58,875	14.67
19.00	97,125	4.5	19.00	97,125	19.00
	269,115	2.6	$14.51	269,115	$14.51

The aggregate intrinsic value of options is the amount by which the current market value of the underlying stock exceeds the exercise price of the option. As of December 31, 2011, the outstanding and exercisable options of the Bank had no intrinsic value. There were no unvested options and therefore no remaining unrecognized compensation expense.

No options were exercised during 2011 or 2010.

F-27

Peoples Bank of Virginia

Note 12 – Employee Benefit Plan

The Bank sponsors a 401(k) defined contribution plan. Employees are eligible to participate beginning in the first full month of employment. The Bank makes matching contributions to the plan in the amount of 100% of the first 6% of elective contributions made by the participants. For the years ended 2011and 2010, the Bank’s expense for the plan totaled $113,700 and $109,905, respectively.

Note 13 – Dividends

There were no stock offerings or dividends paid during 2011 or 2010. Federal and state regulations limit the amount of dividends the Bank can pay without obtaining prior approval and additionally, federal regulations require that the Bank maintain a ratio of total capital to assets, as defined by regulatory authorities. As of December 31, 2011, the Bank could declare dividends of $4,899,467 without prior approval.

Note 14 – Related Party Transactions

The Bank’s officers, directors and their related interests have various types of loan relationships with the Bank. Total loans to these persons at December 31, 2011 and 2010 amounted to $11,936,295 and $10,591,690, respectively. During 2011, new loans to officers and directors amounted to $2,477,522 and repayments amounted to $1,132,917. Such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

Deposits of officers and directors amounted to $21,222,633 and $25,161,353 as of December 31, 2011 and 2010, respectively.

The Bank leases a branch facility in Chesterfield County, Virginia from two directors. Refer to Note 16 for details.

Note 15 – Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets (as defined). Management believes, as of December 31, 2011 and 2010 that the Bank meets all capital adequacy requirements to which it is subject.

F-28

Peoples Bank of Virginia

Note 15 – Regulatory Matters – continued

As of December 31, 2011, the most recent notification from the Federal Reserve Bank of Richmond categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Bank’s actual regulatory capital amounts ($000’s) and ratios for December 31, 2011 and 2010 are presented in the table below.

					To Be Well
					Capitalized Under
			For Capital		Prompt Corrective
			Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2011
Total risk-based capital (to risk-weighted assets)	$41,450	22.0%	$15,041	> 8.0%	$18,802	> 10.0%

Tier I capital (to risk-weighted assets)	$39,071	20.8%	$7,521	> 4.0%	$11,281	> 6.0%

Tier I capital (leverage) (to average assets)	$39,071	13.4%	$11,665	> 4.0%	$14,581	> 5.0%

					To Be Well
					Capitalized Under
			For Capital		Prompt Corrective
			Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2010
Total risk-based capital (to risk-weighted assets)	$39,557	19.4%	$16,348	> 8.0%	$20,435	> 10.0%

Tier I capital (to risk-weighted assets)	$36,976	18.1%	$8,174	> 4.0%	$12,261	> 6.0%

Tier I capital (leverage) (to average assets)	$36,976	12.6%	$11,736	> 4.0%	$14,671	> 5.0%

F-29

Peoples Bank of Virginia

Note 16 – Contingent Liabilities

The Bank rents one banking facility in Chesterfield County from two directors. That lease is on a twelve month term with the option to extend for a like period. Future rental expense for 2012 is anticipated to be $15,420.

Note 17 – Fair Value Measurements

The following methods and assumptions were used to estimate the approximate fair value of each class of financial instrument for which it is practicable to estimate fair value.

Cash and due from banks and federal funds sold – The carrying amount is a reasonable estimate of fair value.

Securities – The fair value of securities, except certain state and municipal securities, is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value of certain state and municipal securities is not readily available through market sources other than dealer quotations, so fair value estimates are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

Loans – Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, such as commercial, real estate - residential, real estate - other, loans to individuals and other loans. Each loan category is further segmented into fixed and adjustable rate interest terms. The fair value of loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan, as well as estimates for prepayments. The estimate of maturity is based on the Bank’s historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions.

Deposits – The fair values of noninterest-bearing demand deposits, interest-bearing demand deposits and savings deposits are equal to their carrying amounts since the amounts are payable on demand. The fair value of fixed maturity time deposits and certificates of deposit is estimated by discounting scheduled cash flows through maturity using interest rates currently offered for deposits of similar remaining maturities.

Securities sold under repurchase agreements – The carrying amount is a reasonable estimate of fair value.

Accrued Interest – The carrying amounts of accrued interest approximate fair value.

Commitments to extend credit and standby letters of credit – The only amounts recorded for commitments to extend credit and standby letters of credit are the deferred fees arising from these unrecognized financial instruments. These deferred fees are deminimi at December 31, 2011 and 2010, and as such, the related fair values have not been estimated.

F-30

Peoples Bank of Virginia

Note 17 – Fair Value Measurements – continued

The carrying amounts and approximate fair values of the Bank’s financial instruments ($000’s) are summarized as follows:

	December 31, 2011		December 31, 2010
	Carrying	Approximate	Carrying	Approximate
	Amounts	Fair Value	Amounts	Fair Value
Financial assets
Cash and due from banks	$81,749	$81,749	$58,432	$58,432
Securities
Available-for-sale	12,040	12,040	24,037	24,037
Held-to-maturity	2,824	2,921	1,768	1,805
Loans, net	181,439	177,313	195,898	196,589
Accrued interest receivable	738	738	681	681

Financial liabilities
Deposits	$246,263	$245,863	$247,704	$247,310
Securities sold under repurchase agreements	-	-	3,243	3,243
Accrued interest payable	134	134	160	160

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank’s entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Bank’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment, and therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on-balance-sheet and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets that are not considered financial assets include deferred income taxes and bank premises and equipment.

The Bank assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, the fair values of the Bank’s financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to the Bank. Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed rate obligations are less likely to prepay in a rising rate environment and more likely to prepay in a falling rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Bank’s overall interest rate risk.

F-31

Peoples Bank of Virginia

Note 17 – Fair Value Measurements – continued

The Bank uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. The fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.

Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

The recent fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity of the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

In accordance with this guidance, the Bank groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 – Valuation is based on quoted prices in active markets for identical assets and liabilities.

Level 2 – Valuation is based on observable inputs including quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets and liabilities in less active markets, and model-based valuation techniques for which significant assumptions can be derived primarily from or corroborated by observable data in the market.

Level 3 – Valuation is based on model-based techniques that use one or more significant inputs or assumptions that are unobservable in the market.

The following describes the valuation techniques used by the Bank to measure certain financial assets and liabilities recorded at fair value on a recurring basis in the financial statements:

Securities Available for Sale – Securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted market prices, when available (Level 1). If quoted market prices are not available, fair values are measured utilizing independent valuation techniques of identical or similar securities for which significant assumptions are derived primarily from or corroborated by observable market data. Third party vendors compile prices from various sources and may determine the fair value of identical or similar securities by using pricing models that consider observable market data (Level 2).

F-32

Peoples Bank of Virginia

Note 17 – Fair Value Measurements – continued

The following table presents the balances of financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2011:

		Fair Value Measurements at December 31, 2011, Using
		Quoted Prices in	Significant Other	Significant
	Balance as of	Active Markets for	Observable	Unobservable
	December 31,	Identical Assets	Inputs	Inputs
Description	2011	(Level 1)	(Level 2)	(Level 3)
Assets
U.S. Government and Agency Obligations	$12,039,762		$12,039,762

		Fair Value Measurements at December 31, 2010, Using
		Quoted Prices in	Significant Other	Significant
	Balance as of	Active Markets for	Observable	Unobservable
	December 31,	Identical Assets	Inputs	Inputs
Description	2010	(Level 1)	(Level 2)	(Level 3)
Assets
U.S. Government and Agency Obligations	$24,037,026		$24,037,026

Certain financial assets are measured at fair value on a nonrecurring basis in accordance with GAAP. Adjustments to the fair value of these assets usually result from the application of lower-of-cost-or-market accounting or write-downs of individual assets.

The following describes the valuation techniques used by the Bank to measure certain financial assets recorded at fair value on a nonrecurring basis in the financial statements:

Impaired Loans – Loans are designated as impaired when, in the judgment of management, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. The measurement of loss associated with impaired loans can be based on either the observable market price of the loan or the fair value of the collateral. Fair value is measured based on the value of the collateral securing the loans. Collateral may be in the form of real estate or business assets including equipment, inventory, and accounts receivable. The vast majority of the collateral is real estate. The value of real estate collateral is determined utilizing an income or market valuation approach based on an appraisal conducted by an independent, licensed appraiser outside of the Bank using observable market data (Level 2). However, if the collateral is a house or building in the process of construction or if an appraisal of the real estate property is over two years old, then the fair value is considered Level 3. The value of business equipment is based upon an outside appraisal if deemed significant, or the net book value on the applicable business’ financial statements if not considered significant using observable market data. Likewise, values for inventory and accounts receivables collateral are based on financial statement balances or aging reports (Level 3). Impaired loans allocated to the allowance for loan losses are measured at fair value on a nonrecurring basis. Any fair value adjustments are recorded in the period incurred as provision for loan losses on the Statements of Operations.

F-33

Peoples Bank of Virginia

Note 17 – Fair Value Measurements – continued

Other Real Estate Owned – Other real estate owned (“OREO”) is measured at fair value based on an appraisal conducted by an independent, licensed appraiser outside of the Bank using observable market data (Level 2). However, if an appraisal of the real estate property is over two years old, then the fair value is considered Level 3.

The following table summarizes the Bank’s financial assets that were measured at fair value on a nonrecurring basis during the period.

		Carrying value at December 31, 2011, Using
		Quoted Prices in	Significant Other	Significant
	Balance as of	Active Markets for	Observable	Unobservable
	December 31,	Identical Assets	Inputs	Inputs
Description	2011	(Level 1)	(Level 2)	(Level 3)
Assets
Impaired Loans	$4,820,584	$-	$925,330	$3,895,254

OREO	$175,000	$-	$-	$175,000

		Carrying value at December 31, 2010, Using
		Quoted Prices in	Significant Other	Significant
	Balance as of	Active Markets for	Observable	Unobservable
	December 31,	Identical Assets	Inputs	Inputs
Description	2010	(Level 1)	(Level 2)	(Level 3)
Assets
Impaired Loans	$5,005,181	$-	$942,460	$4,062,721

OREO	$857,979	$-	$807,979	$50,000

Note 18 – Concentration of Credit Risk

The Bank has a diversified loan portfolio consisting of commercial, real estate and consumer (installment) loans. Substantially all of the Bank’s customers are residents or operate business ventures in its market area consisting primarily of the Richmond metropolitan area. Therefore, a substantial portion of its debtors’ ability to honor their contracts and the Bank’s ability to realize the value of any underlying collateral, if needed, is influenced by the economic conditions in this market area.

The Bank maintains a portion of its cash balances with two financial institutions. The accounts at these institutions are non-interest bearing and insured up to their entire balances through December 31, 2012 under the Dodd Frank Deposit Insurance Provision. There were no uninsured balances at December 31, 2011 or 2010.

F-34

Peoples Bank of Virginia

Note 19 – Supplemental Cash Flows Information

The Bank paid $3,533,921 in 2011 and $4,426,848 in 2010 for interest. The Bank paid $1,384,523 in 2011 and paid $689,820 in 2010 for income taxes.

The Bank transferred $309,000 and $1,208,912 out of loans to other real estate owned in 2011 and 2010, respectively.

Non-cash investing activities include a decrease in net unrealized gains on available-for-sale securities of ($61,117) in 2011 and an increase in net unrealized gains on available-for-sale securities of $14,400 in 2010.

Note 20–Subsequent Events

The Bank has evaluated subsequent events for potential recognition and/or disclosure through February 28, 2012, the date the financial statements were issued. In the opinion of Management, no subsequent events requiring recognition or disclosure were noted.

Note 21 – Impact of Recently Issued Accounting Standards

In January 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2010-06, “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.” ASU 2010-06 amends Subtopic 820-10 to clarify existing disclosures, require new disclosures, and includes conforming amendments to guidance on employers’ disclosures about postretirement benefit plan assets. ASU 2010-06 is effective for annual periods beginning after December 15, 2009, except for disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010. The adoption of the new guidance did not have a material impact on the Bank’s financial statements.

In July 2010, the FASB issued ASU 2010-20, “Receivables (Topic 310) – Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.”  The new disclosure guidance significantly expands the existing requirements and will lead to greater transparency into an entity’s exposure to credit losses from lending arrangements.  The extensive new disclosures of information as of the end of a reporting period became effective for annual reporting periods ending on or after December 15, 2011.  Specific disclosures regarding activity that occurred before the issuance of the ASU, such as the allowance roll forward and modification disclosures, will be required for periods beginning on or after December 15, 2011.  The Bank has included the required disclosures in its financial statements.

In April 2011, the FASB issued ASU 2011-02, “Receivables (Topic 310) – A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring.” The amendments in this ASU clarify the guidance on a creditor’s evaluation of whether it has granted a concession to a debtor. They also clarify the guidance on a creditor’s evaluation of whether a debtor is experiencing financial difficulty. The amendments in this ASU are effective for annual periods ending on or after December 15, 2012. Early adoption is permitted. A nonpublic entity that elects early adoption should apply the provisions of this ASU retrospectively to restructurings occurring on or after the beginning of the fiscal year of adoption. The Bank has adopted ASU 2011-02 and included the required disclosures in its financial statements.

F-35

Peoples Bank of Virginia

Note 21 – Impact of Recently Issued Accounting Standards – continued

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820) – Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.” This ASU is the result of joint efforts by the FASB and International Accounting Standards Board (IASB) to develop a single, converged fair value framework on how (not when) to measure fair value and what disclosures to provide about fair value measurements. The ASU is largely consistent with existing fair value measurement principles in U.S. generally accepted accounting principles (GAAP) (Topic 820), with many of the amendments made to eliminate unnecessary wording differences between U.S. GAAP and International Financial Reporting Standards (IFRS). The amendments are effective for annual periods beginning after December 15, 2011 with prospective application. Nonpublic entities may apply the amendments in this ASU early, but no earlier than for interim periods beginning after December 15, 2011. The Bank is currently assessing the impact that ASU 2011-04 will have on its financial statements.

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220) – Presentation of Comprehensive Income.” The objective of this ASU is to improve the comparability, consistency and transparency of financial reporting and to increase the prominence of items reported in other comprehensive income by eliminating the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity. The amendments require that all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The single statement of comprehensive income should include the components of net income, a total for net income, the components of other comprehensive income, a total for other comprehensive income, and a total for comprehensive income. In the two-statement approach, the first statement should present total net income and its components followed consecutively by a second statement that should present all the components of other comprehensive income, a total for other comprehensive income, and a total for comprehensive income. The amendments do not change the items that must be reported in other comprehensive income, the option for an entity to present components of other comprehensive income either net of related tax effects or before related tax effects, or the calculation or reporting of earnings per share. The amendments in this ASU should be applied retrospectively. The amendments are effective for fiscal years beginning after December 15, 2012. Early adoption is permitted because compliance with the amendments is already permitted. The amendments do not require transition disclosures.

In December 2011, the FASB issued ASU 2011-12, “Comprehensive Income (Topic 220) – Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05.” The amendments are being made to allow the Board time to redeliberate whether to present on the face of the financial statements the effects of reclassifications out of accumulated other comprehensive income on the components of net income and other comprehensive income for all periods presented. While the Board is considering the operational concerns about the presentation requirements for reclassification adjustments and the needs of financial statement users for additional information about reclassification adjustments, entities should continue to report reclassifications out of accumulated other comprehensive income consistent with the presentation requirements in effect before ASU 2011-05. All other requirements in ASU 2011-05 are not affected by ASU 2011-12, including the requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements. Nonpublic entities should begin applying these requirements for fiscal years ending after December 15, 2012, and interim and annual periods thereafter. The Bank is currently assessing the impact that ASU 2011-12 will have on its financial statements.

F-36

ANNEX A

AGREEMENT AND PLAN OF REORGANIZATION

DATED AS OF MARCH 1, 2012

AMONG

FIRST COMMUNITY BANCSHARES, INC.

FIRST COMMUNITY BANK

AND

PEOPLES BANK OF VIRGINIA

A-1

TABLE OF CONTENTS

ARTICLE I CERTAIN DEFINITIONS		4
1.01	Certain Definitions	4

ARTICLE II THE MERGER		10
2.01	The Merger	10
2.02	Effective Date and Effective Time; Closing.	11

ARTICLE III MERGER CONSIDERATION; EXCHANGE PROCEDURES		11
3.01	Conversion of Shares	11
3.02	Exchange Procedures.	12
3.03	Rights as Shareholders; Stock Transfers	13
3.04	No Fractional Shares	13
3.05	Dissenting Shares	13
3.06	Anti-Dilution Provisions	14
3.07	Withholding Rights	14
3.08	PBV Options	14

ARTICLE IV ACTIONS PENDING ACQUISITION		14
4.01	Forbearances of PBV	14
4.02	Forbearances of FCBI and FCB	17
4.03	Control of PBV’s Business	17

ARTICLE V REPRESENTATIONS AND WARRANTIES		17
5.01	Disclosure Schedules	17
5.02	Standard	18
5.03	Representations and Warranties of PBV	18
5.04	Representations and Warranties of FCBI and FCB	28

ARTICLE VI COVENANTS		32
6.01	Reasonable Best Efforts	32
6.02	Shareholder Approval.	32
6.03	Registration Statement.	33
6.04	Regulatory Filings.	34
6.05	Press Releases	34
6.06	Access; Information.	34
6.07	Acquisition Proposals.	35
6.08	Certain Policies	36
6.09	NASDAQ Listing	36
6.10	Indemnification	36
6.11	Benefit Plans	37
6.12	Notification of Certain Matters	38
6.13	Compliance with Law	38
6.14	Antitakeover Statutes	38
6.15	FCB Advisory Board	39

TABLE OF CONTENTS (CON’T)

ARTICLE VII CONDITIONS TO CONSUMMATION OF THE MERGER		39
7.01	Conditions to Each Party’s Obligation to Effect the Merger	39
7.02	Conditions to Obligation of PBV	39
7.03	Conditions to Obligation of FCBI and FCB	40

A-2

ARTICLE VIII TERMINATION		41
8.01	Termination	41
8.02	Effect of Termination and Abandonment.	43

ARTICLE IX MISCELLANEOUS		44
9.01	Survival	44
9.02	Waiver; Amendment	44
9.03	Counterparts	44
9.04	Governing Law	44
9.05	Expenses	44
9.06	Notices	44
9.07	Entire Understanding; No Third Party Beneficiaries	45
9.08	Severability	45
9.09	Enforcement of the Agreement	46
9.10	Interpretation	46
9.11	Assignment	46

ANNEX A	Plan of Merger	48

ANNEX B	Form of Shareholders Agreement	52

ANNEX C	Form of Employment Agreement (Omitted)

ANNEX D	Form of Consulting Agreement (Omitted)

SCHEDULE I	List of Deposit Taking Offices of the Surviving Bank	59

A-3

AGREEMENT AND PLAN OF REORGANIZATION, dated as of March 1, 2012, among First Community Bancshares, Inc. (“FCBI”), First Community Bank (“FCB”) and Peoples Bank of Virginia (“PBV”).

RECITALS

A.           PBV. PBV is a Virginia-chartered commercial bank, having its principal place of business in Richmond, Virginia.

B.           FCBI. FCBI is a Nevada corporation, having its principal place of business in Bluefield, Virginia.

C.           FCB. FCB is a Virginia-chartered commercial bank, having its principal place of business in Bluefield, Virginia.

D.           Intention of the Parties. It is the intention of the parties to this Agreement that the Merger provided for herein be treated as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

E.           Board Action. The respective Boards of Directors of each of FCBI, FCB and PBV have determined that it is in the best interests of their respective companies and their shareholders to consummate the Merger provided for herein.

F.           Shareholder Agreements. As a material inducement to FCBI to enter into this Agreement, and simultaneously with the execution of this Agreement, each Shareholder (as defined herein) is entering into an agreement, in the form of Annex B hereto (collectively, the “Shareholder Agreements”), pursuant to which they have agreed, among other things, to vote their shares of PBV Common Stock (as defined herein) in favor of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

Article I

CERTAIN DEFINITIONS

1.01                      Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

“Acquisition Proposal” has the meaning set forth in Section 6.07(b).

“Agreement” means this Agreement and Plan of Reorganization, as amended or modified from time to time in accordance with Section 9.02.

“Articles of Merger” has the meaning set forth in Section 2.02(a).

“Average Closing Price” means the average of the last reported sale prices per share of FCBI Common Stock as reported on the NASDAQ (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the 20 consecutive full trading days immediately preceding the Determination Date, rounded to the nearest cent.

“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.

“Benefit Plans” has the meaning set forth in Section 5.03(m)(i).

A-4

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the Commonwealth of Virginia are authorized or obligated to close.

“Certificate” means any certificate, which immediately prior to the Effective Time, represented shares of PBV Common Stock.

“Change in Control Benefit” has the meaning set forth in Section 5.03(m)(viii).

“Change in Recommendation” has the meaning set forth in Section 6.02(a).

“Closing” and “Closing Date” have the meanings set forth in Section 2.02(b).

“Code” has the meaning set forth in the recitals to this Agreement.

“Commissioner” means the Virginia Commissioner of Financial Institutions.

“Community Reinvestment Act” means the Community Reinvestment Act of 1977, as amended.

“Confidentiality Agreement” has the meaning set forth in Section 6.06(c).

“Derivatives Contract” has the meaning set forth in Section 5.03(q)(ii).

“Determination Date” means the later of (i) the date on which the last approval, consent or waiver of any Governmental Authority required to permit consummation of the Transactions is received and all statutory waiting periods in respect thereof shall have expired or (ii) the date on which the shareholders of PBV approve the Agreement.

“Disclosure Schedule” has the meaning set forth in Section 5.01.

“Dissenting Shares” has the meaning set forth in Section 3.05.

“DOL” has the meaning set forth in Section 5.03(m)(i).

“Effective Date” has the meaning set forth in Section 2.02(a).

“Effective Time” has the meaning set forth in Section 2.02(a).

“Employees” has the meaning set forth in Section 5.03(m)(i).

“Environmental Laws” means any federal, state, local or foreign law, statute, code, ordinance, injunction, regulation, order, decree, permit, authorization, opinion or Governmental Authority requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources; (B) the handling, use, presence, disposal, Release or threatened Release of any Hazardous Substance; or (C) wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance.

“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.

“Equity Investment” means: (i) an Equity Security; (ii) an ownership interest in any company or other entity, any membership interest that includes a voting right in any company or other entity, any interest in real estate; and (iii) any investment or transaction that in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.

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“Equity Security” means any stock, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract or voting-trust certificate; any security convertible into such a security; any security carrying any warrant or right to subscribe to or purchase any such security; and any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” means an exchange agent designated by FCBI.

“Exchange Ratio” has the meaning set forth in Section 3.01(b), subject to adjustment pursuant to Section 8.01(h).

“Fair Housing Act” means the Fair Housing Act, as amended.

“FCB” has the meaning set forth in the preamble to this Agreement.

“FCB Articles” means the Articles of Incorporation of FCB.

“FCB Bylaws” means the Bylaws of FCB.

“FCB Common Stock” means the common stock of FCB.

“FCBI” has the meaning set forth in the preamble to this Agreement.

“FCBI Benefit Plans” has the meaning set forth in Section 6.11(a).

“FCBI Board” means the Board of Directors of FCBI.

“FCBI Common Stock” means the common stock, $1.00 par value per share, of FCBI.

“FCBI Preferred Stock” means the preferred stock, $1.00 par value per share, of FCBI.

“FCBI Ratio” has the meaning set forth in Section 8.01(h).

“FDIC” means the Federal Deposit Insurance Corporation.

“FHLB” means the Federal Home Loan Bank of Atlanta.

“Final Index Price” has the meaning set forth in Section 8.01(h).

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means accounting principles generally accepted in the United States of America, as in effect from time to time, consistently applied.

“Governmental Authority” means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality or self-regulatory organization.

“Gross-Up Payment” has the meaning set forth in Section 5.03(m)(viii).

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“Hazardous Substance” means any substance that: (A) is listed, classified or regulated pursuant to any Environmental Law; (B) is any petroleum, petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials, radon or urea-formaldehyde insulation; (C) is any other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law; or (D) causes or poses a threat to cause personal injury, property damage, diminution in value, contamination, danger, pollution, a nuisance, or a hazard to any property, the environment or to the health or safety of persons or property.

“Indemnified Parties” and “Indemnifying Party” have the meanings set forth in Section 6.10(a).

“Index Group” has the meaning set forth in Section 8.01(h).

“Index Price” has the meaning set forth in Section 8.01(h).

“Index Ratio” has the meaning set forth in Section 8.01(h).

“Insurance Policies” has the meaning set forth in Section 5.03(w).

“IRS” has the meaning set forth in Section 5.03(m)(i).

“Knowledge” means, with respect to either FCBI’s and FCB’s or PBV’s awareness of the presence or absence of a fact, event or condition, the knowledge of any executive officer of such party, and, in the case of any such executive officer, that knowledge that a reasonably prudent executive officer should have if such person duly performed his or her duties as an executive officer of such party.

“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

“Loans” has the meaning set forth in Section 4.01(s).

“Material Adverse Effect” means, with respect to FCBI or PBV, any effect that, individually or in the aggregate, (i) is material and adverse to the financial condition, results of operations or business of FCBI and its Subsidiaries taken as a whole or PBV, as the case may be, or (ii) would materially impair the ability of any of FCBI and its Subsidiaries or PBV, as the case may be, to perform their or its respective obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Transaction; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in tax, banking and similar laws of general applicability or interpretations thereof by Governmental Authorities, (b) changes in GAAP or regulatory accounting requirements applicable to banks, savings banks and their holding companies generally, (c) changes in general economic conditions affecting banks, savings banks and their holding companies generally, (d) the announcement or pendency of the transactions contemplated by this Agreement, (e) any outbreak or escalation of hostilities or war (whether or not declared) or any acts of war or terrorism, or any earthquakes, hurricanes, tornados or other natural disasters, and (f) with respect to PBV, the effects of any action or omission taken with the prior consent of FCBI or as otherwise required by the Agreement, provided that the effect of such changes described in clauses (a) – (e) shall not be excluded as a Material Adverse Effect to the extent of a materially disproportionate impact, if any, they have on FCBI and its Subsidiaries as a whole on the one hand or PBV on the other hand, as measured relative to similarly situated companies in the banking industry.

“Material Contracts” has the meaning set forth in Section 5.03(k)(i).

“Maximum Insurance Amount” has the meaning set forth in Section 6.10(c).

“Merger” has the meaning set forth in Section 2.01(a).

“Merger Consideration” means the sum of (A) the number of whole shares of FCBI Common Stock, and (B) cash in lieu of any fractional share interest, into which shares of PBV Common Stock shall be converted and (C) the cash received on conversion of PBV Common Stock, all pursuant to the provisions of Article III.

“NASDAQ” means the NASDAQ Global Select Market or such other securities exchange on which the FCBI Common Stock may be listed.

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“National Labor Relations Act” means the National Labor Relations Act, as amended.

“Option Ratio” has the meaning set forth in Section 3.08.

“OREO” means other real estate owned.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PBV” has the meaning set forth in the preamble to this Agreement.

“PBV Articles” means the Articles of Incorporation of PBV.

“PBV Board” means the Board of Directors of PBV.

“PBV Bylaws” means the Bylaws of PBV.

“PBV Common Stock” means the common stock, $5.00 par value per share, of PBV.

“PBV Financial Statements” shall mean (i) the balance sheets (including related notes and schedules, if any) of PBV as of December 31, 2011, 2010, and 2009 and the statements of operations, stockholders’ equity and cash flows (including related notes and schedules, if any) of PBV for each of the three (3) years ended December 31, 2011, 2010, and 2009, and (ii) the balance sheets of PBV (including related notes and schedules, if any) and the statements of operations income, stockholders’ equity and cash flows (including related notes and schedules, if any) of PBV with respect to the quarterly period ending subsequent to December 31, 2011, but prior to the Effective Date.

“PBV Group” means any “affiliated group” (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes PBV or any predecessor of or any successor to PBV (or to another such predecessor or successor) and any other related companies, limited liability partnerships and limited liability corporations.

“PBV Loan Property” has the meaning set forth in Section 5.03(o).

“PBV Meeting” has the meaning set forth in Section 6.02(a).

“PBV Options” means the options to acquire PBV Common Stock.

“Pension Plan” has the meaning set forth in Section 5.03(m)(ii).

“Per Share Merger Consideration” has the meaning set forth in Section 3.01(b).

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

“Plan of Merger” has the meaning set forth in Section 2.01(a).

“Previously Disclosed” a party shall mean, with respect to PBV, any information set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used, or with respect to FCBI or FCB, any information contained in any of FCBI’s Securities Documents.

“Proxy Statement/Prospectus” has the meaning set forth in Section 6.03(a).

“Registration Statement” has the meaning set forth in Section 6.03(a).

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“Release” means any spilling, leaking, pumping, pouring, emptying, injecting, emitting, discharging, depositing, escaping, leaching, migration, filtration, pouring, seepage, disposal, dumping, or other releasing into the indoor or outdoor environment whether intentional or unintentional, including, without limitation, the movement of Hazardous Substances in, on, under, or through the environment (including, without limitation, the intentional or unintentional abandonment or discarding of any products, materials, barrels, containers or other receptacles containing any Hazardous Substance

“Representatives” has the meaning set forth in Section 6.07(a).

“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments that obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

“Sandler O’Neill” has the meaning set forth in Section 5.04(i).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Securities Documents” has the meaning set forth in Section 5.04(g)(i).

“Shareholder Agreements” has the meaning set forth in the recitals to this Agreement.

“Shareholders” means each director and executive officer of PBV.

“Starting Date” has the meaning set forth in Section 8.01(h).

“Starting Price” has the meaning set forth in Section 8.01(h).

“Strike Price” means the exercise price of a stock option set forth in any unexercised PBV Option Agreement.

“Subsidiary” has the meaning ascribed to that term in Rule l-02 of Regulation S-X of the SEC.

“Superior Proposal” has the meaning set forth in Section 6.07(c).

“Surviving Bank” has the meaning set forth in Section 2.01(a).

“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

“Tax Returns” means any return (including any amended return), declaration or other report (including elections, declarations, claims for refunds, schedules, estimates and information returns) with respect to any Taxes (including estimated taxes).

“Termination Fee” has the meaning set forth in Section 8.02(b).

“Transaction” means the Merger and any other transaction contemplated by this Agreement.

“VSCA” has the meaning set forth in Section 2.01(a).

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Article II

THE MERGER

2.01                      The Merger.

(a)          The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, PBV shall merge with and into FCB (the “Merger”) pursuant to the Plan of Merger, attached hereto as Annex A (the “Plan of Merger”), in accordance with the provisions of the Virginia Stock Corporation Act (the “VSCA”), and the separate corporate existence of PBV shall cease and FCB shall survive and continue to exist as a Virginia state chartered bank under the applicable laws of the Commonwealth of Virginia (FCB, as the surviving bank in the Merger, sometimes being referred to herein as the “Surviving Bank”). Subject to the prior written consent of PBV, which consent shall not be unreasonably withheld, FCB may at any time prior to the Effective Time change the method of effecting the combination with PBV (including, without limitation, the provisions of Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) result in any changes in the amount or type of the consideration that the holders of shares of PBV Common Stock or PBV Options are entitled to receive under this Agreement, (ii) materially impede or delay consummation of the Merger, (iii) impose any less favorable terms or conditions on PBV, (iv) cause the approval of the shareholders of FCBI to be required as a condition to the Merger, or (v) adversely affect the tax treatment of PBV’s shareholders as a result of receiving the Merger Consideration; and, provided, further, that FCB shall provide PBV prior written notice of such change and the reasons therefor. Such notice shall be in the form of a proposed amendment to this Agreement or an Amended and Restated Agreement and Plan of Reorganization, and shall be accompanied by such other exhibits hereto as are reasonably necessary or appropriate to effect such change.

(b)          Name. The name of the Surviving Bank shall be “First Community Bank.” The main office of the Surviving Bank shall be the main office of FCB immediately prior to the Effective Time. All branch offices of PBV and the Surviving Bank that were in lawful operation immediately prior to the Effective Time shall be the branch offices of the Surviving Bank upon consummation of the Merger, subject to the opening or closing of any offices that may be authorized by the Commissioner or the FRB after the date hereof. Schedule I hereto contains a list of each of the deposit taking offices of PBV and FCB that shall be operated by the Surviving Bank, subject to the opening or closing of any offices that may be authorized by the Commissioner or the FRB after the date hereof.

(c)          Articles of Incorporation and Bylaws. The articles of incorporation and bylaws of the Surviving Bank immediately after the Merger shall be the FCB Articles and the FCB Bylaws as in effect immediately prior to the Merger.

(d)          Directors and Executive Officers. The directors of FCB in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Bank from and after the Effective Time in accordance with the FCB Articles and FCB Bylaws, until the earlier of their resignation or removal or otherwise ceasing to be a director. Immediately prior to the Effective Time, FCB shall take all action necessary to appoint one (1) individual who was a director of PBV on the date hereof and who is chosen by FCB after consultation with PBV to the board of directors of the Surviving Bank, to be effective as soon as reasonably practicable following the Effective Time and continue for not less than three (3) years. The officers of FCB in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Bank from and after the Effective Time in accordance with the FCB Articles and the FCB Bylaws, until the earlier of their resignation or removal or otherwise ceasing to be an officer.

(e)          Authorized Capital Stock. Each share of FCB common stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding. At the Effective Time, each share of PBV Common Stock issued and outstanding prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled, and each Certificate previously representing any such shares of PBV Common Stock shall (except for Dissenting Shares) thereafter represent only the right to receive the Per Share Merger Consideration in accordance with Article III of this Agreement.

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(f)          Effect of the Merger. At the Effective Time, the Merger will have the effect set forth in Section 13.1-721 of the VSCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of PBV shall vest in the Surviving Bank, and all debts, liabilities, obligations, restrictions, disabilities and duties of PBV shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Bank and each Certificate previously representing shares of PBV Common Stock shall (except for Dissenting Shares) thereafter represent only the right to receive the Per Share Merger Consideration in accordance with Article III of this Agreement.

(g)          Additional Actions. If, at any time after the Effective Time, the Surviving Bank shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Bank its right, title or interest in, to or under any of the rights, properties or assets of PBV acquired or to be acquired by the Surviving Bank as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, PBV and its proper officers and directors, shall be deemed to have granted to the Surviving Bank an irrevocable power of attorney, coupled with an interest, to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Bank and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Bank are fully authorized in the name of the Surviving Bank or otherwise to take any and all such action.

2.02                      Effective Date and Effective Time; Closing.

(a)          Subject to the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the Merger shall become effective on the date and at the time shown on the articles of merger relating to the Merger (“Articles of Merger”), containing the Plan of Merger, required to be filed with the Virginia State Corporation Commission pursuant to Section 13.1-720 of the VSCA. The Effective Time shall be on (i) a date selected by FCB after such satisfaction or waiver that is no later than the later of (A) five (5) Business Days after such satisfaction or waiver or (B) the first month end following such satisfaction or waiver or (ii) such other date to which the parties may mutually agree in writing. The parties will use their reasonable best efforts to cause the Effective Time to occur on or before June 30, 2012 or as soon thereafter as practicable. The date of such filings or such later effective date is herein called the “Effective Date.” The “Effective Time” of the Merger shall be the time of such filings or as set forth in such filings.

(b)          A closing (the “Closing”) shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, at the offices of FCB, 29 College Drive, Bluefield, Virginia 24605, or at such other place, at such other time, or on such other date as the parties may mutually agree upon (such date, the “Closing Date”). At the Closing, there shall be delivered to FCB and PBV the certificates and other documents required to be delivered under Article VII hereof.

Article III

MERGER CONSIDERATION; EXCHANGE PROCEDURES

3.01                      Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of PBV Common Stock:

(a)          FCBI and FCB Common Stock. Each share of FCBI Common Stock and FCB Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

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(b)          PBV Common Stock. Subject to Sections 3.04, 3.05, 3.06 and 8.01(h), in consideration of the Merger, each share of PBV Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into, and shall be canceled in exchange for, solely the right to receive one and seven one hundredths (1.07) shares of FCBI Common Stock (the “Exchange Ratio”) and a cash sum of Six and 08/100 Dollars ($6.08) (collectively, the “Per Share Merger Consideration”).

3.02                      Exchange Procedures.

(a)          Mailing of Transmittal Material. Provided that PBV has delivered, or caused to be delivered, to the Exchange Agent all information that is necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall, promptly following the Effective Date, mail or make available to each holder of record of a Certificate or Certificates a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates theretofore representing shares of PBV Common Stock shall pass, only upon proper delivery of the Certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate or Certificates in exchange for the consideration set forth in Section 3.01(b) hereof, deliverable in respect thereof pursuant to this Agreement. A letter of transmittal will be properly completed only if accompanied by Certificates representing all shares of PBV Common Stock covered thereby, subject to the provisions of paragraph (d) of this Section 3.02.

(b)          FCBI Deliveries. At the Effective Time, for the benefit of the holders of Certificates, FCBI shall deliver to the Exchange Agent (i) a statement of the number of book-entry shares of FCBI Common Stock issuable and in exchange for Certificates representing outstanding shares of PBV Common Stock and (ii) the aggregate amount of the cash portion of the Merger Consideration to be delivered to holders of PBV Common Stock and the amount of cash to be delivered in lieu of any fractional shares and pursuant to Section 3.01(b). The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of FCBI Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the Persons entitled thereto.

(c)          Exchange Agent Deliveries. Each holder of an outstanding Certificate or Certificates who has surrendered such Certificate or Certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to evidence of a book-entry representing the number of whole shares of FCBI Common Stock converted from PBV Common Stock pursuant to the Exchange Ratio; an amount of cash equal to Six and 08/100 Dollars ($6.08) per share of PBV Common Stock held; and the amount required to be paid in exchange for any fractional shares of FCBI Common Stock to which a holder would otherwise be entitled for the PBV Common Stock previously represented by such Certificate or Certificates. Certificates surrendered shall have been converted pursuant to this Agreement and any other distribution theretofore paid with respect to FCBI Common Stock issuable in the Merger, in each case without interest. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding Certificate, which prior to the Effective Time represented PBV Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein, shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent, be deemed to evidence ownership of the number of book-entry shares of FCBI Common Stock into which such PBV Common Stock shall have been converted, as well as the right to receive the corresponding cash portion of the Per Share Merger Consideration. No dividends that have been declared will be remitted to any person entitled to receive shares of FCBI Common Stock until such Person surrenders the Certificate or Certificates representing PBV Common Stock, at which time such dividends shall be remitted to such Person, without interest.

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(d)          Lost or Destroyed Certificates; Recordation of FCBI Common Stock in New Names. The Exchange Agent and FCBI, as the case may be, shall not be obligated to make a book-entry representing shares of FCBI Common Stock to which a holder of PBV Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of PBV Common Stock for exchange as provided in this Section 3.02, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by FCBI. If any book-entries evidencing shares of FCBI Common Stock are to be made in a name other than that in which the Certificate evidencing PBV Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the Person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of a book-entry for shares of FCBI Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(e)          Unclaimed Merger Consideration. Any portion of the shares of FCBI Common Stock and cash delivered to the Exchange Agent by FCBI pursuant to Section 3.02(b) that remains unclaimed by the shareholders of PBV for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to FCBI. Any shareholders of PBV who have not theretofore complied with Section 3.02(c) shall thereafter look only to FCBI for the consideration deliverable in respect of each share of PBV Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding Certificates for shares of PBV Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of FCBI Common Stock and cash would otherwise escheat to or become the property of any Governmental Authority, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of FCBI (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a Governmental Authority pursuant to applicable abandoned property, escheat or similar laws. FCBI and the Exchange Agent shall be entitled to rely upon the stock transfer books of PBV to establish the identity of those persons entitled to receive the consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, FCBI and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

3.03                      Rights as Shareholders; Stock Transfers. At the Effective Time, holders of PBV Common Stock shall cease to be, and shall have no rights as, shareholders of PBV other than to receive the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of PBV or the Surviving Bank of shares of PBV Common Stock.

3.04                      No Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of FCBI Common Stock shall be issued in the Merger. Each holder of PBV Common Stock who otherwise would have been entitled to a fraction of a share of FCBI Common Stock (after taking into account all Certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by Thirteen and 25/100 Dollars ($13.25), rounded to the nearest whole cent. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

3.05                      Dissenting Shares. Each outstanding share of PBV Common Stock the holder of which has perfected his, her or its appraisal rights under the VSCA and has not effectively withdrawn or lost such rights as of the Effective Time (the “Dissenting Shares”) shall not be converted into or represent a right to receive the Per Share Merger Consideration, and the holder thereof shall be entitled only to the right to receive the fair value of such outstanding share in cash as set forth in the VSCA. PBV shall give FCBI prompt notice upon receipt by PBV of any such written demands for payment of the fair value of such shares of PBV Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the VSCA. Any payments made in respect of Dissenting Shares shall be made by FCBI. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost his, her or its appraisal rights under the VSCA, the Dissenting Shares held by such holder shall be converted into a right to receive the Per Share Merger Consideration in accordance with the applicable provisions of this Agreement.

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3.06                      Anti-Dilution Provisions. If, between the date hereof and the Effective Time, the shares of FCBI Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, reorganization, stock split, reverse stock split, split-up, combination, exchange of shares or readjustment, or similar transaction with respect to FCBI Common Stock, or a stock dividend thereon shall be declared with a record date or ex dividend or distribution date within such period, the Exchange Ratio shall be adjusted accordingly.

3.07                      Withholding Rights. FCBI (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of PBV Common Stock such amounts as FCBI is required under the Code or any state, local or foreign tax law or regulation thereunder to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of PBV Common Stock in respect of which such deduction and withholding was made by FCBI.

3.08                      PBV Options. At the Effective Time, each PBV Option that is then outstanding and unexercised shall cease to represent a right to acquire shares of PBV Common Stock and shall be exchanged for a cash amount equal to the number of shares of PBV Common Stock subject to such PBV Option immediately prior to the Effective Time multiplied by the difference of Twenty and 26/100 Dollars ($20.26) (the “Option Ratio”) and the per share exercise price, subject to any adjustment contemplated by Section 8.01(h). Notwithstanding anything in the preceding sentence, each PBV Option which is an “incentive stock option” shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the PBV Option within the meaning of Section 424(h) of the Code. FCBI and PBV agree to take all necessary steps to the effect the foregoing provisions of this Section 3.08.

Article IV

ACTIONS PENDING ACQUISITION

4.01                      Forbearances of PBV. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or as Previously Disclosed, without the prior written consent of FCBI, PBV will not:

(a)          Ordinary Course. Conduct its business other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and FCBI the goodwill of the customers of PBV and others with whom business relations exist.

(b)          Capital Stock. Other than Rights set forth on Schedule 4.01(b) of PBV’s Disclosure Schedule, issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock or any Rights or permit any additional shares of capital stock to become subject to grants of employee or director stock options or other Rights.

(c)          Dividends; Etc. Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of PBV Common Stock or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of PBV Common Stock.

(d)          Compensation, Employment Agreements, Etc. Subject to Sections 6.11(f) and (g), enter into or amend or renew any employment, consulting, severance, change in control, bonus, salary continuation or similar agreements or arrangements with any director, officer or employee of PBV or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for changes that are required by applicable law or as set forth on Schedule 4.01(d) of PBV’s Disclosure Schedule.

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(e)          Hiring. Hire any person as an employee of PBV or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(e) of PBV’s Disclosure Schedule and (ii) persons hired to fill any employee or non-executive officer vacancies arising after the date hereof and whose employment is terminable at the will of PBV and who are not subject to or eligible for any severance or similar benefits or payments that would become payable as a result of the Transaction or consummation thereof.

(f)          Benefit Plans. Enter into, establish, adopt, amend, terminate or make any contributions to (except (i) as may be required by applicable law, (ii) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(f) of PBV’s Disclosure Schedule or (iii) to comply with the requirements of this Agreement), any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of PBV or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

(g)          Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits in bulk, business or properties except for (i) OREO that is sold in the ordinary course of business consistent with past practices; (ii) transactions set forth in Schedule 4.01(g) of PBV’s Disclosure Schedule; or (iii) transactions in the ordinary course of business consistent with past practice in amounts that do not exceed Ten Thousand and 00/100 Dollars ($10,000.00) individually or Twenty Five Thousand and 00/100 Dollars ($25,000.00) in the aggregate.

(h)          Acquisitions. Acquire all or any portion of the assets, business, securities, deposits or properties of any other Person, including without limitation, by merger or consolidation or by investment in a partnership or joint venture except for (i) acquisitions of securities as permitted by Section 4.01(r); (ii) such acquisitions by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith; and (iii) such acquisitions in the ordinary course of business consistent with past practice in amounts that do not exceed Ten Thousand and 00/100 Dollars ($10,000.00) individually or Twenty Five Thousand and 00/100 Dollars ($25,000.00) in the aggregate.

(i)          Capital Expenditures. Except as set forth on Schedule 4.01(i) of PBV’s Disclosure Schedule, make any capital expenditures, other than capital expenditures in the ordinary course of business consistent with past practice, in amounts not exceeding Ten Thousand and 00/100 Dollars ($10,000.00) individually or Twenty Five Thousand and 00/100 Dollars ($25,000.00) in the aggregate.

(j)          Governing Documents. Amend the PBV Articles or the PBV Bylaws.

(k)          Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.

(l)          Contracts. Except as otherwise permitted under this Section 4.01, enter into, cancel, fail to renew or terminate any Material Contract or amend or modify in any material respect any of its existing Material Contracts.

(m)         Claims. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which PBV is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by PBV of an amount that exceeds Twenty Thousand and 00/100 Dollars ($20,000.00) and/or would impose any material restriction on the business of PBV or create precedent for claims that are reasonably likely to be material to PBV.

(n)          Banking Operations. Enter into any new material line of business; introduce any material new products or services; change its material lending, investment, underwriting, pricing, servicing, risk and asset liability management and other material banking and operating policies or otherwise fail to follow such policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority, or the manner in which its investment securities or loan portfolio is classified or reported; or invest in any mortgage-backed or mortgage-related security that would be considered “high risk” under applicable regulatory guidance; or file any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office, service center or other facility.

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(o)          Marketing. Introduce any material marketing campaigns or any material new sales compensation or incentive programs or arrangements (except those the material terms of which have been fully disclosed in writing to, and approved by, FCBI prior to the date hereof).

(p)          Derivatives Contracts. Enter into or settle any Derivatives Contract.

(q)          Indebtedness. Incur any indebtedness for borrowed money; or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than with respect to the collection of checks and other negotiable instruments in the ordinary course of business consistent with past practice.

(r)          Investment Securities. (i) Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security or Equity Investment other than federal funds or United States Government securities or United States Government agency securities, in each case with a term of one (1) year or less or (ii) dispose of any debt security or Equity Investment.

(s)          Loans. (i) Make, renew or otherwise modify any loan, loan commitment, letter of credit or other extension of credit (collectively, “Loans”) other than Loans made or acquired in the ordinary course of business consistent with past practice and that have (w) in the case of unsecured loans made to any one (1) borrower that are originated in compliance with PBV’s internal loan policies, a principal balance not in excess of Twenty Five Thousand and 00/100 Dollars ($25,000.00) in total, which is understood to include any current outstanding principal balance to any such borrower, (x) in the case of loans secured other than by real estate that are originated in compliance with PBV’s internal loan policies, a principal balance not in excess of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) in total, which is understood to include any current outstanding principal balance to any such borrower, (y) in the case of loans secured by cash flow producing commercial real estate and any conforming residential real estate made to any one (1) borrower that are originated in compliance with PBV’s internal loan policies, a principal balance not in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) in total, which is understood to include any current outstanding principal balance to any such borrower, and (z) in the case of loans secured by non-cash flow producing commercial real estate made to any one (1) borrower that are originated in compliance with PBV’s internal loan policies, a principal balance not in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) in total, which is understood to include any current outstanding principal balance to any such borrower; (ii) except in the ordinary course of business, take any action that would result in any discretionary release of collateral or guarantees or otherwise restructure the respective amounts set forth in clause (i) above; or (iii) enter into any Loan securitization or create any special purpose funding entity. In the event that FCBI’s prior written consent is required pursuant to clause (i) above, FCBI shall use its reasonable best effort to provide such consent within one (1) Business Day of any request by PBV.

(t)          Investments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).

(u)          Tax Elections. Make or change any material Tax election, settle or compromise any material Tax liability of PBV, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of a material amount of Taxes of PBV, enter into any closing agreement with respect to any material amount of Taxes or surrender any right to claim a material Tax refund, adopt or change any method of accounting with respect to Taxes or file any amended Tax Return.

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(v)         Antitakeover Statutes. Take any action (i) that would cause this Agreement or the Transaction to be subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares or (ii) to exempt or make not subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any Person (other than FCBI or its Subsidiaries) or any action taken thereby, which Person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom.

(w)          Adverse Actions. (i) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article VII not being satisfied or (C) a material violation of any provision of this Agreement, except as may be required by applicable law or regulation.

(x)          Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

4.02                      Forbearances of FCBI and FCB. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of PBV, FCBI and FCB will not, and will cause each of its Subsidiaries not to:

(a)          Adverse Actions. (i) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement, except as may be required by applicable law or regulation.

(b)          Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing

4.03                      Control of PBV’s Business. Prior to the Effective Time, nothing contained in this Agreement shall give FCBI or FCB, directly or indirectly, the right to control or direct the operations of PBV. Prior to the Effective Time, PBV shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Article V

REPRESENTATIONS AND WARRANTIES

5.01                      Disclosure Schedules. On or prior to the date hereof, PBV has delivered to FCBI a schedule (its “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one (1) or more representations or warranties contained in Section 5.03 or 5.04 or to one (1) or more of its covenants contained in Article IV or Article VI; provided, however, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard set forth in Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.

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5.02                      Standard. No representation or warranty of PBV, FCBI or FCB contained in Sections 5.03 or 5.04, respectively, shall be deemed to be untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty as a consequence of the existence of any fact, event or circumstance, unless such fact, event or circumstance, individually, or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Sections 5.03 or 5.04, has had or is reasonably likely to have a Material Adverse Effect on such party, other than the representations and warranties set forth in Sections 5.03(b), 5.03(g)(iv)(C), 5.03(m)(vi) and 5.03(m)(viii) for PBV and Section 5.04(g)(ii)(C) for FCBI and FCB, which shall be true in all respects.

5.03                      Representations and Warranties of PBV. Subject to Sections 5.01 and 5.02, PBV hereby represents and warrants to FCBI:

(a)          Organization, Standing and Authority. PBV is duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. PBV is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified. PBV has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted. The copies of the PBV Articles and PBV Bylaws that have previously been made available to FCB are true, complete and correct copies of such documents as in effect on the date of this Agreement. The minute books of PBV previously made available to FCB contain true, complete and correct records in all respects of all meetings and other corporate actions held or taken of its shareholders and Board of Directors (including committees thereof) through the date hereof.

(b)          PBV Capital Stock. The authorized capital stock of PBV consists solely of fifteen million (15,000,000) shares of PBV Common Stock, of which two million sixteen thousand and twelve (2,016,012) shares are issued and outstanding as of the date hereof, and two million (2,000,000) shares of PBV preferred stock, none of which are issued and outstanding as of the date hereof. The outstanding shares of PBV Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of PBV Common Stock have been issued in violation of the preemptive rights of any Person. Section 5.03(b) of PBV’s Disclosure Schedule sets forth for each PBV Option, the name of the grantee, the date of the grant, the type of grant, the status of the option grant as qualified or non-qualified under Section 422 of the Code, the number of shares of PBV Common Stock subject to each option, the number of shares of PBV Common Stock subject to options that are currently exercisable and the exercise price per share. Except as set forth in the preceding sentence, there are no shares of PBV Common Stock reserved for issuance, PBV does not have any Rights issued or outstanding with respect to PBV Common Stock and PBV does not have any commitment to authorize, issue or sell any PBV Common Stock or Rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of PBV may vote are outstanding.

(c)          Deposit Insurance. The deposit accounts of PBV are insured by the FDIC in the manner and to the maximum extent provided by applicable law, and PBV has paid all deposit insurance premiums and assessments required by applicable laws and regulations.

(d)          Corporate Power. PBV has the corporate power and authority to carry on its business as it is now being conducted, to own all its properties and assets and to execute, deliver and perform its obligations under this Agreement and the Plan of Merger and to consummate the Transaction, in each case, subject to receipt of all necessary approvals of Governmental Authorities and the approval of PBV’s shareholders of this Agreement, the Plan of Merger and the consummation of the Transaction.

(e)          Corporate Authority. Subject to the approval of this Agreement and the Plan of Merger by the holders of the outstanding PBV Common Stock, this Agreement, the Plan of Merger and the Transaction have been authorized by all necessary corporate action of PBV and the PBV Board on or prior to the date hereof and, subject to Section 6.02(b) of this Agreement, the PBV Board shall recommend that shareholders of PBV approve this Agreement and the Plan of Merger and shall direct that the Agreement and the Plan of Merger be submitted for consideration by PBV’s shareholders at the PBV Meeting. PBV has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by FCB and FCBI, this Agreement is a valid and legally binding obligation of PBV, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

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(f)                        Regulatory Approvals; No Defaults.

(i)          No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by PBV in connection with the execution, delivery or performance by PBV of this Agreement or to consummate the Transaction, except for (A) filings of applications or notices with, and approvals or waivers by, the FRB and the Commissioner and other Governmental Authorities, as required, (B) filings with the SEC and state securities authorities, as applicable, in connection with the submission of this Agreement for the approval of the holders of PBV Common Stock and the issuance of FCBI Common Stock in the Merger, (C) the filing of Articles of Merger with the State Corporation Commission of the Commonwealth of Virginia pursuant to the VSCA with respect to the Merger and the issuance of a certificate of merger in connection therewith, and (D) the approval of this Agreement and the Plan of Merger by the holders of the required number of outstanding shares of PBV Common Stock. As of the date hereof, PBV is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

(ii)         Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and the expiration of related waiting periods, the execution, delivery and performance of this Agreement by PBV and the consummation of the Transaction do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, code, ordinance, rule or regulation or any judgment, decree, injunction, order, governmental permit or license, or agreement, indenture or instrument of PBV or to which PBV or any of its properties is subject or bound, (B) constitute a breach or violation of, or a default under, the PBV Articles or PBV Bylaws, or (C) require any consent or approval under any such law, code, ordinance, rule, regulation, judgment, decree, injunction, order, governmental permit or license, agreement, indenture or instrument.

(g)                       Financial Statements; Undisclosed Liabilities.

(i)          PBV has previously delivered or made available to FCBI and FCB accurate and complete copies of the PBV Financial Statements which, in the case of the balance sheets of PBV as of December 31, 2011, 2010 and 2009 and the statements of operations, stockholders’ equity and cash flows for each of the years ended December 31, 2011, 2010 and 2009, are accompanied by the audit report of Yount, Hyde & Barbour, P.C. The PBV Financial Statements fairly present or will fairly present, as the case may be, the financial condition of PBV as of the respective dates set forth therein, and the results of operations, changes in stockholders’ equity and cash flows of PBV for the respective periods or as of the respective dates set forth therein, in each case in accordance with GAAP, except in each case as may be noted therein.

(ii)         The PBV Financial Statements have been or will be, as the case may be, prepared in accordance with GAAP, except as stated therein. The audits of PBV have been conducted in accordance with generally accepted auditing standards of the United States of America.

(iii)        Since December 31, 2011, PBV has not incurred any liability other than in the ordinary course of business consistent with past practice (excluding the incurrence of expenses related to this Agreement and the Transaction).

(iv)        Since December 31, 2011, (A) PBV has conducted its businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the Transaction), (B) PBV has not taken nor permitted any of the actions set forth in Section 4.01 hereof between December 31, 2011 and the date hereof and (C) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to PBV.

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(v)         Except for mortgage loans and participations PBV has entered into the ordinary course of business, no agreement pursuant to which any Loans or other assets have been or shall be sold by PBV entitles the buyer of such Loans or other assets, unless there is material breach of a representation or covenant by PBV, to cause PBV to repurchase such Loans or other assets or the buyer to pursue any other form of recourse against PBV. Since December 31, 2011, no cash, stock or other dividend or any other distribution with respect to the capital stock of PBV has been declared, set aside or paid. In addition, no shares of capital stock of PBV have been purchased, redeemed or otherwise acquired, directly or indirectly, by PBV since December 31, 2011, and no agreements have been made to do the foregoing.

(vi)        PBV maintains a system of internal accounting controls sufficient to provide reasonable assurances that all material information concerning PBV is made known on a timely basis to permit the preparation of the PBV Financial Statements and any public disclosure documents relating to PBV.

(h)                       Legal Proceedings. No litigation, arbitration, claim or other proceeding before any Governmental Authority is pending against PBV and, to PBV’s Knowledge, no such litigation, arbitration, claim or other proceeding has been threatened and, to PBV’s Knowledge, there are no facts that could reasonably give rise to such litigation, arbitration, claim or other proceeding. Neither PBV nor any of its properties is a party to or subject to any order, judgment, decree or regulatory restriction.

(i)                         Regulatory Matters.

(i)          PBV has duly filed with the appropriate Governmental Authorities in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and such reports were in all respects complete and accurate and in compliance with the requirements of applicable laws and regulations, and PBV has previously delivered or made available to FCBI and FCB accurate and complete copies of all such reports. In connection with the most recent examination of PBV by the appropriate Governmental Authorities, PBV was not required to correct or change any action, procedure or proceeding that, to PBV’s Knowledge, has not been now corrected or changed. To the Knowledge of PBV, since its last regulatory examination of Community Reinvestment Act compliance, PBV has not received any complaints as to Community Reinvestment Act compliance.

(ii)         Neither PBV nor any of its properties is a party to or is subject to any order, decree, directive, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, nor, since December 31, 2011 has PBV adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority. PBV has paid all assessments made or imposed by any Governmental Authority.

(iii)        PBV has not been advised by nor, to PBV’s Knowledge, are there any facts that could give rise to an advisory notice by, any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, directive, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(j)                        Compliance With Laws. PBV:

(i)          is and at all times since December 31, 2005 has been in compliance with all applicable federal, state, local and foreign statutes, laws, codes, regulations, ordinances, rules, judgments, injunctions, orders, decrees or policies and/or guidelines of a Governmental Authority applicable thereto or to the employees conducting such businesses, including, without limitation, Sections 23A and 23B of the Federal Reserve Act and FRB regulations pursuant thereto, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the USA Patriot Act, all other applicable fair lending laws and other laws relating to discriminatory business practices and Environmental Laws and all posted and internal policies of PBV related to customer data, privacy and security;

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(ii)         has and at all times since December 31, 2005 has had all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities (and has paid all fees and assessments due and payable in connection therewith) that are required in order to permit them to own or lease their properties and to conduct their business as presently conducted; all such permits, licenses, franchises, certificates of authority, orders and approvals are in full force and effect and, to PBV’s Knowledge, no suspension or cancellation of any of them is threatened; and

(iii)        has received no notification or communication from any Governmental Authority (A) asserting that PBV is not in compliance with any of the statutes, regulations or ordinances that such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to PBV’s Knowledge, do any grounds for any of the foregoing exist).

(k)                       Material Contracts; Defaults.

(i)          Set forth in Section 5.03(k)(i) of PBV’s Disclosure Schedule is a list that includes each of the following agreements, contracts, arrangements, commitments or understandings (whether written or oral) that PBV is a party to, bound by or subject to (collectively, “Material Contracts”), (A) with respect to the employment of any of its directors, officers, employees or consultants, (B) which would entitle any present or former director, officer, employee or agent of PBV to indemnification from PBV, (C) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC), (D) which is an agreement (including data processing, software programming, consulting and licensing contracts) not terminable on 60 days or less notice and involving the payment or value of more than Twenty Thousand and 00/100 Dollars ($20,000.00) per annum, (E) which is with or to a labor union or guild (including any collective bargaining agreement), (F) which relates to the incurrence of indebtedness (other than deposit liabilities, advances and loans from the FHLB, and sales of securities subject to repurchase, in each case, in the ordinary course of business), (G) which grants any Person a right of first refusal, right of first offer or similar right with respect to any material properties, rights, assets or businesses of PBV, (H) which involves the purchase or sale of assets with a purchase price of One Hundred Thousand and 00/100 Dollars ($100,000.00) or more in any single case or Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) in all such cases, other than purchases and sales of investment securities and loans in the ordinary course of business consistent with past practice, (I) which is a consulting agreement, license or service contract (including data processing, software programming and licensing contracts and outsourcing contracts) which involve the payment of Twenty Thousand and 00/100 Dollars ($20,000.00) or more in annual fees, (J) which provides for the payment by PBV of payments upon a change of control thereof, (K) which is a lease for any real or material personal property owned or presently used by PBV, (L) which materially restricts the conduct of any business by PBV or limits the freedom of PBV to engage in any line of business in any geographic area (or would so restrict the Surviving Bank or any of its affiliates after consummation of the Transaction) or which requires exclusive referrals of business or requires PBV to offer specified products or services to their customers or depositors on a priority or exclusive basis, or (M) which is with respect to, or otherwise commits PBV to do, any of the foregoing.

(ii)         Each Material Contract is valid and binding on PBV and is in full force and effect (other than due to the ordinary expiration thereof) and, to the Knowledge of PBV, is valid and binding on the other parties thereto. PBV is not, and to the Knowledge of PBV, no other party thereto, is in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business or operations may be bound or affected, or under which it or its respective assets, business or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as provided in this Agreement, no power of attorney or similar authorization given directly or indirectly by PBV is currently outstanding.

(iii)        Section 5.03(k)(iii) of PBV’s Disclosure Schedule sets forth a schedule of all officers and directors of PBV who have outstanding loans from PBV, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

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(l)                        No Brokers. Except for an agreement with Davenport & Company LLC, no action has been taken by PBV that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the Transaction.

(m)                      Employee Benefit Plans.

(i)          All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of PBV (the “Employees”) and current or former directors or independent contractors of PBV including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, and severance, employment, change in control, fringe benefit, deferred compensation, split dollar, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans, agreements, programs, policies or other arrangements (the “Benefit Plans”), are set forth in Section 5.03(m)(i) of PBV’s Disclosure Schedule. PBV does not maintain, and never has maintained, (i) any tax-qualified defined benefit pension plan subject to Title IV of ERISA or (ii) any Benefit Plans covering foreign Employees. True and complete copies of the following have been provided or made available to FCBI and FCB: (A) all Benefit Plan documents including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and all amendments thereto; (B) the two most recent annual reports (Form 5500), together with all schedules, as required, filed with the Internal Revenue Service (“IRS”) or Department of Labor (the “DOL”), as applicable, and any financial statements and opinions required by Section 103 of ERISA with respect to each Benefit Plan; (C) for each Benefit Plan which is a “top-hat” plan, a copy of filings with the DOL; (D) the most recent determination letter issued by the IRS for each Benefit Plan that is intended to be “qualified” under Section 401(a) of the Code or, if applicable, prototype opinion or advisory letter issued to the plan document provider of the plan or prototype or volume submitter plan document; (E) the most recent summary plan description and any summary of material modifications, as required, for each Benefit Plan; (F) the most recent actuarial report, if any relating to each Benefit Plan; (G) the most recent actuarial valuation, study or estimate of any retiree medical and life insurance benefits plan or supplemental retirement benefits plan; (H) the most recent summary annual report for each Benefit Plan required to provide summary annual reports by Section 104 of ERISA; (I) any Form 5310 or Form 5330 filed with the IRS; and (J) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

(ii)         Each Benefit Plan has been established, operated and administered to date in all respects in accordance with the applicable provisions of ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, any regulations or rules promulgated thereunder, and any other applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained, and all filings, disclosures and notices required by applicable law with respect to each Benefit Plan have been timely made. Each Benefit Plan that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS (including a determination that the related trust under such Benefit Plan is exempt from tax under Section 501(a) of the Code) or, if PBV uses a prototype or volume submitter plan that is the subject of an IRS opinion or advisory letter, is entitled to rely upon the IRS opinion or advisory letter issued to the sponsors of the prototype or volume submitter plan documents, and to PBV’s Knowledge, there are no circumstances that could adversely affect such qualification or that are likely to result in revocation of any such favorable determination, opinion or advisory letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. PBV has not received any correspondence or written or verbal notice from the PBGC, the IRS, DOL, any other Governmental Authority, any participant in or beneficiary of, a Benefit Plan, or any agent representing any of the foregoing that brings into question the qualification of any such Benefit Plan. There is no pending or, to PBV’s Knowledge, threatened legal action, suit or claim relating to the Benefit Plans other than routine claims for benefits. PBV has not engaged in a transaction, or omitted to take any action, with respect to any Benefit Plan or Pension Plan that could subject PBV to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. PBV has not engaged in a transaction, or omitted to take any action, with respect to any Benefit Plan or Pension Plan that could subject PBV to claims of a breach of fiduciary duty under ERISA or applicable laws. Each Benefit Plan required to be registered or approved by a Governmental Authority has been registered with, or approved by, such Governmental Authority and has been maintained in accordance with such registration or approval requirements. There are no matters pending before the PBGC, the IRS, DOL or other Governmental Authority with respect to any Benefit Plan. Since December 31, 2005, no Benefit Plan or related trust has been the subject of an audit, investigation or examination by a Governmental Authority.

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(iii)        There has been no termination or partial termination, as defined in Section 411(d) of the Code and the regulations thereunder, of any Pension Plan.

(iv)        All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected in the PBV Financial Statements. There are no written personnel policies or employee handbooks applicable to employees of PBV other than those set forth on Section 5.03(m)(i) of PBV’s Disclosure Schedule. Complete and correct copies of such written personnel policies and employee handbooks have heretofore been delivered to FCBI.

(v)         Except as provided in Section 5.03(m)(v) of PBV’s Disclosure Schedule, PBV has no obligations for retiree health and life benefits or other retiree death benefits under any Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. PBV may amend or terminate any such Benefit Plan in accordance with and to the extent permitted by their terms at any time without incurring any liability thereunder, and, except as provided in Section 5.03(m)(v) of PBV’s Disclosure Schedule, there has been no communication to Employees by PBV that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis. No event or condition exists with respect to a Benefit Plan that could subject PBV to a material tax under Section 4980B of the Code. Except as provided in Section 5.03(m)(v) of PBV’s Disclosure Schedule, with respect to any Benefit Plan that provides medical, health, life insurance or other, similar benefits, (i) no such Benefit Plan provides benefits beyond termination of employment or retirement other than coverage mandated by statute, and (ii) claims under each such Benefit Plan (1) are subject to contracts of insurance or (2) are subject to contracts with one (1) or more health maintenance organizations, in the case of each of (1) and (2) pursuant to which one (1) or more entities other than PBV bear the liability for such claims.

(vi)        Except as provided in Section 5.03(m)(vi) of PBV’s Disclosure Schedule, none of the execution of this Agreement, shareholder approval of this Agreement or the Plan of Merger or consummation of the Transaction, either alone or in connection with a subsequent event, will, directly or indirectly, (A) entitle any Employees or any current or former director or independent contractor of PBV to any payment or any increase in any payment upon any termination of employment, whether before or after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, (C) result in the triggering or imposition of any restrictions or limitations on the right of FCB or FCBI to cause any such Benefit Plan to be amended or terminated (or result in any adverse consequences for doing so), (D) result in any breach or violation of, or a default under, any of the Benefit Plans, (E) result in any payment that would be an “excess parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future or (F) result in any payment or portion of any payment that would not be deductible by PBV, FCB or FCBI under Section 162(m) of the Code when paid.

(vii)       All required reports and descriptions (including but not limited to Form 5500 annual reports and required attachments, Forms 1099-R, summary annual reports, Forms PBGC-1 and summary plan descriptions) have been filed or distributed appropriately with respect to each Benefit Plan. All required tax and other filings with respect to each Benefit Plan have been made, and any taxes due in connection with such filings have been paid. No issues have been raised by relevant taxing, labor or securities authorities in connection with any of the filings made, nor has a request for audit or review of any such filings been received or, to PBV’s Knowledge, is any such request pending.

(viii)      Section 5.03(m)(viii) of PBV’s Disclosure Schedule sets forth the following: (A) the maximum amount of all payments and benefits to which each individual set forth on such Disclosure Schedule is entitled to receive, pursuant to all employment, salary continuation, bonus, split dollar, change in control and all other agreements, plans (including any severance plans) and arrangements, in connection with a termination of employment before or following, or otherwise in connection with or contingent upon, the transactions contemplated under this Agreement (each such total amount in respect of each such individual, the “Change in Control Benefit”), other than the payment any such individual shall otherwise be entitled to receive as a gross up payment in respect of any excise tax imposed on the individual pursuant to Section 4999 of the Code as calculated pursuant to the applicable agreement (each such payment, a “Gross-Up Payment”); (B) the amount of any Gross-Up Payment payable to each such individual; and (C) the maximum aggregate amount of all Change in Control Benefits and Gross-Up Payments.

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(ix)         No Benefit Plan is or has been funded by, associated with, or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code, a “welfare benefit fund” within the meaning of Section 419 of the Code, a “qualified asset account” within the meaning of Section 419A of the Code or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(x)          PBV has not made any agreement, taken any action or omitted to take any action, with respect to or as part of any Benefit Plan that is an operational failure under Section 409A of the Code or that would reasonably be expected to subject PBV or any of its Subsidiaries to any obligation to report any amount or withhold any amount as includable in income and subject to tax, interest or any penalty by any service provider to PBV under Section 409A of the Code or to pay any reimbursement or other payment to any service provider, as defined under Section 409A of the Code, respecting any such tax, interest or penalty under Section 409A of the Code. As a result, directly or indirectly, of the Transaction (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), PBV will not be obligated to report any amount or withhold any amount as includable in income and subject to tax, interest or any penalty by any service provider (as defined under Section 409A of the Code) to PBV under Section 409A of the Code or to pay any reimbursement or other payment to any service provider (as defined under Section 409A of the Code) respecting any such Tax, interest or penalty under Section 409A of the Code and no provision of any of the Benefit Plans, or any actions taken or omitted thereunder, violate Section 409A of the Code.

(n)                       Labor Matters. PBV is not a party to and is not bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is PBV the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel PBV to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving PBV pending or, to PBV’s Knowledge, threatened, nor, to PBV’s Knowledge, is there any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity. PBV has paid in full all wages, salaries, commissions, bonuses, benefits and other compensation currently due to its employees or otherwise arising on a current basis under any policy, practice, agreement, plan, program, statute or other law.

(o)                       Environmental Matters. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations, remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on PBV of any liability or obligation arising under any Environmental Laws pending or, to the Knowledge of PBV, threatened against PBV. To the Knowledge of PBV, there is no reasonable basis for any such proceeding, claim, action, environmental remediation or investigation that could impose any liability or obligation on PBV. PBV is and has been in compliance in all respects with applicable Environmental Laws. To PBV’s Knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by PBV, or any property in which PBV has held a security interest, Lien or a fiduciary or management role (“PBV Loan Property”), has been contaminated with, or has had any Release of, any Hazardous Substance. PBV could not be deemed the owner or operator of, and has not participated in the management regarding Hazardous Substances of, any PBV Loan Property that has been contaminated with, or has had any Release of, any Hazardous Substance. PBV does not have any liability for any Hazardous Substance Release, disposal or contamination on any third party property. PBV does not or, to PBV’s Knowledge, no Person whose liability PBV has assumed whether contractually or by operation of law, has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law. PBV is not subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law. Except as set forth in Section 5.03(o) of PBV’s Disclosure Schedule, to PBV’s Knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning or automotive services) involving PBV, any currently or formerly owned or operated property, any PBV Loan Property, or, to PBV’s Knowledge, any Person whose liability PBV has assumed whether contractually or by operation of law, that could reasonably be expected to result in any obligation, claims, liability or investigations against PBV, result in any restrictions on the ownership, use or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any PBV Loan Property. Set forth in Section 5.03(o) of PBV’s Disclosure Schedule are true and correct copies of all environmental reports or studies, sampling data, correspondence and filings in its possession or reasonably available to it relating to PBV and any currently or formerly owned or operated property.

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(p)                       Tax Matters.

(i)          (A) All Tax Returns that are required to be filed on or before the Effective Date (taking into account any extensions of time within that to file which have not expired) by or with respect to the PBV Group have been or will be timely filed on or before the Effective Date, (B) all such Tax Returns are or will be true and complete in all respects, (C) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been or will be timely paid in full and all other Taxes that are imposed on any member of the PBV Group and that have due dates on or before the Effective Date have been or will be paid, (D) the Tax Returns referred to in clause (A) are not currently under examination and have not been examined by the IRS or the appropriate taxing authority, the PBV Group has not extended or waived the statute of limitations for any such Tax Returns and the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (E) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full, (F) no issues that have been raised by the appropriate taxing authority in writing in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending and (G) no member of the PBV Group has extended or waived any statutes of limitation with respect to any Taxes of PBV. There are no Liens for Taxes upon the assets of PBV, other than with respect to Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided. No written claim has ever been made by any Governmental Authority in a jurisdiction where PBV does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(ii)         PBV has made available to FCB true and complete copies of the United States federal and state income Tax Returns filed by PBV for each of the three (3) most recent fiscal years for which such returns have been filed.

(iii)        PBV has no liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the PBV Financial Statements in excess of the amounts accrued or subject to a reserve with respect thereto that are reflected in the PBV Financial Statements.

(iv)        PBV is not a party to any Tax allocation, Tax indemnity or Tax sharing agreement, is not and has not been a member of an affiliated group filing consolidated unitary or combined Tax Returns (other than a group the common parent of which is or was PBV) and, to the Knowledge of PBV, has no liability for Taxes of any Person (other than a member of the PBV Group) arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law, or otherwise has any liability for the Taxes of any Person (other than a member of the PBV Group) as a transferee or successor, by contract or otherwise.

(v)         No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any taxing authority with respect to PBV and no such agreement or ruling has been applied for and is currently pending.

(vi)        PBV does not maintain any compensation or benefits plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m), 280G or 424 of the Code and the regulations issued thereunder (or any similar provision of state or local laws).

(vii)       (A) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the Transaction and (B) all Taxes that PBV is or was required by law to withhold, collect or deposit have been duly withheld, collected or deposited and, to the extent required by applicable law, have been paid to the proper Governmental Authority or other Person.

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(viii)      PBV has not been a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last five (5) years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

(ix)         FCBI will not on account of an action taken by PBV prior to the Effective Date be required to include amounts in income, or exclude items of deduction, in a taxable period beginning after the Effective Date as a result of (i) a change in method of accounting occurring prior to the Effective Date, (ii) an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the Effective Date, (iii) a prepaid amount received, or paid, prior to the Effective Date or (iv) deferred intercompany gains or losses, intercompany items or similar items arising prior to the Effective Date.

(x)          PBV has not engaged in any transaction that could give rise to (i) a registration obligation with respect to any Person under Section 6111 of the Code or the regulations thereunder, (ii) a list maintenance obligation with respect to any Person under Section 6112 of the Code or the regulations thereunder, or (iii) a disclosure obligation as a “reportable transaction” under Section 6011 of the Code and the regulations thereunder.

(xi)         PBV does not have and has never had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country, and PBV has not engaged in a trade or business within, or derived any income from, any foreign country.

(q)                       Risk Management Instruments.

(i)          PBV is not a party and has not agreed to enter into any Derivatives Contract.

(ii)         “Derivatives Contract” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one (1) or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions; provided that, for the avoidance of doubt, the term “Derivatives Contract” shall not include any PBV Options.

(r)                        Loans; Nonperforming and Classified Assets.

(i)          Each Loan on the books and records of PBV was made and has been serviced in all respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all respects by appropriate and sufficient documentation and, to the Knowledge of PBV, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor’s rights or by general equity principles.

(ii)         Set forth in Section 5.03(r)(ii) of PBV’s Disclosure Schedule, as to PBV as of January 31, 2012 are: (A) any written or, to PBV’s Knowledge, oral Loan under the terms of which the obligor is sixty (60) or more days delinquent in payment of principal or interest, or to PBV’s Knowledge, in default of any other material provision thereof; (B) each Loan that has been classified as “substandard,” “doubtful,” “loss” or “special mention” (or words of similar import) by PBV or an applicable Governmental Authority (it being understood that no representation is being made that the Commissioner or the FRB would agree with the loan classifications established by PBV); (C) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (D) each Loan with any director, executive officer or five percent (5%) or greater shareholder of PBV, or to the best Knowledge of PBV, any Person controlling, controlled by or under common control with, any of the foregoing.

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(s)                       Properties. All real and personal property owned by PBV or presently used by it in its business is in a good condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with past practices. Except as set forth in Section 5.03(s) of PBV’s Disclosure Schedule, PBV has good and marketable title, free and clear of all Liens, to all of the properties and assets, real and personal, reflected on the balance sheet of PBV as of December 31, 2011, or acquired after such date, other than properties sold by PBV in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable for which adequate reserves have been established, (ii) pledges to secure deposits incurred in the ordinary course of its banking business consistent with past practice and (iii) as reflected on the balance sheet of PBV as of December 31, 2011. All real and personal property that is used in PBV’s business and leased or licensed by PBV is held pursuant to leases or licenses that are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

(t)                       Intellectual Property. PBV owns or possesses valid and binding licenses and other rights to use without payment of any amount all patents, copyrights, trade secrets, trade names, service marks, trademarks and other intellectual property rights used in its businesses, free and clear of all Liens, and PBV has not received any notice of conflict or allegation of invalidity with respect thereto that asserts the intellectual property rights of others. To the Knowledge of PBV, the operation of the business of PBV does not infringe or violate the intellectual property of any third party. PBV has performed in all respects all the obligations required to be performed by it and is not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

(u)                       Fiduciary Accounts. PBV has properly administered all accounts for which it acts as a fiduciary, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. PBV has not, nor to PBV’s Knowledge, has any of its directors, officers or employees, committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(v)                       Books and Records. The books and records of PBV have been fully, properly and accurately maintained in compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all respects all dealings and transactions in respect of the business, assets, liabilities and affairs of PBV.

(w)                       Insurance. Set forth in Section 5.03(w) of PBV’s Disclosure Schedule is a list of all insurance policies or bonds currently maintained by PBV (“Insurance Policies”). PBV is insured with reputable insurers against such risks and in such amounts as the management of PBV reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect, PBV is not in default thereunder, and all claims thereunder have been filed in due and timely fashion.

(x)                       Allowance For Loan Losses. PBV’s allowance for loan losses is, and shall be as of the Effective Date, in compliance with PBV’s existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by GAAP and is and shall be adequate under all such standards. PBV has complied with all orders, comments and directives provided to it by any Governmental Authorities relating to PBV’s allowance for loan losses since December 31, 2005.

(y)                       Transactions With Affiliates. All “covered transactions” between PBV and an “affiliate,” within the meaning of Sections 23A and 23B of the Federal Reserve Act and regulations promulgated thereunder, have been in compliance with such provisions.

(z)                       Required Vote; Antitakeover Provisions.

(i)          The affirmative vote of the holders of a majority of the outstanding shares of PBV Common Stock is necessary to approve this Agreement on behalf of PBV. No other vote of the shareholders of PBV is required by law, the PBV Articles, the PBV Bylaws or otherwise to approve this Agreement.

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(ii)         Based on the representation and warranty of FCBI and FCB contained in Section 5.04(m), no “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation under the VSCA or any applicable provisions of the takeover laws of any other state (and any comparable provisions of the PBV Articles and PBV Bylaws), apply or will apply to this Agreement or the Transaction.

(aa)                     Fairness Opinion. The PBV Board has received the opinion of Davenport & Company LLC to the effect that as of the date hereof the Merger Consideration is fair to the holders of PBV Common Stock from a financial point of view.

(bb)                     Transactions in Securities. (i) All offers and sales of securities by PBV were at all relevant times exempt from the registration requirements of the Securities Act.

(ii)         Neither PBV, nor to PBV’s Knowledge, (a) any director or executive officer of PBV, (b) any Person related to any such director or officer by blood, marriage or adoption and residing in the same household and (c) any Person who has been knowingly provided material nonpublic information by any one (1) or more of these Persons, has purchased or sold or caused to be purchased or sold, any shares of PBV Common Stock or other securities issued by PBV, (i) during any period when PBV was in possession of material nonpublic information or (ii) in violation of any applicable provision of the Exchange Act or the rules and regulations of the SEC thereunder.

(cc)                     Disclosure. The representations and warranties contained in this Section 5.03, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

5.04                                   Representations and Warranties of FCBI and FCB. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed, FCBI and FCB hereby represent and warrant to PBV as follows:

(a)                       Organization, Standing and Authority. FCBI is duly organized, validly existing and in good standing under the laws of the State of Nevada. FCBI is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified. FCBI has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

(b)                       FCBI Capital Stock.

(i)          The authorized capital stock of FCBI consists solely of fifty million (50,000,000) shares of FCBI Common Stock, of which seventeen million eight hundred forty nine thousand three hundred seventy six (17,849,376) shares were issued and outstanding as of the close of business on February 24, 2012, and one million (1,000,000) shares of FCBI Preferred Stock, of which eighteen thousand nine hundred twenty one (18,921) shares were issued and outstanding as the close of business on February 24, 2012. The outstanding shares of FCBI Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of FCBI Common Stock have been issued in violation of the preemptive rights of any Person. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of FCBI, except for shares of FCBI Common Stock issuable pursuant to the FCBI Benefit Plans and by virtue of this Agreement.

(ii)         The shares of FCBI Common Stock to be issued in exchange for shares of PBV Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and the issuance thereof is not subject to any preemptive right.

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(c)                        FCB.

(i)          FCB has been duly organized and is validly existing in good standing under the laws of the Commonwealth of Virginia and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. FCB is duly licensed by the Commonwealth of Virginia and its deposit accounts are insured by the FDIC in the manner and to the maximum extent provided by applicable law and FCB has paid all deposit insurance premiums and assessments required by applicable laws and regulations.

(ii)         (A) FCBI owns, directly or indirectly, all the issued and outstanding equity securities of FCB, (B) no equity securities of FCB are or may become required to be issued (other than to FCBI) by reason of any Right or otherwise, (C) there are no contracts, commitments, understandings or arrangements by which FCB is or may be bound to sell or otherwise transfer any of its equity securities (other than to FCBI or any of its wholly-owned Subsidiaries) and (D) there are no contracts, commitments, understandings or arrangements relating to FCBI’s right to vote or to dispose of such securities.

(d)                       Corporate Power. Each of FCBI and FCB has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. FCBI has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transaction, and to cause FCB to execute, deliver and perform its obligations under this Agreement and the Plan of Merger and consummate the Merger, and FCB has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Plan of Merger and consummate the Merger, in each case, subject to the receipt of all necessary approvals of Governmental Authorities.

(e)                       Corporate Authority. This Agreement, the Plan of Merger and the Transaction have been authorized by all necessary corporate action of FCBI, the FCBI Board, FCB and the board of directors of FCB, as applicable. This Agreement has been duly executed and delivered by FCBI and FCB and, assuming due authorization, execution and delivery by PBV, this Agreement is a valid and legally binding obligation of FCBI and FCB, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(f)                        Regulatory Approvals; No Defaults.

(i)          No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by FCBI or any of its Subsidiaries in connection with the execution, delivery or performance by FCBI and FCB of this Agreement or to consummate the Transaction, except for (A) filings of applications or notices with, and approvals or waivers by, the FRB and the Commissioner, as required, (B) filings with the SEC and state securities authorities, as applicable, in connection with the submission of this Agreement for the approval of the holders of PBV Common Stock and the issuance of FCBI Common Stock in the Merger, (C) the approval of the listing on NASDAQ of the FCBI Common Stock to be issued in the Merger and (D) the filing of Articles of Merger with the State Corporation Commission of the Commonwealth of Virginia pursuant to the VSCA with respect to the Merger and the issuance of a certificate of merger in connection therewith. As of the date hereof, FCB is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

(ii)         Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and the expiration of related waiting periods, the execution, delivery and performance of this Agreement by FCBI and FCB and the consummation of the Transaction do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, code, ordinance, rule or regulation or any judgment, decree, injunction, order, governmental permit or license, or agreement, indenture or instrument of FCBI or of any of its Subsidiaries or to which FCBI or any of its Subsidiaries or any of their respective properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of FCBI or any of its Subsidiaries or (C) require any consent or approval under any such law, code, ordinance, rule, regulation, judgment, decree, injunction, order, governmental permit or license, agreement, indenture or instrument.

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(g)                        Financial Reports and Securities Documents; Material Adverse Effect.

(i)          FCBI’s Annual Report on Form 10-K for the year ended December 31, 2008 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 2008 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed (collectively, FCBI’s “Securities Documents”) with the SEC, as of the date filed or to be filed, (A) complied or will comply in all respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and each of the consolidated balance sheets contained in or incorporated by reference into any such Securities Documents (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of FCBI and its Subsidiaries as of its date, and each of the consolidated statements of income and changes in stockholders’ equity and cash flows or equivalent statements in such Securities Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in stockholders’ equity and cash flows, as the case may be, of FCBI and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein.

(ii)         Since September 30, 2011, (A) FCBI and FCB have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the Transaction), (b) FCBI and FCB have not taken or permitted any of the actions set forth in Section 4.02 hereof between September 30, 2011 and the date hereof and (C) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to FCBI.

(iii)        FCBI maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information relating to FCBI is made known on a timely basis to the individuals responsible for the preparation of FCBI’s Securities Documents.

(h)                        Legal Proceedings. No litigation, arbitration, claim or other proceeding before any court or governmental agency is pending against FCBI or its Subsidiaries and, to FCBI’s Knowledge, no such litigation, arbitration, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, arbitration, claim or other proceeding. Neither FCBI nor any of its Subsidiaries nor any of their respective properties is a party to or subject to any order, judgment, decree or regulatory restrictions.

(i)                        No Brokers. Except for an agreement with Sandler O’Neill + Partners, L.P. (“Sandler O’Neill”), no action has been taken by FCBI or its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the Transaction.

(j)                        Tax Matters. As of the date hereof, to FCBI’s Knowledge, there are no conditions existing that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(k)                       Regulatory Matters.

(i)          FCBI and its Subsidiaries have duly filed with the appropriate Governmental Authorities in substantially correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and such reports were in all respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examination of FCBI and its Subsidiaries by the appropriate Governmental Authorities, neither FCBI nor any of its Subsidiaries was required to correct or change any action, procedure or proceeding that, to FCBI’s Knowledge, has not been now corrected or changed. To the Knowledge of FCBI, since its last regulatory examination of Community Reinvestment Act compliance, FCB has not received any complaints as to Community Reinvestment Act compliance.

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(ii)         Neither FCBI nor any of its Subsidiaries nor any of any of their respective properties is a party to or is subject to any order, decree, directive, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, nor since December 31, 2011, has FCBI or any of its Subsidiaries adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority. FCBI and its Subsidiaries have paid all assessments made or imposed by any Governmental Authority.

(iii)        Neither FCBI nor any of its Subsidiaries has been advised by and, to the Knoweldge of FCBI, there are no facts that could give rise to an advisory notice by, any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, directive, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(l)                        Compliance With Laws. Each of FCBI and FCB:

(i)          is in compliance with all applicable federal, state, local and foreign statutes, laws, codes, regulations, ordinances, rules, judgments, injunctions, orders, decrees or policies and/or guidelines of a Governmental Authority applicable thereto or to the employees conducting such businesses, including, without limitation, Sections 23A and 23B of the Federal Reserve Act and FRB regulations pursuant thereto, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the USA Patriot Act, all other applicable fair lending laws and other laws relating to discriminatory business practices and Environmental Laws and all posted and internal policies of FCBI and FCB related to customer data, privacy and security;

(ii)         has all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities (and has paid all fees and assessments due and payable in connection therewith) that are required in order to permit them to own or lease their properties and to conduct their business as presently conducted; all such permits, licenses, franchises, certificates of authority, orders and approvals are in full force and effect and, to FCBI's Knowledge, no suspension or cancellation of any of them is threatened; and

(iii)        has received no notification or communication from any Governmental Authority (A) asserting that FCBI or FCB is not in compliance with any of the statutes, regulations or ordinances that such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to FCBI's Knowledge, do any grounds for any of the foregoing exist).

(m)                       Allowance for Loan Losses. FCBI’s allowance for loan losses is, and shall be as of the Effective Time, in compliance with FCBI’s existing methodology for determining the adequacy of its allowance for loan losses, as well as the standards established by GAAP and is and shall be adequate under all such standards.

(n)                       Financial Ability.  On the Effective Date and through the date of payment of the Merger Consideration by FCBI, FCBI will have all funds necessary to consummate the Merger and pay the aggregate cash component of the Merger Consideration to holders of PBV Common Stock pursuant to Section 3.01 hereof.

(o)                      Ownership of PBV Common Stock. None of FCBI or any of its Subsidiaries, or to FCBI’s Knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of PBV Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted).

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(p)                      Board Approval. The FCBI Board, at a meeting duly called and held, has by a vote of the directors present (who constituted all of the directors then in office) determined that this Agreement and the Transaction, including the Merger, taken together, are fair to and in the best interests of its shareholders and approved this Agreement. Approval by FCBI’s shareholders is not required for it to perform its obligations under this Agreement.

(q)                      Disclosure. The representations and warranties contained in this Section 5.04, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

Article VI

COVENANTS

6.01                                  Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of PBV and FCBI agrees to use its reasonable best efforts in good faith, and to cause its Subsidiaries to use their reasonable best efforts in good faith, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transaction as promptly as practicable and otherwise to enable consummation of the Transaction, including the satisfaction of the conditions set forth in Article VII hereof, and shall cooperate fully with the other party hereto to that end.

6.02                                 Shareholder Approval.

(a)                    PBV agrees to take, in accordance with applicable law and the PBV Articles and the PBV Bylaws, all action necessary to convene as soon as reasonably practicable a special meeting of its shareholders to consider and vote upon the approval of this Agreement, the Plan of Merger and any other matters required to be approved by PBV’s shareholders for consummation of the Transaction (including any adjournment, the “PBV Meeting”). PBV reserves the right to adjourn or postpone the PBV Meeting, if necessary, in order to solicit additional proxies in the event that (a) there are not sufficient affirmative votes present at the PBV Meeting to approve this Agreement and the Plan of Merger or (b) a quorum is not present at the PBV Meeting. Except with the prior written consent of FCBI, no other matters shall be submitted for the approval of the PBV shareholders at the PBV Meeting. Subject to Section 6.02(b), the PBV Board shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by PBV’s shareholders and shall not (x) withdraw, modify or qualify in any manner adverse to FCBI such recommendation or (y) take such other action or make any other public statement in connection with the PBV Meeting inconsistent with such recommendation (collectively, a “Change in Recommendation”), except as and to the extent permitted by Section 6.02(b). Notwithstanding any Change in Recommendation, this Agreement and the Plan of Merger shall be submitted to the shareholders of PBV at the PBV Meeting for the purpose of approving the Agreement and any other matters required to be approved by PBV’s shareholders for consummation of the Transaction. In addition to the foregoing, PBV shall not submit to the vote of its shareholders any Acquisition Proposal other than the Merger while this Agreement is in effect.

(b)                       Notwithstanding the foregoing, PBV and the PBV Board shall be permitted to effect a Change in Recommendation if and only to the extent that:

(i)          PBV shall have complied in all respects with Section 6.07;

(ii)         the PBV Board, after consulting with its outside counsel, shall have determined in good faith that failure to do so would result in a violation of its fiduciary duties under applicable law; and

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(iii)        if the PBV Board intends to effect a Change in Recommendation following an Acquisition Proposal, (A) the PBV Board shall have concluded in good faith, after giving effect to all of the adjustments that may be offered by FCBI pursuant to clause (C) below, that such Acquisition Proposal constitutes a Superior Proposal, (B) PBV shall notify FCBI at least five (5) Business Days in advance of its intention to effect a Change in Recommendation in response to such Superior Proposal (including the identity of the party making such Acquisition Proposal) and furnish to FCBI a detailed summary of all material terms of such Superior Proposal and all other material documents, and (C) prior to effecting such a Change in Recommendation, PBV shall, and shall cause its financial and legal advisors to, during the period following PBV’s delivery of the notice referred to in clause (B) above, negotiate with FCBI in good faith for a period of up to five (5) Business Days (to the extent FCBI desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.

6.03                                   Registration Statement.

(a)                      FCBI agrees to prepare and file with the SEC a Registration Statement on Form S-4 or other applicable form (the “Registration Statement”) to be filed by FCBI with the SEC in connection with the issuance of FCBI Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of PBV and FCBI constituting a part thereof (the “Proxy Statement/Prospectus”) and all related documents). PBV shall prepare and furnish such information relating to it and its directors, officers and shareholders as may be reasonably required in connection with the above referenced documents based on its knowledge of and access to the information required for such documents, and PBV, and its legal, financial and accounting advisors, shall have the right to review, comment upon and consult with FCBI and its counsel prior to the filing of such Registration Statement, and all supplements and amendments thereto, prior to its or their filing. PBV agrees to cooperate with FCBI and FCBI’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the Registration Statement and the Proxy Statement/Prospectus. Provided that PBV has cooperated as described above, FCBI agrees to file, or cause to be filed, the Registration Statement and the Proxy Statement/Prospectus with the SEC as promptly as reasonably practicable. Each of PBV and FCBI agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. FCBI also agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement.

(b)                   Each of PBV and FCBI agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto shall, at the date(s) of mailing to PBV’s shareholders and at the time of the PBV Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of PBV and FCBI further agrees that if such party shall become aware prior to the Effective Date of any information furnished by such party that would cause any of the statements in the Registration Statement or the Proxy Statement/Prospectus, as applicable, to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement/Prospectus, as applicable.

(c)                   FCBI agrees to advise PBV, promptly after FCBI receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of FCBI Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent FCBI is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or any request by the SEC or FRB for additional information.

(d)                   After the Registration Statement is declared effective under the Securities Act, PBV shall promptly mail the Proxy Statement/Prospectus to its shareholders. The expense of printing and mailing such materials shall be shared equally by PBV and FCBI.

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6.04                                 Regulatory Filings.

(a)                   Each of FCBI, FCB and PBV shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the Transaction; and any initial filings with Governmental Authorities shall be made by FCBI as soon as reasonably practicable after the execution hereof. Each of FCBI and PBV shall have the right to review in advance, and to the extent practicable, each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Authority in connection with the Transaction. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transaction, and each party shall keep the other parties apprised of the status of material matters relating to completion of the Transaction.

(b)                   Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their Subsidiaries to any third party or Governmental Authority.

6.05                                 Press Releases. PBV and FCBI shall consult with each other before issuing any press release with respect to the Transaction or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable under the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of the SEC, the FRB or NASDAQ. PBV and FCBI shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transaction as reasonably requested by the other party.

6.06                                 Access; Information.

(a)                   Both FCB and PBV agree that upon reasonable notice and subject to applicable laws relating to the exchange of information, each party shall afford the other party's officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors (which each party shall use its reasonable best efforts to obtain from its independent auditors), systems, properties, personnel and advisors of each party and to such other information relating to such party as the other party may reasonably request and, during such period, each party shall furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed or received during such period pursuant to the requirements of federal or state securities laws and federal or state banking, lending, consumer finance or privacy laws and (ii) all other information concerning the business, properties and personnel of the party as the other party may reasonably request.

(b)                   During the period from the date of this Agreement to the Effective Time, each party shall, upon the request of the other party, cause one (1) or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the Transaction. As soon as reasonably available, but in no event more than thirty (30) days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending December 31), each party will deliver to the other party its balance sheet and statements of operations, stockholders’ equity and cash flows, without related notes, for such quarter prepared in accordance with GAAP. As soon as reasonably available, but in no event more than sixty (60) days after the end of each fiscal year, each party will deliver to the other party its balance sheet and statements of operations, stockholders’ equity and cash flows for such year prepared in accordance with GAAP. Within fifteen (15) days after the end of each month, each party will deliver to the other party a balance sheet and statement of operations, without related notes, for such month prepared in accordance with GAAP. In the case of FCBI and FCB, the financial statements required to be delivered by this Section 6.06(b) may be consolidated.

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(c)                   All information furnished pursuant to this Section 6.06 shall be subject to the provisions of the Confidentiality Agreement, executed and delivered by FCBI in July 2011 (the “Confidentiality Agreement”).

(d)                   No investigation by any of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other parties set forth herein.

(e)                   PBV shall allow a representative of FCBI to attend as an observer all PBV Board and PBV Board committee meetings (including, without limitation, loan committee meetings), except that no FCBI representative will be entitled to attend any meeting in which the PBV Board considers the Merger, an Acquisition Proposal or a Change in Recommendation. PBV shall give reasonable notice to FCBI of any such meeting and, if known, the agenda for or business to be discussed at such meeting. PBV shall also provide to FCBI all written agendas and meeting or written consent materials provided to the directors of PBV in connection with Board and committee meetings. All information obtained by FCBI at these meetings shall be treated in confidence as provided in this Section 6.06.

6.07                                 Acquisition Proposals.

(a)                   PBV agrees that it shall, and shall direct and use its reasonable best efforts to cause its affiliates, directors, officers, employees, agents and representatives (including, without limitation, any investment banker, financial advisor, attorney, accountant or other representative retained by it) (all of the foregoing, collectively, “Representatives”) to, immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to the possibility or consideration of any Acquisition Proposal (as defined below), and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to any Acquisition Proposal, including by requesting the other party to promptly return or destroy any confidential information previously furnished by or on behalf of PBV thereunder and by specifically enforcing the terms thereof in a court of competent jurisdiction, if necessary. From the date of this Agreement through the Effective Time, PBV shall not, and shall cause its directors, officers or employees or any Representative retained by it not to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal or offer that constitutes, or is reasonably likely to lead to, any Acquisition Proposal, (ii) provide any confidential information or data to any Person relating to any Acquisition Proposal, (iii) participate in any discussions or negotiations regarding any Acquisition Proposal, (iv) waive, terminate, modify or fail to enforce any provision of any contractual “standstill” or similar obligations of any Person other than FCBI or its affiliates, (v) approve or recommend, propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal or propose to do any of the foregoing, or (vi) make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal; provided, however, that prior to the date of the PBV Meeting, if the PBV Board determines in good faith, after consulting with its outside legal and financial advisors, that the failure to do so would breach, or would reasonably be expected to result in a breach of, the PBV Board’s fiduciary duties under applicable law, PBV may, in response to a bona fide, written Acquisition Proposal not solicited in violation of this Section 6.07(a)(i) that the PBV Board determines in good faith constitutes a Superior Proposal (as defined below), subject to providing prior written notice of its decision to take such action to FCBI at least one (1) Business Day prior to such decision and identifying the Person making the proposal and all the material terms and conditions of such proposal and compliance with Section 6.07(b), (1) furnish information with respect to itself to any Person making such a Superior Proposal pursuant to a customary confidentiality agreement (as determined by PBV after consultation with its outside counsel) on terms no more favorable to such Person than the terms contained in the Confidentiality Agreement are to FCBI, and (2) participate in discussions or negotiations regarding such a Superior Proposal.

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(b)                   For purposes of this Agreement, the term “Acquisition Proposal” means any inquiry, proposal or offer, filing of any regulatory application or notice (whether in draft or final form) or disclosure of an intention to do any of the foregoing from any Person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes twenty five percent (25%) or more of the total revenues, net income, assets or deposits of PBV taken as a whole, (x) direct or indirect acquisition or purchase of any class of Equity Securities representing twenty five percent (25%) or more of the voting power of PBV, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning twenty five percent (25%) or more of any class of Equity Securities of PBV or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving PBV, other than the Transaction.

(c)                   For purposes of this Agreement, the term “Superior Proposal” means an unsolicited Acquisition Proposal that was received and considered in compliance with this Section 6.07 and that would, if consummated, result in a transaction that is more favorable to PBV’s shareholders from a financial point of view than the Merger, as determined by the PBV Board in good faith, after taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal (including any break-up fees, expense reimbursement provisions, conditions to consummation and the likelihood of consummation), and consulting with PBV’s financial advisor (which shall be a nationally recognized investment banking firm and which, the parties acknowledge and agree, includes Davenport and Company LLC) and outside counsel.

(d)                   In addition to the obligations of PBV set forth in Section 6.07(a), PBV shall within one (1) Business Day advise FCBI orally and in writing of its receipt of any Acquisition Proposal (or any inquiry that could reasonably lead to an Acquisition Proposal) and keep FCBI informed, on a current basis, of the continuing status thereof, including the terms and conditions thereof and any changes thereto, and shall contemporaneously provide to FCBI all materials provided to or made available to any third party pursuant to this Section 6.07 that were not previously provided to FCBI.

(e)                   PBV agrees that any violation of the restrictions set forth in this Section 6.07 by any Representative of PBV shall be deemed a breach of this Section 6.07 by PBV.

6.08                                 Certain Policies. Prior to the Effective Date, PBV shall, consistent with GAAP and applicable banking laws and regulations, modify or change its Loan, OREO, accrual, reserve, Tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of FCBI; provided, however, that no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Section 7.01(b).

6.09                                 NASDAQ Listing. FCBI agrees to use its reasonable best efforts to list, prior to the Effective Date, on the NASDAQ the shares of FCBI Common Stock to be issued in connection with the Merger.

6.10                                 Indemnification.

(a)                   From and after the Effective Time through the sixth (6th) anniversary of the Effective Time, FCBI (the “Indemnifying Party”) shall indemnify and hold harmless each present and former director, officer and employee of PBV determined as of the Effective Time (the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of PBV or is or was serving at the request of PBV as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or consummation of the Transaction, to the fullest extent that such Indemnified Parties would be entitled under the PBV Articles and the PBV Bylaws, as applicable, or any agreement, arrangement or understanding that is set forth in Section 6.10(a) of PBV’s Disclosure Schedule, in each case as in effect on the date hereof.

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(b)                   Any Indemnified Party wishing to claim indemnification under this Section 6.10, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues that raise conflicts of interest between the Indemnifying Party and the Indemnified Parties that make joint representation inappropriate, the Indemnified Parties may retain counsel that is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefore are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one (1) firm in any jurisdiction unless the Indemnified Parties have conflicts of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

(c)                   FCBI shall maintain PBV’s existing directors’ and officers’ liability insurance policy (or provide a policy providing comparable coverage and amounts on terms no less favorable to the persons currently covered by PBV’s existing policy, including FCBI’s existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of three (3) years after the Effective Time; provided, however, that in no event shall FCBI be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 6.10(c), an aggregate amount in excess of one hundred fifty percent (150%) of the premium paid by PBV as of the date hereof for such insurance (“Maximum Insurance Amount”); provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Insurance Amount, FCBI shall obtain the most advantageous coverage obtainable for an annual premium equal to the Maximum Insurance Amount.

(d)                   If FCBI or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of FCBI shall assume the obligations set forth in this Section 6.10.

6.11                                 Benefit Plans.

(a)                   As soon as administratively practicable after the Effective Time, FCBI shall take all reasonable action so that employees of PBV shall be entitled to participate in each employee benefit plan, program or arrangement of FCBI of general applicability (the “FCBI Benefit Plans”) to the same extent as similarly-situated employees of FCBI and its Subsidiaries (it being understood that inclusion of the employees of PBV in the FCBI Benefit Plans may occur at different times with respect to different plans); provided that coverage shall be continued under the corresponding Benefit Plans of PBV (unless terminated prior to the Effective Date or Effective Time) until such employees are permitted to participate in the FCBI Benefit Plans; and provided, however, that nothing contained herein shall require FCBI or any of its Subsidiaries to make any grants to any former employee of PBV under any discretionary equity compensation plan of FCBI. FCBI shall, to the extent permitted by the terms of the relevant plan and applicable law, cause each FCBI Benefit Plan in which employees of PBV are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual of pension benefits) under the FCBI Benefit Plans, the service of such employees with PBV to the same extent as such service was credited for such purpose by PBV; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits.

(b)                   Nothing herein shall limit the ability of FCBI to request that PBV amend, freeze or terminate any of PBV’s Benefit Plans in accordance with their terms before the Merger, or to limit the ability of FCBI to amend, freeze or terminate any of PBV’s Benefit Plans in accordance with their terms after the Merger. Upon the request of FCBI, PBV shall use reasonable efforts to amend, freeze or terminate any of PBV’s Benefit Plans prior to the Effective Date or Effective Time, if FCBI determines that such action is necessary or appropriate to the transition of benefits for all employees after consummation of the Transaction.

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(c)                   Subject to Sections 6.11(b), (g) and (h), at and following the Effective Time, FCBI shall honor, and the Surviving Bank shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of PBV and current and former directors of PBV existing as of the Effective Date, as well as all employment, severance, bonus, salary continuation, deferred compensation, split dollar, supplemental retirement or “change-in-control” agreements, plans or policies of PBV to the extent that each of the foregoing is set forth in PBV’s Disclosure Schedule and has not been terminated. The severance or termination payments that are payable pursuant to such agreements, plans or policies of PBV (which have been quantified in reasonable detail) are set forth in Section 6.11(c) of PBV’s Disclosure Schedule.

(d)                   At such time as employees of PBV become eligible to participate in a medical, dental or health plan of FCBI or its Subsidiaries, FCBI shall, to the extent permitted by the terms of the relevant plan and applicable law, cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of FCBI, (ii) provide full credit under such plans for any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Plan prior to the Effective Time.

(e)                   Each of PBV, FCBI and FCB acknowledges and agrees that all provisions contained within this Section 6.11 with respect to employees are included for the sole benefit of PBV and FCBI and shall not create any right (i) in any other Person, including, Benefit Plans or any beneficiary thereof or (ii) to continued employment with PBV, FCBI, its Subsidiaries or any of their respective affiliates.

(f)                   FCB shall enter into (i) an employment agreement with Marshall E. McCall, the form of which is attached as Annex C hereto, dated as of the date of this Agreement, with employment to be effective as of the Effective Time, and (ii) a consulting agreement with each of James H. Atkinson, Jr. and Quentin L. Corbett, the form of which is attached as Annex D hereto, dated as of the date of this Agreement, to be effective as of the Effective Time.

(g)                   An employee of PBV (other than an employee who is a party to an employment agreement or a severance agreement) whose employment is involuntarily terminated other than for cause following the Effective Time but on or before the date that is six months from the Effective Time shall be entitled to receive severance payments pursuant to PBV’s severance plan, as set forth in Section 5.03(m)(viii) of PBV’s Disclosure Schedule.

(h)                   Simultaneously with the execution of this Agreement, FCBI, FCB, PBV and each of James H. Atkinson, Jr., Quentin L. Corbett and Vera H. Primm shall execute and deliver a Severance Agreement and Release in the form and substance reasonably satisfactory to the parties thereto, pursuant to which James H. Atkinson, Jr., Quentin L. Corbett and Vera H. Primm, as applicable, shall agree to terminate his or her existing employment with PBV on the terms set forth therein.

6.12                                 Notification of Certain Matters. Each of PBV and FCBI shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

6.13                                 Compliance with Law. Each of FCBI, FCB and PBV shall comply in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to employees conducting such businesses.

6.14                                 Antitakeover Statutes. Each of FCBI and PBV and their respective Boards of Directors shall, if any state antitakeover statute or similar statute becomes applicable to this Agreement and the Transaction, take all action reasonably necessary to ensure that the Transaction may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Plan of Merger and the Transaction.

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6.15                                 FCB Advisory Board. FCB, in its sole discretion, may offer a seat on its Richmond Area Advisory Board to any director of PBV who is interested in serving and who does not join the FCB board of directors as contemplated in Section 2.01(d) after the Effective Time.

Article VII

CONDITIONS TO CONSUMMATION OF THE MERGER

7.01                                 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each of the parties hereto to consummate the Merger is subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Effective Date of each of the following conditions:

(a)                   Shareholder Approval. This Agreement and the Plan of Merger shall have been duly approved by the requisite vote of the holders of outstanding shares of PBV Common Stock.

(b)                   Regulatory Approvals. All regulatory approvals required to consummate the Transaction shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements that the FCBI Board reasonably determines in good faith would materially reduce the benefits of the Transaction to such a degree that FCBI would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

(c)                   No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transaction.

(d)                   Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn.

(e)                   Listing. The shares of FCBI Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

7.02                                 Conditions to Obligation of PBV. The obligation of PBV to consummate the Merger is also subject to the fulfillment, or written waiver by PBV prior to the Effective Date, of each of the following conditions:

(a)                   Representations and Warranties. The representations and warranties of FCBI and FCB set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and PBV shall have received a certificate, dated the Effective Date, signed on behalf of FCBI by the Chief Executive Officer and the Chief Financial Officer of FCBI and FCB to such effect.

(b)                   Performance of Obligations of FCBI and FCB. FCBI and FCB shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and PBV shall have received a certificate, dated the Effective Date, and signed on behalf of FCBI by the Chief Executive Officer and the Chief Financial Officer of FCBI to such effect.

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(c)                   Tax Opinion. PBV shall have received the written opinion of LeClairRyan in form and substance reasonably satisfactory to PBV, dated as of the Effective Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering any such opinion, such counsel may require and rely upon representations and covenants, including those contained in certificates of officers of PBV and others, reasonably satisfactory in form and substance to such counsel.

(d)                   No Material Adverse Effect. No Material Adverse Effect with respect to FCBI and FCB shall have occurred.

(e)                   Other Actions. FCBI and FCB shall have furnished PBV with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.02 as PBV may reasonably request

7.03                                  Conditions to Obligations of FCBI and FCB. The obligation of FCBI and FCB to consummate the Merger is also subject to the fulfillment, or written waiver by FCBI prior to the Effective Date, of each of the following conditions:

(a)                   Representations and Warranties. The representations and warranties of PBV set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date; provided, however, that the representations and warranties in Section 5.03(r)(ii) shall speak of the last day of the month immediately preceding the Effective Date), and FCBI shall have received a certificate, dated the Effective Date, signed on behalf of PBV by the Chief Executive Officer and the Chief Financial Officer of PBV to such effect.

(b)                   Performance of Obligations of PBV. PBV shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and FCBI shall have received a certificate, dated the Effective Date, signed on behalf of PBV by the Chief Executive Officer and the Chief Financial Officer of PBV to such effect.

(c)                   Dissenting Shares. Dissenting Shares shall not represent twenty percent (20%) or more of the outstanding shares of PBV Common Stock unless waived in the sole discretion of FCBI.

(d)                   Non-Performing Loans, Non-Performing Assets, and Charge-offs. (i) As of the month-end prior to the Closing Date, PBV shall not have non-performing loans (consisting of non-accrual loans and loans delinquent ninety (90) days or more but still accruing interest) and troubled debt restructurings, but excluding that loan set forth on Section 7.03(d) of PBV’s Disclosure Schedule, in each case, determined in accordance with GAAP, which in the aggregate equal or exceed three and seven tenths percent (3.70%) of PBV’s total loans outstanding in the aggregate, (ii) as of the month-end prior to the Closing Date, PBV shall not have non-performing assets (consisting of non-accrual loans, loans delinquent ninety (90) days or more but still accruing interest and other real estate owned) and troubled debt restructurings, but excluding that loan set forth on Section 7.03(d) of PBV’s Disclosure Schedule, in each case, determined in accordance with GAAP, which in the aggregate equal or exceed two and sixty five one hundredths percent (2.65%) of PBV’s total assets in the aggregate, and (iii) as of any monthly, quarterly or annual period commencing as of the date of this Agreement and ending as of the Closing Date, PBV shall not have net charge-offs (i.e., charge-offs that are net of recoveries), determined in accordance with GAAP, which equal or exceed on an annualized basis three fifths percent (0.60%) of PBV’s total loans outstanding in the aggregate; provided that reserves or charge-offs that are requested to be made by FCBI pursuant to Section 6.08 hereof shall not be included in determining PBV’s compliance with this Section 7.03(d).

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(e)                   Minimum Total Stockholders’ Equity. As of the month-end prior to the Closing Date, PBV shall not have total stockholders’ equity (as adjusted pursuant to the following sentence) of less than Thirty Nine Million Dollars and 00/100 Dollars ($39,000,000.00). PBV’s total stockholders’ equity shall be calculated for the purposes of this Section 7.03(e) in accordance with GAAP applied in a manner consistent with the PBV Financial Statements as of and for the year ended December 31, 2011; provided, however, that for purposes of this Section 7.03(e), PBV’s net income or loss for the period beginning on January 1, 2012 and ending as of the month-end prior to the Closing Date shall exclude the effect of (i) any reserves or charge-offs that are requested to be made by FCBI pursuant to Section 6.08 hereof; (ii) any expenses or other costs incurred by PBV that are associated with or result directly from the Transaction, including, but not limited to: (A) the reasonable fees and expenses incurred by PBV to pay Davenport & Company, LLC’s fee, (B) the reasonable fees and expenses incurred by PBV to pay its counsel and accountants in connection with the Transaction, (C) the printing, mailing and proxy solicitation costs incurred in connection with the PBV Meeting, and (D) the payments set forth in Section 5.03(m)(viii) of PBV’s Disclosure Schedule that James H. Atkinson, Jr., Quentin L. Corbett and Vera H. Primm are eligible to receive; and (iii) any special or emergency assessments levied by the FDIC. Accordingly, and for the avoidance of doubt, the calculation of total stockholders’ equity for purposes of this Section 7.03(e) shall be adjusted to add back the items described in clauses (i), (ii) and (iii) above.

(f)                   No Material Adverse Effect. No Material Adverse Effect with respect to PBV shall have occurred.

(g)                   Tax Opinion. FCBI shall have received the written opinion of Bowles Rice McDavid Graff & Love LLP, in form and substance reasonably satisfactory to FCBI, dated as of the Effective Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering any such opinion, such counsel may require and rely upon representations and covenants, including those contained in certificates of officers of FCBI and others, reasonably satisfactory in form and substance to such counsel.

(h)                   Other Actions. PBV shall have furnished FCBI and FCB with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.03 as FCBI may reasonably request.

Article VIII

TERMINATION

8.01                                 Termination. This Agreement may be terminated, and the Transaction may be abandoned, at any time prior to the Effective Time:

(a)                   Mutual Consent. By the mutual consent in writing of FCBI, FCB and PBV.

(b)                   Breach; Failure of Conditions.

(i)     Provided that the terminating party is not then in material breach of any representation, warranty, covenant or agreement contained herein, by FCBI and FCB or PBV, as applicable, in the event of a breach by the other party of any representation, warranty, covenant or agreement contained herein, which breach (i) cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party or parties of such breach and (ii) would entitle the non-breaching party not to consummate the transactions contemplated hereby under Section 7.02(a) or (b) or 7.03(a) or (b), as the case may be.

(ii)    Provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein, by FCBI and FCB or PBV, as applicable, if the conditions set forth in Section 7.02 or Section 7.03, as applicable, (A) have not been satisfied by FCBI and FCB or PBV, as applicable, within five (5) Business Days of the satisfaction of the last condition set forth in Section 7.01 that is required to be satisfied (and cannot be, or have not been cured by FCBI and FCB or PBV, as applicable, within thirty (30) days after the giving of written notice of such failure) and (B) have not been waived by FCBI and FCB or PBV, as applicable.

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(c)                   Delay. By FCBI and FCB or PBV, in the event that the Merger is not consummated by December 31, 2012, except to the extent that the failure of the Merger then to be consummated by such date shall be due to (i) the failure of the party seeking to terminate pursuant to this Section 8.01(c) to perform or observe the covenants and agreements of such party set forth in this Agreement or (ii) the failure of any of the Shareholders (if PBV is the party seeking to terminate) to perform or observe his or her covenants and agreements under the relevant Shareholder Agreement.

(d)                   No Regulatory Approval. By FCBI and FCB or PBV in the event that the approval of any Governmental Authority required for consummation of the Merger and the Transaction shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.01(d) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants of such party set forth herein.

(e)                   No PBV Shareholder Approval. By either FCBI and FCB or PBV, if any approval of the shareholders of PBV contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the PBV Meeting or at any adjournment thereof.

(f)                   PBV’s Failure to Recommend; Etc. By FCBI and FCB if (i) PBV shall have materially breached the provisions of Section 6.07 in any respect adverse to FCBI, (ii) the PBV Board shall have failed to make its recommendation referred to in Section 6.02(a), withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of FCBI, or (iii) PBV shall have materially breached its obligations under Section 6.02(a) by failing to call, give notice of, convene and hold the PBV Meeting in accordance with Section 6.02(a).

(g)                   Certain Tender or Exchange Offers. By FCBI and FCB if a tender offer or exchange offer for 20% or more of the outstanding shares of PBV Common Stock is commenced (other than by FCBI or a Subsidiary thereof), and the PBV Board recommends that the shareholders of PBV tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the ten (10) Business Day period specified in Rule 14e-2(a) under the Exchange Act.

(h)                   Decline in FCBI Common Stock Price. By PBV if the PBV Board so determines by a vote of the majority of the members of the entire PBV Board, at any time during the five (5)-day period commencing with the Determination Date, if both of the following conditions are satisfied:

(i) The number obtained by dividing the Average Closing Price by the Starting Price (as defined below) (the “FCBI Ratio”) shall be less than eighty one-hundredths (0.80); and

(ii) (x) the FCBI Ratio shall be less than (y) the number obtained by dividing the Final Index Price by the Index Price on the Starting Date (each as defined below) and subtracting twenty one-hundredths (0.20) from the quotient in this clause (ii)(y) (such number in this clause (ii)(y) being referred to herein as the “Index Ratio”);

Subject, however, to the following three (3) sentences. If PBV elects to exercise its termination right pursuant to this Section 8.01(h), it shall give written notice to FCBI (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five (5)-day period). During the five (5)-day period commencing with its receipt of such notice, FCBI shall have the option to increase the consideration to be received by the holder of PBV Common Stock hereunder, by adjusting the Exchange Ratio (calculated to the nearest one one-thousandth (1/1000)) to equal the lesser of (x) a number (rounded to the nearest one one-thousandth (1/1000)) obtained by dividing (A) the product of the Starting Price, eighty one-hundredths (0.80) and the Exchange Ratio (as then in effect) by (B) the Average Closing Price and (y) a number (rounded to the nearest one one-thousandth (1/1000)) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the FCBI Ratio. If FCBI so elects within such five (5)-day period, it shall give prompt written notice to PBV of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 8.01(h) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified.)

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For purposes of this Section 8.01(h), the following terms shall have the meanings indicated:

“Final Index Price” shall mean the average of the Index Prices for the twenty (20) consecutive full trading days ending on the trading day prior to the Determination Date.

“Index Group” shall mean the NASDAQ Bank Index.

“Index Price” shall mean the closing price on such date of the Index Group.

“Starting Date” shall mean the last trading day immediately preceding the date of the first public announcement of entry into this Agreement.

“Starting Price” shall mean the closing price of a share of FCBI Common Stock on the NASDAQ (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source) on the Starting Date.

8.02                                  Effect of Termination and Abandonment.

(a)                    In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except that (i) this Section 8.02, Section 6.06(c) and Article IX shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary, neither FCBI nor PBV shall be relieved or released from any liabilities or damages arising out of its fraud or willful breach of any provision of this Agreement.

(b)                      The parties hereto agree that PBV shall pay FCBI the sum of Two Million Two Hundred Thousand and 00/100 Dollars ($2,200,000.00) (the “Termination Fee”) if this Agreement is terminated as follows:

(i)          if this Agreement is terminated by FCBI pursuant to Section 8.01(f) or 8.01(g), PBV shall pay the entire Termination Fee to FCBI on the second Business Day following the termination of this Agreement; or

(ii)         if this Agreement is terminated by (A) FCBI pursuant to Section 8.01(b)(i), (B) either FCBI or PBV pursuant to Section 8.01(c) and at the time of such termination no vote of the PBV shareholders contemplated by this Agreement at the PBV Meeting shall have occurred or (C) by either FCBI or PBV pursuant to Section 8.01(e), and in the case of any termination pursuant to clause (A), (B) or (C), an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the senior management of PBV or the PBV Board (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal, or reiterated a previously expressed plan or intention to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the shareholders of PBV contemplated by this Agreement at the PBV Meeting, in the case of clause (C), or the date of termination, in the case of clause (A) or (B), then (1) if within twelve (12) months after such termination PBV enters into an agreement with respect to an Acquisition Proposal, then PBV shall pay to FCBI the Termination Fee on the date of execution of such agreement (regardless of whether such Acquisition Proposal is consummated before or after the termination of this Agreement), and (2) if an Acquisition Proposal is consummated otherwise than pursuant to an agreement with PBV within fifteen (15) months after the termination of this Agreement, then PBV shall pay to FCBI the Termination Fee on the date of such when such Acquisition Proposal is consummated.

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(c)                      PBV and FCBI agree that the agreement contained in paragraph (b) above is an integral part of the transactions contemplated by this Agreement, that without such agreement FCBI would not have entered into this Agreement, and that such amounts do not constitute a penalty or liquidated damages in the event of a breach of this Agreement by PBV. If PBV fails to pay FCBI the amounts due under paragraph (b) above within the time periods specified in such paragraph (b), PBV shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by FCBI in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, provided FCBI prevails on the merits, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

Article IX

MISCELLANEOUS

9.01                                  Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.06(c) and 8.02 and, excepting Section 9.12 hereof, this Article IX, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.

9.02                                  Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived, by the party benefited by the provision or (ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the PBV Meeting no amendment shall be made that by law requires further approval by the shareholders of PBV without obtaining such approval.

9.03                                  Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to constitute an original.

9.04                                  Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Virginia applicable to contracts made and to be performed entirely within such State.

9.05                                  Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel, except that expenses of printing and mailing the Proxy Statement/Prospectus and the registration fee to be paid to the SEC in connection with the Registration Statement shall be shared equally between FCBI and PBV, and provided further that nothing contained herein shall limit either party’s rights to recover any liabilities or damages arising out of the other party’s fraud or willful breach of any provision of this Agreement.

9.06                                  Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, by facsimile (with confirmation) or mailed by registered or certified mail (return receipt requested) or delivered by an overnight courier (with confirmation) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

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If to PBV to:

Peoples Bank of Virginia
2702 North Parham Road
Richmond, Virginia 23294
Attention:          James H. Atkinson, Jr.
                          Chief Executive Officer
Fax: (804)-270-7275

With a copy to:

LeClairRyan, a Professional Corporation
Riverfront Plaza, East Tower

951 East Byrd Street
Richmond, Virginia 23219
Attention: George P. Whitley, Esq.
Fax: (804) 783-7628

If to FCBI or FCB to:

              First Community Bancshares, Inc. /First Community Bank
PO Box 989, 29 College Drive
Bluefield, Virginia 24605
Attention:         John M. Mendez
                         President and Chief Executive Officer
Fax: (304) 323-6300

With a copy to:

Bowles Rice McDavid Graff & Love LLP

PO Box 1386
Charleston, West Virginia 25325-1386

Attention: Sandra M. Murphy Fax: (304) 343-3058

9.07                   Entire Understanding; No Third Party Beneficiaries. This Agreement, the Shareholder Agreements and the Confidentiality Agreement represent the entire understanding of the parties hereto and thereto with reference to the Transaction, and this Agreement, the Shareholder Agreements and the Confidentiality Agreement supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties’ right to enforce FCBI’s obligation under Section 6.10, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.08                   Severability. Except to the extent that application of this Section 9.08 would have a Material Adverse Effect on PBV, FCBI or FCB, any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

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9.09                   Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In the event attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred therein.

9.10                   Interpretation. When a reference is made in this Agreement to Sections, Annexes, Exhibits or Schedules, such reference shall be to a Section of, Annex, Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the words “as of the date hereof” are used in this Agreement, they shall be deemed to mean the day and year first above written.

9.11                   Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

FIRST COMMUNITY BANCSHARES, INC.

By:
Name:	John M. Mendez
Title:	President and Chief Executive Officer

FIRST COMMUNITY BANK

By:
Name:	Robert L. Buzzo
Title:	President

PEOPLES BANK OF VIRGINIA

By:
Name:	James H. Atkinson, Jr.
Title:	Chief Executive Officer

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ANNEX A

PLAN OF MERGER

BETWEEN

PEOPLES BANK OF VIRGINIA

AND

FIRST COMMUNITY BANK

PURSUANT TO THIS PLAN OF MERGER (this “Plan of Merger”), Peoples Bank of Virginia, a Virginia corporation (“PBV”), shall merge with and into First Community Bank (“FCB”), a Virginia corporation and wholly-owned subsidiary of First Community Bancshares Inc., a Nevada corporation (“FCBI”).

ARTICLE 1

TERMS OF THE MERGER

1.01         The Merger. Subject to the terms and conditions of the Agreement and Plan of Reorganization, dated as of March 1, 2012, among FCBI, FCB and PBV (the “Agreement”), at the Effective Time (as defined below), PBV shall be merged with and into FCB (the “Merger”) in accordance with the provisions of the Virginia Stock Corporation Act (the “VSCA”), and with the effects set forth in Section 13.1-721 of the VSCA. The separate corporate existence of PBV thereupon shall cease, and FCB shall be the surviving corporation in the Merger (the “Surviving Bank”). The Merger shall become effective on such date and time as may be determined in accordance with Section 2.02 of the Agreement (the “Effective Time”).

1.02         Name. The name of the Surviving Bank shall be “First Community Bank.” The main office of the Surviving Bank shall be the main office of FCB immediately prior to the Effective Time.

1.03         Articles of Incorporation and Bylaws. The articles of incorporation and bylaws of the Surviving Bank immediately after the Merger shall be the Articles of Incorporation, as amended, of FCB (the “FCB Articles”) and the Bylaws, as amended, of FCB (the “FCB Bylaws”) as in effect immediately prior to the Merger.

1.04         Directors and Executive Officers. The directors of FCB in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Bank from and after the Effective Time in accordance with the FCB Articles and FCB Bylaws, until the earlier of their resignation or removal or otherwise ceasing to be a director. Immediately prior to the Effective Time, FCB shall take all action necessary to appoint one (1) individual who was a director of PBV on the date hereof and who is chosen by FCB after consultation with PBV to the board of directors of the Surviving Bank, to be effective as soon as reasonably practicable following the Effective Time and continue for not less than three (3) years. The officers of FCB in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Bank from and after the Effective Time in accordance with the FCB Articles and the FCB Bylaws, until the earlier of their resignation or removal or otherwise ceasing to be an officer.

1.05         Authorized Capital Stock. Each share of FCB common stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding. At the Effective Time, each share of PBV common stock, with a $5.00 par value per share (“PBV Common Stock”) issued and outstanding prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled, and each certificate previously representing shares of PBV Common Stock (a “Certificate”) shall (except for Dissenting Shares (as defined below)) thereafter represent only the right to receive the Per Share Merger Consideration (as defined below) in accordance with Article 2 of this Plan of Merger.

1.06         Effect of the Merger. At the Effective Time, the Merger will have the effect set forth in Section 13.1-721 of the VSCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of PBV shall vest in the Surviving Bank, and all debts, liabilities, obligations, restrictions, disabilities and duties of PBV shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Bank and each Certificate previously representing shares of PBV Common Stock shall (except for Dissenting Shares) thereafter represent only the right to receive the Per Share Merger Consideration in accordance with Article 2 of this Plan of Merger.

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ARTICLE 2

MERGER CONSIDERATION; EXCHANGE PROCEDURES

2.01         Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of PBV Common Stock:

(a)          FCB Common Stock. Each share of common stock of FCB, par value of $1.00 per share (“FCB Common Stock”) that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

(b)          PBV Common Stock. Each share of PBV Common Stock issued and outstanding immediately prior to the Effective Time (except for Dissenting Shares) shall be converted into, and shall be canceled in exchange for, solely the right to receive one and seven one hundredths (1.07) shares of the common stock (the “FCBI Common Stock”), $1.00 par value per share, of FCBI (the “Exchange Ratio”) and a cash sum of Six and 08/100 Dollars ($6.08) (collectively, the “Per Share Merger Consideration”).

(c)          Certificates. Each Certificate (except for a Certificate representing Dissenting Shares) shall cease to represent any rights except the right to receive with respect to each underlying share of PBV Common Stock (i) a book entry representing the whole shares of FCBI Common Stock into which the shares of PBV Common Stock represented by the Certificate have been converted pursuant to this Section 2.01 upon the surrender of such Certificate in accordance with Section 2.02, (ii) in accordance with Section 2.04, cash in lieu of fractional shares, and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.02(b).

2.02         Exchange Procedures.

(a)                    FCBI Deliveries. At the Effective Time, for the benefit of the holders of Certificates, FCBI shall deliver to an exchange agent designated by FCBI (the “Exchange Agent”), (i) a statement of the number of book-entry shares of FCBI Common Stock issuable and in exchange for Certificates representing outstanding shares of PBV Common Stock and (ii) the aggregate amount of the cash portion of the Merger Consideration (as defined in the Agreement) to be delivered to holders of PBV Common Stock and the amount of cash to be delivered in lieu of any fractional shares pursuant to Section 2.04.

(b)                    Exchange Agent Deliveries. Each holder of an outstanding Certificate or Certificates who has surrendered such Certificate or Certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to evidence of a book-entry representing the number of whole shares of FCBI Common Stock converted from PBV Common Stock pursuant to the Exchange Ratio; an amount of cash equal to Six and 08/100 Dollars ($6.08) per share of PBV Common Stock held; and the amount required to be paid in exchange for any fractional shares of FCBI Common Stock to which a holder would otherwise be entitled for the PBV Common Stock previously represented by such Certificate or Certificates. Certificates surrendered shall have been converted pursuant to this Plan of Merger and any other distribution theretofore paid with respect to FCBI Common Stock issuable in the Merger, in each case without interest. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding Certificate, which prior to the Effective Time represented PBV Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein, shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent, be deemed to evidence ownership of the number of book-entry shares of FCBI Common Stock into which such PBV Common Stock shall have been converted, as well as the right to receive the corresponding cash portion of the Per Share Merger Consideration. No dividends that have been declared will be remitted to any person entitled to receive shares of FCBI Common Stock until such Person surrenders the Certificate or Certificates representing PBV Common Stock, at which time such dividends shall be remitted to such Person, without interest.

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(c)                    Lost or Destroyed Certificates; Recordation of FCBI Common Stock in New Names. The Exchange Agent and FCBI, as the case may be, shall not be obligated to make a book-entry representing shares of FCBI Common Stock to which a holder of PBV Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of PBV Common Stock for exchange as provided in this Section 2.02, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by FCBI. If any book-entries evidencing shares of FCBI Common Stock are to be made in a name other than that in which the Certificate evidencing PBV Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the Person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of a book-entry for shares of FCBI Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d)                    Unclaimed Merger Consideration. Any portion of the shares of FCBI Common Stock and cash delivered to the Exchange Agent by FCBI pursuant to Section 2.02(b) that remains unclaimed by the shareholders of PBV for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to FCBI. Any shareholders of PBV who have not theretofore complied with Section 2.02(b) shall thereafter look only to FCBI for the consideration deliverable in respect of each share of PBV Common Stock such shareholder holds as determined pursuant to this Plan of Merger without any interest thereon. If outstanding Certificates for shares of PBV Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of FCBI Common Stock and cash would otherwise escheat to or become the property of any Governmental Authority, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of FCBI (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Plan of Merger shall be liable to any holder of stock represented by any Certificate for any consideration paid to a Governmental Authority pursuant to applicable abandoned property, escheat or similar laws. FCBI and the Exchange Agent shall be entitled to rely upon the stock transfer books of PBV to establish the identity of those persons entitled to receive the consideration specified in this Plan of Merger, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, FCBI and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

2.03         Rights as Shareholders; Stock Transfers. At the Effective Time, holders of PBV Common Stock shall cease to be, and shall have no rights as, shareholders of PBV other than to receive the consideration provided under this Article II. After the Effective Time, there shall be no transfers on the stock transfer books of PBV or the Surviving Bank of shares of PBV Common Stock.

2.04         No Fractional Shares. Notwithstanding any other provision of this Plan of Merger, neither certificates nor scrip for fractional shares of FCBI Common Stock shall be issued in the Merger. Each holder of PBV Common Stock who otherwise would have been entitled to a fraction of a share of FCBI Common Stock (after taking into account all Certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by Thirteen and 25/100 Dollars ($13.25), rounded to the nearest whole cent. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

2.05         Dissenting Shares. Each outstanding share of PBV Common Stock the holder of which has perfected his, her or its appraisal rights under the VSCA and has not effectively withdrawn or lost such rights as of the Effective Time (the “Dissenting Shares”) shall not be converted into or represent a right to receive the Per Share Merger Consideration, and the holder thereof shall be entitled only to the right to receive the fair value of such outstanding share in cash as set forth in the VSCA. PBV shall give FCBI prompt notice upon receipt by PBV of any such written demands for payment of the fair value of such shares of PBV Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the VSCA. Any payments made in respect of Dissenting Shares shall be made by FCBI. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost his, her or its appraisal rights under the VSCA, the Dissenting Shares held by such holder shall be converted into a right to receive the Per Share Merger Consideration in accordance with the applicable provisions of this Plan of Merger.

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2.06         PBV Options. At the Effective Time, each option to acquire PBV Common Stock (each, a “PBV Option”) that is then outstanding and unexercised shall cease to represent a right to acquire shares of PBV Common Stock and shall be exchanged for a cash amount equal to the number of shares of PBV Common Stock subject to such PBV Option immediately prior to the Effective Time multiplied by the difference of Twenty and 26/100 Dollars ($20.26) (the “Option Ratio”) and the per share exercise price, subject to any adjustment contemplated by Section 8.01(h) of the Agreement. Notwithstanding anything in the preceding sentence, each PBV Option which is an “incentive stock option” shall be adjusted as required by Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the PBV Option within the meaning of Section 424(h) of the Code. FCBI and PBV agree to take all necessary steps to the effect the foregoing provisions of this Section 2.06.

2.07         Anti-Dilution Provisions. If, between the date hereof and the Effective Time, the shares of FCBI Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, reorganization, stock split, reverse stock split, split-up, combination, exchange of shares or readjustment, or similar transaction with respect to FCBI Common Stock, or a stock dividend thereon shall be declared with a record date or ex dividend or distribution date within such period, the Exchange Ratio shall be adjusted accordingly.

2.08         Withholding Rights. FCBI (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Plan of Merger to any holder of shares of PBV Common Stock such amounts as FCBI is required under the Code or any state, local or foreign tax law or regulation thereunder to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Plan of Merger as having been paid to the holder of PBV Common Stock in respect of which such deduction and withholding was made by FCBI.

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ANNEX B

SHAREHOLDER AGREEMENT

THIS SHAREHOLDER AGREEMENT (the “Agreement”), dated as of __________, 2012, among __________________, a shareholder (“Shareholder”) of Peoples Bank of Virginia, a Virginia-chartered commercial bank (“PBV”), First Community Bancshares, Inc., a Nevada corporation (“FCBI”), First Community Bank (“FCB”), a Virginia-chartered commercial bank and, solely for purposes of the last sentence of Section 8, PBV. All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

WHEREAS, FCBI, FCB and PBV are entering into an Agreement and Plan of Reorganization, dated as of the date hereof (the “Merger Agreement”), pursuant to which PBV will merge with and into FCB on the terms and conditions set forth therein (the “Merger”) and, in connection therewith, outstanding shares of PBV Common Stock will be converted into the right to receive shares of FCBI Common Stock and cash in the manner set forth therein; and

WHEREAS, Shareholder owns the shares of PBV Common Stock identified on Exhibit I hereto (such shares, together with all shares of PBV Common Stock subsequently acquired by Shareholder during the term of this Agreement, being referred to as the “Shares”); and

WHEREAS, in order to induce FCBI and FCB to enter into the Merger Agreement, Shareholder, solely in such Shareholder’s capacity as a shareholder of PBV and not in any other capacity, has agreed to enter into and perform this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.          Agreement to Vote Shares. Shareholder agrees that at any meeting of the shareholders of PBV, or in connection with any written consent of the shareholders of PBV, Shareholder shall:

(a)          appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)          vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered), covering all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Shareholder and as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (x) in favor of adoption and approval of the Merger Agreement; (y) against any action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of PBV contained in the Merger Agreement or of Shareholder contained in this Agreement; and (z) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or the performance by Shareholder of his, her or its obligations under this Agreement.

2.          Transfer of Shares.

(a)          Prohibition on Transfers of Shares; Other Actions. Shareholder hereby agrees that while this Agreement is in effect, Shareholder shall not, (i) sell, transfer, pledge, encumber (except for pledges or encumbrances existing as of the date of this Agreement), distribute by gift or donation, or otherwise dispose of any of the Shares (or any securities convertible into or exercisable or exchangeable for Shares) or any interest therein, whether by actual disposition, physical settlement or effective economic disposition through hedging transactions, derivative instruments or other means, (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or could reasonably be expected to violate or conflict with Shareholder’s representations, warranties, covenants and obligations under this Agreement, or (iii) take any other action that could reasonably be expected to impair or otherwise adversely affect, in any material respect, Shareholder’s power, authority and ability to comply with and perform his, her or its covenants and obligations under this Agreement.

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(b)          Transfer of Voting Rights. Shareholder hereby agrees that Shareholder shall not deposit any Shares in a voting trust, grant any proxy (other than a proxy solicited by PBV to vote the Shares in favor of the approval of the Merger Agreement) or enter into any voting agreement or similar agreement or arrangement with respect to any of the Shares.

3.          Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with FCBI and FCB as follows:

(c)          Capacity. Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

(d)          Binding Agreement. This Agreement has been duly executed and delivered by Shareholder and constitutes the valid and legally binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(e)          Non-Contravention. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

(f)          Ownership. Shareholder’s Shares are, and through the term of this Agreement will be, owned beneficially and of record solely by Shareholder except as otherwise disclosed on Exhibit I hereto. Shareholder has good and marketable title to the Shares, free and clear of any lien, pledge, mortgage, security interest or other encumbrance, except as otherwise disclosed on Exhibit I hereto. As of the date hereof, the Shares identified on Exhibit I hereto constitute all of the shares of PBV Common Stock owned beneficially or of record by Shareholder. Except as otherwise disclosed on Exhibit I hereto, Shareholder has and will have at all times during the term of this Agreement (i) sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 hereof, (ii) sole power of disposition and (iii) sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares owned by Shareholder on the date of this Agreement and all of the Shares hereafter acquired by Shareholder and owned beneficially or of record by him, her or it during the term of this Agreement. For purposes of this Agreement, the term “beneficial ownership” shall be interpreted in accordance with Rule 13d-3 under the Exchange Act, provided that a Person shall be deemed to beneficially own any securities that may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time within sixty (60) days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

(g)          Consents and Approvals. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations under this Agreement and the consummation by him, her or it of the transactions contemplated hereby will not, require Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority.

(h)          Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of Shareholder, threatened against or affecting Shareholder or any of his, her or its affiliates before or by any Governmental Authority that could reasonably be expected to materially impair the ability of Shareholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

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4.          No Solicitation. Shareholder hereby agrees that during the term of this Agreement he, she or it shall not, and shall not permit any investment banker, financial advisor, attorney, accountant or other representative retained by him, her or it to, directly or indirectly, (a) take any of the actions specified in clauses (i)-(vi) of Section 6.07(a) of the Merger Agreement, (b) agree to release, or release, any Person from any obligation under any existing standstill agreement or arrangement relating to PBV, or (c) participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of PBV Common Stock in connection with any vote or other action on any matter of a type described in Section 1(b) of this Agreement, other than to recommend that shareholders of PBV vote in favor of the adoption and approval of the Merger Agreement and the Merger and as otherwise expressly permitted by this Agreement. Shareholder agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any Persons other than FCBI and FCB with respect to any possible Acquisition Proposal (as defined in the Merger Agreement) and will take all necessary steps to inform any investment banker, financial advisor, attorney, accountant or other representative retained by him, her or it of the obligations undertaken by Shareholder pursuant to this Section 4. Nothing contained in this Section 4 shall prevent a Shareholder who is an officer or a member of the PBV Board from discharging his or her fiduciary duties solely in his or her capacity as such an officer or director.

5.          Notice of Acquisitions; Proposals Regarding Prohibited Transactions. Shareholder hereby agrees to notify FCBI and FCB promptly (and in any event within two Business Days) in writing of the number of any additional shares of PBV Common Stock or other securities of PBV of which Shareholder acquires beneficial or record ownership on or after the date hereof. Shareholder will comply with the provisions of Section 6.07(b) of the Merger Agreement as if he, she or it were PBV.

6.          Specific Performance and Remedies. Shareholder acknowledges that it will be impossible to measure in money the damage to FCBI and FCB if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, FCBI and FCB will not have an adequate remedy at law. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that FCBI and FCB may have an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with FCBI’s and FCB’s seeking or obtaining such equitable relief.

7.          Term of Agreement; Termination.

(i)          The term of this Agreement shall commence on the date hereof.

(j)          This Agreement shall terminate upon the earlier to occur of (i) the date, if any, of termination of the Merger Agreement in accordance with its terms, or (ii) the Effective Time of the Merger. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

8.          Stop Transfer Order. In furtherance of this Agreement, Shareholder hereby authorizes and instructs PBV to instruct its transfer agent to enter a stop transfer order with respect to all of Shareholder’s Shares for the period from the date hereof through the date this Agreement is terminated in accordance with Section 7. PBV agrees that as promptly as practicable after the date of this Agreement it shall give such stop transfer instructions to the transfer agent for the PBV Common Stock.

9.          Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

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10.         Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next Business Day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to FCBI and FCB to:

First Community Bancshares, Inc.
First Community Bank
PO Box 989, 29 College Drive Bluefield, Virginia 24605 Attention: John M. Mendez, President and Chief Executive Officer Fax: (304) 323-6300

With a copy to:

Bowles Rice McDavid Graff & Love LLP

PO Box 1386
Charleston, West Virginia 25325-1386

Attention: Sandra M. Murphy Fax: 304-343-3058

If to PBV to:

Peoples Bank of Virginia.
2702 North Parham Road
Richmond, Virginia 23294
Attention:        James H. Atkinson, Jr.
                       Chief Executive Officer
Fax: (804)-270-7275

With a copy to:

LeClairRyan, a Professional Corporation
Riverfront Plaza, East Tower

951 East Byrd Street
Richmond, Virginia 23219
Attention: George P. Whitley, Esq.
Fax: (804) 783-7628

11.         Miscellaneous.

(k)          Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

(l)          Capacity. The covenants contained herein shall apply to Shareholder solely in his or her capacity as a shareholder of PBV, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of PBV or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Shareholder to comply with his or her fiduciary duties as a director, officer or employee of PBV.

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(m)          Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one (1) and the same instrument.

(n)          Headings. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(o)          Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(i)          This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without giving effect to the principles of conflicts of law. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any action, suit, proceeding or investigation in any court or before any Governmental Authority (“Litigation”), arising out of or relating to this Agreement or the transactions contemplated hereby.

(ii)         Each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by registered mail, postage prepaid, to such party at his, her or its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail.

(iii)        Each of the parties hereto expressly acknowledges that the foregoing waivers are intended to be irrevocable under the laws of the Commonwealth of Virginia; provided that consent by the parties to jurisdiction and service contained in this Section 11(e) is solely for the purpose referred to in this Section 11(e) and shall not be deemed to be a general submission to such courts or in the Commonwealth of Virginia other than for such purpose.

(p)          Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

11.         Attorney’s Fees. The prevailing party or parties in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party or parties all reasonable fees and disbursements of counsel (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and fees and disbursements of counsel.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

FIRST COMMUNITY BANCSHARES, INC.

By:
Name:	John M. Mendez
Title:	President and Chief Executive Officer

PEOPLES BANK OF VIRGINIA

By:
Name:	James H. Atkinson, Jr.
Title:	Chief Executive Officer

SHAREHOLDER

(Signature)

Name of Shareholder:

If an entity, the name and title
of the individual
signing this Agreement:

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EXHIBIT I

Peoples Bank of Virginia

Director and Executive Officer Stock Ownership as of January 31, 2012

Name	Sole Ownership	Joint Ownership		Custodial and Trust Ownership	Options

James H. Atkinson, Jr.	15,402	9,750	(1)	—	75,000

Paul R. Carnes	35,426	68,181	(2)	8,672	—

Quentin L. Corbett	19,152	—		—	73,916

A. Brian Cowardin	27,909	—		41,000	—

George P. Emerson, Jr.	10,499	—		—	—

Michael W. Harris	20,409	682	(1)	675	—

William R. Harris	171,400	—		—	—

Robert V. Katherman	32,334	—		—	—

Teri C. Pruitt	20,594	68,181	(2)	23,073	—

William H. Pruitt	30,000	—		—	—

J. Kenneth Timmons, Jr.	13,249	—		—	—

Marshall E. McCall (3)	—	1,125	(1)	—	30,000

Vera H. Primm (3)	—	—		—	30,000

___________________________

(1) Held jointly with spouse.

(2) Held in a family-controlled entity with other family members.

(3) Does not serve as a Director.

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Schedule I

List of Deposit Taking Offices of the Surviving Bank

Name	Location

Athens	Athens, WV
Beckley (Citizens Drive)	Beckley, WV
Bluewell	Bluefield, WV
Brookshire	Beckley, WV
Buckhannon	Buckhannon, WV
Clintwood	Clintwood, VA
Cornelius	Cornelius, NC
Cowen	Cowen, WV
Craigsville	Craigsville, WV
Daniels	Daniels, WV
Elkin	Elkin, NC
Emporia (South Main)	Emporia, VA
Emporia (West Atlantic)	Emporia, VA
Federal Street	Bluefield, WV
Fort Chiswell	Max Meadows, VA
Hays	Hays, NC
Hinton	Hinton, WV
Huntersville	Huntersville, NC
Innsbrook	Glen Allen, VA
Johnson City (Boones Creek)	Johnson City, TN
Johnson City (Sunset Drive)	Johnson City, TN
Jonestown	Winston-Salem, NC
Knollwood	Winston-Salem, NC
Lindside	Lindside, WV
Man	Man, WV
Mechanicsville	Mechanicsville, VA
Mercer Mall	Bluefield, WV
Mooresville	Mooresville, NC
Mullens	Mullens, WV
Oceana	Oceana, WV
Oliver's Crossing	Winston-Salem, NC
Pineville	Pineville, WV
Piney Flats	Piney Flats, TN
Pound	Pound, VA
Princeton Crossing	Princeton, WV
Richlands	Richlands, VA
Richmond (Administration)	Richmond, VA
Richmond (Courthouse)	Richmond, VA
Richmond (FCB Midlothian)	Richmond, VA
Richmond (FCB Parham)	Richmond, VA
Richmond (Midlothian)	Richmond, VA
Richmond (Meadowbrook)	Richmond, VA
Richmond (Parham)	Richmond,VA
Richmond (Towne Center)	Richmond, VA

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Schedule I

List of Deposit Taking Offices of the Surviving Bank

(Continued)

Name	Location

Richwood	Richwood, WV
Ridgeview	Bluefield, WV
River Ridge	Clemmons, NC
Sparta	Sparta, NC
Stafford Commons	Princeton, WV
Summersville	Summersville, WV
Taylorsville	Taylorsville, NC
Tazewell	Tazewell, VA
University Parkway	Winston-Salem, NC

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List of Disclosure Schedules

to the

Agreement and Plan of Reorganization

dated March 1, 2012

among

First Community Bancshares, Inc., First Community Bank

and Peoples Bank of Virginia

PBV Disclosure Schedule

Schedule 4.01(b)	Forebearances of PBV; Capital Stock
Schedule 4.01(d)	Forebearances of PBV; Compensation; Employment Agreements, Etc.
Schedule 4.01(e)	Forebearances of PBV; Hiring
Schedule 4.01(f)	Forebearances of PBV; Benefit Plans
Schedule 4.01(g)	Forebearances of PBV; Dispositions
Schedule 4.01(i)	Forebearances of PBV; Capital Expenditures
Schedule 5.03(b)	PBV Capital Stock
Schedule 5.03(k)(i)	Material Contracts
Schedule 5.03(k)(ii)	Loans to Insiders
Schedule 5.03(m)(i)	Employee Benefit Plans
Schedule 5.03(m)(v)	Plan Benefits After Termination of Employment
Schedule 5.03(m)(vi)	Impact of Transaction on Benefit Plans
Schedule 5.03(m)(viii)	Change in Control Benefits
Schedule 5.03(o)	Environmental Matters
Schedule 5.03(r)(ii)	Loans; Nonperforming and Classified Assets
Schedule 5.03(s)	Properties
Schedule 5.03(w)	Insurance
Schedule 6.10(a)	Indemnification
Schedule 6.11(c)	Benefit Plan Payments
Schedule 6.11(g)	Severance Plans
Schedule 7.03(d)	Excluded Loan

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ANNEX B

March 1, 2012

The Board of Directors

Peoples Bank of Virginia

2702 North Parham Road

Richmond, Virginia 23294

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Peoples Bank of Virginia (“Peoples Bank”) of the Merger Consideration (as defined below) to be received by the Peoples Bank shareholders in the proposed merger (the “Merger”) of Peoples Bank with and into First Community Bancshares, Inc. (“First Community”) pursuant to the Agreement and Plan of Reorganization dated March 1, 2012 (the “Agreement”). As is more specifically set forth in the Agreement, upon consummation of the Merger, each share of Peoples Bank common stock shall be converted into, and shall be canceled in exchange for, solely the right to receive 1.07 shares of First Community common stock and a cash sum of $6.08 (collectively, the “Merger Consideration”).

Davenport & Company LLC (“Davenport”), as part of its investment banking business is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Davenport was selected by Peoples Bank’s Board of Directors to act as its financial advisor because of Davenport’s expertise in valuing and advising financial institutions in merger and acquisition transactions and because Davenport was familiar with Peoples Bank and its business. Davenport will receive a fee for serving as Peoples Bank’s financial advisor, a portion of which is contingent upon the successful completion of the Merger. Peoples Bank has also agreed to indemnify Davenport for certain liabilities arising out of its engagement.

In the past two years, Davenport has had no material relationship with Peoples Bank or First Community unrelated to the Merger. In the ordinary course of its business as a broker-dealer, Davenport may, from time to time, purchase securities from, and sell securities to, Peoples Bank and First Community. Davenport may from time to time have a long or short position in, and buy or sell, equity securities of Peoples Bank and First Community for Davenport’s own account or for the accounts of its customers.

In arriving at our opinion, we have, among other things:

1.	Reviewed the Agreement;

2.	Reviewed certain business, financial, and other information regarding Peoples Bank and its prospects that was furnished to us by the management of Peoples Bank and that we have discussed with the management of Peoples Bank.

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The Board of Directors

Peoples Bank of Virginia

March 1, 2012

3.	Reviewed certain business, financial, and other information regarding First Community and its prospects that was furnished to us by the management of First Community and that we have discussed with the management of First Community.

4.	Reviewed the publicly reported prices and trading activity for Peoples Bank’s and First Community’s common stock;

5.	Compared certain business, financial, and other information regarding Peoples Bank and First Community with similar information regarding certain other publicly traded companies that we deemed to be relevant;

6.	Compared the proposed financial terms of the Merger with the financial terms of various other mergers and acquisitions of financial institutions in recent years;

7.	Reviewed the pro forma financial impact of the Merger on Peoples Bank and First Community, based on assumptions relating to transaction expenses and cost savings determined by the senior management of Peoples Bank and First Community;

8.	Reviewed the relative contributions of assets, liabilities, equity and earnings of Peoples Bank and First Community to the resulting institution and the relative pro forma ownership of the shareholders of Peoples Bank and First Community in the combined company; and

9.	Considered other information such as financial studies, analyses, and investigations as well as financial and economic and market criteria that we deemed appropriate.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided to us by Peoples Bank and First Community or their representatives, or that was otherwise reviewed by us, and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We are not experts in the evaluation of loan portfolios for the purpose of assessing the adequacy of the allowance for losses, and assumed that such allowances, for each of Peoples Bank and First Community, are in the aggregate, adequate to cover such losses. We did not review any individual credit files nor make any independent evaluation, appraisal or physical inspection of the assets, liabilities or properties of Peoples Bank and First Community, nor were we furnished with such evaluation or appraisal.

With respect to the internal financial forecast information furnished to or discussed with Davenport by Peoples Bank, we assumed that such financial forecast information had been reasonably prepared and reflected the best currently available estimates and judgment of Peoples Bank management as to the expected future financial performance of Peoples Bank. We assumed no responsibility for and expressed no view as to any such forecasts or estimates or the assumptions upon which they were based. This forward-looking information, as well as the other estimates used by us in our analyses, was based on numerous variables and assumptions which are inherently uncertain and, accordingly, actual results could vary materially from those set forth in such forecasts.

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The Board of Directors

Peoples Bank of Virginia

March 1, 2012

We assumed that there had been no material change in Peoples Bank’s and First Community’s assets, financial condition, results of operations, business or prospects or other financial information since the date of the last financial information made available to us, that Peoples Bank and First Community will remain as going concerns for all periods relevant to its analyses, and that the merger will qualify as a tax-free reorganization for federal income tax purposes. We have also assumed that the Merger will be completed substantially in accordance with the terms set forth in the Agreement and that the Merger will be accounted for as a purchase under generally accepted accounting principles. Our opinion is necessarily based upon economic, market, financial and other conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. We do not have any obligation to update, revise or reaffirm this opinion or otherwise comment on any events occurring after the date of this opinion.

Our opinion expressed herein was prepared solely for the Board of Directors of Peoples Bank in connection with and for the purposes of its evaluation of the Merger. This opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Peoples Bank, does not address the effect of any other business combination in which Peoples Bank might engage and does not constitute a recommendation to any shareholder of Peoples Bank as to how such shareholder should vote with respect to the Merger. We are not expressing any opinion herein as to the prices at which First Community’s and Peoples Bank’s common stock will trade following the announcement or consummation of the Merger. This opinion does not express any opinion about the fairness of the amount or nature of the compensation to Peoples Bank’s officers, directors, employees or class of such persons, relative to compensation to the public shareholders of Peoples Bank. In accordance with internal procedures adopted pursuant to FINRA rules and regulations, Davenport’s fairness opinion was approved by a fairness committee of Davenport.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration offered to Peoples Bank shareholders in the Merger as provided for and described in the Agreement is fair to the holders of Peoples Bank common stock from a financial point of view.

Sincerely,

DAVENPORT & COMPANY LLC

/s/ Gary S. Penrose
Gary S. Penrose
Senior Vice President

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ANNEX C

Title 13.1. Corporations (Refs & Annos)

Chapter 9. Virginia Stock Corporation Act (Refs & Annos)

Article 15. Appraisal Rights and Other Remedies (Refs & Annos)

§ 13.1-729. Definitions

In this article:

“Affiliate” means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive officer thereof.

“Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.

“Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered by §§ 13.1-734 through 13.1-740, includes the surviving entity in a merger.

“Fair value” means the value of the corporation's shares determined:

a.         Immediately before the effectuation of the corporate action to which the shareholder objects;

b.        Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

c.        Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to subdivision A 5 of § 13.1-730.

“Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

“Interested transaction” means a corporate action described in subsection A of § 13.1-730, other than a merger pursuant to § 13.1-719 or 13.1-719.1, involving an interested person in which any of the shares or assets of the corporation are being acquired or converted. As used in this definition:

1.       “Beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares; except that a member of a national securities exchange is not deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because the member is the record holder of the securities if the member is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.

2.      “Interested person” means a person, or an affiliate of a person, who at any time during the one-year period immediately preceding approval by the board of directors of the corporate action:

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a.      Was the beneficial owner of 20% or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action;

b.      Had the power, contractually or otherwise, to cause the appointment or election of 25% or more of the directors to the board of directors of the corporation; or

c.      Was a senior executive officer or director of the corporation or a senior executive officer of any affiliate thereof, and that senior executive officer or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

(1)     Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

(2)     Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in § 13.1-691; or

(3)     In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

“Preferred shares” means a class or series of shares whose holders have preference over any other class or series of shares with respect to distributions.

“Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

“Senior executive officer” means the chief executive officer, chief operating officer, chief financial officer and anyone in charge of a principal business unit or function.

“Shareholder” means both a record shareholder and a beneficial shareholder.

§ 13.1-730. Right to appraisal

A.           A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:

1.       Consummation of a merger to which the corporation is a party (i) if shareholder approval is required for the merger by § 13.1-718, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger, or (ii) if the corporation is a subsidiary and the merger is governed by § 13.1-719;

2.       Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

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3.        Consummation of a disposition of assets pursuant to § 13.1-724 if the shareholder is entitled to vote on the disposition;

4.        An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created; or

5.        Any other amendment to the articles of incorporation, or any other merger, share exchange or disposition of assets to the extent provided by the articles of incorporation, bylaws or a resolution of the board of directors.

B.          Notwithstanding subsection A, the availability of appraisal rights under subdivisions A 1 through A 4 shall be limited in accordance with the following provisions:

1.        Appraisal rights shall not be available for the holders of shares of any class or series of shares that is:

a.      A covered security under § 18(b)(1)(A) or (B) of the federal Securities Act of 1933, as amended;

b.     Traded in an organized market and has at least 2,000 shareholders and a market value of at least $20 million, exclusive of the value of such shares held by the corporation's subsidiaries, senior executives, directors and beneficial shareholders owning more than 10 percent of such shares; or

c.     Issued by an open end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940 and may be redeemed at the option of the holder at net asset value.

2.        The applicability of subdivision 1 of this subsection shall be determined as of:

a.     The record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

b.     The day before the effective date of such corporate action if there is no meeting of shareholders.

3.       Subdivision 1 of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection A for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subdivision 1 of this subsection at the time the corporate action becomes effective.

4.       Subdivision 1 of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection A for the holders of any class or series of shares where the corporate action is an interested transaction.

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C.           Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within one year of that date if such action would otherwise afford appraisal rights.

§ 13.1-731. Assertion of rights by nominees and beneficial owners

A.         A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

B.          A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

1.      Submits to the corporation the record shareholder's written consent to the assertion of such rights no later than the date referred to in subdivision B 2 b of § 13.1-734; and

2.      Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

§ 13.1-732. Notice of appraisal rights

A.          Where any corporate action specified in subsection A of § 13.1-730 is to be submitted to a vote at a shareholders' meeting, the meeting notice shall state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this article.

If the corporation concludes that appraisal rights are or may be available, a copy of this article and a statement of the corporation's position as to the availability of appraisal rights shall accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

B.          In a merger pursuant to § 13.1-719, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within 10 days after the corporate action became effective and include the materials described in § 13.1-734.

C.          Where any corporate action specified in subsection A of § 13.1-730 is to be approved by written consent of the shareholders pursuant to § 13.1-657:

1.        Written notice that appraisal rights are, are not, or may be available must be given to each record shareholder from whom a consent is solicited at the time consent of such shareholder is first solicited and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this article; and

2.        Written notice that appraisal rights are, are not, or may be available must be delivered together with the notice to nonconsenting and nonvoting shareholders required by subsections E and F of § 13.1-657, may include the materials described in § 13.1-734, and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this article.

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D.          Where corporate action described in subsection A of § 13.1-730 is proposed, or a merger pursuant to § 13.1-719 is effected, the notice referred to in subsection A or C, if the corporation concludes that appraisal rights are or may be available, and in subsection B shall be accompanied by:

1.        The annual financial statements specified in subsection A of § 13.1-774 of the corporation that issued the shares that may be subject to appraisal, which shall be as of a date ending not more than 16 months before the date of the notice and shall comply with subsection B of § 13.1-774; provided that, if such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information; and

2.        The latest available quarterly financial statements of such corporation, if any.

E.          The right to receive the information described in subsection D may be waived in writing by a shareholder before or after the corporate action.

§ 13.1-733. Notice of intent to demand payment

A.          If a corporate action specified in subsection A of § 13.1-730 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

1.        Must deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment if the proposed action is effectuated; and

2.        Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

B.          If a corporate action specified in subsection A of § 13.1-730 is to be approved by less than unanimous written consent, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares may not sign a consent in favor of the proposed action with respect to that class or series of shares.

C.          A shareholder who fails to satisfy the requirements of subsection A or subsection B is not entitled to payment under this article.

§ 13.1-734. Appraisal notice and form

A.         If proposed corporate action requiring appraisal rights under § 13.1-730 becomes effective, the corporation shall deliver an appraisal notice and the form required by subdivision B 1 to all shareholders who satisfied the requirements of § 13.1-733. In the case of a merger under § 13.1-719, the parent corporation shall deliver an appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

B.         The appraisal notice shall be sent no earlier than the date the corporate action specified in subsection A of § 13.1-730 became effective and no later than 10 days after such date and shall:

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1.        Supply a form that (i) specifies the first date of any announcement to shareholders made prior to the date the corporate action became effective of the principal terms of the proposed corporate action, (ii) if such announcement was made, requires the shareholder asserting appraisal rights certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date, and (iii) requires the shareholder asserting appraisal rights to certify that such shareholder did not vote for or consent to the transaction;

2.        State:

a.      Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subdivision 2 b of this subsection;

b.      A date by which the corporation must receive the form which date may not be fewer than 40 nor more than 60 days after the date the subsection A appraisal notice and form were sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

c.      The corporation's estimate of the fair value of the shares;

d.      That, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in subdivision 2 b of this subsection, the number of shareholders who returned the form by the specified date and the total number of shares owned by them; and

e.      The date by which the notice to withdraw under § 13.1-735.1 must be received, which date must be within 20 days after the date specified in subdivision 2 b of this subsection; and

3.        Be accompanied by a copy of this article.

§ 13.1-735. Repealed by Acts 2005, c. 765

§ 13.1-735.1. Perfection of rights; right to withdraw

A.         A shareholder who receives notice pursuant to § 13.1-734 and who wishes to exercise appraisal rights must complete, sign, and return the form sent by the corporation and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subdivision B 2 b of § 13.1-734. If the form requires the shareholder to certify whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to subdivision B 1 of § 13.1-734, and the shareholder fails to make the certification, the corporation may elect to treat the shareholder's shares as after-acquired shares under § 13.1-738. Once a shareholder deposits that shareholder's certificates or, in the case of uncertificated shares, returns the signed form, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection B.

B.        A shareholder who has complied with subsection A may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subdivision B 2 e of § 13.1-734. A shareholder who fails to withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.

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C.         A shareholder who does not sign and return the form and, in the case of certificated shares, deposit that shareholder's share certificates where required, each by the date set forth in the notice described in subsection B of § 13.1-734, shall not be entitled to payment under this article.

§ 13.1-736. Repealed by Acts 2005, c. 765

§ 13.1-737. Payment

A.           Except as provided in § 13.1-738, within 30 days after the form required by subsection B 2 b of § 13.1-734 is due, the corporation shall pay in cash to those shareholders who complied with subsection A of § 13.1-735.1 the amount the corporation estimates to be the fair value of their shares plus interest.

B.           The payment to each shareholder pursuant to subsection A shall be accompanied by:

1.       The (i) annual financial statements specified in subsection A of § 13.1-774 of the corporation that issued the shares to be appraised, which shall be as of a date ending not more than 16 months before the date of payment and shall comply with subsection B of § 13.1-774; provided that, if such annual financial statements are not available, the corporation shall provide reasonably equivalent information, and (ii) the latest available quarterly financial statements of such corporation, if any;

2.       A statement of the corporation's estimate of the fair value of the shares, which estimate shall equal or exceed the corporation's estimate given pursuant to subdivision B 2 c of § 13.1-734; and

3.       A statement that shareholders described in subsection A have the right to demand further payment under § 13.1-739 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted such payment in full satisfaction of the corporation's obligations under this article.

§ 13.1-738. After-acquired shares

A.          A corporation may elect to withhold payment required by § 13.1-737 from any shareholder who was required to, but did not certify that beneficial ownership of all of the shareholder's shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to subdivision B 1 of § 13.1-734.

B.           If the corporation elected to withhold payment under subsection A, it shall, within 30 days after the form required by subdivision B 2 b of § 13.1-734 is due, notify all shareholders who are described in subsection A:

1.     Of the information required by subdivision B 1 of § 13.1-737;

2.     Of the corporation's estimate of fair value pursuant to subdivision B 2 of § 13.1-737 and its offer to pay such value plus interest;

3.     That they may accept the corporation's estimate of fair value plus interest in full satisfaction of their demands or demand for appraisal under § 13.1-739;

4.     That those shareholders who wish to accept such offer must so notify the corporation of their acceptance of the corporation's offer within 30 days after receiving the offer; and

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5.       That those shareholders who do not satisfy the requirements for demanding appraisal under § 13.1-739 shall be deemed to have accepted the corporation's offer.

C.          Within 10 days after receiving a shareholder's acceptance pursuant to subsection B, the corporation shall pay in cash the amount it offered under subdivision B 2 to each shareholder who agreed to accept the corporation's offer in full satisfaction of the shareholder's demand.

D.          Within 40 days after sending the notice described in subsection B, the corporation shall pay in cash the amount it offered to pay under subdivision B 2 to each shareholder described in subdivision B 5.

§ 13.1-739. Procedure if shareholder dissatisfied with payment or offer

A.           A shareholder paid pursuant to § 13.1-737 who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder's stated estimate of the fair value of the shares and demand payment of that estimate plus interest (less any payment under § 13.1-737). A shareholder offered payment under § 13.1-738 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder's estimate of the fair value of the shares plus interest.

B.         A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection A within 30 days after receiving the corporation's payment or offer of payment under § 13.1-737 or 13.1-738, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

§ 13.1-740. Court action

A.          If a shareholder makes a demand for payment under § 13.1-739 that remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to § 13.1-737 plus interest.

B.          The corporation shall commence the proceeding in the circuit court of the city or county where the corporation's principal office, or, if none in the Commonwealth, where its registered office, is located. If the corporation is a foreign corporation without a registered office in the Commonwealth, it shall commence the proceeding in the circuit court of the city or county in the Commonwealth where the principal office, or, if none in the Commonwealth, where the registered office of the domestic corporation merged with the foreign corporation was located at the time the transaction became effective.

C.          The corporation shall make all shareholders, whether or not residents of the Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

D.          The corporation may join as a party to the proceeding any shareholder who claims to have demanded an appraisal but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that a shareholder has not complied with the provisions of this article, that shareholder shall be dismissed as a party.

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E.         The jurisdiction of the court in which the proceeding is commenced under subsection B is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

F.         Each shareholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of the shareholder's shares plus interest exceeds the amount paid by the corporation to the shareholder for such shares or (ii) for the fair value plus interest of the shareholder's shares for which the corporation elected to withhold payment under § 13.1-738.

§ 13.1-741. Court costs and counsel fees

A.         The court in an appraisal proceeding commenced under § 13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

B.          The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

1.      Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of § 13.1-732, 13.1-734, 13.1-737 or 13.1-738; or

2.      Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

C.          If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

D.         To the extent the corporation fails to make a required payment pursuant to § 13.1-737, 13.1-738 or 13.1-739, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

§ 13.1-741.1. Limitations on other remedies for fundamental transactions

A.            Except for action taken before the Commission pursuant to § 13.1-614 or as provided in subsection B, the legality of a proposed or completed corporate action described in subsection A of § 13.1-730 may not be contested, nor may the corporate action be enjoined, set aside or rescinded, in a legal or equitable proceeding by a shareholder after the shareholders have approved the corporate action.

B.          Subsection A does not apply to a corporate action that:

1.          Was not authorized and approved in accordance with the applicable provisions of:

a.	Article 11 (§ 13.1-705 et seq.), Article 12 (§ 13.1-715.1 et seq.), or Article 13 (§ 13.1-723 et seq.);

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b.	The articles of incorporation or bylaws; or

c.	The resolutions of the board of directors authorizing the corporate action;

2.            Was procured as a result of fraud, a material misrepresentation, or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading;

3.            Is an interested transaction, unless it has been authorized, approved or ratified by the board of directors in the same manner as is provided in subsection B of § 13.1-691 and has been authorized, approved or ratified by the shareholders in the same manner as is provided in subsection C of § 13.1-691 as if the interested transaction were a director's conflict of interests transaction; or

4.           Is adopted or taken by less than unanimous consent of the voting shareholders pursuant to § 13.1-657 if:

   a.            The challenge to the corporate action is brought by a shareholder who did not consent and as to whom notice of the adoption or taking of the corporate action was not effective at least 10 days before the corporate action was effected; and

    b.           The proceeding challenging the corporate action is commenced within 10 days after notice of the adoption or taking of the corporate action is effective as to the shareholder bringing the proceeding.

C.         Any remedial action with respect to corporate action described in subsection A of § 13.1-730 shall not limit the scope of, or be inconsistent with, any provision of § 13.1-614.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Nevada law permits a Nevada corporation to indemnify its directors and officers in certain circumstances. Specifically, Section 78.7502 of the NRS provides as follows:

Indemnification of directors and officers.

(1)        A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the bests interests of the corporation, or that, with respect to any criminal action or proceedings, he had reasonable cause to believe that his conduct was unlawful.

(2)        A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner which he reasonably believed to be in or not, opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for negligence or misconduct in the performance of his duty to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)        To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

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First Community’s articles of incorporation, which will be the articles of incorporation of the surviving corporation, provide that First Community will indemnify any of its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, relating to service for or at the request of First Community. First Community will not indemnify a director, officer, employee or agent if: (A) he did not act in good faith; (B) he did not reasonably believe that the actions were either (i) in First Community’s best interests, or (ii) not opposed to First Community’s best interests; or (C) with respect to a criminal action or proceeding, he had reasonable cause to believe his conduct was unlawful.

First Community’s articles of incorporation also provide that no director will be liable to First Community or its shareholders for monetary damages for breach of fiduciary duty as a director, except that the director’s liability will not be eliminated or limited: (A) for any breach of the director’s duty of loyalty to First Community or its shareholders; (B) for acts or omissions involving intentional misconduct, fraud or a knowing violation of the law; (C) for the payment of any distribution in violation of Nevada law; or (D) for any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the provisions described above, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 21. Exhibits and Financial Statement Schedules.

The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

(a)        List of Exhibits:

Exhibit No.	Exhibit

2.1	Agreement and Plan of Reorganization Agreement, dated as of March 1, 2012, among First Community Bancshares, Inc., First Community Bank and Peoples Bank of Virginia. (1)

2.2	Form of Shareholder Agreement, dated as of March 1, 2012, among First Community Bancshares, Inc., First Community Bank, Peoples Bank of Virginia and each director and executive officer of Peoples Bank of Virginia. (1)

3.1	Articles of Incorporation of First Community Bancshares, Inc., as amended. (2)

3.2	Bylaws of First Community Bancshares, Inc., as amended. (3)

4.1	Specimen stock certificate of First Community Bancshares, Inc. (4)

5.1	Opinion of Bowles Rice McDavid Graff & Love LLP regarding the legality of the securities being registered.

8.1	Opinion of Bowles Rice McDavid Graff & Love LLP regarding certain tax matters.

8.2	Opinion of LeClairRyan regarding certain tax matters.

21.1	Subsidiaries. (5)

23.1	Consent of Dixon Hughes Goodman LLP.

23.2	Consent of Yount, Hyde & Barbour, P.C.

23.3	Consent of Bowles Rice McDavid Graff & Love LLP (included in Exhibits 5.1 and 8.1).

23.4	Consent of LeClairRyan (included in Exhibit 8.2).

24.1	Power of Attorney (included herewith on the signature page).

99.1	Consent of Davenport & Company LLC (1)

99.2	Form of proxy for the special meeting of shareholders of Peoples Bank of Virginia

99.3	Form of Employment Agreement (6)

99.4	Form of Consulting Agreement (6)

(1)	Included as an annex to the proxy statement/prospectus contained in this Registration Statement.

(2)	Incorporated by reference from Exhibit 3(i) of the Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed with the Commission on August 16, 2010.

(3)	Incorporated by reference from Exhibit 3.1 of the Current Report on Form 8-K dated May 27, 2008, filed with the Commission on May 30, 2008.

(4)	Incorporated by reference from First Community Bancshares, Inc.’s Annual Report on Form 10-K for the period ended December 31, 1999, filed with the Commission on March 30, 2000, as amended April 13, 2000.

(5)	Incorporated by reference from First Community Bancshares, Inc.’s Annual Report on Form 10-K for the period ended December 31, 2011, filed with the Commission on March 2, 2012.

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(6)	Incorporated by reference from Exhibit 2.1 of First Community Bancshares, Inc.’s Current Report on Form 8-K,filed with the Commission on March 1, 2012.

(b)          Financial Statement Schedules.

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements of First Community that are incorporated herein by reference.

Item 22. Undertakings

(a)        The undersigned Registrant hereby undertakes as follows:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)        That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

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(6)        That every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Virginia, on April 2, 2012.

FIRST COMMUNITY BANCSHARES, INC.

By:	/s/ John M. Mendez
John M. Mendez
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below, hereby makes, constitutes and appoints John M. Mendez or his true and lawful attorney, with full power to sign for such person and in such person’s name and capacity indicated below, and with full power of substitution, any and all amendments to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all amendments.

Name	Title	Date

/s/ John M. Mendez	Director, Chief Executive	April 2, 2012
John M. Mendez	Officer (Principal Executive Officer)

/s/ David D. Brown	Chief Financial Officer	April 2, 2012
David D. Brown	(Principal Financial Officer)

/s/ Franklin P. Hall	Director	April 2, 2012
Franklin P. Hall

/s/ Richard S. Johnson	Director	April 2, 2012
Richard S. Johnson

/s/ I. Norris Kantor	Director	April 2, 2012
I. Norris Kantor

/s/ Robert E. Perkinson, Jr.	Director	April 2, 2012
Robert E. Perkinson, Jr.

/s/ William P. Stafford	Director	April 2, 2012
William P. Stafford

/s/ William P. Stafford, II	Director	April 2, 2012
William P. Stafford, II

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EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Agreement and Plan of Reorganization Agreement, dated as of March 1, 2012, among First Community Bancshares, Inc., First Community Bank and Peoples Bank of Virginia. (1)

2.2	Form of Shareholder Agreement, dated as of March 1, 2012, among First Community Bancshares, Inc., First Community Bank, Peoples Bank of Virginia and each director and executive officer of Peoples Bank of Virginia. (1)

3.1	Articles of Incorporation of First Community Bancshares, Inc., as amended. (2)

3.2	Bylaws of First Community Bancshares, Inc., as amended. (3)

4.1	Specimen stock certificate of First Community Bancshares, Inc. (4)

5.1	Opinion of Bowles Rice McDavid Graff & Love LLP regarding the legality of the securities being registered.

8.1	Opinion of Bowles Rice McDavid Graff & Love LLP regarding certain tax matters.

8.2	Opinion of LeClairRyan regarding certain tax matters.

21.1	Subsidiaries. (5)

23.1	Consent of Dixon Hughes Goodman LLP.

23.2	Consent of Yount, Hyde & Barbour, P.C.

23.3	Consent of Bowles Rice McDavid Graff & Love LLP (included in Exhibits 5.1 and 8.1).

23.4	Consent of LeClairRyan (included in Exhibit 8.2).

24.1	Power of Attorney (included herewith on the signature page).

99.1	Consent of Davenport & Company LLC (1)

99.2	Form of proxies for the special meeting of shareholders of Peoples Bank of Virginia

99.3	Form of Employment Agreement (6)

99.4	Form of Consulting Agreement (6)

(1)	Included as an annex to the proxy statement/prospectus contained in this Registration Statement.

(2)	Incorporated by reference from Exhibit 3(i) of the Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed with the Commission on August 16, 2010.

(3)	Incorporated by reference from Exhibit 3.1 of the Current Report on Form 8-K dated May 27, 2008, filed with the Commission on May 30, 2008.

(4)	Incorporated by reference from First Community Bancshares, Inc.’s Annual Report on Form 10-K for the period ended December 31, 1999, filed with the Commission on March 30, 2000, as amended April 13, 2000.

(5)	Incorporated by reference from First Community Bancshares, Inc.’s Annual Report on Form 10-K for the period ended December 31, 2011, filed with the Commission on March 2, 2012.

(6)	Incorporated by reference from Exhibit 2.1 of First Community Bancshares, Inc.’s Current Report on Form 8-K, filed with the Commission on March 1, 2012.

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